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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BIDZ.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share
	(2)	Aggregate number of securities to which transaction applies: 18,314,122 shares of Common Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the product of (A) 18,314,122 shares of Common Stock multiplied by (B) $0.78 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00011460 by the product of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $14,285,015.16
	(5)	Total fee paid: $1,637.06
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Copy
Subject to Completion

        BIDZ.com, Inc.
3562 Eastham Drive
Culver City, California 90232

Dear BIDZ.com, Inc. Stockholders:

        You are cordially invited to attend the Annual Meeting of stockholders of BIDZ.com, Inc. to be held at [          ] a.m. local time on [                    ], 2012 at the Company's offices at 3562 Eastham Drive, Culver City, California, 90232.

        At the meeting, among other proposals, you will be asked to consider and vote on a proposal to adopt a merger agreement by and among the Company, Glendon Group, Inc. and Bidz Acquisition Company, Inc., a wholly-owned subsidiary of Glendon Group, Inc. If the merger agreement is adopted by the stockholders at the Annual Meeting and the merger is completed, Glendon Group, Inc. will own 100% of the equity interests of BIDZ.com, Inc.

        In the merger, each outstanding share of our common stock (other than shares held by certain excluded parties and shares held by stockholders exercising appraisal rights, as more fully described in the proxy statement attached to this letter) will be converted into the right to receive $0.78 in cash, without interest.

        Our Board of Directors formed a Special Committee consisting of two independent directors to evaluate the merger and other alternatives available to the Company. The Special Committee unanimously recommended that our Board of Directors approve the merger agreement, a copy of which is attached as Annex A to the enclosed proxy statement. Based in part on that recommendation, our full Board of Directors (other than David Zinberg, who abstained due to his interest in the merger) unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby and recommended that you adopt the merger agreement.

        Our Board of Directors (other than Mr. Zinberg, who abstained due to his interest in the merger) has unanimously determined that the merger agreement is advisable, fair to and in the best interests of BIDZ.com, Inc. and our stockholders, and recommends that you vote "FOR" the adoption of the merger agreement.

        The attached proxy statement contains detailed information about the proposed merger and the merger agreement. We urge you to read the entire document carefully. The affirmative vote by (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders is required to adopt the merger agreement.

        In addition, at the Annual Meeting you will be asked to consider and vote on the following five other proposals, as described in greater detail in the attached proxy statement:

  •
  Approval of Adjournment to Solicit Proxies.  A proposal to adjourn the Annual Meeting, if the Board of Directors acting upon the recommendation of the Special Committee of our Board of Directors deems it necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Annual Meeting, or any adjournment or postponement thereof.

  •
  Approval of Executive Compensation.  To consider and vote on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

  •
  Approval of Reverse Stock Split.  A proposal to authorize an amendment to our Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock, if the proposal to adopt the merger agreement is not approved or the merger is otherwise not consummated and the Board determines that the reverse stock split is appropriate to regain compliance with the minimum bid standards of the Nasdaq Capital Market.

  •
  Election of Directors.  A proposal to elect current director Garry Y. Itkin as a Class III director to serve for a three year term expiring in 2015.

  •
  Ratification of Appointment of Independent Auditor.  A proposal to ratify the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012.

        Your vote is very important.    Please take the time to vote on the proposals by completing and mailing the enclosed proxy card TODAY, even if you plan to attend the Annual Meeting.

        Thank you for your interest and participation in the affairs of BIDZ.com, Inc.

Sincerely,

Peter G. Hanelt	Lawrence Y. Kong
Chairman of the Special Committee	Secretary

        The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the merits or fairness of the merger or the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated [                    ], 2012 and is first being mailed to stockholders on or about [                    ], 2012.

Preliminary Copy
Subject to Completion

BIDZ.com, Inc.
3562 Eastham Drive
Culver City, California 90232

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
[    ], 2012

        The Annual Meeting of stockholders of BIDZ.com, Inc. (the "Company") will be held at [    ]a.m. local time on [        ], 2012 at the Company's offices at 3562 Eastham Drive, Culver City, California 90232. At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:

        1.    Adoption of the Merger Agreement.    A proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2012, by and among the Company, Glendon Group, Inc., a Delaware corporation ("Glendon Group"), and Bidz Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Glendon Group ("Merger Subsidiary"), pursuant to which (i) Merger Subsidiary will merge with and into the Company and the Company will survive the merger as a direct wholly-owned subsidiary of Glendon Group and (ii) each outstanding share of our common stock (other than shares held by certain excluded stockholders and shares held by stockholders asserting appraisal rights, as more fully described in the proxy statement attached to this letter), will be converted into the right to receive $0.78 in cash, without interest and less any applicable withholding taxes.

        2.    Approval of Adjournment to Solicit Proxies.    A proposal to adjourn the Annual Meeting, if our Board of Directors determines based upon the recommendation of the Special Committee that it is necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Annual Meeting, or any adjournment or postponement thereof.

        3.    Approval of Executive Compensation.    To consider and vote on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

        4.    Approval of Reverse Stock Split.    A proposal to authorize an amendment to our Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock, if the merger agreement is not adopted by the Company's stockholders or the merger is otherwise not consummated and the Board determines that a reverse stock split is appropriate to regain compliance with the minimum bid standards of the Nasdaq Capital Market.

        5.    Election of Directors.    A proposal to elect current director Garry Y. Itkin as a Class III director to serve for a three year term expiring in 2015.

        6.    Ratification of Appointment of Independent Auditor.    A proposal to ratify the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012.

        7.    Other Matters.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The members of the Company's Board of Directors (other than Mr. Zinberg, who is making no recommendation in his capacity as director, due to his interest in the merger) unanimously recommend that the Company's stockholders vote "FOR" Proposal No. 1 and "FOR" Proposal No. 2. The entire

Board of Directors unanimously recommends that the Company's stockholders vote "FOR" Proposals Nos. 3, 4, 5 and 6.

        Only stockholders of record at the close of business on [    ], 2012, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting of stockholders and any adjournment thereof.

        Your vote is very important, regardless of the number of shares of common stock you own.    Under Delaware law and the terms of the merger agreement, we cannot complete the merger unless the merger agreement is adopted by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders. "Unaffiliated stockholders" include all of the Company's stockholders, other than Glendon Group, Merger Subsidiary, each affiliate of Glendon Group or Merger Subsidiary, each beneficial owner of securities of Glendon Group or Merger Subsidiary or their respective affiliates, David Zinberg and Marina Zinberg and each director or officer of the Company.

        All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You also may submit your proxy by calling the toll-free number shown on your proxy card or by visiting the Internet website address shown on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

        If you have any questions about the proposals or if you need assistance in voting your shares, please contact Okapi Partners LLC, the Company's proxy solicitor, by either telephone at (855) 208-8901 (toll free) or (212) 297-0720 (collect), or by email at info@okapipartners.com.

        Do not send any stock certificates with your proxy card.    If the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates to the paying agent in order to receive the merger consideration to which you are entitled. If the merger is completed and you hold your shares in "street name" through your broker, bank or other nominee, you will receive instructions from such broker, bank or nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration.

        Stockholders who vote against the adoption of the merger agreement may have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if all applicable statutory requirements of Delaware law are satisfied. The specific statutory requirements are summarized in the accompanying proxy statement in the section entitled "APPRAISAL RIGHTS" beginning on page 97, and the full text of Delaware's appraisal rights statute is set forth in Annex C to the proxy statement.

        You should carefully review all of the information contained in and annexed to the attached proxy statement before voting.

Culver City, California
[ ], 2012	By Order of the Board of Directors
Lawrence Y. Kong, Secretary

 IMPORTANT

        Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on [        ], 2012. Our Proxy Statement and our 2011 Annual Report to Stockholders are available at http://investors.bidz.com/sec.cfm. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2011 Annual Report to Stockholders. You should access and review all of the important information contained in the proxy materials before voting.

        PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

BIDZ.COM, INC.
PROXY STATEMENT

i

ii

iii

SUMMARY TERM SHEET

        This summary term sheet highlights selected information from this proxy statement but may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger agreement, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents referred to in this proxy statement. We have included section references to direct you to a more complete description of the topics presented in this summary term sheet. In this proxy statement, the terms "we," "us," "our," "Bidz" and the "Company" refer to BIDZ.com, Inc. In addition, we refer to Glendon Group, Inc. as "Glendon Group" and to Bidz Acquisition Company, Inc. as "Merger Subsidiary."

  The Merger Proposals

  •
  Proposal No. 1—You are being asked to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2012, pursuant to which at the effective time of the merger (a) Merger Subsidiary will be merged with and into the Company, (b) the Company will survive the merger as a direct wholly-owned subsidiary of Glendon Group and (c) all outstanding shares (other than shares held by Glendon Group, Inc., BIDZ.com, Inc. or their respective subsidiaries and shares held by stockholders exercising appraisal rights) will be converted into the right to receive $0.78 per share in cash.

  •
  Proposal No. 2—You also are being asked to vote on a proposal to adjourn the Annual Meeting, if our Board of Directors deems it necessary or appropriate based upon the recommendation of the Special Committee, to solicit additional proxies, if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement.

  •
  Proposal No. 3—You are being asked to vote on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

  Other Proposals

        In addition to Proposals Nos. 1, 2 and 3 the following proposals are being brought before the stockholders for a vote at the Annual Meeting:

  •
  Proposal No. 4—You are being asked to vote on a proposal to authorize an amendment to our Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock if the merger proposal is not approved or the merger is otherwise not consummated. The purpose of this amendment is to increase the Company's per share trading price to regain compliance with the minimum bid price listing requirements of the Nasdaq Capital Market, as explained in greater detail in the section entitled "PROPOSAL NO. 4—PROPOSAL TO AUTHORIZE AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT—Purpose of the Reverse Stock Split" beginning on page 102. If the proposed merger contemplated by Proposal No. 1 is completed or if another transaction is completed and as a result thereof our stock ceases to be publicly traded, it is expected that our Board of Directors would determine not to implement the reverse stock split contemplated by Proposal No. 4. However, our Board of Directors is seeking stockholder approval of the reverse stock split so we have flexibility, if the Board so decides, to maintain our Nasdaq listing in the event the proposed merger is not completed for any reason or is not completed in a timely manner.

  •
  Proposal No. 5—You are being asked to vote on a proposal to elect current director Garry Y. Itkin as a Class III director to serve for a three year term expiring in 2015.

  •
  Proposal No. 6—You are being asked to vote on a proposal to ratify the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012.

  Parties to the Merger Agreement

  •
  BIDZ.com, Inc.  (NASDAQ: BIDZ), a Delaware corporation, is a leading online retailer of jewelry. Bidz offers its products through a live auction format as well as a fixed price online retail store at Buyz.com. Bidz also operates Modnique.com, a flash sale shopping website that is a division of Bidz.com, offering authentic premium brand name merchandise. Modnique offers its members exclusive access to 24-72 hour sales events on designer apparel, accessories, shoes, and housewares and more at price points up to 85% below traditional retail prices.

  •
  Glendon Group, Inc., a Delaware corporation, was formed in anticipation of the merger by Kia Jam. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Glendon Group. Marina Zinberg, the sister of David Zinberg, who is our Chief Executive Officer and a member of our Board of Directors and a participant in the going private transaction along with Glendon Group, has already contributed 500,000 shares of common stock of the Company beneficially owned by her to Glendon Group. Mr. and Ms. Zinberg have also committed to vote all shares of common stock owned by them in favor of the merger and to contribute all of their shares of common stock of the Company (representing approximately 34% of the outstanding shares) to Glendon Group immediately prior to the effective time of the merger, in exchange for equity interests of Glendon Group.

  •
  Bidz Acquisition Company, Inc., a Delaware corporation, was formed by Glendon Group as an acquisition subsidiary, in anticipation of the merger. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Subsidiary will be merged with and into the Company and the Company will survive the merger, as a direct, wholly-owned subsidiary of Glendon Group.

        Going Private Transaction.    The merger is a "going-private" transaction. If the merger is completed:

  •
  your shares will be converted into the right to receive $0.78 per share in cash without interest and less any applicable withholding tax;

  •
  Glendon Group will directly own 100% of the equity interests of the Company;

  •
  you no longer will have any interest in the Company's future earnings or growth;

  •
  we no longer will be a public company;

  •
  our common stock no longer will be traded on the Nasdaq Capital Market;

  •
  we no longer will be required to file periodic and other reports with the Securities and Exchange Commission (the "SEC"); and

  •
  the Zinbergs collectively will own approximately 45% of Glendon Group.

  Special Committee

  •
  Because certain members of management and existing stockholders will exchange their shares of common stock for an interest in Glendon Group immediately prior to the merger while the Company's remaining stockholders will have their shares of common stock converted into cash at the effective time of the merger, a Special Committee of the Board of Directors (the "Special Committee") of the Company consisting of directors of the Company who are not directly or indirectly affiliated with Glendon Group and who are not members of the Company's management, was established. The Special Committee was authorized to, among other things, review, evaluate and make a recommendation to our Board of Directors with respect to the merger and other alternatives available to the Company. The Special Committee is comprised of Peter G. Hanelt (Chairman) and Garry Y. Itkin, each of whom is an independent director under applicable Nasdaq listing standards. The Special Committee also engaged independent legal counsel and independent financial advisors to assist the Special Committee with its review of the merger and in conducting a post-signing "go-shop" process intended to identify any party who would make a proposal that is superior to the terms on which Glendon Group has agreed to acquire the Company under the Merger Agreement. See "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42.

  Recommendation of the Special Committee and Our Board of Directors

        The Special Committee unanimously:

  •
  determined and resolved that the merger agreement and the merger are advisable, fair to, and in the best interests of the Company and its unaffiliated stockholders; and

  •
  recommended that our Board of Directors (i) approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) approve the execution and delivery of the merger agreement, and (iii) recommend the merger agreement to the Company's stockholders for adoption at a meeting called for such purpose.

  In addition, on May 17, 2012, our Board of Directors (other than Mr. Zinberg, who abstained from voting, due to his interest in the merger), after considering, among other things, the unanimous recommendation of the Special Committee, unanimously:

  •
  approved the merger agreement and the transactions contemplated thereby and declared the merger agreement and the merger advisable, substantively and procedurally fair to, and in the best interests of the Company and its stockholders;

  •
  approved the execution and delivery of the merger agreement by the Company; and

  •
  recommended that the Company's stockholders vote in favor of the adoption of the merger agreement.

  Accordingly, our Board of Directors (other than Mr. Zinberg who is making no recommendation in his capacity as a director due to his interest in the merger) unanimously recommends that you vote "FOR" the adoption of the merger agreement (Proposal No. 1).

  See "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42.

  Opinion of Imperial Capital, LLC

  •
  On May 17, 2012, Imperial Capital, LLC, or Imperial Capital, rendered its oral opinion to the Special Committee (subsequently confirmed in writing by delivery of Imperial Capital's written opinion dated May 17, 2012), to the effect that as of the date of such opinion, the $0.78 per share cash merger consideration to be received by the holders of Company common stock, other than the Excluded Holders, was fair to such stockholders, from a financial point of view, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters described in the written opinion. In Imperial Capital's opinion, "Excluded Holders," is defined as Glendon Group, Merger Subsidiary, each affiliate of Glendon Group or Merger Subsidiary, each beneficial owner of securities of Glendon Group or Merger Subsidiary or their respective affiliates, David Zinberg and Marina Zinberg and each director or officer of the Company.

  •
  Imperial Capital's opinion was addressed to the Special Committee and only addressed the fairness from a financial point of view of the consideration to be received by the holders of our common stock in the merger, other than the Excluded Holders, and does not address any other aspect or implication of the merger. The summary of Imperial Capital's opinion in this proxy statement is qualified in its entirety by reference to the full text of Imperial Capital's written opinion, which is attached as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Imperial Capital in preparing its opinion. You should carefully read the full text of Imperial Capital's written opinion. However, neither Imperial Capital's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation as to how the Special Committee or any other director or stockholder should act or vote with respect to the merger or related matters. See "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56.

  Purpose of the Transaction

  •
  The purpose of the merger is for Glendon Group to acquire 100% of the voting securities of the Company and to enable the Company's stockholders to be paid the cash merger consideration for their shares of common stock. See "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42; and "SPECIAL FACTORS—Purposes and Reasons of Glendon Group and Merger Subsidiary" beginning on page 52.

  Position of Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg Regarding the Fairness of the Merger

  •
  Each of Glendon Group, Merger Subsidiary, Kia Jam and David Zinberg and Marina Zinberg believes that the merger is both procedurally and substantively fair to the unaffiliated stockholders. Their belief is based upon their knowledge and analysis of the Company, as well as the other factors discussed in the section entitled "SPECIAL FACTORS—Position of Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg Regarding the Fairness of the Merger" beginning on page 52.

  Annual Meeting

  •
  The Annual Meeting will be held at [      ] a.m. local time on [                  ], 2012, at the Company's offices, located at 3562 Eastham Drive, Culver City, California, 90232.

  Record Date and Quorum

  •
  You are entitled to vote at the Annual Meeting if you owned shares of our common stock at the close of business on [                  ], 2012, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. You will have one vote for each share of our common stock that you owned on the record date. As of the record date, there were [            ] shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the close of business on the record date will constitute a quorum for purposes of conducting business at the Annual Meeting. If you fail both to attend the meeting in person and to submit a proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting. See "THE ANNUAL MEETING—Record Date and Quorum" beginning on page 25.

  Required Votes

  •
  Adoption of the Merger Agreement (Proposal No. 1).  Under the terms of the merger agreement, the merger agreement must be adopted by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock held by unaffiliated stockholders (i.e., those stockholders other than Glendon Group, Merger Subsidiary, each affiliate of Glendon Group or Merger Subsidiary, each beneficial owner of securities of Glendon Group or Merger Subsidiary or their respective affiliates, David Zinberg and Marina Zinberg and each director or officer of the Company).

  •
  Approval of the Adjournment to Solicit Proxies (Proposal No. 2).  The proposal to adjourn the Annual Meeting, if the Board based on the recommendation of the Special Committee deems it necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

  •
  Approval of Executive Compensation (Proposal No. 3).  The approval, on an advisory (non-binding) basis, of the compensation proposal requires the affirmative vote of the majority of the outstanding common stock entitled to vote thereon.

  •
  Approval of Reverse Stock Split (Proposal No. 4).  The authorization to amend the Certificate of Incorporation to give effect to a reverse stock split requires the affirmative vote of the majority of the outstanding common stock entitled to vote thereon.

  •
  Election of Directors (Proposal No. 5).  The election of directors requires a plurality of the votes cast at a stockholder meeting at which a quorum is present.

  •
  Ratification of Appointment of Independent Auditor (Proposal No. 6).  The ratification of the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012 requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

  •
  Note:    If you fail to vote by proxy or in person or "abstain" from voting and a quorum is present, your failure to vote or abstention will have the same effect as a vote "against" Proposals Nos. 1, 2, 3, 4 and 6 and will have no effect on Proposal No. 5 because Proposal No. 5 is subject to a plurality voting standard. Only shares affirmatively voted for Proposals Nos. 1, 2, 3, 4, 5 and 6, including properly executed proxies that do not contain specific voting instructions, will be counted "FOR" the approval of such Proposals.

  Effects of Broker Non-Votes

  •
  A "broker non-vote" occurs when a bank, broker or other nominee holding shares for a beneficial owner does not receive specific voting instructions with respect to a proposal from the beneficial owner and does not have the discretionary authority to vote the shares without such instructions. Nominee holders do not have discretionary authority to vote your shares on Proposals Nos. 1, 2, 3, 4 and 5, so if you hold shares through a bank, broker or other nominee, YOU MUST INSTRUCT THEM HOW YOU WANT YOUR SHARES VOTED ON THESE PROPOSALS IF YOU WANT YOUR SHARES TO BE VOTED. Brokers do not have discretionary authority to vote on Proposals Nos. 1, 2, 3 and 4, and broker non-votes will count as votes against such Proposals. Brokers also do not have discretion to vote on Proposal No. 5, but because the election of directors (Proposal No. 5) is a plurality vote, broker non-votes will have no effect on such Proposal. Banks, brokers and other nominee holders have discretion to act upon Proposal No. 6 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions on Proposal

    No. 6, they may vote your shares as they determine in their discretion. However, if your nominee holder elects in its discretion not to vote on Proposal No. 6, it will have the same effect as a vote against Proposal No. 6. See "THE ANNUAL MEETING—Broker Non-Votes" beginning on page 27.

  Voting Agreement

  •
  David Zinberg and Marina Zinberg have entered into a voting agreement with Glendon Group pursuant to which they have agreed to vote their shares (representing approximately 34% of the outstanding common stock) in favor of the adoption of the merger agreement and any other stockholder proposals necessary to consummate the merger, including any proposal to adjourn the Annual Meeting to solicit additional votes in favor of adoption of the merger agreement. This agreement automatically terminates upon any termination of the merger agreement or any change in the Board's recommendation to the stockholders with respect to the merger, among other things. See "SPECIAL FACTORS—Voting Agreement" beginning on page 65.

  Contribution Agreement

  •
  David Zinberg and Marina Zinberg have entered into a contribution agreement with Glendon Group pursuant to which they have agreed to contribute all of their respective shares of our common stock owned beneficially by them (representing approximately 34% of the outstanding common stock) to Glendon Group in exchange for shares of common stock of Glendon Group immediately prior to the effective time of the merger. As a result, they will collectively own approximately 45% of Glendon Group following the merger. This agreement automatically terminates upon any termination of the merger agreement or any change in the Board's recommendation to the stockholders with respect to the merger, among other things. See "SPECIAL FACTORS—Contribution Agreement" beginning on page 65.

  Share Delivery Agreement

  •
  David and Marina Zinberg entered into a share delivery agreement with Glendon Group, pursuant to which Marina Zinberg contributed to Glendon Group 500,000 shares of Company common stock beneficially owned by her (representing approximately 2.7% of the outstanding shares). The share delivery agreement and the obligations of David and Marina Zinberg to contribute shares under such agreement is irrevocable and not contingent or subject to offset for any reason, including without limitation whether the merger is completed or the termination of the merger agreement, the voting agreement or the contribution agreement. See "SPECIAL FACTORS—Share Delivery Agreement" beginning on page 66.

  Financing

  •
  Glendon Group estimates the total amount of funds necessary to complete the merger and the related transactions to be approximately $10 million, which includes approximately $9 million to be paid out to unaffiliated stockholders for their shares of common stock, with the remainder to be applied to pay related fees and expenses in connection with the merger and the related transactions. These payments are expected to be funded through cash available to Glendon Group or the proceeds from an equity commitment obtained by from Glendon Group's financial sponsors. There is no financing condition to the merger in the merger agreement. See "SPECIAL FACTORS—Equity Financing" beginning on page 65.

  Guarantee

  •
  Glendon Group's financial sponsors have also agreed to jointly and severally guarantee any payment obligations of Glendon Group and Merger Subsidiary arising under the merger agreement, including as a result of any breach thereof, on the terms and subject to the conditions set forth in a written guarantee in favor of the Company. See "SPECIAL FACTORS—Guarantee" beginning on page 65.

  Litigation

  •
  Valrick Uechi, Individually and on Behalf of All Others Similarly Situated, vs. BIDZ.com, Inc., David Zinberg, Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, Glendon Group, Inc. and Bidz Acquisition Company, Inc., filed on May 22, 2012 (the "Uechi Action"); and Al Cauchon, Individually and on Behalf of All Others Similarly Situated, vs. BIDZ.com, Inc., David Zinberg, Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, Glendon Group, Inc. and Bidz Acquisition Company, Inc., filed on May 23, 2012 (the "Cauchon Action," and together with the Uechi Action, the "California Actions"). Both actions were filed as class actions in the Superior Court of California, County of Los Angeles on behalf of holders of the common stock of the Company and seek to enjoin the acquisition of all publicly owned shares of the Company's common stock by Glendon Group, Inc. and Bidz Acquisition Company, Inc. for $0.78 per share in cash, or, in the event the proposed transaction is consummated, to recover damages resulting from the individual Defendants' alleged violations of their fiduciary duties. Plaintiffs in both actions also claim that in facilitating the acquisition of the Company by Glendon Group for grossly inadequate consideration and through a flawed process, each of the Defendants breached and/or aided other Defendants' breaches of their fiduciary duties of loyalty, good faith and independence, insofar as they engaged in self-dealing and obtained for themselves personal benefits, including personal financial benefits, not shared equally by Plaintiff and the other Company stockholders. Plaintiff in the Uechi Action filed a First Amended Complaint on July 3, 2012. On July 10, 2012, Plaintiff in the Uechi Action applied ex parte seeking expedited discovery. The Members of the Special Committee, Glendon Group and Merger Subsidiary opposed Plaintiff's ex parte application and simultaneously applied ex parte for an order shortening time on a motion to stay. On July 10, 2012, the Court denied both ex parte applications, but related and consolidated the California Actions and set a briefing schedule for the motion to stay and the motion for expedited discovery. Both motions have been fully briefed and are scheduled to be heard on Monday, July 30, 2012.

  •
  Paul Morrison, On Behalf of Himself and All Others Similarly Situated, v. BIDZ.com, Inc., Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, David Zinberg, Glendon Group, Inc., and Bidz Acquisition Company, Inc., filed on May 23, 2012 (the "Morrison Action"); Gerard Gress, Individually and on Behalf of All Others Similarly Situated, v. BIDZ.com, Inc., David Zinberg, Peter G. Hanelt, Lawrence Y. Kong, Garry Y. Itkin, Bidz Acquisition Company, Inc. and Glendon Group, Inc., filed on June 5, 2012 (the "Gress Action"); and Lucille Soong, On Behalf of Herself and All Others Similarly Situated, v. BIDZ.com, Inc., Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, David Zinberg, Glendon Group, Inc., and Bidz Acquisition Company, Inc., filed on June 7, 2012 (the "Soong Action," and together with the Morrison Action and the Gress Action, the "Delaware Actions"). The Delaware Actions were filed as class actions in the Court of Chancery of the State of Delaware on behalf of the public stockholders of the Company against the Company and its Board of Directors to enjoin the proposed transaction, claiming that the merger and related transactions are the product of a flawed, unfair process resulting from the Board's breach of fiduciary duties. Plaintiffs in the Delaware Actions also allege that the Company and Glendon Group, Inc. and, in the case of the Gress Action, Merger Subsidiary, aided and abetted the individual defendants in their breaches of fiduciary duties. On July 5,

    2012, Delaware counsel for the Special Committee entered an appearance in each of the Delaware Actions. On July 20, 2012, the Special Committee moved to dismiss each of the Delaware Actions for failure to state a claim upon which relief can be granted and for failure to comply with the demand requirements of Delaware Chancery Court Rule 23.1. The Special Committee also moved, in the alternative, to strike the class action allegations of the verified complaints in the Delaware Actions.

  •
  The Company, the Special Committee Glendon Group and Merger Subsidiary believe that these actions are without merit and intend to defend them vigorously. See "SPECIAL FACTORS—Litigation" beginning on page 78.

  Regulatory Approvals

  •
  Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware to effect the merger, there are no material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger. See "SPECIAL FACTORS—Regulatory Approvals" beginning on page 78.

  Interests of the Company's Directors and Executive Officers in the Merger

        Our directors and executive officers have interests in the merger that are different from, or in addition to, their interests as stockholders of the Company. These interests include:

  •
  Certain directors and executive officers of the Company hold certain unvested restricted stock awards, the vesting of which will accelerate effective as of immediately prior to the effective time of the merger. Upon the effective time of the merger, the holders of such awards will be entitled to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company common stock subject to such restricted stock award and (ii) $0.78. See "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger" beginning on page 66.

  •
  Certain of our executive officers held options to purchase shares of our common stock on the date the merger agreement was signed. At the effective time of the merger, each unvested portion of any options to purchase the common stock of the Company that is outstanding immediately prior to the effective time will accelerate as of immediately prior to the effective time and will be cancelled as of the effective time of the merger. Each holder of such options will receive an amount equal to the cash product of (i) the aggregate number of shares of Company common stock subject to such vested stock option and (ii) $0.78 less any per share exercise or purchase price of the shares of Company common stock subject thereto. All options have expired unexercised by their terms on June 14, 2012, and therefore there will be no payments pursuant to the merger on account of stock options. See "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger" beginning on page 66.

  •
  The Special Committee members were paid for serving on the Special Committee. Peter G. Hanelt, the Chairman of the Special Committee, and Garry Y. Itkin, as a member of the Special Committee, are paid $1,000 per Special Committee meeting attended in person and $500 per Special Committee meeting attended telephonically. In addition, commencing February 1, 2012, Peter G. Hanelt is being paid $5,000 a month to serve as the Chairman of the Special Committee, up to a maximum of $30,000 in monthly service fees. These fees are not refundable and are not dependent on the closing of the merger or on the Special Committee's or the Board of Director's approval or recommendations with respect to the merger or any other transaction. The aggregate amount paid to the Special Committee members for their service on the Special Committee as of July 15, 2012, was approximately $37,000.

  •
  Our Board of Directors and executive officers are entitled to continued indemnification rights and insurance coverage under the merger agreement for a period of six years from the effective time of the merger, on terms no less favorable in any material respect to such directors and officers than is provided for in the Company's Certificate of Incorporation, bylaws and insurance policies in effect as of the date of the merger agreement. Our Board of Directors and executive officers also are parties to written indemnification agreements with the Company, pursuant to which they are entitled to continued indemnification rights for so long as such persons may be subject to any possible proceeding due to their role as a director or officer of the Company. By virtue of the merger, such written indemnification agreements will be agreements with and obligations of the surviving corporation from and after the effective time of the merger. See "THE MERGER AGREEMENT—Indemnification of Directors and Officers; Insurance" beginning on page 91.

  •
  The aggregate consideration expected to be paid to our directors and executive officers for the shares of common stock held by such directors and executive officers that will be converted in the merger into cash (other than the shares held by Mr. Zinberg that are expected to be contributed to Glendon Group pursuant to the contribution agreement described above) is approximately $596,587, and is set forth in more detail under "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger" beginning on page 66.

  •
  Glendon Group has advised the Company that they have discussed with Leon Kuperman, the President and Chief Technology Officer of the Company, the possibility that Mr. Kuperman may be offered the opportunity to acquire up to 3% of the equity of Glendon Group for nominal consideration in order to incentivize Mr. Kuperman and align his personal interests in the success of the Company with Glendon Group's. However, Glendon Group and Mr. Kuperman have advised the Company that Glendon Group has no legally binding obligation to issue any equity to Mr. Kuperman, and Mr. Kuperman has no right to acquire any equity from Glendon Group as of the date hereof. See "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger—Arrangements with Glendon Group" beginning on page 67.

  Appraisal Rights

  •
  Under Section 262 of the Delaware General Corporation Law (the "DGCL"), holders of Company common stock who do not vote in favor of the proposal to adopt the merger agreement, who deliver a written demand for appraisal to the Company before the taking of a vote of the adoption of the merger, and who continuously hold of record the shares of Company common stock for which appraisal is sought from the date of the demand through the effective date of the merger will have the right to seek appraisal of the "fair value" of their shares of Company common stock determined by the Delaware Court of Chancery, but only if they comply with all applicable requirements of the DGCL. The judicially determined appraisal amount could be more than, the same as or less than the merger consideration. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The procedural requirements for perfecting appraisal rights under Section 262 of the DGCL are more fully described in this proxy statement under the caption "APPRAISAL RIGHTS" beginning on page 97. A copy of Section 262 of the DGCL, which is Delaware's appraisal rights statute, is attached as Annex C to this proxy statement.

  Material United States Federal Income Tax Consequences

  •
  For U.S. federal income tax purposes, the disposition of common stock pursuant to the merger generally will be treated as a sale of the shares of common stock for cash. As a result, each stockholder generally will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and such stockholder's adjusted tax basis in the shares surrendered. Such gain or loss will be a capital gain or loss if the shares of common stock surrendered are held as a capital asset in the hands of the stockholder, and will be a long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the effective time of the merger. We recommend that stockholders consult their own tax advisors as to the particular tax consequences to them of the merger. See "SPECIAL FACTORS—Material United States Federal Income Tax Consequences of the Merger" beginning on page 75.

  Treatment of Stock Options

  •
  As noted above, at the effective time of the merger, each unvested portion of any options to purchase Company common stock that are outstanding immediately prior to the effective time will accelerate as of immediately prior to the effective time and will be cancelled as of the effective time of the merger. Each holder of such options will receive an amount equal to the cash product of (i) the aggregate number of shares of Company common stock subject to such vested stock option and (ii) $0.78 less any per share exercise or purchase price of the shares of Company common stock subject thereto. All options have expired unexercised by their terms on June 14, 2012, and therefore there will be no payments pursuant to the merger on account of stock options. See "THE MERGER AGREEMENT—Treatment of Common Stock, Stock Options and Dissenting Shares" beginning on page 80.

  Anticipated Closing of the Merger

  •
  We are working to complete the merger as soon as possible. We anticipate completing the merger shortly after the Annual Meeting, which we believe will be held in the [      ] quarter of 2012, subject to the adoption of the merger agreement by our stockholders and the satisfaction of the other closing conditions set forth in the merger agreement. See "THE MERGER AGREEMENT—Conditions to the Merger" beginning on page 93.

  Procedure for Receiving the Merger Consideration

  •
  As soon as reasonably practicable after the effective time of the merger, a paying agent will mail a letter of transmittal and instructions to the Company stockholders, explaining how to surrender your stock certificates in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold your common stock in "street name" through a broker, bank or other nominee, you will receive instructions from your broker, bank or nominee as to how to effect the surrender of your "street name" shares for the merger consideration. See "QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING" beginning on page 14.

  Solicitation of Alternative Transactions—a.k.a. "Go-Shop" Rights

  •
  The "go-shop" provisions in the merger agreement allowed the Company to actively solicit alternative offers during the 38-day period from May 17, 2012 (the date the merger agreement was signed and announced) until 11:59 p.m. New York City time on June 24, 2012. The Company was also entitled to continue active discussions for an additional 15 days with any party that submitted a written acquisition proposal by the June 24, 2012 deadline or any group in which at least 50% of the equity or other financing of such group includes members of any group that submitted a bona fide written alternative acquisition proposal by 11:59 p.m. New York City time on June 24, 2012. No bona fide written alternative acquisition proposals were submitted by the expiration of the "go shop" period. Therefore, the Company may no longer actively solicit alternative acquisition proposals. However, the Company may continue to respond to unsolicited bona fide written acquisition proposals that are or could reasonably result in a superior proposal. See "THE MERGER AGREEMENT—Go Shop; No Solicitation" beginning on page 86.

  No Solicitation

  •
  From 12:00 a.m. New York City time on June 25, 2012 (or the "no-shop period start date"), until the earlier of the effective time of the merger or the termination of the merger agreement, the Company may not, and may not authorize or knowingly permit its subsidiaries or its directors, officers, employees, financial advisors, attorneys and other representatives (which are collectively referred to as Company representatives) to, indirectly or directly:

  •
  solicit, initiate or knowingly encourage or assist (including by way of providing access to non-public information) the submission by any third party of an acquisition proposal, or any inquiry, proposal or offer that is reasonably likely to lead to an acquisition proposal; or

  •
  engage in, continue or otherwise participate in any negotiations or discussions regarding an acquisition proposal, or provide any information or data to any person relating to the Company or its subsidiaries, in any such case with the intent to induct the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal.

  Adverse Recommendation Change; Termination for Superior Proposal

  •
  Notwithstanding anything to the contrary in the merger agreement, prior to the time the stockholder approval of the merger is obtained, the Special Committee or the Board of Directors may, if either determines in good faith (after consultation with outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable law:

  •
  effect an adverse recommendation change in response to a superior proposal or a material event or circumstance that was not known to the Special Committee or the Board of Directors prior to the execution of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Special Committee or the Board of Directors prior to the adoption of the merger agreement by the stockholders; or

  •
  solely in response to a superior proposal received after the date of the merger agreement that did not result from a material breach of the go-shop and non-solicitation provisions of the merger agreement, terminate the merger agreement to enter into an alternative acquisition agreement as described under the eighth bullet point in the section entitled "THE MERGER AGREEMENT—Termination" beginning on page 94.

  No Formal Pre-Signing Sale Process

  •
  The Company did not conduct a formal auction or other sale process before the merger agreement was signed. Glendon Group contacted the Company on an unsolicited basis and the Special Committee believed and was advised by the principals of Glendon Group that they would only negotiate a transaction on an exclusive basis. The Special Committee agreed to negotiate exclusively with the principals of Glendon Group because they believed they were in a position to offer a full and fair price for the Company. See "SPECIAL FACTORS—Background of the Merger" beginning on page 30; "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42 and "SPECIAL FACTORS—Position of Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg Regarding the Fairness of the Merger" beginning on page 52.

  Conditions to Closing

        Before the merger is completed, a number of conditions must be satisfied or, if permitted, waived by the party entitled to waive them. These include, among others:

  •
  the merger agreement shall have been adopted (i) by a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) by a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders—this closing condition is non-waiveable;

  •
  there must not be any law or order in effect that restrains, enjoins, or otherwise prohibits the merger;

  •
  the representations and warranties of the parties must be accurate and the parties must have complied with their respective obligations under the merger agreement; and

  •
  Glendon Group and Merger Subsidiary's obligation to consummate the merger is further conditioned on the absence of a Company Material Adverse Effect (as defined in the merger agreement) having occurred since May 17, 2012.

        See also "THE MERGER AGREEMENT—Conditions to the Merger" beginning on page 93.

  Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after stockholder approval has been obtained, as follows:

  •
  by mutual written agreement of Company and Glendon Group;

  •
  by either Company or Glendon Group, if:

  •
  the merger is not consummated on or before October 30, 2012;

  •
  a governmental authority has issued an order prohibiting the consummation of the merger or any law makes consummation of the merger illegal; or

  •
  the merger agreement is not adopted by unaffiliated stockholders holding a majority of the outstanding shares of the Company's common stock.

  •
  by Glendon Group if:

  •
  an Adverse Recommendation Change (as defined in the merger agreement) occurs;

  •
  the Company enters into an Alternative Acquisition Agreement (as defined in the merger agreement); or

  •
  in the event of an uncured (A) breach of representations or warranties of the Company or (B) material breach of any covenant or agreement on the part of the Company causing a failure of a closing condition.

  •
  by the Company:

  •
  if prior to obtaining stockholder approval, the Board of Directors of the Company approves the execution by the Company of an Alternative Acquisition Agreement and concurrently enters into the Alternative Acquisition Agreement; or

  •
  in the event of an uncured (A) breach in the representations or warranties of Glendon Group or Merger Subsidiary or (B) material breach of any covenant or agreement on the part of Glendon Group or Merger Subsidiary set forth in the Agreement causing a failure of a closing condition.

        See "THE MERGER AGREEMENT—Termination" beginning on page 94.

  Fees and Expenses

  •
  Under certain circumstances in connection with the termination of the merger agreement, the Company may be required to pay Glendon Group a fee or reimburse Glendon Group for its expenses relating to the merger agreement. If the merger agreement is terminated because the stockholders do not adopt the merger agreement and the Company is not otherwise entitled to terminate the merger agreement under circumstances where no termination fee is required, then the Company must pay to Glendon Group its reasonably documented out-of-pocket fees and expenses actually incurred by Glendon Group or its affiliates in connection with the transaction, up to a maximum of $175,000.

  •
  The Company must pay Glendon Group a termination fee:

  •
  if (i) the merger agreement is terminated because the stockholders do not adopt the merger agreement or by Glendon Group because of the Company's breach of representations, warranties or covenants; (ii) an acquisition proposal has been submitted to the Company or publicly announced and not withdrawn prior to the termination of the merger agreement or, with respect to a termination for the failure to obtain stockholder approval of the merger, prior to the date of the stockholders meeting; and (iii) the Company (a) completes the transaction contemplated by such acquisition proposal within 12 months of the termination date of the agreement or (b) enters into a definitive agreement with respect to such acquisition proposal within 12 months of such termination date and consummates such acquisition proposal 12 months thereafter;

  •
  if the agreement is terminated by the Company to enter into an alternative acquisition agreement; or

  •
  if the agreement is terminated by Glendon Group because of an adverse recommendation change or because the Company enters into an alternative acquisition agreement prior to the stockholders adopting the merger agreement.

  •
  The termination fee is $500,000 unless the Company terminates the merger agreement to enter into an alternative acquisition agreement prior to 11:59 p.m. New York City time on July 9, 2012, in which case the termination fee is reduced to $250,000. If the Company is obligated to pay Glendon Group a termination fee, it would not also have to pay Glendon Group the expense reimbursement described above.

        See "THE MERGER AGREEMENT—Termination Fee and Expense Reimbursement" beginning on page 95.

  Additional Information

  •
  You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at http://www.sec.gov. For a more detailed description of the additional information available, please see "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 145.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        The following questions and answers are intended to address some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
When and where is the Annual Meeting?

A:
The Annual Meeting will take place at [        ] a.m. local time on [                ], 2012, at the Company's offices located at 3562 Eastham Drive, Culver City, California 90232.

Q:
May I attend the Annual Meeting in person?

A:
All stockholders of record as of the close of business on [                ], 2012, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, may attend the Annual Meeting. In order to be admitted to the Annual Meeting, a form of government-issued personal identification will be required.

If your shares are held in the name of a bank, broker or other nominee holder of record, and you wish to attend the Annual Meeting, you must present proof of ownership of our common stock, such as a bank or brokerage account statement, to be admitted to the meeting. You also must present at the meeting a valid proxy issued to you by the nominee holder of record of your shares.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Q:
What vote is required to approve the proposals?

A:
Adoption of the Merger Agreement (Proposal No. 1).    Under the terms of the merger agreement, the merger agreement must be adopted by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders (i.e., those stockholders other than Glendon Group, Merger Subsidiary, each affiliate of Glendon Group or Merger Subsidiary, each beneficial owner of securities of Glendon Group or Merger Subsidiary or their respective affiliates, David Zinberg and Marina Zinberg and each director or officer of the Company).

Approval of Adjournment to Solicit Proxies (Proposal No. 2).    The proposal to adjourn the Annual Meeting, if the Board based on the recommendation of the Special Committee deems it necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

Approval of Executive Compensation (Proposal No. 3).    The approval of the compensation proposal requires the affirmative vote of holders of a majority of the outstanding common stock entitled to vote thereon.

Approval of Reverse Stock Split (Proposal No. 4).    The authorization to amend the Certificate of Incorporation to give effect to a reverse stock split requires the affirmative vote of holders of a majority of the outstanding common stock entitled to vote thereon.

Election of Directors (Proposal No. 5).    The election of directors requires a plurality of the votes cast at a stockholder meeting at which a quorum is present.

  Ratification of Appointment of Independent Auditor (Proposal No. 6).    The ratification of the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012, requires the affirmative vote of holders of a majority of the outstanding common stock entitled to vote thereon.

  If you fail to vote by proxy or in person or "abstain" from voting and a quorum is present, your failure to vote or abstention will have the same effect as a vote "against" Proposals Nos. 1, 2, 3, 4 and 6 and will have no effect on Proposal No. 5 because Proposal No. 5 is subject to a plurality voting standard. Only shares affirmatively voted for Proposals Nos. 1, 2, 3, 4, 5 and 6, including properly executed proxies that do not contain specific voting instructions will be counted "FOR" the approval of such Proposals.

Q:
What constitutes a quorum for the conduct of business at the Annual Meeting?

A:
In order for action to be taken with respect to the proposals to be brought to a stockholder vote at the Annual Meeting, shares representing a majority of the outstanding shares of common stock entitled to vote at the meeting must be present in person or by proxy.

Q:
Who can vote at the Annual Meeting?

A:
All stockholders who owned shares of our common stock at the close of business on [                ], 2012, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, [                ] shares of our common stock were outstanding. See "THE ANNUAL MEETING" beginning on page 25.

Q:
How do I vote?

A:
If you hold your shares through a bank, broker or other nominee holder, they will send you a voting instruction card which will tell you how you can have your shares voted by using the voting instruction card or by following specific telephone and/or Internet voting instructions. If you hold your shares in your name, you may have your shares voted by signing, dating and returning the enclosed proxy card by mail, or by submitting a proxy by telephone or via the Internet, as described below.

Mail.    Please promptly complete and return your proxy card in the postage-paid envelope provided.

Telephone.    Please call the toll-free telephone number listed on your proxy card. Procedures have been established to verify your identity, to allow you to provide proxy voting instructions over the telephone, and to confirm that your instructions are accurately recorded. Please have your proxy card available when you call.

Internet.    Please visit the Internet web site address listed on your proxy card. As with submitting a proxy by telephone, Internet voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions, and to confirm that your voting instructions are accurately recorded. Please have your proxy card available when you visit the Internet web site address.

Holders of record may transmit their voting instructions 24 hours every day until [            ], Pacific time on [                ], 2012. If you use the toll-free telephone number or the Internet to provide your proxy voting instructions, you do not need to mail in your proxy card.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count "FOR" votes, "against" votes, abstentions and broker non-votes.

If you sign and submit a proxy but do not indicate how you want your shares voted, your shares will be voted "FOR" Proposals Nos. 1, 2, 3, 4, 5 and 6.

Q:
What do I need to do now?

A:
Please read this proxy statement carefully in its entirety, including its annexes, and consider how the merger and other stockholder proposals would affect you. If you are a stockholder of record, you can ensure that your shares are voted at the Annual Meeting by completing, signing and dating the enclosed proxy card and returning it in the envelope provided or by submitting a proxy by telephone or via the Internet as described above. If a bank, broker or other nominee holds your shares for you in "street name," you must instruct them on how to vote to ensure that your shares are voted at the Annual Meeting, as discussed below.

Q:
If my shares are held in "street name" by my bank or broker, will they vote my shares for me?

A:
Yes, but only if you provide instructions on how you want your shares to be voted. You should follow any instructions provided by your broker regarding how to have your shares voted. Without specific voting directions from you, your shares will not be voted on Proposals Nos. 1, 2, 3, 4 and 5. Banks, brokers and other nominee holders have discretion to act upon Proposal No. 6 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions, they may vote your shares on Proposal No. 6 as they determine in their discretion.

Q:
What is a broker non-vote?

A:
A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the proposal from the beneficial owner and does not have the discretionary authority to vote the shares without such instructions. Nominees do not have discretionary authority to vote your shares on Proposals 1, 2, 3, 4 and 5, so if you hold shares through a nominee, YOU MUST INSTRUCT THEM HOW YOU WANT YOUR SHARES VOTED. Broker non-votes will count as votes against Proposals Nos. 1, 2, 3 and 4. Broker non-votes will have no effect on Proposal No. 5.

Q:
Who will bear the cost of this solicitation?

A:
The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne solely by us. Proxies may be solicited in person, by telephone, e-mail, facsimile or other means by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation for such services.

Q:
Will a proxy solicitor be used?

A:
Yes. The Company has retained Okapi Partners LLC to assist it in soliciting proxies for the Annual Meeting. The Company has paid a retainer of $7,500 to be applied against a final fee that is expected to be up to approximately $25,000, depending upon the actual proxy solicitation services provided and not including any reimbursement of the proxy solicitor's out-of-pocket expenses.

Q:
Can I change my vote?

A:
Yes. You can change your vote at any time before your shares are voted at the Annual Meeting. If you are a registered stockholder, you may revoke your proxy by notifying the Corporate Secretary of the Company in writing of your revocation or by signing and submitting a new proxy with a date later than the date of the proxy being revoked. In addition, you may revoke a prior proxy by attending the Annual Meeting and voting in person. However, you must actually vote in person at the meeting, as simply attending the Annual Meeting without voting will not cause your proxy to be revoked.

Please note that if you hold your shares in "street name" and you have instructed your broker how to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the directions received from your broker in order to change your vote.

Q:
What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered under different names or are held in more than one account, you may receive more than one proxy card or, if you hold your shares in "street name," you may receive more than one voting instruction card from your bank or broker. Please complete, sign and return all proxy cards and voting instruction cards you receive to ensure that all of your shares are voted.

Q:
Should I send in my stock certificates now?

A:
No. If the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to a paying agent in order to receive the merger consideration. If you hold your shares in "street name" through a bank, broker or other nominee holder, you will receive instructions from them as to how to surrender your "street name" shares in exchange for the merger consideration. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:
When can I expect to receive the merger consideration for my shares?

A:
Once the merger is completed, you will be sent a letter of transmittal with instructions informing you how to surrender your stock certificates for the merger consideration to which you are entitled. Once you have submitted your properly completed letter of transmittal, your original stock certificates, and any other required documents to the paying agent, the paying agent will send you the merger consideration payable with respect to your shares.

Q:
I do not know where my stock certificate is—how will I get my merger consideration?

A:
The materials the paying agent will send to stockholders after the merger will include specific procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit of loss that you will need to sign attesting to the loss of your certificate. You also may be required to provide a bond to the Company in order to cover any potential loss to the Company resulting from the loss of your certificate.

Q:
What happens if I sell my shares before the Annual Meeting but after the record date?

A:
The record date of the Annual Meeting is before the Annual Meeting and before the merger is expected to be completed. If you sell your shares of our common stock after the record date but before the Annual Meeting, you will retain your right to vote at the Annual Meeting, but you will have transferred the right to receive the $0.78 per share in cash to be received by our stockholders in the merger. In order to receive the $0.78 per share pursuant to the merger agreement, you must hold your shares through completion of the merger.

Q:
Am I entitled to exercise appraisal rights with respect to the merger?

A:
Yes. As a holder of common stock, you are entitled to appraisal rights under the Delaware General Corporation Law (the "DGCL") in connection with the merger, if you meet certain specific conditions. See "APPRAISAL RIGHTS" beginning on page 97. A copy of Section 262 of the DGCL, which sets forth the statutory provisions governing appraisal rights under Delaware law and the procedures for exercising such rights, is attached as Annex C to this proxy statement.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, including assistance in voting your shares, or if you would like additional copies of this proxy statement, you should contact our proxy solicitor, Okapi Partners LLC at (855) 208-8901 (toll-free) and (212) 297-0720 (collect), or via e-mail at info@okapipartners.com. You also may contact the Corporate Secretary of the Company at 3562 Eastham Drive, Culver City, California 90232 or by telephone at (310) 280-7373. If a bank, broker or other nominee holder holds your shares for you, you also may call your broker for additional information.

Q:
Where can I obtain additional copies of the proxy card or these proxy materials?

A:
The proxy statement, form of proxy card and any other proxy materials for the Annual Meeting, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available without charge at the SEC's website at www.sec.gov or on our website at http://investors.bidz.com/sec.cfm.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

        This proxy statement, and certain of the documents to which we refer you in this proxy statement, contain not only historical information, but also forward-looking statements. Forward-looking statements are based on expectations, assumptions, estimates, projections or beliefs concerning future or potential events including the following: any projections or forecasts and any statements regarding future sales, performance, costs and/or expenses, and any statement regarding the expected completion and timing of the merger and other information relating to the merger. Without limiting the foregoing, use of the future tense and words like "believe," "anticipate," "plan," "expect," "intend," "should," "could," "may," "estimate" and similar expressions are intended to identify forward-looking statements. Forward-looking statements also include, among other things, statements under the heading "SPECIAL FACTORS—Financial Projections." You should read all forward-looking statements carefully. Forward-looking statements may involve known and unknown risks, conditions, contingencies and variables which we may be unable to predict or control. Therefore, you should not unduly rely on such statements and information, due to the inherently speculative, risky, uncertain, and unpredictable nature of future events, developments or circumstances. Those risks, contingencies and variables may include, without limitation:

  •
  the risk that the conditions to consummation of the merger, including the adoption of the merger agreement by our stockholders, will not be satisfied or waived;

  •
  the occurrence of any event, change or other circumstance that could give rise to a "Company Material Adverse Effect" (as defined in the merger agreement) or the termination of the merger agreement, including termination under circumstances could require us to pay Glendon Group's fees and expenses or a termination fee under the merger agreement;

  •
  the occurrence of any material adverse change in our financial condition or results of operation;

  •
  the amount of fees, costs, expenses and charges related to the merger;

  •
  the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees;

  •
  the impact of key personnel of the Company on the development and execution of the Company's strategies;

  •
  the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

  •
  the risk that if the merger is not completed and we are not able to regain compliance with required Nasdaq listing standards (whether or not we complete the reverse stock split which we are requesting our stockholders to authorize pursuant to Proposal No. 4) our shares may be delisted from the Nasdaq Capital Market;

  •
  the potential adverse effect on our business, properties and operations because of certain interim operational covenants set forth in the merger agreement;

  •
  risks related to diverting management's attention from our ongoing business operations;

  •
  the decision of the Special Committee and our Board of Directors as to whether or not to pursue or approve any acquisition proposal that may be submitted by a third party;

  •
  actions by the Company, Glendon Group or Merger Subsidiary, or any other potential acquiror of the Company;

  •
  changes in general economic business conditions, such as interest rate and currency fluctuations, unemployment, consumer sentiment and slower growth in personal income;

  •
  our ability to maintain adequate inventory levels to attract customer purchases and our ability to respond to economic downturns and changing fashions in the jewelry and fashion industries;

  •
  changes or disruptions in product supplies and costs;

  •
  changes in the competitive environment and industries in which the Company and its Modnique subsidiary operate;

  •
  changes in customer and supplier tastes, needs and expectations; and

  •
  other risks detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described in Part I, Item 1A ("Risk Factors"), Part II, Item 7 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") and in Part II, Item 9A(T) ("Controls and Procedures") in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and those described in Part II, Item 1A ("Risk Factors"), Part I, Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") and Part I, Item 4 ("Controls and Procedures") in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012. See also "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 145.

        We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results, developments, circumstances or outcome of future events we anticipate will be realized or, if realized, that they will not have negative effects on our business or operations or the timing or completion of the merger, if the merger agreement is adopted. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements and information speak only as of the date of this proxy statement. Except as required by applicable law or regulation, we do not undertake to any obligation to update or supplement these forward-looking statements to reflect future events, circumstances or developments.

 IDENTITY AND BACKGROUND OF FILING PERSONS

BIDZ.com, Inc.

        BIDZ.com, Inc. is a leading online retailer of jewelry. Bidz offers its products through a live auction format as well as a fixed price online retail store, Buyz.com. Bidz also operates Modnique.com, a division of Bidz.com, a flash sale shopping website, offering authentic premium brand name merchandise. Modnique offers its members exclusive access to 24 to 72 hour sales events on designer apparel, accessories, shoes, and housewares and more at price points up to 85% below traditional retail prices.

        The Company maintains its principal executive office at 3562 Eastham Drive, Culver City, California, 90232. You can reach us by telephone at (310) 280-7373.

  Executive Officers and Directors of the Company

        David Zinberg, founder of the Company, has served as our Chief Executive Officer since our inception in November 1998, and was the President from our inception to November 2008, and Chairman of the Board from our inception to March 2010. Mr. Zinberg served as our Secretary from our inception until March 2001. Mr. Zinberg is the brother of Marina Zinberg, a principal stockholder of the Company. Mr. Zinberg brings to our Board over 30 years of experience in managing businesses. Mr. Zinberg originated and executed our key strategy to feature a live auction format in the online retail sale of jewelry, an innovation that has accounted for a substantial part of our success over the past decade. Mr. Zinberg is a Class I director whose term expires at the 2013 Annual Meeting. Mr. Zinberg and his sister Marina Zinberg are participants in the proposed merger and have committed to vote their shares "For" adoption of the merger agreement and to exchange their shares of Company common stock for Glendon Group stock immediately prior to the merger, as described in greater detail in the section entitled "Interests of Our Directors and Executive Officers in the Merger" beginning on page 66.

        Leon Kuperman has served as our President since November 2008 and our Chief Technology Officer since January 2007. From 1998 to 2006 Mr. Kuperman was the Chief Technology Officer and co-founder of Truition, a leading provider of hosted and customizable eCommerce solutions for online sellers. Mr. Kuperman began his career at IBM Canada, where he served from 1993 to 1998 in IBM's Internet division. Mr. Kuperman holds a degree in computer science from York University. As noted in the section entitled "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger—Arrangements with Glendon Group" beginning on page 67, Glendon Group and Mr. Kuperman have discussed the possibility that Mr. Kuperman would be offered the opportunity to acquire up to 3% of the equity of Glendon Group for nominal consideration, although Glendon Group has no obligation to sell Mr. Kuperman such an interest and Mr. Kuperman has no right to buy such an interest.

        Claudia Y. Liu has served as our Chief Operating Officer since October 2006. Prior to that, she served as our Vice President of Operations since November 2002. From October 2001 to November 2002, Ms. Liu served as our Billing Manager. From January 1998 to May 2001, Ms. Liu served as a director and general manager of Cybertowers Pte. Ltd., a public company on the Kuala Lumpur Stock Exchange in Malaysia that specialized in satellite tracking systems. Ms. Liu is the wife of Mr. Kong. Ms. Liu holds a degree in Social Science from Sheng Cheng University, Taiwan. As disclosed in the Company's current report on Form 8-K, filed with the SEC on July 26, 2012, effective July 26, 2012, Ms. Liu was terminated without "cause" as defined in the employment agreement entered into by and between Ms. Liu and the Company dated as of February 21, 2007. Ms. Liu's termination was part of a planned reduction in force by the Company. Pursuant to the terms of her employment agreement, Ms. Liu will be paid all accrued compensation through the termination date, severance compensation of $255,000 (which equals one and one-half times Ms. Liu's current base salary), and the Company will provide Ms. Liu for the two year period following termination, at the Company's expense, all life insurance, disability, health and other employee benefits provided to Company employees generally.

        Lawrence Y. Kong has served as our Chief Financial Officer since January 2001, our Secretary and Treasurer since March 2006, and a director since July 2003. Mr. Kong earned a Bachelor of Science in Accounting (summa cum laude) from the University of South Alabama in June 1982 and a Master of Business Administration in Finance from the University of Chicago in June 1984. Mr. Kong passed the Certified Public Accountant examination (State of Illinois) in 1983 and is a member of the American Institute of Certified Public Accountants. Mr. Kong is the husband of Ms. Claudia Y. Liu, our former Chief Operating Officer. Mr. Kong brings to our Board over 28 years of management experience, including extensive experience in corporate finance, business strategy, and accounting. Mr. Kong is a Class II director whose term expires at the 2014 Annual Meeting.

        Jessica S. Kao has served as our Controller since March 2009. Prior to that, she served as our Assistant Controller since April 2008. From 2002 to March 2008, Ms. Kao served as the Corporate Accounting Manager, Accounting Supervisor, and Senior Accountant at Karl Storz Endoscopy America, a leading distributor of endoscopic equipment and provider of operation room integration technologies. Ms. Kao began her career at Tseng, Lee & Huang LLP, CPAs, a full service public accounting firm, where she served as an auditor and accountant from 1998 to 2001. Ms. Kao is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the University of Southern California.

        Peter G. Hanelt is a member of the Special Committee, has served as a director of the Company since March 2006, and was appointed Chairman of the Board in April 2010. Mr. Hanelt has been a self-employed business consultant since November 2003. Mr. Hanelt served as Chief Restructuring Officer and Chief Operating Officer of the Good Guys, a publicly traded regional consumer electronics retailer, from December 2001 through July 2003 and as a consultant from July 2003 through October 2003. Mr. Hanelt also serves as Chairman of the Board and as Chair of the Audit Committee of Silicon Image, a publicly traded manufacturer of semiconductors. Mr. Hanelt also serves as Chairman of Patelco Credit Union and as a director of Dignity Health, both not for profit companies, and InterHealth Nutraceuticals, Inc. and Coast Asset Management LLC, both private companies. From 1997 to May 2008, Mr. Hanelt served as a director of Shoe Pavilion, Inc., a publicly traded shoe retailer. Shoe Pavilion, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in July 2008. Mr. Hanelt holds a Bachelor of Science degree in Engineering from the United States Military Academy at West Point, and earned his MBA degree at the University of California, Berkeley. Mr. Hanelt brings to our Board, and in particular our Audit Committee, his analytical skills and broad experience on audit committees and Board membership. We believe Mr. Hanelt's qualifications to chair our Board of Directors and Audit Committee include his analytical skills and significant experience on audit committees, Board membership and in corporate governance and accounting. In addition, Mr. Hanelt holds an active CPA license and has spoken at several educational forums for CPA firms on the role of audit committees and Board members, both of which also contribute to his qualifications. Mr. Hanelt is a Class I director whose term expires at the 2013 Annual Meeting.

        Garry Y. Itkin is a member of the Special Committee, has served as a director of the Company since May 2007. He had previously served as a director of the Company from July 2003 to December 2006, when he resigned as a director. Mr. Itkin has served as the Chief Executive Officer of AFB Trading One, Inc., since 1999. Mr. Itkin served as our acting Chief Financial Officer from February 1999 until 2000. From November 1987 to May 1999, Mr. Itkin served as Managing Partner of Jeff Ratner & Associates, Inc., a public accounting and consulting firm in Beverly Hills, California. Mr. Itkin received his MBA degree from Pepperdine University in 1986. In 2005, Mr. Itkin received his JD degree from the Russian Federation North West Academy of Governmental Service and in 2006, Mr. Itkin received his LLM degree from the same university. Mr. Itkin brings to our Board extensive experience in business operations, finance, business strategy, and accounting. Mr. Itkin is a Class III director whose term expires at the 2012 Annual Meeting of stockholders and whose re-election in Proposal No. 5 is described in this proxy statement.

  Other

        Marina Zinberg is a principal stockholder of the Company. Ms. Zinberg and her brother David Zinberg are participants in the proposed merger and have committed to vote their shares "For" adoption of the merger agreement and to exchange their shares of Company common stock for Glendon Group stock immediately prior to the merger, as described in greater detail in the section entitled "Interests of Our Directors and Executive Officers in the Merger" beginning on page 66.

        Each person identified above is a United States citizen, except for Mr. Kuperman who is a permanent resident of the United States. None of the Company or any of its executive officers or directors has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Company or any of its executive officers or directors has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Glendon Group, Inc.

        Glendon Group, Inc., is a Delaware corporation, that was formed by Kia Jam in anticipation of the merger. Upon completion of the merger, the Company will be a direct wholly-owned subsidiary of Glendon Group. Glendon Group owns 500,000 shares of common stock of the Company (representing approximately 2.7% of the outstanding shares, pursuant to a contribution made in accordance with the share delivery agreement between our founder, David Zinberg, and his sister Marina Zinberg, and Glendon Group. Mr. and Ms. Zinberg have also committed to contribute all of their shares of common stock of the Company to Glendon Group immediately prior to the effective time of the merger, in exchange for equity interests of Glendon Group. See "SPECIAL FACTORS—Contribution Agreement" beginning on page 65 and "SPECIAL FACTORS—Share Delivery Agreement" beginning on page 66.

        Glendon Group's principal executive offices are located at 2425 Colorado Blvd., Suite B-205, Santa Monica, CA 90404 and its telephone number is (310) 828-6767.

        Kia Jam has for over the approximately past fifteen years served as president or a principal officer of K. Jam Media, its predecessors, and its affiliated companies, collectively KJMA. K. Jam Media is at the hub of an entertainment group with interests in finance, private equity transactions, production and distribution of entertainment content. During his tenure with KJMA, he has produced or financed or caused to be financed over 20 motion pictures. Prior to KJMA, he was recruited by James Cameron's visual effects company, Digital Domain, where he was involved in all levels of production on various projects including over 60 television commercials. Either directly or in his capacity for KJMA, he has served as a consultant for numerous entertainment companies including MIRAMAX. He graduated in 1993 from the University of California Irvine with a degree in Political Science.

        David Bergstein, Mr. Bergstein is the principal of the consultant and a principal of Cyrano Group, entities described in "SPECIAL FACTORS—Background of the Merger." Glendon Group has indicated it expects to reimburse Mr. Bergstein for his out-of-pocket expenses incurred in introducing Glendon Group to the Company and assisting Glendon Group in negotiating the terms of the merger agreement. Glendon Group also has advised the Company that it may, in its discretion, issue Mr. Bergstein an equity interest in Glendon Group, which the Company has been advised would represent less than 9% of the fully diluted equity of Glendon Group after the merger, if issued.

Mr. Bergstein also has directly, and through his affiliated entities, from time to time engaged or been involved in financing and other transactions that are unrelated to the Company with Mr. Jam, Weston Capital Management LLC or their respective affiliates. Mr. Bergstein has not engaged or been involved with any prior transactions with David or Marina Zinberg.

        Messrs. Jam and Bergstein are United States citizens. Neither Mr. Jam nor Mr. Bergstein have, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining either of them from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Bidz Acquisition Company, Inc.

        Bidz Acquisition Company, Inc., referred to as "Merger Subsidiary" in this proxy statement, is a Delaware corporation formed by Glendon Group in anticipation of the merger. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Subsidiary will be merged with and into the Company and the Company will survive the merger as a wholly-owned subsidiary of Glendon Group. Merger Subsidiary's principal executive offices are 2425 Colorado Blvd., Suite B-205, Santa Monica, CA 90404 and its telephone number is (310) 828-6767.

THE ANNUAL MEETING

Date, Time, Place and Purpose of the Annual Meeting

        This Proxy Statement and the accompanying proxy card are being furnished to stockholders by the Board of Directors of Bidz.com, Inc. ("Bidz" or the "Company" or "we" or "us"), a Delaware corporation, in connection with the 2012 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the "Annual Meeting"). The Annual Meeting will be held at [        ] a.m., local time, [                    ], 2012, at the Company's office, 3562 Eastham Drive, Culver City, California 90232. Directions to attend the Annual Meeting can be found on our website at www.bidz.com. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [                  ], 2012.

        At the Annual Meeting, you will be asked to consider and vote on the following matters:

  •
  a proposal to adopt the merger agreement (Proposal No. 1);

  •
  a proposal to adjourn the Annual Meeting, if the Board determines based upon the recommendation of the Special Committee that it is necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement (Proposal No. 2);

  •
  an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable (Proposal No. 3);

  •
  a proposal authorizing an amendment to our Certificate of Incorporation to effect a reverse split of the Company's outstanding common stock if the proposal to adopt the merger agreement is not approved or the merger is otherwise not consummated and the Board determines that a reverse stock split is necessary or appropriate to maintain its listing on the Nasdaq Stock Market (Proposal No. 4);

  •
  a proposal to elect Garry Y. Itkin as a Class III director to serve for a 3 year term expiring in 2015 (Proposal No. 5);

  •
  a proposal to ratify the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012 (Proposal No. 6); and

  •
  such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Our stockholders must adopt the merger agreement for the merger to occur. Under the terms of the merger agreement, adoption of the merger agreement requires the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders. A copy of the merger agreement is attached to this proxy statement as Annex A.

Record Date and Quorum

        All holders of record of our common stock as of the close of business on [                  ], 2012, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were [            ] shares of our common stock issued and outstanding.

        The holders of a majority of the outstanding shares of our common stock entitled to vote at the close of business on the record date represented in person or by proxy will constitute a quorum for purposes of conducting business at the Annual Meeting, including voting on the proposals discussed above. In the absence of a quorum, the stockholders present in person or by proxy at the Annual Meeting may by the affirmative vote of a majority of the shares present in person and entitled to vote thereon adjourn the Annual Meeting until a quorum is achieved. However, if there is a quorum present, an adjournment pursuant to Proposal No. 2 will require the approval of the holders of a majority of the outstanding shares entitled to vote thereon. Once a share is present in person or by proxy at the Annual Meeting it will be counted for the purpose of determining whether a quorum is present at the Annual Meeting and any adjournment of the Annual Meeting. However, if a new record date is set for the adjourned Annual Meeting, then a new quorum must be established.

Required Votes

  Adoption of the Merger Agreement (Proposal No. 1)

        Under Delaware law and the terms of the merger agreement, the merger agreement must be adopted by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders (i.e., those stockholders other than Glendon Group, Merger Subsidiary, each affiliate of Glendon Group or Merger Subsidiary, each beneficial owner of securities of Glendon Group or Merger Subsidiary or their respective affiliates, David Zinberg and Marina Zinberg and each director or officer of the Company).

  Approval of the Adjournment to Solicit Additional Proxies (Proposal No. 2)

        The proposal to adjourn the Annual Meeting, if the Board deems it necessary or appropriate based upon the recommendation of the Special Committee to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

  Approval of Executive Compensation (Proposal No. 3)

        The approval of the compensation proposal requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

  Approval of Reverse Stock Split (Proposal No. 4)

        The authorization to amend the Certificate of Incorporation to give effect to a reverse stock split requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

  Election of Directors (Proposal No. 5)

        The election of directors requires a plurality of the votes cast at a stockholder meeting at which a quorum is present.

  Ratification of Appointment of Independent Auditor (Proposal No. 6)

        The ratification of the appointment of Marcum LLP as our independent auditor for the fiscal year ending December 31, 2012, requires the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon.

        As of the record date for the Annual Meeting, the directors and executive officers of the Company (including Mr. Zinberg) beneficially owned, in the aggregate, [            ] shares of our common stock, or approximately [        ]% of our common stock outstanding as of the record date. Directors and executive officers other than Mr. Zinberg beneficially owned, in the aggregate, [            ] shares of our common

stock, representing approximately [            ]% of our outstanding common stock, as of the record date. Pursuant to the voting agreement described in "SPECIAL FACTORS—Voting Agreement," Mr. Zinberg and his sister Marina Zinberg have agreed to vote the [            ] shares beneficially owned by them (representing approximately [    ]% of the shares outstanding as of the record date, "FOR" adoption of the merger agreement and in favor of any related proposal legally necessary to consummate the merger and the transactions contemplated by the merger agreement, including the proposal to adjourn the Annual Meeting to solicit additional votes to adopt the merger agreement (Proposal No. 2).

        Our directors and executive officers (including Mr. Zinberg and Mr. Kuperman) have informed us that they intend to vote all of their shares of our common stock "FOR" Proposals Nos. 1, 2, 3, 4, 5 and 6.

        If you fail to vote by proxy or in person or "abstain" from voting and a quorum is present, your failure to vote or abstention will have the same effect as a vote "against" Proposals Nos. 1, 2, 3, 4 and 6 and will have no effect on Proposal No. 5 because Proposal No. 5 is subject to a plurality voting standard. Only shares affirmatively voted for Proposals Nos. 1, 2, 3, 4, 5 and 6, including properly executed proxies that do not contain specific voting instructions will be counted "FOR" the approval of such Proposals.

Proxies

        If you are a stockholder of record and submit a signed proxy card by mail, your shares will be voted at the Annual Meeting as you indicate on your proxy card. If you sign and return a proxy card without indicating how your shares should be voted, your shares will be voted:

  •
  "FOR" the adoption of the merger agreement (Proposal No. 1),

  •
  "FOR" adjournment of the Annual Meeting, if the Board determines based upon the recommendation of the Special Committee it to be necessary or appropriate, to solicit additional proxies (Proposal No. 2),

  •
  "FOR" approval of executive compensation (Proposal No. 3),

  •
  "FOR" authorization of an amendment to the Certificate of Incorporation to effect a reverse stock split (Proposal No. 4) if the merger agreement is not adopted or the merger otherwise not consummated,

  •
  "FOR" the election of Garry Y. Itkin as a Class III director (Proposal No. 5), and

  •
  "FOR" the ratification of the appointment of Marcum LLP, as our independent auditor for the fiscal year ending December 31, 2012 (Proposal No. 6).

Broker Non-Votes

        If your shares are held for you in "street name" by your bank, broker or other nominee holder, you should instruct them how you want them to vote your shares by following the voting instructions provided by them. If you have not received such voting instructions or require further information regarding such voting instructions, you should contact your bank, broker or other nominee holder for directions on how to vote the shares they hold for you.

        Under the Nasdaq rules, brokers who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the adoption of the merger agreement, approval of an adjournment of the Annual Meeting to solicit additional proxies, approval of executive compensation in connection with a merger, authorization of an amendment to the Certificate of Incorporation to effect a reverse stock split, and the election of directors. Therefore, absent specific instructions you, your bank, broker or other nominee holder are not empowered to vote the shares they hold for you with respect to the approval of Proposals Nos. 1 through 5. With respect to Proposal No. 6, the ratification of the appointment of our independent auditor, banks, brokers and other nominee holders do have the discretionary power to vote shares absent specific voting directions from the beneficial owners of such shares.

        Shares that are not voted at the Annual Meeting because the bank, broker or other nominee holder did not receive voting instructions for the beneficial owner for whom they hold those shares and do not have discretion to vote the shares without such instructions, are called "broker non-votes." Shares held by persons attending the Annual Meeting but not voting in person or by proxy, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions. Abstentions and broker non-votes, if any, will be treated as shares that are present at the Annual Meeting for purposes of determining whether a quorum exists, but will have the same effect as a vote "against" the adoption of the merger agreement. Abstentions also will have the same effect as a vote "against" Proposals 2, 3, 4 and 6, but will have no effect on Proposal No. 5 (the election of directors) because Proposal No. 5 is subject to a plurality voting standard.

        Brokers do not have discretionary authority to vote on Proposals Nos. 1, 2, 3 and 4. Broker non-votes will count as votes against such Proposals. Brokers also do not have discretion to vote on Proposal No. 5, but because the election of directors (Proposal No. 5) is a plurality vote, broker non-votes will have no effect on such Proposal. Banks, brokers and other nominee holders have discretion to act upon Proposal No. 6 in the absence of voting instructions from the beneficial owner. Therefore, if you do not give your nominee holder(s) specific voting instructions on Proposal No. 6, they may vote your shares on Proposal No. 6 as they determine in their discretion. However, if your nominee holder elects in its discretion not to vote on Proposal No. 6, it will have the same effect as a vote against Proposal No. 6.

Revoking a Proxy

        You may revoke your proxy at any time before your shares are voted at the Annual Meeting. To revoke your proxy for shares held in your name, you must (i) advise the Corporate Secretary of the Company of the revocation in writing, (ii) submit by mail a new proxy card with a date later than the date of the proxy you wish to revoke or (iii) attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting, without voting, will not by itself revoke a prior proxy.

        If your shares are held for you in "street name" through a bank, broker or other nominee holder, and you have instructed your nominee to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker or other nominee to change your vote. If that is your situation, please contact your nominee for instructions as to how to validly revoke or change your vote.

Other Business

        The Company does not expect that any matters will be brought before the Annual Meeting other than Proposals Nos. 1, 2, 3, 4, 5 and 6. However, the persons appointed as proxies in the proxy card will have discretionary authority to vote upon any other business that properly comes before the Annual Meeting and is unknown by the Company a reasonable time prior to the solicitation of proxies.

Adjournments and Postponements

        The Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies, if the Board determines it to be necessary or appropriate based upon the recommendation of the Special Committee. Any adjournment may be made without notice (if the adjournment is not for more than 30 days and if after the adjournment a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting. If a quorum is not present at the Annual Meeting, holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat may adjourn the Annual Meeting. Unless you specifically indicate otherwise on your proxy card, your shares will be voted "FOR" any adjournment of the Annual Meeting, if the Board determines it to be necessary or appropriate, to solicit additional proxies based upon the recommendation of the Special Committee. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who already have sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as so adjourned or postponed.

Solicitation of Proxies

        The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne solely by the Company. Proxies may be solicited in person, by telephone, e-mail, facsimile or other means by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation for such services.

        The Company will reimburse brokers, banks and other nominees upon request for their expenses incurred in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. The Company has retained Okapi Partners LLC to assist it in the solicitation of proxies for the Annual Meeting. The Company has paid Okapi Partners LLC a retainer of $7,500 to be applied against a final fee that is expected to be up to approximately $25,000, depending upon the actual proxy solicitation services provided, and not including the reimbursement of out-of-pocket expenses. The fees payable to Okapi Partners LLC are being paid by the Company.

SPECIAL FACTORS

Background of the Merger

        On April 2, 2010, the Company terminated its financing agreement with Bank of America due to the cost of maintaining the credit line, including expenses and ongoing human resource efforts required to manage credit reporting, as well as uncertainty concerning the renewal of the credit line. Subsequently, the Company sought to arrange financing for its working capital and other needs with several lenders. In August 2010, the Company received a financing proposal from a commercial bank relating to a $10 million senior secured financing. In October 2011, after conducting due diligence on the Company, that bank declined to offer financing to the Company, citing the then pending investigation by the Securities and Exchange Commission and civil litigation against the Company. The Company sought to obtain financing proposals from other banks, including a former lender, but those banks declined to submit financing proposals. The Company considered seeking alternative sources of financing, but concluded that in light of the then pending SEC investigation and ongoing civil litigation, the interest rate, financial covenants and other terms of alternative financings likely would be too expensive or restrictive on the Company.

        On May 6, 2011, the Company entered into a 12 month consulting agreement with a third party (the "Consultant"), pursuant to which the Consultant was to provide certain advisory and other services to the Company, including assistance in arranging a line of credit and other financing for the Company's business. In connection with the consulting agreement, the Company issued to the Consultant five year warrants to purchase common stock. Exercise of the warrants was conditioned on, among other things, the Consultant arranging a binding financing commitment for the Company that was acceptable, in the sole discretion of the Company's Board of Directors, not later than August 5, 2011, for a $10 million or greater credit facility on terms outlined in the agreement. The Consultant presented the Company with a proposed secured loan facility for the Company for $10 million that outlined certain additional covenants and terms. The Board of Directors rejected this loan proposal, as the loan proposal included several provisions the Company considered unacceptable, including a requirement that the loan be secured by all of the assets of the Company, limitations on the Company's borrowing base that the Company considered highly restrictive, specific financial covenants and events of default and significant penalties upon any default. Based on the fact that the proposed financing terms were not acceptable, in the business judgment of the Board of Directors, and that the Consultant did not meet the deadline for delivering an acceptable financing commitment specified in the consulting agreement, the Company therefore terminated the consulting agreement and warrants in accordance with their respective terms. Following the termination, the Consultant requested a meeting to discuss a potential strategic transaction with the Company, and the meeting took place in late August 2011.

        On August 12, 2011, the Company was notified by the NASDAQ Stock Market ("Nasdaq") that it was not in compliance with the NASDAQ Capital Market's minimum bid price requirement for continued listing, as set forth in Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Rule"), because the bid price per share for the Company's common stock had closed below the $1.00 minimum bid price requirement for at least 30 consecutive trading days. Nasdaq advised the Company that due to its non-compliance with the Minimum Bid Price Rule, its stock was subject to delisting. Nasdaq granted the Company a grace period of 180 days, until February 8, 2012, in which to regain compliance with the Minimum Bid Price Rule, and confirmed that during the grace period the Company's shares would continue to be listed on Nasdaq.

        Following the late August 2011 meeting, in early September 2011, one of the principals of the Consultant transmitted to the Company an indication of interest for a transaction in which the Company would exchange its assets for the assets of a private company in a different line of business than the Company, and David Zinberg and his affiliates would contribute their stock of the Company to the acquiring entity in exchange for an ownership interest in the subsidiary of the acquiring company that would operate the Company's business after the proposed asset exchange.

        On October 21, 2011, the same affiliate of the Consultant transmitted a more detailed indication of interest regarding the proposed transaction described in the September indication of interest. On October 25, 2011, such affiliate of the Consultant submitted a separate draft letter of intent to David Zinberg regarding the terms of the proposed contribution and equity exchange transaction described in the September and October 21, 2011 submissions.

        On October 28, 2011, the affiliate of the Consultant recirculated the indications of interest described above to the Company and its counsel and requested a meeting with the Company and its counsel to discuss the same. In light of the potential involvement of Mr. Zinberg and potentially other members of management, the Board of Directors determined to form a Special Committee of the Board of Directors, comprised of Peter G. Hanelt and Garry Y. Itkin, both of whom are independent directors within the meaning of the applicable NASDAQ and SEC director independence standards. The Special Committee ultimately determined that there would be significant expense and risk to consummating such a transaction and it would be difficult to accurately evaluate any potential risk and benefits to the Company and its stockholders. Therefore, the Special Committee decided to terminate discussion regarding the proposed transaction.

        On November 3, 2011, the Board of Directors held a meeting in part to consider the indication of interest letter. On the same day, the Company and the affiliate of the Consultant discussed the indication of interest letter.

        On December 6, 2011, the affiliate of the Consultant submitted a revised proposed indication of interest to the Company. The Company and members of the Special Committee met with the Consultant affiliate on December 22, 2011 to discuss the revised proposed indication of interest. The Special Committee informed the Consultant affiliate that it continued to have the concerns previously expressed about the transaction, including the risk and expense of the transaction, and that any further proposal from them would need to have consideration that is more capable of being valued, such as cash. On December 23, 2011, the affiliate of the Consultant withdrew the letter of intent.

        On January 10, 2012, the Company was notified by Nasdaq that due to the vacancy on the Company's Board of Directors resulting from Mr. Man Jit Singh's decision not to stand for re-election at the Company's 2011 Annual Meeting, the Company was not in compliance with Nasdaq's independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the "Independent Director Rule"). Nasdaq advised that it would allow the Company until the earlier of the Company's 2012 annual stockholders' meeting or May 17, 2012 to regain compliance with the Independent Director Rule.

        On January 13, 2012, the Company received an indication of interest from Cyrano Group, Inc., an affiliate of the Consultant and Glendon Group. The written indication of interest contemplated an acquisition of 100% of the capital stock of the Company at a price of $0.59 in cash per share, which represented an approximate 40% premium over the then 30-day and 90-day average trading price of the Company's stock of $0.42. The indication of interest requested that the Company enter into exclusive negotiations, and contemplated that unspecified members of management would have unspecified equity ownership interests in the Company after the transaction, and that the transaction would be conditioned upon unspecified members of management entering into agreements to provide services and that unspecified stockholders would enter into agreements to support the proposed acquisition. This indication of interest stated that there were no agreements with members of management or Company stockholders with respect to the foregoing matters. The closing sale price of the Company's common stock on January 12, 2012, the last trading day prior to the submission of the indication of interest, was $0.50 per share.

        On February 3, 2012, following a telephone discussion between Nasdaq and the Company's counsel, the Company delivered a letter to Nasdaq requesting an additional 180 day grace period in which to satisfy the Minimum Bid Price Rule for continued listing on the Nasdaq Capital Market.

        On February 8, 2012, the Company received an unsolicited inquiry from a Canadian entity purporting to represent an unnamed client with an interest in discussing a potential acquisition of the Company. The Canadian inquiry did not include any information about the unnamed client or the proposed price or terms of any acquisition proposal, but requested that Mr. Hanelt contact the representative for additional information. Given the lack of specificity or details in the inquiry, the Company did not consider this inquiry to be a bona fide transaction proposal and determined not to respond at that time.

        On February 9, 2012, the Company received a revised indication of interest from Cyrano Group, Inc., proposing an acquisition of 100% of the capital stock of the Company at an unspecified price per share. This revised indication of interest again requested exclusive negotiations and referenced potential agreements with unspecified members of the Company's management and stockholders regarding providing services and holding unspecified equity interests in the Company after the acquisition and otherwise agreeing to support the proposed acquisition. This written indication of interest again stated that there were no agreements with members of management or Company stockholders with respect to the foregoing matters. The closing sale price of the Company's common stock on February 8, 2012, the last trading day prior to the submission of the written indication of interest, was $0.54 per share.

        Also on February 9, 2012, the Company was notified by Nasdaq that its staff had determined to allow the Company until August 6, 2012 to regain compliance with the Minimum Bid Price Rule, based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule, and the Company's written notice (pursuant to the February 3, 2012 letter to Nasdaq referred to above) of its intention to cure the Minimum Bid Price Rule deficiency by effecting a reverse stock split no later than the August 6, 2012 compliance deadline.

        On February 14, 2012, the Special Committee retained Bingham McCutchen LLP ("Bingham") to serve as the Special Committee's legal advisor in connection with responding to the Cyrano Group's indication of interest and considering and evaluating other alternatives available to the Company. Mr. Hanelt, the Chairman of the Special Committee, contacted and interviewed other potential legal advisors, prior to engaging Bingham. Prior to being engaged to represent the Special Committee, Bingham fully disclosed that in 2007 it had represented an entity affiliated with an affiliate of Cyrano Group in an unrelated proposed acquisition. Bingham also advised the Special Committee that such engagement had been terminated and Bingham did not perceive any conflict of interest in representing the Special Committee in the proposed matter.

        On February 23, 2012, the Special Committee held an initial meeting with John L. Filippone of Bingham, its legal advisor. At that meeting, the Special Committee and its legal advisor discussed, among other things, the two unsolicited Cyrano Group indications of interest described above, the unsolicited Canadian inquiry, the fiduciary obligations of directors generally and in the context of evaluating a potential change of control of a Delaware corporation (including in the context of a transaction in which a controlling stockholder or members of management have an interest and therefore arguably stand on both sides of the transaction), and reviewed general background information regarding the Company's business and current outlook. Following such discussions, Mr. Hanelt indicated that he would contact the Canadian party to determine whether the Canadian inquiry had merit for additional consideration. The Special Committee also directed Mr. Filippone to contact Aaron A. Grunfeld, Cyrano Group's counsel, to discuss the Special Committee's initial comments and concerns with respect to the transactions terms proposed in the two draft indications of interest, including the fact that the revised indication of interest did not specify a price per share and was significantly less detailed than the initial indication of interest, and therefore it was not clear whether the revised indication of interest was intended to change or supersede the terms in the initial expression of interest. The Special Committee also directed Mr. Filippone to indicate that, to the extent a controlling stockholder or members of management would have an interest in the transaction, the transaction should be subject to a non-waiveable condition that a majority of the unaffiliated stockholders approve such transaction (i.e. a "majority of the minority" condition), and there should be a reasonable "go shop" period to allow the Company to solicit more favorable transactions, in addition to customary fiduciary outs in the event a superior transaction proposal is submitted to the Company or an intervening event renders the proposed transaction to no longer be in the best interests of the Company's stockholders.

        On February 24, 2012, Mr. Filippone discussed the revised written indication of interest with Mr. Grunfeld, counsel to Cyrano Group. Mr. Filippone indicated specifically that if exclusive negotiations were to be conducted with Mr. Grunfeld's client that resulted in a definitive transaction agreement, it was the Special Committee's expectation that such an agreement would include a non-waiveable "majority of the minority" stockholder approval condition as described above, and a reasonable "go shop" period to allow the Company to solicit alternative transactions that would be more favorable to the Company's stockholders than the negotiated transaction. Mr. Filippone also indicated that if Mr. Grunfeld's client wanted to continue discussions, Mr. Grunfeld should prepare a more detailed proposal responding to the Special Committee's comments and concerns which could be reviewed and responded to by the Special Committee.

        On March 2, 2012, Mr. Grunfeld submitted to the Special Committee on behalf of his client a revised proposal and a non-disclosure agreement again requesting exclusive negotiations and reflecting, among other terms, a price of $0.72 in cash per share, a 15 day "go shop" period with a potential 15 day extension under certain limited circumstances, an expense reimbursement of 120% of Cyrano Group's expenses if a higher offer resulted from the "go shop process" and Cyrano Group determined not to increase its offer price, and a $1,000,000 termination fee payable to Cyrano Group under certain circumstances. The revised proposal did not contemplate a non-waiveable "majority of the minority" stockholder approval condition as described above. The revised proposal again referenced potential agreements with unspecified members of the Company's management and stockholders regarding providing services and holding unspecified equity interests in the Company after the acquisition and otherwise agreeing to support the proposed transaction, but reiterated that there were no agreements with members of management or stockholders regarding the foregoing matters.

        On March 6, 2012, the Special Committee met with Mr. Filippone to review Cyrano Group's revised acquisition proposal. After discussing the revised terms, the Special Committee directed Mr. Filippone to contact Mr. Grunfeld to discuss specific concerns, changes and responses to those terms, including that the price was inadequate and should be increased, that the proposed "go shop" period was too short to allow a meaningful opportunity to solicit and negotiate any alternate transaction with an alternate bidder, and other matters. Mr. Filippone also was directed to emphasize that there should be no discussions, agreements or arrangements between Cyrano Group or its affiliates and any members of management or stockholders of the Company regarding providing services to or having an equity interest in the Company after the acquisition or otherwise agreeing to support the proposed transaction without prior notice to and the consent of the Special Committee.

        On March 7, 2012, Mr. Hanelt, the chairman of the Special Committee, spoke to a representative of the Canadian party that had previously contacted the Company, as described above. Mr. Hanelt was advised that the unnamed client was only interested in companies meeting minimum specified net income and earnings standards, which the Company did not satisfy.

        On March 8, 2012, Mr. Filippone spoke to Mr. Grunfeld regarding the terms reflected in the revised draft letter of intent. During that discussion, Mr. Grunfeld requested that Mr. Filippone prepare a mark-up of the most recent draft to reflect the Special Committee's specific concerns and proposals to be reviewed by Mr. Grunfeld and his client.

        During the period from March 9th through March 18th, 2012, the parties continued to discuss and negotiate the proposed terms of the letter of intent and a related non-disclosure agreement.

        On March 12, 2012, pursuant to an action by unanimous written consent, the Board of Directors ratified the appointment of Messrs. Hanelt and Itkin as the sole members of the Special Committee and expressly authorized and delegated authority to the Special Committee to, among other things, respond to the transaction proposal reflected in the letters of intent described above and to evaluate, negotiate and make recommendations to the Board regarding such transaction proposal and any other alternatives that may be available to the Company, including maintaining the status quo. That written consent also expressly directed that members of management be instructed to refrain from engaging in any discussions or entering into any agreements or arrangements that might give the appearance of a conflict of interest or call into question the neutrality of the Company's management in interacting with alternative bidders or evaluating other alternatives for the Company absent approval of such discussions and negotiations with the Special Committee.

        On March 18, 2012, the Special Committee approved the execution of a non-binding letter of intent with Cyrano Group, which contemplated a non-waiveable majority of the minority stockholder approval condition and a go shop period of 30 days with an additional 15 days to complete negotiations with any third party bidders who submitted an acquisition proposal during the initial go shop period, among other terms. Although the proposed offer price remained at $0.72 a share, Mr. Filippone advised Mr. Grunfeld that it was the Special Committee's view that such amount represented only a basis to negotiate from, but did not represent the Special Committee's agreement on price, which would be subject to further negotiation. Mr. Grunfeld confirmed that it was his client's desire and expectation that Mr. Zinberg and his sister would roll over some or all of their stock of the Company and would execute voting agreements to support the transaction with the Cyrano Group, but confirmed that according to his clients and Mr. Zinberg there were no specific arrangements or understandings with respect to those matters and that they were willing to defer any such discussions until the Special Committee authorized them.

        On March 20, 2012, Mr. Grunfeld submitted a written due diligence request. In response to such request, the Company populated a virtual due diligence data room with the information requested by Mr. Grunfeld and additional information from time to time requested by or on behalf of Mr. Grunfeld's client.

        During the following weeks, Cyrano Group conducted due diligence on the Company and the Company requested financial due diligence from Cyrano Group regarding its proposed source of funds for the proposed transaction and other matters.

        On April 12, 2012, the Special Committee met with Bingham to discuss the status of ongoing due diligence and in particular the need for definitive information regarding financing arrangements for the proposed transaction. Mr. Hanelt also reported that he had spoken to one of the principals of Cyrano Group and indicated that in light of the Company's ongoing Nasdaq non-compliance issues and compliance deadlines, and the significant expense being incurred by the Company in discussing a potential transaction with Cyrano Group, Cyrano Group should prepare a draft definitive agreement for the Special Committee's review, if Cyrano Group remained interested in pursuing discussions. Mr. Hanelt also indicated he had reiterated the need for financial due diligence information confirming that if a definitive transaction agreement were signed, the purchaser would have the financial means to fund its obligations and, if the transaction did not close, there would be an entity of substance against whom the Company would have recourse. Mr. Filippone advised the Special Committee he had a similar discussion with Cyrano Group's counsel and that during that conversation Cyrano Group's counsel indicated his client was satisfied with its due diligence conducted to date and was preparing a draft definitive transaction agreement.

        Following the Special Committee's April 12, 2012 meeting, the Board of Directors held a regular meeting, at which Messrs. Hanelt, Itkin and Filippone provided a short status update regarding the transaction discussions. The update did not include any discussion of specific transaction terms or any negotiation goals or strategies of the Special Committee or its legal advisors.

        Also on April 12, 2012, the Special Committee met with representatives of two investment banks to discuss their potential engagement as the Special Committee's financial advisors. The Special Committee determined to interview the potential financial advisors because they believed that discussions with Cyrano Group were at a stage that the benefits of receiving the specialized advice and guidance of an experienced financial advisor justified the expense of retaining such an advisor, despite the risk that a definitive transaction on acceptable terms might not ultimately result from the discussions with Cyrano Group or another party.

        On April 16, 2012, Mr. Grunfeld delivered the initial draft of the proposed merger agreement. That draft indicated that Cyrano Group would be the buyer entity, but Glendon Group, a newly formed entity affiliated with the Cyrano Group, was subsequently substituted as the designated purchaser in the proposed transaction.

        On April 17, 2012, the Special Committee met with Bingham to discuss the initial draft merger agreement, as well as the Special Committee's concerns and proposed responses thereto. Also at this meeting, the Special Committee reviewed the meetings it held with the two potential financial advisors it interviewed as potential financial advisors, and determined to engage Imperial Capital, LLC as the Special Committee's financial advisor. In selecting Imperial Capital, LLC as the Special Committee's financial advisor, the Special Committee, in consultation with their legal advisors, identified two investment banks experienced in providing financial advisory services to middle market and lower middle market companies. The Special Committee interviewed representatives from both firms, evaluated the terms of engagement proposed by both firms, and selected Imperial Capital, LLC based on its experience with mergers and acquisition matters as a full-service investment banking firm offering a wide range of advisory, finance and trading services, including rendering financial advice and fairness opinions to companies and special committees engaged in mergers and acquisition transactions such as the merger. The Special Committee also directed Mr. Filippone to prepare a revised draft merger agreement based on their discussions, and to reiterate to Mr. Grunfeld that the Special Committee still had not received adequate financial information despite repeated requests. The Special Committee also determined that pending the analysis and advice of Imperial Capital, they should delete references to the $0.72 per share price and to reiterate to Mr. Grunfeld that price remained subject to negotiation.

        On April 25, 2012, Mr. Grunfeld advised Mr. Filippone that Glendon Group proposed to fund its obligations under the proposed merger agreement with the proceeds from an equity commitment from a fund affiliated with Weston Capital Management, LLC, and sent Mr. Filippone a draft equity commitment letter and financial information regarding such affiliated fund. Mr. Filippone indicated that the Special Committee would review the terms of the proposed equity commitment letter and advised Mr. Grunfeld that the Special Committee also wanted a guarantee from Weston Capital and such affiliated fund, to provide recourse in the event a definitive transaction agreement was entered into but the transaction did not close in circumstances in which the equity commitment obligation would be triggered. Mr. Filippone also requested a conference call with principals of Weston Capital to discuss the proposed equity commitment and guarantee arrangement, as well as additional information regarding the affiliated fund.

        On April 26, 2012, Mr. Grunfeld sent Mr. Filippone an executed copy of the equity commitment letter described above, and representatives of Glendon Group, Weston Capital and their respective counsel held a conference call with Mr. Hanelt and Mr. Filippone to discuss Glendon Group's source of funds for the proposed transaction. On that call, Albert Hallac, a principal of Weston Capital, confirmed that Weston Capital and an affiliated fund would provide a joint and several equity commitment to Glendon Group in an amount sufficient to satisfy its obligations under the merger agreement, and that those entities also would be willing to execute and deliver a joint and several guarantee of Glendon Group and Merger Subsidiary's obligations under the merger agreement, including any obligations arising as a result of a breach thereof. However, on that call, Glendon Group and Weston Capital indicated that Weston Capital was only willing to make such arrangements if definitive documents could be finalized and executed by April 30, 2012. Messrs. Hanelt and Filippone indicated that such a deadline would not allow the Special Committee adequate time to evaluate and negotiate any proposed transaction and would not allow Imperial Capital, its recently selected financial advisor, sufficient time to complete its work and advise the Special Committee. Messrs. Hanelt and Filippone also indicated that if that date was a firm deadline the Special Committee would have to meet and determine whether to terminate discussions. Mr. Filippone also indicated he had reviewed and had comments on behalf of the Special Committee with respect to the executed equity commitment letter sent by Mr. Grunfeld, and was preparing a form of joint and several guarantee for Weston Capital and its affiliated fund to execute if and when a definitive merger agreement was signed. Mr. Zinberg attended this conference call but did not participate in the discussions, which were limited to the proposed equity commitment and guarantee arrangements, information regarding Weston Capital's affiliated fund, and the timeline and process for concluding due diligence and negotiations to determine whether a mutually agreeable transaction could be negotiated.

        On April 27, 2012, representatives of Glendon Group, Weston Capital and their respective counsel held a conference call with Mr. Filippone on which Mr. Hallac offered to extend the equity commitment deadline to May 15, 2012 to allow the parties sufficient time to determine whether mutually acceptable definitive transaction documents could be negotiated. On this call, a representative of Glendon Group expressed concern that the level of expense reimbursement and termination fees payable upon a termination of the merger agreement, as reflected in the then current draft agreement, likely would not be adequate to cover their transaction costs. However, Mr. Filippone indicated that those levels were considered by the Special Committee to be appropriate and were unwilling to increase them, given the then proposed purchase price. The Glendon Group representative indicated that they proposed to address this potential expense shortfall by asking Mr. Zinberg to transfer up to 500,000 shares of his common stock to Glendon Group if the merger agreement was signed but the merger was not completed, thereby allocating a portion of the transaction risk to Mr. Zinberg given his proposed participation in the transaction. Mr. Filippone asked if such an arrangement had been agreed, but was advised that it was only a general proposal without any specifically agreed terms. Mr. Zinberg again attended this conference call, but other than the discussions regarding the potential share transfer arrangement described in the preceding sentence, the discussions again were limited to the proposed equity commitment and guarantee arrangements and the timeline and process for concluding negotiations to determine whether a mutually agreeable transaction could be negotiated.

        On April 30, 2012, the Special Committee engaged Imperial Capital LLC as its financial advisor, and Imperial Capital began conducting its due diligence and financial analysis of the Company to provide the Special Committee advice that could be considered by the Special Committee in negotiating price and evaluating the transaction.

        Also on April 30, 2012, the Special Committee met with Bingham to discuss the status of negotiations and the substance of the April 26th and 27th teleconferences described above. Mr. Filippone also advised the Special Committee that he had committed to provide comments to the equity commitment letter proposed by Weston Capital and a draft joint and several guarantee to be executed by Weston Capital and its affiliated fund, and that such documents were being finalized and would be delivered to Glendon Group and Weston Capital later that afternoon. Mr. Filippone also reviewed with the Special Committee the hypothetical timeline for completing negotiations and the need for proper preparation and coordination such that, if a definitive transaction agreement were to be executed and announced, the "go shop" process could be promptly initiated. A representative of Imperial Capital, the Special Committee's financial advisor, then joined the meeting to review the work Imperial Capital had been and would be conducting, discussed the items and status of information Imperial Capital needed from the Company to complete its work, including projections prepared by the Company's management, and the anticipated timeline for completing their work. The representative also described the general financial analysis process, including the types of valuation methodologies typically applied, and answered questions from the Special Committee and Mr. Filippone regarding such matters.

        On April 30, 2012, Mr. Grunfeld delivered a revised draft merger agreement to Mr. Filippone and Mr. Filippone delivered comments to the draft equity commitment letter and an initial draft of the proposed guarantee to Mr. Grunfeld.

        On May 3, 2012, Mr. Grunfeld delivered to Mr. Filippone an initial draft contribution agreement pursuant to which Mr. Zinberg and his sister Marina Zinberg would agree to contribute their shares of common stock to Glendon Group immediately prior to the merger in exchange for equity of Glendon Group, and a draft voting agreement pursuant to which Mr. and Ms. Zinberg would commit to vote their shares in favor of the Glendon Group transaction.

        On May 4, 2012, Mr. Filippone delivered comments to the draft contribution agreement and voting agreement to Mr. Grunfeld, on behalf of the Special Committee.

        On May 9, 2012, the Special Committee met with Bingham to discuss the status of negotiations and the material terms that remained open, including price. The Special Committee also met with Vijay Chevli, of Innovus Advisors, to discuss engaging Innovus Advisors to assist and advise the Special Committee in conducting the "go shop" process contemplated by the draft merger agreement, should a definitive merger agreement be signed. Mr. Chevli discussed the proposed scope and terms of his engagement, and the meeting participants discussed the materials that would need to be prepared and coordinated to promptly commence the "go shop" process. Following that discussion, Mr. Chevli was asked to prepare an engagement letter for the Special Committee's review and was excused from the Meeting. Mr. Chevli also was requested to begin to consider the scope and substance of an information memorandum that could be provided to prospective bidders in the "go shop" process, should the merger agreement be signed, and to think about a list of potential strategic and financial bidders to be contacted as part of any such "go shop" process. A representative of Imperial Capital then joined the meeting and provided the Special Committee an update on its work and analysis conducted to date, and discussed with the Special Committee potential strategies for negotiating an increased price. The Special Committee then directed Mr. Filippone to contact Glendon Group's counsel with specific proposals on the remaining open transaction terms, including advising such counsel that the $0.72 per share price was inadequate and proposing an increased price.

        On May 10, 2012, Mr. Grunfeld advised Mr. Filippone that Glendon Group had agreed to increase its offer price to $0.75 per share in response to the Special Committee's comments that the prior price was inadequate. During the succeeding days the parties continued to negotiate the definitive terms of the proposed merger agreement and ancillary documents, including the contribution agreement, voting agreement, equity commitment and guarantee.

        On May 16, 2012, Mr. Hanelt contacted a representative of Glendon Group and indicated that, while substantially all of the terms of the definitive merger agreement and the related agreements had been negotiated and agreed, the Special Committee still believed the offer price remained too low and should be increased. Following such discussion, Glendon Group indicated that it was willing to increase its offer to $0.78 per share if the Special Committee would evaluate the transaction and make a decision based on that price, but was not willing to increase the price beyond that level.

        In the evening of May 16, 2012, the Special Committee met with Bingham and Imperial Capital to review and consider the final negotiated terms of the merger agreement and related transaction documents, including Glendon Group's "best and final offer" of $0.78 in cash per share. During this meeting, Imperial Capital reviewed with the Special Committee its financial analysis, as described in greater detail in the section entitled "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56. During its presentation, Imperial Capital responded to questions regarding the financial analysis presented, the companies Imperial Capital selected for purposes of comparison, the ranges of value implied by such analyses, and other matters considered relevant by the Special Committee in evaluating the transaction and Imperial Capital in conducting its analyses. Imperial Capital also advised the Company that it was prepared to deliver its opinion as to the fairness, from a financial point of view, of the $0.78 per share merger consideration to the unaffiliated stockholders. The Special Committee requested that Imperial Capital attend a follow-up meeting of the Special Committee scheduled to be held in the morning of May 17, 2012, prior to a meeting of the full Board of Directors that was being called to discuss and review the terms of the proposed transaction and the Special Committee's recommendations with respect thereto. Following additional discussion, Imperial Capital was excused from the meeting. Mr. Filippone then reviewed with the Special Committee the fiduciary duties of directors of Delaware corporations generally, as well as specific duties and standards implicated in evaluating a potential sale of a Delaware corporation in which a controlling stockholder and member of management has an interest, such as the proposed transaction. Mr. Filippone also reviewed and responded to questions from the Special Committee regarding the negotiated terms of the merger agreement, the contribution agreement and the voting agreement between Mr. Zinberg, Mr. Zinberg's sister Marina Zinberg and Glendon Group, as well as the terms of the equity commitment letter and guarantee from Weston Capital and its affiliated fund. The Special Committee also reviewed the proposed terms for the engagement of Innovus Advisors as the Special Committee's financial advisor to provide advice and assistance in conducting the "go shop" process contemplated by the negotiated merger agreement. Mr. Filippone and the members of the Special Committee also discussed in detail the various factors considered by the Special Committee to favor, and those considered by the members of the Special Committee to weigh against, approval of the merger agreement, as discussed in greater detail in the section entitled "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42.

        On May 17, 2012, the Special Committee again met with Bingham and Imperial Capital to review and consider the final negotiated terms of the merger agreement and related transaction documents. At such meeting, the participants discussed that the final terms of the merger agreement include a "go-shop" right, which allows the Company to actively solicit alternative transactions during the 38-day period from May 17, 2012 (the date the merger agreement was signed and announced) until 11:59 p.m. New York City time on June 24, 2012, and to continue discussions for an additional 15 days with any party that submits a written acquisition proposal by the June 24, 2012 deadline or any group in which at least 50% of the equity or other financing of such group includes members of any group that submitted a bona fide written alternative acquisition proposal by the June 24, 2012 deadline. The merger agreement also provides that after such "go-shop" period expires, the Company is entitled to respond to (but may not actively solicit) alternative acquisition proposals pursuant to "fiduciary out" exceptions in the non-solicitation covenant in the merger agreement and to provide information to and engage in negotiations with any person who makes a bona fide written acquisition proposal, if in each case, the acquisition proposal did not result from a breach of the non-solicitation or go-shop provisions of the merger agreement and the Special Committee or the Board of Directors determines in good faith after consultation with outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the Company directors' fiduciary duties under applicable law and the acquisition proposal constitutes a superior proposal or could reasonably result in a superior proposal as defined in the merger agreement. The merger agreement also includes a non-waiveable majority of the minority stockholder approval condition for the merger.

        Imperial Capital was first asked if anything had changed between the prior evening and this meeting that would change the information or analysis reflected in the presentation reviewed with the Special Committee, and Imperial Capital confirmed that it was not aware of any such changes or developments. Mr. Filippone then asked the Special Committee if they had any additional questions or concerns regarding the negotiated terms of the transaction, and Mr. Filippone and Imperial Capital responded to additional questions from the Special Committee. Imperial Capital was then requested to give its oral opinion (which was subsequently confirmed in writing) as to the fairness, from a financial point of view, of the $0.78 per share merger consideration to the unaffiliated stockholders, as described in greater detail in the section entitled "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56. Based in part on such opinion, as well as the various factors and considerations considered by the Special Committee in reaching their determination on the proposed transaction as discussed in greater detail in the section entitled "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42, the Special Committee then unanimously determined to recommend, among other things, that the Board of Directors of the Company approve and declare advisable the merger agreement and the transactions contemplated thereby and submit the merger agreement to the stockholders of the Company for adoption at a stockholders meeting called for such purpose. The Special Committee also approved the engagement of Innovus Advisors to serve as its financial advisor with respect to the "go shop" process contemplated by the merger agreement.

        Following the Special Committee meeting on May 17, 2012, the full Board of Directors met to review and consider the final negotiated terms of the merger agreement and related transaction documents. At the request of the Special Committee, Mr. Filippone reviewed and responded to questions regarding the merger agreement, the contribution agreement and the voting agreement between Mr. Zinberg, Mr. Zinberg's sister Marina Zinberg and Glendon Group, as well as the terms of the equity commitment letter and guarantee from Weston Capital and its affiliated fund. Mr. Filippone and Mark Hiraide and Roger Loomis of the law firm Petillon Hiraide & Loomis LLP, the Company's regular outside legal counsel, reviewed and responded to questions regarding the fiduciary duties of directors generally and in the context of evaluating the proposed transaction. Mr. Zinberg was asked whether he or his sister had any arrangements or understandings with Glendon Group or its affiliates with respect to post-transaction employment, equity ownership, or other interests in the proposed transaction. He confirmed that the only contemplated arrangements were those set forth in the contribution agreement and the voting agreement and a general understanding that his current employment agreement with the Company would continue following the closing. Mr. Zinberg also indicated there had been general discussions of his transferring up to 500,000 of his shares to Glendon Group if the merger agreement was signed but the merger did not close, but that the specific terms and conditions of that arrangement had not been negotiated or memorialized as of the meeting. (On or about June 19, 2012, the Special Committee was notified that David and Marina Zinberg were entering into a share delivery agreement. See "SPECIAL FACTORS—Share Delivery Agreement" beginning on page 66.) Mr. Zinberg then indicated that he was abstaining on the votes regarding the merger and related matters, due to his interest in the transaction, and excused himself from the meeting.

        Following Mr. Zinberg's departure, the Special Committee reported the fact that it had requested and received Imperial Capital's opinion as to the fairness, from a financial point of view, of the $0.78 per share merger consideration to the unaffiliated stockholders, and the members of the full Board (other than Mr. Zinberg) reviewed and discussed in detail the various factors considered by the Board to favor, and those considered to weigh against, approval of the merger agreement. The Special Committee then delivered its unanimous recommendation that the full Board of Directors (other than

Mr. Zinberg, due to his stated abstention) approve and declare advisable the merger agreement, as described. Following further discussion, and based in part upon the unanimous recommendations of the Special Committee described above, the Board of Directors unanimously (other than Mr. Zinberg, who abstained due to his interest in the transaction) (a) approved and declared advisable the merger agreement and the transactions contemplated thereby, (b) declared the merger agreement and such transactions to be advisable, fair to and in the best interests of the Company and its stockholders, (c) directed that the merger agreement be submitted to a stockholder vote with respect to its adoption and (d) recommended that the stockholders adopt and approve the merger agreement. The Board of Directors also unanimously (other than Mr. Zinberg, who abstained due to his interest in the transaction) authorized and directed the Special Committee, with the continuing advice of Bingham and Innovus Advisors, to manage, supervise and direct the post-signing "go shop" process provided under the merger agreement.

        After the Board meeting was adjourned, Bingham and Glendon Group's counsel finalized the definitive documentation for the transaction, and the parties executed and exchanged signed copies of the merger agreement and other transaction documents, and the Company issued a press release following the close of the Nasdaq stock market announcing the execution of the merger agreement. That press release included details regarding the "go shop" process and direct contact information for Innovus Advisors for any parties who might have an interest in the go shop process or in obtaining more information regarding the transaction. Later that same day, Innovus Advisors was contacted by an established private equity firm ("Potential Bidder A") that had seen the press release and requested a non-disclosure agreement and additional information regarding the go shop process. Innovus Advisors provided Potential Bidder A a non-disclosure agreement later that evening, which was executed on the following day.

        The Company issued a Current Report on Form 8-K in the morning of May 18, 2012 announcing the execution of the merger agreement, and filing a copy of the merger agreement and its May 17th press release announcement as exhibits thereto. That 8-K filing (and the press release filed as an exhibit thereto) also included a summary of the go-shop process and deadlines as well as direct contact information for Innovus Advisors, the Special Committee's financial advisor for purposes of the go shop process.

        On May 21, 2012, the Company received a letter from Nasdaq notifying the Company that because the Company had not regained compliance with the Independent Director Rule by the May 17, 2012 deadline, Nasdaq had determined to initiate procedures to delist the Company's common stock.

        On May 24, 2012, the Company requested a hearing regarding the Independent Director Rule delisting determination and notified Nasdaq that it intends to appeal such delisting determination by Nasdaq pursuant to procedures set forth in the Nasdaq Listing Rule 5800 series.

        On June 28, 2012, the Company and its regular outside corporate counsel attended the hearing with respect to the Independent Director Rule delisting determination described above. It is anticipated that Nasdaq will make its determination as to whether to delist the Company's shares from Nasdaq or to allow the Company additional time to either regain compliance with the Independent Director Rule or complete the merger and therefore cease being a public company. While Nasdaq's decision regarding the Independent Director Rule delisting determination is pending, the suspension of trading of the Company's common stock will be stayed, and the common stock will continue to trade on the Nasdaq Capital Market.

  The Go Shop Process

        During the 38-day period from May 17, 2012 (the date the merger agreement was executed and announced) until 11:59 p.m. New York City time on June 24, 2012, Innovus Advisors conducted the go shop process as authorized under the merger agreement. During the go shop process, Innovus Advisors contacted over 100 potential strategic and financial buyers, negotiated the terms of non-disclosure agreements with prospective bidders who expressed an interest in evaluating an acquisition of the Company, coordinated due diligence investigations by interested potential bidders, responded to unsolicited requests for information regarding the go shop process, coordinated and participated in meetings between the Company's management and potential bidders who requested such meetings, and engaged in other activities intended to provide any bidder who was willing to propose a transaction that was more favorable to the Company's stockholders than the merger agreement the opportunity and information necessary to do so. During the go shop period, the Special Committee met with Innovus Advisors and its legal advisors on a weekly basis for a review of and an update on the status of the go shop process, and Mr. Hanelt, the Chairman of the Special Committee, was in frequent contact with Innovus Advisors and the Special Committee's legal advisors to provide direction and respond to questions as and when they arose.

        During the go shop process, four potential bidders executed non-disclosure agreements and were given access to the Company's virtual due diligence data room to conduct due diligence. One of the potential bidders, ("Potential Bidder B") also engaged its own independent financial and legal advisors to assist it in evaluating a potential bid for the Company, requested and participated in due diligence meetings with the Company's management, and its employees and advisors spent significant time conducting due diligence.

        On May 29, 2012, the Company issued a second press release publicizing the May 17, 2012 execution of the merger agreement and the then ongoing go shop process, including specific deadlines associated with the go shop rights under the merger agreement and direct contact information for Innovus Advisors.

        On June 1, 2012, Innovus Advisors sent a bid process letter to each potential bidder that executed a non-disclosure agreement detailing the go shop bidding procedures and requesting submissions of written acquisition proposals by 5:00 p.m. California time on June 22, 2012.

        On June 19, 2012, a representative of Potential Bidder B advised Innovus Advisors that they were not prepared to submit a transaction proposal at a price higher than the $0.78 per share price in the merger agreement because of concerns of the ongoing costs and effects of the shareholder litigation with respect to the transaction and the cost structure of the Company, and therefore would not be submitting a proposal to acquire the Company.

        On June 21, 2012, a representative of one of the potential bidders that executed a non-disclosure agreement advised Innovus Advisors that they were not submitting a proposal due to, among other things, the Company's high operating costs, concerns regarding the Company's customer base and a lack of strategic fit.

        At 11:59 p.m. New York City time on June 24, 2012, the initial 38-day go shop period expired. As of such time, no written transaction proposals had been submitted to the Company. Therefore, there were no bidders qualified for the Company to continue discussions with during the 15 day potential go shop extension period.

        During the go shop process described above, the Special Committee formally met with Innovus Advisors and its legal advisors on five separate occasions, to discuss the process, status and outcome of the go shop process. During these meetings, members of the Special Committee had the opportunity to, and did, question its legal and financial advisors as to matters relevant to their duties as directors, Innovus Advisor's efforts to contact potential strategic and financial bidders, the activities undertaken by those potential bidders who executed non-disclosure agreements and conducted due diligence, and other matters relevant to the go shop process.

Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors

  Our Board of Directors

        As discussed in greater detail below, our Board of Directors (other than Mr. Zinberg, who is making no recommendation in his capacity as a director, due to his interest in the merger) believes that the merger agreement and the merger (which is the Rule 13e-3 going private transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC), upon the terms and conditions set forth in the merger agreement, are advisable and fair to and in the best interests of the Company and its stockholders. The recommendation of our Board of Directors is based, in part, upon the unanimous recommendation of the Special Committee as to such matters and the Special Committee's analysis and determinations with respect to the substantive and procedural fairness of the merger agreement and the merger, which the Board expressly adopted.

  The Special Committee

        The Special Committee is a committee of our Board of Directors that was initially formed on November 3, 2011, to evaluate a different proposed transaction, but was specifically authorized on March 12, 2012 to review, evaluate and negotiate the "going private" transaction proposed by affiliates of Glendon Group, and other alternatives available to the Company, and otherwise representing the interests of our unaffiliated stockholders. The Special Committee is comprised of Peter G. Hanelt, who serves as Chairman of the committee, and Garry Y. Itkin. The Special Committee members qualify as independent under Nasdaq Marketplace Rules and are not participating in the merger and have no personal or financial interest in the completion of the merger, other than to receive the same consideration for any shares held by them as will be paid to the unaffiliated stockholders.

  Recommendation of the Special Committee

        On May 17, 2012, the members of the Special Committee unanimously recommended approval of the merger agreement and the merger to the Board of Directors. In making such recommendation, the members of the Special Committee relied upon, among other things, their personal knowledge of the Company, its business and the industry in which the Company operates, and consulted with members of the Company's management with respect to strategic and operational matters pertaining to the Company deemed relevant by the members of the Special Committee for purposes of evaluating the acquisition proposal submitted by affiliates of Glendon Group.

        In addition to the negotiated terms of the merger agreement, the Special Committee also reviewed, considered and discussed the terms and potential ramifications of an Equity Commitment Letter and a Guarantee that would be executed by Weston Capital Management LLC and one or more of its affiliated funds (hereafter collectively referred to as "Weston Capital") in connection with the merger agreement. The Special Committee also obtained advice from and consulted with its legal advisors, Bingham, and its financial advisors, Imperial Capital, with respect to matters the Special Committee determined to be reasonably within the experience and expertise of Bingham and Imperial Capital, respectively, and reviewed and discussed with representatives of Imperial Capital the financial analyses they prepared and the assumptions, sensitivities and applicable variables reflected in such analyses.

        In determining to unanimously recommend that the Company's Board of Directors approve and declare advisable the merger agreement, the Special Committee reviewed and considered a number of factors, including the following factors that the Special Committee generally viewed as favoring approval of the proposed merger agreement:

  •
  the fact that the $0.78 per share merger consideration is all cash, and therefore has a fixed, easily determinable value that would be realized by each stockholder for its shares;

  •
  the fact that the $0.78 per share price had been increased from the initial $0.72 per share proposed by Glendon Group's principals through an arms-length negotiation process and the Special Committee believed and was advised by Glendon Group and its advisors that such price was the highest price Glendon Group would be willing to pay;

  •
  the fact that the proposed $0.78 in cash per share merger consideration represents a premium of (i) 59.2% over the Company's closing price of $0.49 per share, on May 16, 2012, the last trading day prior to the execution of the merger agreement; and (ii) 37.7% over the Company's volume-weighted average of the closing prices over the thirty consecutive trading days including and immediately preceding May 16, 2012;

  •
  the Special Committee's belief that the difficult retail environment and challenging general economic conditions had adversely affected, and were expected to continue to adversely affect, the Company's business, financial performance and condition, results of operations, and anticipated prospects, as well as its ability to successfully execute on its long-term strategy and realize or exceed management's current projections for the Company, and therefore a sale of the Company at a premium price might be an attractive alternative;

  •
  the fact that the significant volatility in the equity markets, general lack of value and liquidity in the market for the Company's stock, and the fact that the Company's stock had been trading in a range significantly below the merger price, the poor economy continued to present significant challenges for the Company, and the Company had been operating at a loss during much of the past two years and was then expected to continue to incur losses for the foreseeable future, made it less likely in the view of the Special Committee that the Company's stock price would trade at levels higher than the offer price in the foreseeable future, despite the fact that in prior periods the stock had traded at prices well in excess of $0.78 per share. Despite the fact that the Company's stock had traded at prices higher than the offer price at certain times in the past, the Special Committee believed that the $0.78 per share merger consideration was nonetheless substantively fair because the Company's stock had not closed at a price above $0.78 per share in the eight months prior to the announcement of the merger agreement, and based on the Company's continued lack of profitability, the Company's views as to its future business prospects, and continuing concerns about the weak economy and consumers' willingness to spend on luxury items such as jewelry, the Special Committee did not believe that the Company's stock was likely to trade above $0.78 per share for the foreseeable future;

  •
  concerns that the Company's stock price will not consistently trade in the near term at or above $0.78 per share, and if so, the Company's stockholders would not be able to obtain the same value as offered in the merger for their shares;

  •
  the view that even if the Company's stock were to trade in the $0.78 per share range, it would be unlikely that all stockholders of the Company could realize that price or a higher cash value for their shares in the near term, given the typically low trading volume in the Company's shares and the presumed downward pricing pressure if a large volume of the Company's shares were to be sold in the market at or around the same time;

  •
  concerns that efforts to regain compliance with Nasdaq's listing standards (including by effecting a reverse stock split) might not be successful, and if not, that being delisted from the Nasdaq Capital Market might further adversely affect the volume, liquidity and trading price of the Company's stock;

  •
  as a result of the merger, the Company's stockholders would recognize a fixed cash value for their shares and therefore would not be subject to the potential risks of holding the Company's common stock were it to operate as a stand-alone public company in a difficult and challenging business and economic environment;

  •
  the Special Committee's belief that as a result of the merger, the stockholders would avoid the potential adverse consequences to the Company of a difficult, slowing economic environment, including risks of declines in the trading price of the Company's stock, and potential reduced orders and sales volume resulting from a difficult online sales environment and what appears to be a slow or stagnating economy;

  •
  the Special Committee's knowledge of the Company's historic difficulties in obtaining financing, and their belief that without access to significant capital, the Company would not be able to capitalize on the growth prospects of the Modnique business and would continue to experience declines in the Bidz.com business in the near term;

  •
  the Special Committee's belief that through the Special Committee's transaction evaluation and negotiation process and the personal efforts of the Special Committee members, the Special Committee negotiated a full and fair price for the Company's stock, obtained the right to affirmatively seek a higher price through a "go-shop" process, preserved the Company's ability to entertain alternative transaction proposals and to change the recommendation to the Company's stockholders before the merger closes based on intervening events, even if no other offer is made for the Company during or after the "go-shop" process, and that overall the terms of the merger are advisable, fair to, and in the best interests of, the Company and its unaffiliated stockholders;

  •
  the fact Weston Capital has provided an equity financing commitment to fund Glendon Group's and Merger Subsidiary's payment obligations under the merger agreement and that there is no financing condition to the merger;

  •
  the fact that Weston Capital has agreed to guarantee Glendon Group's and Merger Subsidiary's payment obligations, providing additional recourse and protections for the Company and exposing Weston Capital to significant liability if Glendon Group and Merger Subsidiary do not perform their obligations in breach of the merger agreement;

  •
  the fact that the merger is conditioned on the adoption of the merger agreement by a "majority of the minority" stockholders (i.e., the approval of the unaffiliated stockholders holding a majority of the outstanding shares held by the unaffiliated stockholders);

  •
  the view of the Special Committee regarding the likelihood of a potential bidder making a more attractive transaction proposal than the $0.78 cash price per share in the merger agreement;

  •
  the fact that, subject to the requirements of Delaware law, stockholders who do not support the merger agreement, and who follow certain prescribed procedures, will be entitled to appraisal rights to be paid the fair value of their shares (as determined by a Delaware court), and that Glendon Group and Merger Subsidiary have no right under the merger agreement to terminate the proposed merger agreement if the Company's stockholders pursue those rights;

  •
  the risk that if the Company did not enter into the merger agreement, the proposed consideration might be reduced or the offer withdrawn with no ability to recoup the Company's expenses incurred in evaluating the acquisition proposal, thereby losing an attractive opportunity to maximize value for the Company's stockholders, particularly in light of the Company's recent results of operations, management's current expectations and projections for the Company's business, and the continued challenges associated with the difficult financial and retail markets and what appears to be a stagnant or softening economic environment;

  •
  the financial analysis reviewed by Imperial Capital with the Special Committee, and the oral opinion Imperial Capital delivered to the Special Committee on May 17, 2012 in connection with the Special Committee's final review of the merger agreement (which was subsequently confirmed in a written opinion dated May 17, 2012), with respect to the fairness as of the date of such opinion, from a financial point of view, of the cash merger consideration to be received by our stockholders in the merger, other than the Excluded Holders. See "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56.

        The Special Committee also specifically considered the following:

  •
  the limited number and nature of the closing conditions in the merger agreement, and in particular that the merger agreement does not include any financing condition or contingency;

  •
  the fact that the closing condition in the merger agreement requiring that the Company has not experienced a Company Material Adverse Effect (as defined in the merger agreement) since the date of signing excludes a number of specific risks and potential material changes, including, among others, events, changes, circumstances, occurrences or state of facts resulting or arising from: (i) the announcement, pendency or anticipated consummation of the merger or any of the other transactions contemplated by the merger agreement (including any loss of or adverse change in the relationship of the Company or its subsidiaries with their respective employees, customers, partners, suppliers or any third Party); (ii) changes in general economic conditions or the credit, financial or capital markets, including changes in interest or exchange rates or commodity prices; (iii) changes in the Company's stock price or trading volume or in the Company's listing status, (iv) any natural or man-made disaster, pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof, to the extent that such matters do not disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the same territories and industry as the Company and its subsidiaries operate; (v) general conditions or changes in the industry in which the Company or any of its subsidiaries participate or operate, to the extent that such conditions or changes are not disproportionately adverse to the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the same territories and industry as the Company and its subsidiaries operate; (vi) any changes (after the date hereof) in GAAP or applicable law or in general legal, accounting, regulatory or political conditions; (vii) any event, occurrence, development, circumstance or state of facts disclosed in the Company disclosure schedules to the merger agreement or the Company SEC filings, (viii) any failure to take any action expressly prohibited by the merger agreement or under applicable law, or the taking of any specific action or the failure to take any action at the written direction or with the consent of Glendon Group or as expressly required or permitted the merger agreement; (ix) any proceeding made or brought by any third party or any holder of shares of Company common stock arising out of or related to the merger agreement or any of the transactions contemplated thereby (including the merger); or (x) any failure by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics or performance;

  •
  the fact that the merger agreement expressly provides for a "go-shop" process that permits the Company to affirmatively solicit higher offers, and even after the go-shop period ends allows the Company to respond to third party transaction proposals and specifically allows for termination of the merger agreement in the event of a superior proposal or upon the occurrence of an intervening event, even if no alternative transaction has been proposed, subject to the payment of a termination fee; and

  •
  the fact that if Glendon Group and Merger Subsidiary do not complete the proposed merger in breach of the proposed agreement, the Company: (i) will be entitled to seek damages; (ii) will have the right to separately seek specific performance of the terms or the merger agreement; and (iii) also will be entitled to enforce the Guarantee.

        Prior to making its recommendation, the Special Committee also considered the net book value of the Company's assets. The Special Committee did not believe the net book value of the Company's assets to be a reliable basis on which to value the Company's common stock, because in the view of the Special Committee and the Company's management, liquidating the Company's inventory would require significant discounting, significant expense, potentially several months or longer to complete, and given the fact that the Company had been and was expected to continue to operate at a loss in the near term, it was unlikely that the net proceeds of the liquidation would exceed the aggregate consideration to be paid in the merger. In reaching this conclusion, the Special Committee also considered Imperial Capital's analysis of the net orderly liquidation value of the Company as described in "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56.

        In making its determination and recommendation set forth herein, the Special Committee considered the going concern value of the Company, as well as the fact that there were questions as to whether the Company could continue to operate as a going concern. In particular, the Company's independent auditors issued a "going concern" qualification in its auditor's report on the Company for the fiscal year 2011, which the Special Committee considered as a factor favoring approval of the merger agreement and the merger.

        In making its determination and recommendation set forth herein, the Special Committee also considered the value of the Company as a going concern, as reflected in the selected companies analysis and discounted cash flow analysis included in Imperial Capital's presentation, both of which analyze the Company as an operating entity, and are more fully discussed under the heading "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56.

        In addition, although the Special Committee discussed generally with Imperial Capital whether a selected transaction analysis would be an appropriate analysis. The Special Committee did not review or rely on a selected transaction analysis and Imperial Capital did not conduct a selected transaction analysis after reviewing recent transaction activity and determining in their professional judgment that there were not any transactions that were reasonably comparable to the merger.

        In making its determination and recommendation set forth herein, the Special Committee considered the analyses prepared by Imperial Capital, discussed below under "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56.

        In reaching its determinations, the members of the Special Committee also considered a legal presentation prepared by Bingham at the request of the Special Committee which was reviewed with the Special Committee at the May 16, 2012 Special Committee meeting. Bingham's presentation covered, among other things, the general fiduciary duties of directors of a Delaware corporation, as well as specific duties and standards implicated in evaluating a potential sale of a Delaware corporation such as the proposed merger and the negotiated terms of the merger agreement and related transaction documents.

        The Special Committee was not aware of, and thus did not consider, any other firm offers made by any unaffiliated third parties with respect to a merger or consolidation of us with or into another company, a sale of all or a substantial part of our assets, or the purchase of our voting securities that would enable the holder to exercise control over us. However, in negotiating and approving the merger agreement, the Special Committee did consider that the "go-shop" rights under the merger agreement would allow the Company the opportunity to seek transactions more favorable to stockholders than the merger.

        The Special Committee also specifically considered factors relating to the procedural fairness of the merger, including, among other things:

  •
  the Company's Board of Directors appointed and authorized the Special Committee to evaluate the proposed transaction and to consider and negotiate the terms of the merger agreement on behalf of the Company and its unaffiliated stockholders (with the assistance of disinterested members of management and the Special Committee's own legal and financial advisors);

  •
  although the Special Committee did not retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders for purposes of negotiating the terms of the merger or preparing a report concerning the fairness of the merger, the Special Committee did select and retain the services of its own independent legal and financial advisors to provide advice and assistance to the Special Committee in evaluating the acquisition proposal and other alternatives available to the Company and negotiating the terms of the merger agreement, as well as in conducting the post-signing "go-shop" process;

  •
  no member of the Special Committee is an officer, employee or principal stockholder of the Company;

  •
  no member of the Special Committee has any economic interest or expectancy of economic interest in Glendon Group or any of its affiliates or the surviving corporation of the merger;

  •
  no member of the Special Committee is entitled to any payment that is contingent upon the approval or the consummation of the proposed merger;

  •
  each member of the Special Committee is an independent director, as that term is defined and construed under applicable SEC and Nasdaq listing standards;

  •
  the Special Committee, together with its legal and financial advisors, formally met on numerous occasions during the course of negotiations and before the merger agreement was signed to discuss Glendon Group's acquisition proposal, the status of discussions and negotiations regarding the terms proposed, general economic trends and conditions affecting the Company, the retail jewelry industry, and the other alternatives that might be available to the Company, including continuing to operate as a stand-alone entity;

  •
  in addition to formal Special Committee meetings, Mr. Hanelt (chairman of the Special Committee), was highly engaged in negotiations and frequently consulted and provided direction on behalf of the Special Committee during the course of negotiations;

  •
  the members of the Special Committee periodically met with the other members of the Board of Directors to update them on the status and open issues of the proposed transaction during the course of negotiations to allow them to ask questions and raise issues of concern as members of the Board of Directors, although Mr. Zinberg generally was excused from any sensitive portions of such discussions due to his interest in the merger;

  •
  Mr. Kong, a member of the Board of Directors and the Chief Financial Officer, periodically reviewed drafts of the merger agreement during the course of negotiations to confirm the accuracy, scope and substance of the Company's representations, warranties and covenants and was provided multiple opportunities to ask questions and raise concerns with respect to the terms of the proposed transaction;

  •
  the members of the Special Committee and Mr. Kong had the opportunity to, and did, question representatives of Bingham and Imperial Capital as to matters relevant to their deliberations;

  •
  representatives of Bingham and Imperial Capital made themselves available to members of the Special Committee who wished to contact them individually to ask questions relevant to their individual duties or deliberations;

  •
  under the terms of the merger agreement, the merger agreement must be adopted by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and (ii) holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by unaffiliated stockholders, thus providing the unaffiliated stockholders the ultimate decision over whether the merger will be completed;

  •
  three of the four directors of the Company (representing all of the directors other than Mr. Zinberg, who abstained from voting due to his interest in the merger) unanimously: (i) determined that the terms of the merger agreement and the merger are advisable, fair to, and in the bests interests of, the Company and its unaffiliated stockholders, (ii) approved the execution and delivery of the merger agreement by the Company, and (iii) recommended that the merger agreement be submitted to the stockholders of the Company for adoption of the merger agreement at a meeting of the Company's stockholders;

  •
  two of the three directors described in the preceding bullet point (i.e., Messrs. Hanelt and Itkin) are not employed by the Company;

  •
  the Company's stockholders will have the right to demand appraisal of their shares, subject to, and in accordance with, the procedures established by Delaware law, and doing so will not trigger any condition to Glendon Group and Merger Subsidiary's obligations under the merger agreement, the Equity Commitment Letter or the Guarantee; and

  •
  the merger agreement includes provisions allowing the Company to affirmatively solicit and entertain alternative acquisition proposals during a "go-shop" period (and permits the Company to entertain unsolicited proposals even after the "go-shop" period) and permits the Special Committee and the Board of Directors to terminate the merger agreement to accept a superior proposal or upon the occurrence of certain intervening events, subject to paying Glendon Group a specified fee as provided in the merger agreement.

        In assessing the procedural fairness of the stockholder approval requirements under the merger agreement in light of the fact that David Zinberg and Marina Zinberg beneficially owned approximately 37% of the outstanding common stock, the Special Committee believed it to be procedurally favorable that the merger is expressly subject to the adoption of the merger agreement by holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon and, in addition, by the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon held by the unaffiliated stockholders. In contrast, if the merger was subject to Delaware's statutory default merger approval standard, only a majority of the outstanding stock of the corporation entitled to vote thereon would be required to adopt the merger agreement.

        The Special Committee also considered and balanced the generally favorable factors and procedures described above against potential risks or potentially unfavorable factors, including the following:

  •
  the fact that the Company's stock traded above the current $0.78 per share offer price within the last 12 months prior to the execution of the merger agreement (trading as high as $1.21 per share in the 52 weeks prior to May 17, 2012, the date the merger agreement was approved and executed, which 52 week high was on May 18, 2011), and could trade at or above the current $0.78 per share offer price in the future;

  •
  since the transaction is an all cash sale of 100% of the Company, Company stockholders will not have any opportunity to participate in any future growth of the Company or any increases in the value of its stock after the merger;

  •
  the Board of Directors' and the Special Committee's rights to terminate the agreement based on intervening events or to accept a superior proposal under the merger agreement generally requires the payment of a termination fee, and therefore is not without monetary cost;

  •
  while the Special Committee believes it is an effective procedural protection for the unaffiliated stockholders, the "majority of the minority" stockholder approval condition to the merger is not waiveable, and if such approval is not obtained the merger cannot be completed even if all other conditions are satisfied or waived, which would prevent the completion of what otherwise might be a value maximizing transaction for those unaffiliated stockholders who did favor the merger;

  •
  if the stockholders do not adopt the merger agreement at the Annual Meeting, Glendon Group would be entitled to be reimbursed for up to $175,000 of its expenses under the terms of the merger agreement and could be entitled to a termination fee of $500,000 under certain circumstances;

  •
  Glendon Group and Merger Subsidiary's obligations are subject to there being no Company Material Adverse Effect (as defined in the merger agreement) between the May 17, 2012 signing of the merger agreement and the closing of the merger, and there is no guarantee that a Company Material Adverse Effect will not occur during that period;

  •
  although Weston Capital provided financial information confirming the ability to provide equity funds for the merger and has provided an equity commitment to Glendon Group and agreed to guarantee Glendon Group's obligations under the merger agreement (including those arising as a result of a breach thereof), and although there is no financing condition in the merger agreement, it is possible that Glendon Group and Merger Subsidiary may not have the funds to consummate the merger and may not be able to obtain third party financing given the current credit environment, which would prevent a closing and could effectively limit the Company's ability to pursue other remedies, including specific performance;

  •
  the Company has incurred and will continue to incur significant transaction costs and expenses in connection with evaluating the acquisition proposal, negotiating the terms of the merger agreement, preparing proxy materials relating to the merger and other related activities, and conducting the "go-shop" process authorized under the merger agreement, regardless of whether or not the merger or any other transaction is consummated;

  •
  the Company management's focus and resources may become diverted from other important business opportunities and operational matters while working to implement the merger and conducting the "go-shop" process authorized under the merger agreement, which could adversely affect the Company's business to the detriment of the Company's stockholders if the merger or any other transaction ultimately is not completed; and

  •
  the operations of the Company during the period between signing the merger agreement and the closing of the merger are limited by interim operating covenants under the merger agreement, which could effectively limit the Company's ability to respond to changing economic or market conditions or to undertake strategic initiatives or other material transactions that otherwise might be pursued for the benefit the Company and its stockholders in the absence of the proposed merger.

        The Special Committee weighed the potential benefits, advantages and opportunities presented by the proposed merger against the potential risks and other negative factors described above. The Special Committee concluded that on balance the potentially negative factors were outweighed by the benefits to the Company's unaffiliated stockholders of monetizing their investment in the Company for $0.78 per share in cash within a relatively short period of time, if the merger conditions are satisfied or waived and the merger is completed. On balance, the Special Committee believed that the all-cash merger would maximize the value of the Company's shares for its stockholders as compared to other alternatives reasonably available to the Company, including rejecting Glendon Group's acquisition proposal and continuing to operate in the ordinary course, and also would limit or eliminate the risk of further diminution in the market value of the Company's shares due to the current challenging economic environment and the inherent uncertainty regarding the Company's future prospects.

        Accordingly, the Special Committee concluded that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and its unaffiliated stockholders, and unanimously recommended to the members of the Company's Board of Directors that the Board of Directors (i) approve and declare advisable the merger agreement and the transactions contemplated thereby, (ii) approve and execute and deliver the merger agreement, (iii) submit the merger agreement to the Company's stockholders for adoption at a stockholder meeting called for such purpose.

        In making its determination and recommendations set forth above, the Special Committee relied on the business experience of its members and their active role in evaluating, negotiating and overseeing the execution of the merger agreement, with the advice and assistance of the Company's management (other than Mr. Zinberg) and the Special Committee's experienced legal and financial advisors.

        The foregoing discussion of the information and factors considered by the Special Committee in making their determination and unanimous recommendation as to the merger agreement and the merger is not intended to be exhaustive, but addresses the principal information and factors considered by the Special Committee in its review, evaluation and ultimate recommendation in favor of the merger agreement and the merger. In reaching its conclusion, and in making its unanimous recommendation to the members of the Company's Board of Directors, the Special Committee did not find it practicable to assign, and did not assign, any relative or specific weight to the range of information and the many positive and negative factors that were discussed and considered, and individual members of the Special Committee may have given different weight to different factors or considered other or additional factors to those described above in arriving at their respective determinations and recommendations.

  Recommendation of the Board of Directors

        As noted above, at its meeting on May 17, 2012, the Special Committee unanimously concluded that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, the Company and our unaffiliated stockholders, and recommended to the Company's Board of Directors that the Board of Directors (other than Mr. Zinberg): (i) approve and declare advisable the merger agreement and the transactions contemplated thereby, (ii) approve and execute and deliver the merger agreement, (iii) recommend the merger agreement to the Company's stockholders for their adoption at a stockholder meeting called for such purpose.

        At a meeting of the Board of Directors held immediately following the Special Committee's May 17 meeting, and after a period of discussion and deliberation during which the Special Committee gave its unanimous recommendation as noted above and responded to questions from those directors who are not members of the Special Committee, all of the members of the Company's Board of Directors (other than Mr. Zinberg who excused himself from such deliberations and abstained from voting due to his interest in the merger), acting upon the unanimous recommendation of the Special Committee, unanimously (i) determined that the terms of the merger agreement and the merger are advisable, substantively and procedurally fair to, and in the bests interests of, the Company and its stockholders, including the unaffiliated stockholders, (ii) approved the execution and delivery of the merger agreement by the Company, and (iii) recommended that the merger agreement be submitted to the stockholders of the Company for adoption of the merger agreement at a meeting of the Company's stockholders.

        In reaching these determinations, the members of the Company's Board of Directors present considered a presentation prepared by Bingham at the request of the Special Committee, covering the negotiated terms of the merger agreement, voting agreement, contribution agreement, equity commitment letter and guarantee, all of which have been publicly filed with the SEC and may be accessed without charge at the SEC's website at www.sec.gov.

        The Company's Board of Directors (other than Mr. Zinberg) also considered (A) the delivery of the oral opinion Imperial Capital delivered to the Special Committee on May 17, 2012 (which was subsequently confirmed in writing by delivery of a written opinion dated May 17, 2012), to the effect that, as of the date of the opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters set forth in their written opinion, the cash merger consideration proposed to be received by the Company's stockholders pursuant to the merger agreement was fair to such stockholders other than the Excluded Holders, from a financial point of view, and (B) the unanimous recommendation of the Special Committee, as described above. In addition, the Company's Board of Directors (other than Mr. Zinberg) reviewed, discussed and expressly adopted the Special Committee's discussion and analyses of the various factors disclosed under the heading "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42.

        The members of the Special Committee and the other directors who voted to approve the merger were aware that David Zinberg and Marina Zinberg had entered into the contribution agreement and the voting agreement with Glendon Group, as described above, and they were aware that there was a proposed, but undocumented, agreement whereby Mr. Zinberg might transfer up to 500,000 of his shares to Glendon Group if the merger agreement was signed but the merger did not close. They therefore understood that because the Zinbergs would have an interest in Glendon Group after the merger, and Mr. Zinberg might have financial obligations if the merger did not close, this would give them an interest in the merger that is in addition to and different from the interests of the unaffiliated stockholders in the merger.

        The Company's Board of Directors (other than Mr. Zinberg) also understood that the Company's directors and officers may be considered "affiliates" of the Company. However, such directors believed the merger consideration to be received by the unaffiliated stockholders in the merger was nonetheless fair to the unaffiliated stockholders from a financial point of view, despite the fact that officers and directors who hold common stock at the time of the merger (including shares of restricted stock the vesting of which will accelerate in connection with the merger) will be entitled to receive cash for their shares in the merger, because the merger agreement does not contemplate that the officers and directors of the Company (other than Mr. Zinberg) would receive any different or additional consideration than would be paid to the unaffiliated stockholders for their shares.

        The foregoing discussion summarizes the material factors considered by the Company's Board of Directors (other than Mr. Zinberg) in evaluating the fairness and advisability of the merger agreement and the transactions contemplated thereby, including the merger. In view of the wide variety of factors considered by the Company's Board of Directors (other than Mr. Zinberg), and the complexity of these matters, the members of the Company's Board of Directors who voted on the merger did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Company's Board of Directors may have assigned different weights to various factors or considered other or additional factors to those described above in arriving at their respective determinations and recommendations. The Board of Directors (other than Mr. Zinberg, who abstained from voting due to his interest in the merger) approved and recommends adoption of the merger agreement based upon the totality of the information presented to and considered by it.

        The members of the Board of Directors, based in part upon the unanimous recommendation of the Special Committee, have unanimously (other than Mr. Zinberg, who abstained from voting due to his interest in the merger) approved the merger agreement and the merger, and unanimously recommend that the Company's stockholders vote "FOR" the adoption of the merger agreement

(Proposal No. 1), and "FOR" the adjournment of the Annual Meeting (Proposal No. 2), if the Board determines based upon the recommendation of the Special Committee that an adjournment is appropriate to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the merger agreement.

Purposes and Reasons of Glendon Group and Merger Subsidiary

        The purposes of Glendon Group, Merger Subsidiary, Kia Jam, David Zinberg and Marina Zinberg for engaging in the merger are to enable them to acquire all of the voting securities of the Company not already owned by them and to bear the rewards and risks of such ownership after shares of the Company's common stock cease to be publicly traded. Glendon Group, Merger Subsidiary, Kia Jam, David Zinberg and Marina Zinberg are pursuing the merger because they believe the Company will be able to compete more effectively in the online selling of jewelry, watches, accessories and other brand name merchandise as a private company, primarily by eliminating the significant costs of being a public reporting company, which have become disproportionately burdensome on smaller public companies, and by enabling management to focus on long-term strategic objectives as opposed to the short-term financial results preferred by many public stockholders. Glendon Group, Merger Subsidiary, Kia Jam, David Zinberg and Marina Zinberg determined to pursue the proposed merger at this time because the costs of being a public reporting company have increased significantly in recent years following the enactment of the Sarbanes-Oxley Act of 2002. The costs of being a public reporting company may make it difficult for some companies to compete where pricing pressures have resulted in lower gross margins and operating losses. By decreasing its general and administrative expenses, the Company may be able better to compete for lower margin business and possibly enter new lines of business that will initially incur little or no profits or positive operating cash flow.

        For Glendon Group, Merger Subsidiary and Kia Jam, the purpose of the merger is to effectuate the transactions contemplated by the merger agreement. Parent and Merger Subsidiary were formed by Kia Jam to achieve the purposes described above, and the merger will cause the Company to become a private company and a direct subsidiary of Glendon Group.

Position of Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg Regarding the Fairness of the Merger

        Under the rules governing "going-private" transactions, Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg are required to express their beliefs as to the substantive and procedural fairness of the merger to the Company's stockholders. Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg are making the statements included in this subsection solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Glendon Group's, Merger Subsidiary's, Kia Jam's and David and Marina Zinberg's views as to fairness of the proposed merger should not be construed as a recommendation to any stockholder of the Company as to how such stockholder should vote on Proposal No. 1, the proposal to adopt the merger agreement.

        Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg believe that the interests of the Company's unaffiliated stockholders were represented by the Special Committee, which negotiated the terms and conditions of the merger agreement, with the assistance of the Special Committee's independent financial and legal advisors. David Zinberg was not a member of, and did not participate in the deliberations of, the Special Committee, nor did he participate in the deliberations regarding, or the votes of the Board of Directors with respect to the merger agreement, the merger, or the recommendation of the Board of Directors to the Company's stockholders with respect to the merger agreement or the merger. However, Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg found persuasive the conclusions of the Special Committee and the Board of Directors as to the substantive and procedural fairness of the merger to the Company's unaffiliated stockholders. See "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors."

        Glendon Group, Merger Subsidiary and Kia Jam believe the merger is substantively and procedurally fair to all of the Company's unaffiliated stockholders on the basis of the factors described below. However, Glendon Group, Merger Subsidiary and Kia Jam have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the substantive and procedural fairness of the merger to the unaffiliated stockholders.

        In forming their belief that the merger is substantively fair to the unaffiliated stockholders, Glendon Group, Merger Subsidiary and Kia Jam were aware of the following material positive factors, among others:

  •
  the Company had been experiencing flat to declining revenue and material operating losses;

  •
  in comparing fiscal year 2011 to fiscal year 2010, the Company reported an approximate 22% decline in stockholder equity and Glendon Group expected these negative trends to continue in 2012;

  •
  the Company's independent auditors had issued a "going concern" qualification in its auditor's report on the Company;

  •
  The Company's institutional credit facility terminated in 2010, and in 2011 the Company was unable to obtain a replacement credit facility on acceptable terms. The Company's potential inability to obtain third party financing presented the possibility of continuing material adverse operating conditions and working capital constraints for the Company's operations;

  •
  the Company received a Nasdaq delisting notice in August 2011, and faced the risk of a delisting of its common stock in 2012, which could have a material adverse effect upon the trading prices of the Company's common stock and could also have a material adverse impact on the Company's ability to access financing;

  •
  Glendon's initial expression of intent respecting a cash merger, made in January 2012, incorporated an approximately 40% premium over the then 30-day and 90-day average trading price of the Company's common stock;

  •
  the current and near-term historical market prices of the Company's common stock and the fact that $0.78 per share to be paid in cash for each share of common stock in the merger under the merger agreement represents a premium of 32.2% to the $0.59 per share, which was the price in Glendon Group's January 13, 2012 indication of interest, and a premium of 59.2% to the closing price on May 16, 2012, the last trading day prior to the announcement of the execution of the merger agreement;

  •
  the structure of the merger as an all-cash transaction would allow the Company's unaffiliated stockholders to realize a fixed cash value for their investment and that will provide them with certainty of value for their shares, as opposed to the continued publicly, but often thinly, traded stock;

  •
  under Delaware law, a stockholder will be entitled to rights of appraisal if a stockholder submits a written demand for appraisal to the Company before a vote is taken on the merger agreement, such stockholder does not vote in favor of or consent to the proposal to adopt the merger agreement and otherwise follows the procedures for perfecting appraisal rights under Delaware law; and

  •
  the Special Committee and the Company's Board of Directors (other than David Zinberg) determined that the merger agreement and the merger are fair to the unaffiliated stockholders and in the best interests of the unaffiliated stockholders.

        Glendon Group, Merger Subsidiary and Kia Jam believe that the merger is procedurally fair to the unaffiliated stockholders based upon the following material factors, among others:

  •
  the Special Committee consisted entirely of directors who are independent (as defined under Nasdaq Marketplace Rules) with respect to the transaction, do not have any personal or financial interest in the completion of the merger other than to receive the same consideration for any shares of our common stock as any other stockholder, and comprise two out of the two independent directors on the Company's Board of Directors;

  •
  the members of the Special Committee and the Company's Board of Directors, except David Zinberg (and his sister Marina Zinberg), will not personally benefit from the consummation of the merger in a manner different from the Company's unaffiliated stockholders;

  •
  the Special Committee retained and was advised by Bingham, independent legal counsel, experienced in advising committees such as the Special Committee on similar transactions;

  •
  the Special Committee retained and was advised by Imperial Capital, as financial advisor, in connection with the merger, and the Special Committee held discussions with Imperial Capital with respect to the financial analyses provided by Imperial Capital in evaluating the fairness, from a financial point of view, to the unaffiliated stockholders of the $0.78 per share cash merger consideration;

  •
  the merger was unanimously approved by the members of the Special Committee and by all members of the Company's Board of Directors (other than David Zinberg who abstained from voting due to his interest in the merger); and

  •
  for the merger to be completed (i) under the Company's governing documents and under Delaware law, the merger agreement must be adopted by holders of at least a majority in interest of the outstanding shares of common stock of the Company, and (ii) under the merger agreement the merger agreement must be adopted by holders of a majority of the outstanding shares of the Company's common stock held by unaffiliated stockholders.

        Glendon Group, Merger Subsidiary and Kia Jam were aware of the following adverse factors associated with the merger, among others:

  •
  prior to August 12, 2011, the Company's common stock had a closing share price above $0.78 per share;

  •
  the unaffiliated stockholders would not participate in any future earnings or growth of the Company and would not benefit from any appreciation in the value of the Company if the merger is completed;

  •
  the fact that the merger generally would be a taxable transaction to the Company's stockholders for U.S. federal income tax purposes;

  •
  the risks and costs to the Company if the merger does not close, including the diversion of management and employee attention to the operations of the business in the ordinary course, potential employee attrition and potential adverse effect on customer relationships; and

  •
  if the merger is not completed, the Company may suffer harm as an ongoing public corporation from announcing a transaction that is not completed.

        Glendon Group, Merger Subsidiary and Kia Jam believe that the merger is procedurally fair based in part on the terms negotiated by the Special Committee of independent directors, in conjunction with its legal and financial advisers. These terms include, among others, a significant cash premium over trading prices in the 8 months prior to the announcement of the merger transaction, for a "go shop" period, appraisal rights, and approval by a majority of the unaffiliated stockholders. In this regard,

Glendon Group, Merger Subsidiary and Kia Jam also note that the use of a Special Committee of independent directors to negotiate and oversee this process is a recognized mechanism designed to accomplish, although it will not necessarily ensure, procedural fairness.

        Glendon Group, Merger Subsidiary and Kia Jam did not consider the net book value of the Company's common stock in determining the substantive fairness of the merger to the unaffiliated stockholders. They believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the price of the Company's common stock. They do note, however, that the merger consideration of $0.78 per share of the Company's common stock is lower than the net book value of the Company's common stock disclosed in the Company's filings with the SEC but does not take into account negative cash flow, a currently negative economic environment, and the risks, costs and uncertainties associated with a liquidation and sale of assets, as further described below.

        Glendon Group, Merger Subsidiary and Kia Jam considered the liquidation value of the Company's assets in determining the substantive fairness of the merger to the unaffiliated stockholders. They believe that potential liquidation recoveries are likely to require meaningful discounts to historical carrying costs of inventory, entail additional time, expense and uncertainty, including possibly meaningfully adverse employee attrition, such that liquidation value does not present a meaningful valuation for the Company and its business. Glendon Group, Merger Subsidiary and Kia Jam believe that the Company's value is derived from the cash flows generated from its continuing operations, rather than from the value of its assets that might be realized in a liquidation.

        Glendon Group, Merger Subsidiary and Kia Jam did not establish a going concern value for the Company's common stock as a public company to determine the fairness of the merger consideration to the unaffiliated stockholders. They believe there is no single method for determining going concern value and therefore did not base their valuation on a valuation methodology that is subject to various interpretations.

        Glendon Group, Merger Subsidiary and Kia Jam are not aware of, and thus did not consider in their fairness determination any other firm offers made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or a substantial part of the Company's assets, or the purchase of the Company's voting securities that would enable the holder to exercise control over the Company.

        Glendon Group, Merger Subsidiary and Kia Jam did not receive any independent reports, opinions or appraisals from an outside party related to the merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive fairness of the merger to the unaffiliated stockholders. The Special Committee did retain Imperial Capital to perform a financial analysis and render an opinion with respect to the fairness of the proposed merger. Glendon Group, Merger Subsidiary and Kia Jam relied on their own analysis and conclusions in forming their belief as to the fairness of the proposed merger to the unaffiliated stockholders. They did not adopt the analysis of the Special Committee or Imperial Capital in connection with entering into the merger agreement, because they were not privy to such analyses at that time. However, after reviewing the discussion and analysis of the Special Committee and Imperial Capital as set forth in the sections entitled "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42 and "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56, respectively, Glendon Group, Merger Subsidiary and Kia Jam expressly adopt the discussions and analyses of the Special Committee and of Imperial Capital as set forth in such sections.

        The foregoing discussion of the information and factors considered and given weight by Glendon Group, Merger Subsidiary and Kia Jam in connection with their evaluation of the substantive and procedural fairness to the Company's stockholders of the merger agreement and the merger is not intended to be exhaustive but is believed to include the principal material factors considered by them. Glendon Group, Merger Subsidiary and Kia Jam did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness to the unaffiliated stockholders of the merger agreement and the merger. Glendon Group, Merger Subsidiary and Kia Jam believe that these factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to the unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any of the Company's stockholders that they adopt the merger agreement. See "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors."

        As noted elsewhere in this proxy statement, Mr. Zinberg is an executive officer, director and (along with his sister Marina Zinberg) owns an aggregate of 6,263,738 shares of the Company's common stock. The Zinbergs have entered into a contribution agreement and a voting agreement with Glendon Group, and Mr. Zinberg expects that he will hold an equity interest in Glendon Group and will continue to be employed by the Company after the merger, if it is consummated. As a result of his interest in the merger, Mr. Zinberg did not participate in any vote of the Board of Directors with respect to the merger, and neither David Zinberg nor Marina Zinberg is making any recommendation to Company's stockholders as to how they should vote with respect to the proposal to adopt the merger agreement.

        Notwithstanding the foregoing, each of David Zinberg and Marina Zinberg has reviewed the discussion and analysis of the factors considered by the Special Committee and Glendon Group, Merger Subsidiary and Kia Jam in determining that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders, as set forth in the sections entitled "SPECIAL FACTORS—Fairness of the Merger; Recommendations of the Special Committee and Our Board of Directors" beginning on page 42, and "SPECIAL FACTORS—Position of Glendon Group, Merger Subsidiary, Kia Jam and David and Marina Zinberg Regarding the Fairness of the Merger" beginning on page 52, respectively. Further, each of David Zinberg and Marina Zinberg have expressly adopted the discussions and analyses of the Special Committee and Glendon Group, Merger Subsidiary and Kia Jam as set forth in such sections and each of David Zinberg and Marina Zinberg believes that the terms of the merger agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders.

Opinion of Imperial Capital, LLC

        BIDZ.com retained Imperial Capital to act as financial advisor to the Special Committee of the Board of Directors of BIDZ.com in connection with the merger. On May 17, 2012, Imperial Capital rendered its oral opinion to the Special Committee, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the $0.78 per share in cash consideration to be paid in connection with the merger is fair, from a financial point of view, to the holders of BIDZ.com common stock (other than the excluded holders).

        The full text of Imperial Capital's written opinion, dated May 17, 2012, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Imperial Capital in connection with its opinion is attached to this proxy statement as Annex B. The description of Imperial Capital's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Imperial Capital's written opinion attached as Annex B. We encourage you to read Imperial Capital's opinion and this section carefully and in their entirety.

        Imperial Capital's opinion was directed to the Special Committee of the Board of Directors for the information and assistance of the Special Committee in connection with evaluating the fairness, from a financial point of view, of the $0.78 per share in cash consideration to be paid to the holders of BIDZ.com common stock (other than the excluded holders) in connection with the merger, but does not address BIDZ.com's underlying business decision to effect the merger, any legal, tax or accounting issues concerning the merger or any terms of the merger (other than the $0.78 per share in cash consideration to the holders of BIDZ.com common stock). Imperial Capital's opinion does not constitute a recommendation as to any vote or action BIDZ.com or holders of BIDZ.com common stock should take in connection with the merger or any aspect thereof. Imperial Capital's opinion does not address the merits of the underlying decision by BIDZ.com to engage in the merger or the relative merits of any alternative transactions discussed by the Special Committee of the Board of Directors and the Board of Directors. In addition, Imperial Capital expresses no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger agreement or any class of such persons.

        In arriving at its opinion, Imperial Capital made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Imperial Capital, among other things:

  •
  analyzed certain publicly available information of BIDZ.com that Imperial Capital deemed to be relevant to its analysis, including BIDZ.com's annual report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly report on Form 10-Q for the quarter ended March 31, 2012;

  •
  reviewed certain internal financial forecasts and budgets for BIDZ.com prepared and provided by BIDZ.com's management;

  •
  held discussions with certain members of BIDZ.com's management to discuss BIDZ.com's operations and future prospects;

  •
  reviewed equity research reports and publications;

  •
  reviewed public information with respect to certain other public companies with business lines and financial profiles which Imperial Capital deemed to be relevant;

  •
  reviewed the premiums paid in merger and acquisition transactions which Imperial Capital deemed to be relevant;

  •
  reviewed current and historical market prices of BIDZ.com's common stock, as well as the trading volume and public float of BIDZ.com's common stock;

  •
  reviewed the merger agreement with Glendon Group; and

  •
  conducted such other financial studies, analyses and investigations and took into account such other matters as Imperial Capital deemed necessary, including its assessment of general economic and monetary conditions.

        In giving its opinion, Imperial Capital relied upon the accuracy and completeness of the foregoing financial and other information and did not assume responsibility for independent verification of such information and did not conduct and were not furnished with any current independent valuation or appraisal of any assets of BIDZ.com or any appraisal or estimate of liabilities of BIDZ.com. With respect to the financial forecasts, Imperial Capital assumed, with BIDZ.com's consent, and on the advice of BIDZ.com's management, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of BIDZ.com as to the future financial performance of BIDZ.com. Imperial Capital also relied upon the assurances of management of BIDZ.com that it was unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such financial forecasts or the assumptions on which they were based.

        Imperial Capital's opinion was based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of Imperial Capital's opinion, and does not address the fairness of the $0.78 per share cash consideration as of any other date. These conditions have been and remain subject to volatility and uncertainty, and Imperial Capital expressed no view as to the impact of such volatility and uncertainty after the date of its opinion on BIDZ.com or the contemplated benefits of the merger. In rendering Imperial Capital's opinion, Imperial Capital assumed, with BIDZ.com's consent that (i) the final executed form of the merger agreement with Glendon Group would not differ in any material respect from the draft that Imperial Capital examined, (ii) the parties to the merger agreement with Glendon Group would comply with all the material terms of the merger agreement, and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. Imperial Capital also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on BIDZ.com or the merger.

  Summary of Financial Analyses

        The following is a brief summary of the material financial analyses performed by Imperial Capital and reviewed with the Special Committee of the Board of Directors of BIDZ.com on May 16, 2012 and confirmed by Imperial Capital on May 17, 2012 in connection with Imperial Capital's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Imperial Capital's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Imperial Capital's financial analyses.

  Discounted Cash Flow Analysis

        Imperial Capital performed a discounted cash flow analysis of BIDZ.com (excluding Modnique) as a stand-alone entity using forecasts for the period ranging from the final six months of fiscal year 2012 through the end of fiscal year 2014 (the "forecast period") provided by BIDZ.com's management and a company estimated effective tax rate of 40.0%. Imperial Capital calculated the implied present values of free cash flows for BIDZ.com (excluding Modnique) for the forecast period using discount rates ranging from 11.0% to 17.0% (based on the calculation of the weighted average cost of capital of BIDZ.com (excluding Modnique)). Imperial Capital calculated the terminal values for BIDZ.com (excluding Modnique) based on multiples of 4.0x to 6.0x (derived from calculating enterprise value as a multiple of latest twelve-month period EBITDA and calendar year 2012 EBITDA in the selected company analysis), applied to 2014 EBITDA. The estimated terminal values were then discounted to implied present values using discount rates ranging from 11.0% to 17.0% (based on the calculation of the weighted average cost of capital of BIDZ.com (excluding Modnique)). This analysis resulted in a range of implied equity values per share of BIDZ.com common stock (excluding the value of Modnique) of approximately $0.49 to $0.54.

        Imperial Capital also performed a discounted cash flow analysis of Modnique as a stand-alone entity using forecasts for the period ranging from the final six months of fiscal year 2012 through the end of fiscal year 2014 (the "forecast period") provided by BIDZ.com's management and a company estimated effective tax rate of 40.0%. Imperial Capital calculated the implied present values of free cash flows for Modnique for the forecast period using discount rates ranging from 10.0% to 16.0% (based on the calculation of the weighted average cost of capital of Modnique). Imperial Capital calculated the terminal values for Modnique based on multiples of 8.0x to 11.0x (derived from calculating enterprise value as a multiple of latest twelve-month period EBITDA and calendar year

2012 EBITDA in the selected company analysis), applied to 2014 EBITDA. The estimated terminal values were then discounted to implied present values using discount rates ranging from 10.0% to 16.0% (based on the calculation of the weighted average cost of capital of Modnique). This analysis resulted in a range of implied equity values per share of Modnique common stock of approximately $0.02 to $0.17.

        This analysis resulted in a range of implied equity values per share of BIDZ.com common stock of approximately $0.51 to $0.71.

  Net Orderly Liquidation Analysis

        Imperial Capital calculated the implied equity value per share using net orderly liquidation values ranging from 40.0% to 60.0% based on a historical inventory evaluation for BIDZ.com. Imperial Capital assumed all current liabilities as of March 31, 2012 were paid off using all current assets including the adjusted inventory value based on the Net Orderly Liquidation Value. This analysis resulted in a range of implied equity values per share of BIDZ.com common stock of approximately $0.27 to $0.56. Net orderly liquidation values are percentages of the book value of inventory that the Company would likely receive in liquidation.

  Premiums Paid Analysis

        Imperial Capital reviewed and compared the premium to be paid to holders of BIDZ.com common stock with respect to the $0.78 per share cash consideration with corresponding control premiums that were paid in all U.S. public acquisitions announced since May 9, 2010 with an enterprise value of less than $100 million. Imperial Capital noted a quarterly average premium of 41.6% for those deals in the control premium study with a premium between 0% and 150%. Imperial Capital analyzed the median premium and the average premium on a quarterly basis as well as on a weighted average basis which resulted in a premium range of 40.5% to 48.5%. This analysis resulted in a range of implied equity values per share of BIDZ.com common stock of approximately $0.69 to $0.73.

  Selected Company Analysis

        Imperial Capital reviewed and compared selected financial information for BIDZ.com with corresponding financial information for the following companies Imperial Capital believes possess characteristics, including lines of business, relevant to the financial metric and segment of BIDZ.com. For BIDZ.com, Imperial Capital selected public e-commerce companies with a significant portion of their business consisting of online jewelry and apparel sales and a negative revenue growth rate in the last three years. For Modnique, Imperial Capital selected public e-commerce companies with a significant portion of their business consisting of online jewelry and apparel sales and positive revenue growth rates in the last three years. Netprice.com Ltd. was included for both BIDZ.com and Modnique because its products are most similar to those of both companies.

  BIDZ.com

    Overstock.com Inc.

    ValueVision Media Inc.

    Netprice.com Ltd

  Modnique

    HSN, Inc.

    GS Home Shopping

    Blue Nile Inc.

    Cafe Press Inc.

    Bluefly Inc.

    Netprice.com Ltd

        In its review of the selected companies, Imperial Capital considered, among other things, (i) market capitalization (computed using closing stock prices as of May 15, 2012), (ii) enterprise values, (iii) enterprise values as a multiple of revenue for the latest reported twelve-month period, estimated revenue for the 2012 calendar year, and (iv) enterprise values as a multiple of EBITDA for the latest reported twelve-month period and estimated EBITDA for the 2012 calendar year. Financial data for the selected companies were based on the most recent available filings with the SEC, S&P's Capital IQ and Bloomberg. Financial data for BIDZ.com was based on the most recent available filings with the SEC and on forecasts provided by BIDZ.com's management.

        This analysis indicated the following implied equity value per share of BIDZ.com common stock (excluding Modnique) based on the selected company trading multiples applied to the following metrics for BIDZ.com (excluding Modnique): (a) revenue for the latest twelve-month period ended March 31, 2012 and (b) estimated revenue for the 2012 calendar year:

BIDZ.com (excluding Modnique)	Multiple	Implied Equity Value per Share
Latest Twelve-Month Period Ended March 31, 2012 Revenue	0.1x	$0.45
2012 Calendar Year Estimated Revenue	0.1x	$0.33

        This analysis indicated the following implied equity value per share of the Modnique segment of BIDZ.com based on the selected company trading multiples applied to the following metrics for the Modnique segment of BIDZ.com's (a) revenue for the latest twelve-month period ended March 31, 2012 and (b) estimated revenue for the 2012 calendar year:

Modnique	Multiple	Implied Equity Value per Share
Latest Twelve-Month Period Ended March 31, 2012 Revenue	0.6x	$0.51
2012 Calendar Year Estimated Revenue	0.7x	$1.02

        This analysis of BIDZ.com (excluding Modnique) and Modnique indicated the following implied equity value per share of BIDZ.com common stock:

BIDZ.com	Implied Equity Value per Share
Latest Twelve-Month Period Ended March 31, 2012 Revenue	$0.96
2012 Calendar Year Estimated Revenue	$1.35

  Overview of Analyses; Other Considerations

        The summaries set forth above do not purport to be a complete description of all the analyses performed by Imperial Capital in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Imperial Capital did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Imperial Capital believes, and advised the Special Committee of the Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying Imperial Capital's opinion. In performing its analyses, Imperial Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of BIDZ.com. The analyses performed by Imperial Capital are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of BIDZ.com, Imperial Capital or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Imperial Capital and its opinion as to the fairness of the merger consideration to the unaffiliated stockholders were among several factors taken into consideration by the Special Committee of the Board of Directors in making its decision to recommend that the Board of Directors approve and declare advisable the Merger Agreement and should not be considered as determinative of such decision.

  Miscellaneous

        Pursuant to a letter agreement dated April 30, 2012, BIDZ.com engaged Imperial Capital to act as the Special Committee's financial advisor in connection with the merger. Under the terms of Imperial Capital's engagement, BIDZ.com has agreed to pay Imperial Capital an aggregate fee of $225,000, all of which was payable upon delivery of Imperial Capital's opinion. In addition, BIDZ.com agreed to pay all reasonable fees, disbursements and out-of-pocket expenses incurred by Imperial Capital in connection with the services to be rendered and to indemnify Imperial Capital and related parties against any liabilities arising out of or in connection with advice or services rendered or to be rendered pursuant to the engagement letter agreement. No portion of Imperial Capital's fee for the delivery of its opinion is contingent upon the consummation of the merger.

        BIDZ.com selected Imperial Capital as its financial advisor based on its experience with merger transactions and familiarity with online retail companies. Imperial Capital is a full-service investment banking firm offering a wide range of advisory, finance and trading services. Imperial Capital has not provided investment banking services to BIDZ.com unrelated to the merger. Although there exists no agreement or understanding between Imperial Capital, BIDZ.com or any of their respective affiliates regarding the provision of any such services in the future, Imperial Capital may render such services and receive fees for doing so. In the ordinary course of its business, Imperial Capital and its affiliates may actively trade the debt and equity securities of BIDZ.com for Imperial Capital's own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Effects of the Merger

        If the merger agreement is adopted by our stockholders, and certain other conditions to the closing of the merger are either satisfied or validly waived, Merger Subsidiary will be merged with and into the Company, with the Company being the surviving corporation, and 100% of the equity interests of the Company will be owned directly by Glendon Group. Glendon Group owns 500,000 shares of common stock of the Company pursuant to a contribution by Marina Zinberg made in accordance with the share delivery agreement. Immediately prior to but contingent upon the completion of the merger, David Zinberg and Marina Zinberg are expected to contribute to Glendon Group 100% of the shares of our common stock owned beneficially by them (which represent approximately 34% of our issued and outstanding common stock) in exchange for equity interests of Glendon Group. In addition, as noted in the section entitled "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger—Arrangements with Glendon Group" beginning on page 67, Glendon Group has advised the Company that it is considering offering to Leon Kuperman, the Company's President and Chief Technology Officer, up to 3% of the equity of Glendon Group for nominal consideration. However, the Company has been advised that Glendon Group does not have an obligation to issue, nor does Mr. Kuperman have any right to acquire, any interest in Glendon Group. Except for David Zinberg, Marina Zinberg, Glendon Group and potentially Leon Kuperman, to the knowledge of BIDZ.com, Inc., no current stockholder of the Company will have any ownership interest in, nor be a stockholder of, the Company immediately following the completion of the merger.

        Upon completion of the merger, each outstanding share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Glendon Group, the Company or their respective subsidiaries and other than shares held by stockholders who properly exercise appraisal rights under Delaware law), will be converted into the right to receive $0.78 in cash, without interest.

        The vesting of all then unvested restricted stock awards will accelerate effective as of immediately prior to the effective time of the merger, and each outstanding restricted stock award will be cancelled as of the effective time of the merger. The holders of such awards will be entitled to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company common stock subject to such restricted stock award and (ii) $0.78.

        At the effective time of the merger, each unvested portion of any options to purchase the common stock of the Company that is outstanding immediately prior to the effective time will accelerate as of immediately prior to the effective time and will be cancelled as of the effective time of the merger. Each holder of such options will receive an amount equal to the cash product of (i) the aggregate number of shares of Company common stock subject to such vested stock option and (ii) $0.78 less any per share exercise or purchase price of the shares of Company common stock subject thereto. All currently outstanding stock options have an exercise price of $9.90 per share and expired unexercised on June 14, 2012. Therefore, we do not expect any amounts will be paid pursuant to the merger on account of stock options.

        At the effective time of the merger, the directors of Merger Subsidiary will become the directors of the surviving corporation and the current officers of Merger Subsidiary will become the officers of the surviving corporation. At the effective time of the merger, the certificate of incorporation and bylaws of the Company will be the certificate of incorporation and bylaws of the surviving corporation.

        Our common stock is currently registered under the Exchange Act and is quoted on the Nasdaq Capital Market under the symbol "BIDZ." As a result of the merger, we will become a privately held corporation, and there will be no public market for our common stock. After the merger, our common stock will cease to be quoted on the Nasdaq Capital Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated, which will substantially reduce the information required to be furnished by the Company to its stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with any stockholder meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

        Following the merger, 100% of our outstanding common stock will be beneficially owned by Glendon Group, and Glendon Group will be the sole beneficiary of our future earnings and growth, if any, and will be entitled to vote on all corporate matters affecting us following the merger. Similarly, Glendon Group will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger.

        In connection with the merger, David Zinberg and Marina Zinberg will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of our stockholders generally. The incremental benefits include the right of David Zinberg and Marina Zinberg acquire an ownership interest in Glendon Group by exchanging their shares of our common stock for equity interests in Glendon Group immediately prior to the merger. As a result of the merger, David Zinberg and Marina Zinberg will benefit in that Glendon Group and the Company will no longer have to bear the expense and regulatory burdens associated with being a public company, which should improve the Company's operating cash flow and net income. A detriment to David Zinberg and Marina Zinberg is that their new equity interests in Glendon Group will not initially be and may not subsequently be registered under the federal securities laws and that such equity interests will be relatively illiquid without an active public trading market for such securities.

        Following consummation of the merger, Glendon Group, as the holder of 100% of our outstanding common stock, will have a corresponding interest in the Company's net book value and net earnings (losses), and our stockholders, other than the Zinbergs, will no longer have an interest in the Company's net book value and net earnings (losses). David Zinberg and Marina Zinberg, as holders of certain equity interests in Glendon Group, will have an interest in the Company's net book value and net earnings (losses) in proportion to their respective ownership interest in Glendon Group.

        The table below sets forth for David Zinberg and Marina Zinberg, their interest in the voting shares of the Company and their interest in the Company's net book value and net loss both before and after the merger, based on the historical net book value of the Company as of December 31, 2011 and the historical net income of the Company for the fiscal year ended December 31, 2011.

	Ownership of the Company Prior to the merger(1)			Expected Ownership of the Company After the merger(2)
	% Ownership	Net Income (loss) for the Fiscal Year Ended December 31, 2011	Net Book Value as of December 31, 2011	% Ownership(3)	Net Income (loss) for the Fiscal Year Ended December 31, 2011	Net Book Value as of December 31, 2011
David Zinberg	15.8	$(1,115,152)	$3,619,616	20.8
Marina Zinberg	18.4	$(1,295,606)	$4,205,344	24.2

	34.2	$(2,410,758)	$7,824,960	45

(1)
Based upon ownership of outstanding shares of common stock as of [                ], 2012, which is the record date for the Annual Meeting of stockholders, and net income and net book value for the fiscal year ended December 31, 2011. This reflects the transfer of 500,000 shares to Glendon Group pursuant to the share delivery agreement as described in "SPECIAL FACTORS—Share Delivery Agreement" beginning on page 66.

(2)
This reflects ownership of Glendon Group after the merger, which in turn will own 100% of the Company.

(3)
These percentages assume that the interests of David Zinberg and Marina Zinberg in Glendon Group are in proportion to their relative interests in the Company as of the date hereof.

        To the extent that Glendon Group agrees to sell equity to Leon Kuperman, and Leon Kuperman elects to purchase equity interests in Glendon Group, as described in the section entitled "SPECIAL

FACTORS—Interests of Our Directors and Executive Officers in the Merger—Arrangements with Glendon Group" beginning on page 67, he would receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits and obligations of our stockholders generally, similar to those described for David and Marina Zinberg above, including an interest in the Company's net book value and net earnings (losses) in proportion to his ownership interest in Glendon Group.

Plans for the Company After the Merger

        Glendon Group expects that following completion of the merger, the Company's operations will be conducted substantially as they currently are being conducted, including using the Company's cash principally for ongoing working capital needs. While Glendon Group has informed us that it has no current plans or proposals which relate to or would result in an extraordinary corporate transaction involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets except as described in this proxy statement, they will review the Company and its assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. They expressly reserve the right to make any changes that they deem necessary or appropriate in light of their review or in light of future developments.

Conduct of the Company's Business if the Merger is Not Completed

        If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, we expect that the Company will remain an independent company, its common stock will continue to be listed and traded on the Nasdaq Capital Market (assuming the reverse stock split contemplated by Proposal No. 4 is approved and effectively remedies the Company's current non-compliance with Nasdaq's minimum bid price requirements, and the Company otherwise regains and maintains compliance with Nasdaq's listing requirements), and stockholders of the Company will continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of our common stock. However, there is no assurance that the Company can or will choose to maintain its Nasdaq listing.

        If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares in the Company, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, our Board of Directors will evaluate and review the business operations, properties, and capitalization of the Company, and, among other things, make such changes as are deemed appropriate and continue to seek to preserve and maximize stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will materialize or that the business, prospects or results of operations of the Company will not be adversely impacted.

        Under certain circumstances, if the merger is not completed, the Company may be obligated to pay Glendon Group a termination fee, and if our stockholders do not adopt the merger agreement at the Annual Meeting under certain circumstances we will have to reimburse Glendon Group for up to $175,000 of its expenses. See "THE MERGER AGREEMENT—Termination Fee and Expense Reimbursement" beginning on page 95.

Equity Financing

        Glendon Group estimates the total amount of funds necessary to complete the merger and the related transactions to be approximately $10 million, which includes approximately $9 million to be paid out to our stockholders for shares of our common stock, other than the shares to be exchanged by David Zinberg and Marina Zinberg for equity interests in Glendon Group immediately prior to the merger, with the remainder to be applied to pay related fees and expenses in connection with the merger and the related transactions. There are no financing conditions or contingencies in the merger agreement.

        Glendon Group has obtained an equity commitment from Weston Capital to provide an equity investment to Glendon Group sufficient to fund the transactions contemplated by the merger agreement.

Guarantee

        Weston Capital has also entered into the Guarantee in favor of the Company pursuant to which they have jointly and severally guaranteed the performance by Glendon Group and Merger Subsidiary of their respective payment obligations under the merger agreement, including, without limitation, any payment obligation or liabilities of Glendon Group or Merger Subsidiary resulting from or arising out of the breach or non-performance of any representation, warranty or covenant contained in the merger agreement by Glendon Group, Merger Subsidiary or any representative of Glendon Group or Merger Subsidiary.

        Under its terms, the Guarantee is a continuing and irrevocable guarantee, may not be revoked or terminated, and remains in full force and effect until all of the guaranteed obligations have been satisfied in full.

Voting Agreement

        Concurrently with the execution of the merger agreement, David and Marina Zinberg, in their capacities as stockholders of the Company, entered into a voting agreement with Glendon Group pursuant to which they agreed, among other things, to vote their shares in favor of the adoption of the merger agreement and other proposals necessary to consummate the Merger, including any proposal to adjourn any stockholder meeting at which stockholder approval is sought to solicit additional votes in favor of adoption of the merger agreement, such as Proposal No. 2. The voting agreement terminates by its terms on the earliest to occur of (a) the effective time of the merger, (b) the termination of the merger agreement in accordance with its terms, (c) the date of any Adverse Recommendation Change (as defined in the merger agreement), or (d) the termination of the contribution agreement described below, in accordance with the terms thereof.

Contribution Agreement

        Concurrently with the execution of the merger agreement, David and Marina Zinberg, in their capacities as stockholders of the Company, entered into a contribution agreement with Glendon Group, pursuant to which they agreed to contribute to Glendon Group, immediately prior to (but subject to) the effective time of the merger and subject to the terms and conditions in such agreement, all shares of Company common stock beneficially owned by them, in exchange for shares of Glendon Group common stock. The contribution agreement terminates by its terms upon the earliest to occur of (a) the effective time of the merger, (b) the termination of the merger agreement in accordance with its terms, (c) the date of any Adverse Recommendation Change (as defined in the merger agreement), or (d) the termination of the voting agreement described above, in accordance with the terms thereof.

 Share Delivery Agreement

        On June 19, 2012, David and Marina Zinberg, in their capacities as stockholders of the Company, entered into a share delivery agreement with Glendon Group, pursuant to which they agreed that Ms. Zinberg would contribute to Glendon Group, concurrently with the execution of the share delivery agreement, 500,000 shares of Company common stock beneficially owned by them. The contribution of the shares is made without regard to the occurrence or nonoccurrence of any transaction or other event, including but not limited to whether (i) the merger is completed, (ii) the Zinbergs or either of them become stockholders of Glendon Group, and (ii) Glendon Group receives any expense reimbursement, termination fee or other emolument under or pursuant to the Merger Agreement. The share delivery agreement and the obligations of David and Marina Zinberg to contribute their shares under such agreement is irrevocable and not contingent or subject to offset for any reason, including without limitation the termination of the merger agreement, the voting agreement or the contribution agreement. Based on the closing share price of the Company's common stock on June 19, 2012, the value of the shares contributed is $380,000.

        The share delivery agreement was entered into further to the discussions of April 27, 2012 respecting the structure and amount of the expense reimbursement fees payable upon termination of the merger agreement. Specifically, Glendon Group and the Zinbergs entered into the share delivery agreement so as to mitigate the exposure and burden on Glendon Group, because (i) Glendon Group did not have any agreement with Mr. Zinberg as to his potential engagement with the surviving corporation after the merger, (ii) Glendon Group (including by its affiliates) had and would continue to incur substantial additional costs and other material expenses in furtherance of the transactions contemplated by the merger agreement, (iii) pursuant to the terms of the merger agreement, there is no assurance that the Company will consummate the merger, and (iv) the Zinbergs would have significant benefits, and Glendon Group would have significant burdens unmitigated by the level of expense reimbursements.

Interests of Our Directors and Executive Officers in the Merger

  General

        With respect to the merger agreement, in considering the recommendation of the Special Committee and our Board of Directors (other than Mr. Zinberg, who abstained from voting and is making no recommendation due to his interest in the merger), the unaffiliated stockholders should be aware that Mr. Zinberg and his sister Marina Zinberg have interests in the merger different from those of the unaffiliated stockholders, in that the Zinbergs have entered into the voting agreement described above pursuant to which they have agreed to vote in favor of the adoption of the merger agreement and other proposals necessary to consummate the Merger (including Proposal No. 2), and have agreed to contribute to Glendon Group all shares of Company common stock beneficially owned by them in exchange for shares of common stock of Glendon Group pursuant to the contribution agreement described above, and therefore will retain an indirect interest in the Company and its business and assets after the merger. Marina Zinberg has also transferred 500,000 shares of her stock to Glendon Group pursuant to the share delivery agreement. The Special Committee and our Board of Directors were aware of and considered these differing interests, among other matters, in reaching their decision to approve the merger agreement and to recommend that stockholders of the Company vote in favor of adoption of the merger agreement. The potential issuance of equity in Glendon Group to Leon Kuperman described in "Arrangements with Glendon Group" below, was not known to or considered by the Special Committee or the Board of Directors in reaching such decision and recommendation, because to the knowledge of the Special Committee and the Board of Directors such discussions had not transpired at that time, although stockholders should consider such potential equity issuance when deciding how to vote on the merger.

  Restricted Stock Awards

        Certain directors and executive officers of the Company hold unvested restricted stock awards, which will vest effective as of immediately prior to the effective time of the merger. All outstanding restricted stock awards will be cancelled as of the effective time of the merger, and the holder thereof will be entitled to receive an amount equal to the cash product of (i) the aggregate number of shares of Company common stock subject to such restricted stock award and (ii) $0.78.

  Stock Options

        At the effective time of the merger, each unvested portion of any options to purchase the common stock of the Company that is outstanding immediately prior to the effective time will accelerate as of immediately prior to the effective time and will be cancelled as of the effective time of the merger. Each holder of such options will receive an amount equal to the cash product of (i) the aggregate number of shares of Company common stock subject to such vested stock option and (ii) $0.78 less any per share exercise or purchase price of the shares of Company common stock subject thereto. All currently outstanding stock options have an exercise price of $9.90 per share and expired unexercised on June 14, 2012. Therefore, we do not expect any amounts will be paid pursuant to the merger agreement on account of stock options.

  Indemnification

        Our Board of Directors and executive officers are entitled to continued indemnification rights and insurance coverage under the merger agreement for a period of six years after the effective time of the merger with terms no less favorable in any material respect to such directors and officers than is provided for in the Company's certificate of incorporation, bylaws and insurance policies in effect as of the date of the merger agreement. Our Board of Directors and each of the executive officers also are parties to written indemnification agreements with the Company, pursuant to which they are entitled to continued indemnification rights for so long as such persons may be subject to potential liabilities due to their role as a director or officer of the Company or its subsidiaries. By virtue of the merger, such written indemnification agreements will become agreements with and obligations of the surviving corporation from and after the effective time of the merger.

  Arrangements with Glendon Group

        As discussed above, Mr. Zinberg (along with his sister, Marina Zinberg) has entered into the voting agreement, the contribution agreement and the share delivery agreement with Glendon Group. Other than those agreements, to BIDZ.com's knowledge, Mr. Zinberg has no arrangements or understandings with Glendon Group, other than that he will continue to be employed by the Company following the merger on the same terms as in his current written employment agreement.

        Glendon Group has advised the Company that they have discussed with Leon Kuperman, the President and Chief Technology Officer of the Company, the possibility that Mr. Kuperman may be offered the opportunity to acquire up to 3% of the equity of Glendon Group for nominal consideration, in order to incentivize Mr. Kuperman and align his personal interests in the success of the Company after the merger with Glendon Group's. However, Glendon Group and Mr. Kuperman have advised the Company that Glendon Group has no legally binding obligation to issue any equity to Mr. Kuperman, and Mr. Kuperman has no right to acquire any equity from Glendon Group as of the date hereof.

        Other than the foregoing nonbinding general discussions, Mr. Kuperman has no arrangements or understandings with Glendon Group, other than that he will continue to be employed by the Company following the merger on the same terms as in his current written employment agreement.

  Total Consideration to be Received by Directors and Executive Officers

        The following table reflects the consideration expected to be received by each of our directors and executive officers for their shares of the Company's common stock in connection with the merger (including shares of common stock underlying restricted stock awards but excluding shares of common stock issuable upon the exercise of options to purchase common stock). This table does not include the value of the equity interests in Glendon Group contemplated to be received by David Zinberg and Marina Zinberg in exchange for their shares of Company common stock pursuant to the contribution agreement described above, and, if applicable, the value of any equity interest that may be issued to Leon Kuperman as described elsewhere in this proxy statement or the fees paid to the members of the Special Committee for their services as such:

Name	Restricted Stock	Number of Shares Owned Including Restricted Stock Shares	Total Cash Merger Consideration to be Received for Company Common Stock
David Zinberg	50,000	2,898,134	N/A
Leon Kuperman	37,500	37,500	$29,250
Claudia Y. Liu	37,500	37,500	$29,250
Lawrence Y. Kong	37,500	112,500	$87,750
Peter G. Hanelt	30,000	127,355	$99,337
Garry Y. Itkin	26,250	450,000	$351,000

Quantification of Golden Parachute Payments and Benefits to Our Named Executive Officers

        The table below sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation that is based on or that otherwise relates to the merger to which the following individuals, each a named executive officer of the Company, are entitled under existing agreements with the Company. This compensation is referred to as "golden parachute" compensation. The "golden parachute" compensation payable to these individuals is subject to a non-binding advisory vote of the Company's stockholders, as described under the section entitled "PROPOSAL NO. 3—ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION" beginning on page 101.

        The table below assumes that:

  •
  the merger is consummated on March 31, 2012; and

  •
  the employment of each of the named executive officers is terminated on such date by the surviving corporation without cause or by the named executive officer for good reason.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perequisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)(3)	Total ($)
David Zinberg	675,000	$39,000	$0	$0	$0	$12,718	$726,718
Leon Kuperman	285,000	$29,250	$0	$0	$0	$17,234	$331,484
Claudia Y. Liu(4)	255,000	$29,250	$0	$0	$0	$13,182	$297,432
Lawrence Y. Kong	299,625	$29,250	$0	$0	$0	$19,206	$348,081

(1)
Under the employment agreements of Mr. Zinberg, Mr. Kuperman, Ms. Liu and Mr. Kong, they are entitled to a severance payment equal to one and one-half his or her base salary, in the case of Messrs. Zinberg and Kong and Ms. Liu, and an amount equal to his base salary, in the case of

  Mr. Kuperman, if their employment agreements are terminated after a Change in Control, which would include the merger.

(2)
The "Equity" column sets forth the value of shares of Bidz.com common stock subject to unvested restricted stock awards that would vest immediately if the executive officers' employment agreements are terminated following a Change in Control, calculated as provided in this note (2). However, the vesting of such unvested restricted stock awards is to accelerate under the terms of the merger agreement and such restricted shares will be converted into the right to receive $0.78 per share in cash pursuant to the merger agreement, independent of the employment status of these executive officers or the termination thereof.

Name	Number of Accelerated Option Shares	Number of Accelerated Shares Under Stock Awards	Value of Accelerated Options ($)	Value of Accelerated Stock Awards ($)
David Zinberg	0	50,000	$0	$39,000
Leon Kuperman	0	37,500	$0	$29,250
Claudia Y. Liu	0	37,500	$0	$29,250
Lawrence Y. Kong	0	37,500	$0	$29,250
(3)
Upon termination of employment with Bidz.com, each named executive officer is entitled to a cash settlement of the balance of his or her accrued and unused vacation time.

(4)
As disclosed in the Company's current report on Form 8-K, filed with the SEC on July 26, 2012, effective July 26, 2012, Ms. Liu was terminated without "cause" as defined in the employment agreement between Ms. Liu and the Company dated as of February 21, 2007. Ms. Liu's termination was part of a planned reduction in force by the Company. Pursuant to the terms of her employment agreement, Ms. Liu will be paid all accrued compensation through the termination date, severance compensation of $255,000 (which equals one and one-half times Ms. Liu's current base salary), and the Company will provide Ms. Liu for two years following termination, at the Company's expense, all life insurance, disability, health and other employee benefits provided to Company employees generally.

Fees and Expenses

        Except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of this proxy statement and the solicitation of the approval of our stockholders, and all filing fees payable to the SEC in connection with the merger, will be paid by the Company. If the merger agreement is terminated in specified circumstances, the Company will be required to reimburse Glendon Group for up to a maximum of $175,000 of Glendon Group's actual out of pocket fees and expenses in connection with the merger agreement, and is obligated to pay Glendon Group a termination fee in connection with the termination of the merger agreement in certain specified circumstances. See "THE MERGER AGREEMENT—Termination Fee and Expense Reimbursement." Fees and expenses incurred or to be incurred by the Company in connection with the merger are estimated at this time to be as follows:

Description	Amount
Legal fees and expenses	$[ ]
Accounting expenses	$[ ]
Financial advisory fees and expenses	$[ ]
Special committee retainer and meeting fees	$[ ]
Printing, proxy solicitation and mailing costs	$[ ]
Filing fees	$[ ]
Miscellaneous	$[ ]
Total:	$[ ]

Financial Projections

        The Company does not, as a matter of course, provide financial guidance or publicly disclose projections of future revenues, earnings or other financial performance. However, in connection with the review of the proposed acquisition of the Company by Glendon Group, the Company's management prepared non-public financial projections reflecting management's views as to possible future performance of the Company for the final six months of fiscal year 2012 through the end of fiscal year 2014. The information was provided to the Special Committee, the members of our Board of Directors and Imperial Capital in connection with discussing and evaluating the merger. The financial projections, which are set forth below, do not give effect to the transactions contemplated by the merger agreement, including the merger. The inclusion of this information should not be regarded as an indication that the Company considered or now considers these projections to be a reliable prediction of future results. The financial projections provided below were last updated on May 2, 2012.

        The financial projections were prepared by Lawrence Y. Kong, our Chief Financial Officer, after consultation with senior management staff and sales personnel, including Mr. Zinberg our founder and chief executive officer. The financial projections prepared by Mr. Kong were reviewed by Mr. Zinberg and approved by him without modification. In compiling the financial projections, Mr. Kong took into account historical performance, customers' projections, the current economy, the Company's strategic plan and budget for fiscal years 2012 through 2014, as well as estimates regarding revenues, overhead expenses and net income, among others estimates. Mr. Kong also considered the following business and economic trends affecting the Company and the online retail jewelry industry:

  •
  the continuing weak economy has continued to be challenging for retailers, jewelry manufacturers and wholesalers, and has resulted in a significant reduction in customer purchases and overall revenues;

  •
  the intense competition in the sectors of the jewelry and online auction industry in which the Company participates;

  •
  the fact that many of the Company's competitors are larger with greater resources than the Company; and

  •
  the current economic environment and the Company's operating results and outlook are affecting the availability of working capital and financing to the Company, its vendors and its customers, and the Company does not believe it can access necessary capital on favorable terms or perhaps at all that would allow it to invest in its core online jewelry business or in growing its Modnique business to realize its growth potential.

        The financial projections were not developed as part of management's historical development of internal financial forecasts or budget preparation and were not prepared with a view to public disclosure. The financial projections are included in this proxy statement only because the information for the last six months of fiscal year 2012 through fiscal year 2014 was made available on a confidential basis to Imperial Capital in connection with Imperial Capital's financial analysis undertaken for purposes of rendering the opinion to the Special Committee described in the section entitled "SPECIAL FACTORS—Opinion of Imperial Capital, LLC" beginning on page 56 of this proxy statement. The projections were not prepared with a view to compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or generally accepted accounting principles. Neither the Company's registered public accountant nor any other registered public accountant has examined or compiled the projections and, accordingly, no registered public accountant expresses an opinion or any other form of assurance or association with respect thereto.

        The projections are speculative and subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business and general economic conditions and developments. Although the projections are presented with numerical specificity, they reflect numerous assumptions and estimates relating to the Company's business. Although the Company's management believed that such assumptions and estimates were reasonable at the time the projections were prepared, they are not intended as predictions and may not reflect the actual results that are achieved during the periods presented. In addition, factors such as industry performance, competitive uncertainties, the impact of the announcement and pendency of the merger, and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the Company's control, may cause actual results to vary from the projections or the underlying assumptions and estimates upon which they are based.

        Accordingly, while the projections were prepared in good faith by the Company's management, there can be no assurance that the estimates and assumptions made in preparing the projections will prove to be accurate or that the projections will be realized, and actual results may be materially greater or worse than those contained in the projections. The inclusion of this information in this proxy statement should not be regarded as predictions of actual future results, and the projections should not be relied upon as such. These financial projections are by their nature forward-looking information, and you should read the section "CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS" beginning on page 19 of this proxy statement for additional information regarding the risks of unduly relying on such information.

        The following are the financial projections described above:

Bidz.com, Inc.
Consolidated Balance Sheets

	Years Ending December 31,
(in thousands)	2012	2013	2014
	Projection	Projection	Projection
Assets
Current assets:
Cash	$1,500	$1,500	$1,500
Accounts receivable	964	1,156	1,456
Inventories	25,249	27,891	31,990
Other receivable	796	796	796
Current deferred tax assets	—	—	—
Other current assets	1,412	1,414	1,564

Total current assets	29,921	32,757	37,306
Long term deferred tax asset	—	—	—
Property and equipment, net	334	284	234
Intangible asset	319	319	319
Deposits	—	—	—

Total assets	$30,574	$33,360	$37,859

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,606	$14,195	$17,110
Accrued expenses	2,118	2,121	2,346
Deferred revenue	1,156	1,388	1,747

Total current liabilities	12,881	17,703	21,203
Stockholders' equity:
Common stock: par value $0.001	18	18	18
Additional paid in capital	19,270	19,470	19,500
Treasury shares	—	—	—
Accumulated earnings (consolidated)	(1,595)	(3,831)	(2,862)

Total stockholders' equity	17,693	15,657	16,656

	$30,574	$33,360	$37,859

Working capital	17,040	15,054	16,103
Shares outstanding	18,380,000	18,380,000	18,380,000
Book value per share	$0.96	$0.85	$0.91
Hilco 12/31/09 Inventory NOLV	48%	48%	48%
NOLV less liabilities	4,564	1,154	21
NOLV per share	$0.25	$0.06	NA

The following are the assumptions used by management in preparing these projected consolidated balance sheets:

1
Maintain cash balance of $1.5 million

2
Accounts receivable at 5 days of revenue

3
Inventories at 5-6 months supply

4
No change in other receivable

5
Other current assets at 20 days of operating expenses

6
Property and equipment capital expenditures of $300K per year

7
No change in intangible assets and deposits

8
Accrued expenses at 30 days of operating expenses

9
Deferred revenue at 6 days of revenue

 Bidz.com, Inc.
Consolidated Statements of Income

	Years Ending December 31,
(in thousands)	2012		2013		2014
	Projection		Projection		Projection
Net revenue	$70,347		$84,417		$106,286
YOY revenue growth %	(18.5)%		20.0%		25.9%
Cost of revenue	50,498		60,852		76,776

Gross Profit	19,849		23,565		29,510

Gross Profit %	28.2%		27.9%		27.8%
Operating expenses:
General and administrative	18,756		18,200		18,964
Sales and marketing	6,684		7,251		9,227
Depreciation and amortization	335		350		350

Total operating expenses	25,775		25,801		28,540

Income (loss) from operations	(5,926)		(2,236)		969
Other income—interest income	—		—		—
Other expense—interest (expense)	—		—		—

Income before income tax expense	(5,926)		(2,236)		969
Income tax benefit (expense)	(3)		—		—

Net income	$(5,929)		$(2,236)		$969

Shares outstanding	18,380,000		18,380,000		18,380,000
Net EPS	(0.32)		(0.12)		0.05
As a % of revenue
General and administrative	26.7%		21.6%		17.8%
Sales and marketing	9.5%		8.6%		8.7%
Depreciation and amortization	0.5%		0.4%		0.3%

Total operating expenses	36.6%		30.6%		26.9%

Income (loss) from operations	(8.4)%		(2.6)%		0.9%
Net revenue		YOY		YOY		YOY
Bidz	$46,072	(38)%	$47,454	3%	$50,776	7%
Modnique	24,275	110%	36,963	52%	55,510	50%
Cost of revenue
Bidz	31,830		32,743		35,035
Modnique	18,668		28,109		41,741
Gross Profit
Bidz	14,242		14,711		15,741
Modnique	5,607		8,854		13,769
Gross Profit %
Bidz	30.9%		31.0%		31.0%
Modnique	23.1%		24.0%		24.8%
General and administrative
Bidz	13,372	(21)%	12,035	(10)%	12,035	0%
Modnique	5,384	60%	6,165	15%	6,929	12%
Sales and marketing
Bidz	4,050	(42)%	3,300	(19)%	3,300	0%
Modnique	2,634	171%	3,951	50%	5,927	50%
Depreciation and amortization
Bidz	325		325		325
Modnique	10		10		10
Total operating expenses
Bidz	17,747	(27)%	15,660	(12)%	15,660	0%
Modnique	8,028	85%	10,126	26%	12,866	27%
Income (loss) from operations
Bidz	(3,505)		(949)		81
Modnique	(2,421)		(1,272)		904

 Bidz.com, Inc.
Consolidated Statements of Cash Flows

	Years Ending December 31,
(in thousands)	2012	2013	2014
	Projection	Projection	Projection
Cash flows provided by (used for) operating activities:
Net income	$(5,929)	$(2,236)	$969
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	335	350	350
Stock-based compensation	742	200	30
Loss on disposal of property and equipment	—	—	—
Deferred taxes	—	—	—
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	1,782	(193)	(300)
Inventories	4,465	(2,642)	(4,099)
Other receivable	—	—	—
Other current assets	1,075	(1)	(150)
Deposits	—	—	—
Increase (decrease) in liabilities:
Accounts payable	(1,407)	4,588	2,915
Accrued expenses	(155)	2	225
Deferred revenue	(301)	231	359

Net cash provided by (used for) operating activities	608	300	300

Cash flows provided by (used for) investing activities:
Capital expenditures	(300)	(300)	(300)

Net cash used for investing activities	(300)	(300)	(300)
Cash flows provided by (used for) financing activities:
Revolving credit line	—	—	—
Retirements of common stock from net vesting of restricted stocks	—	—	—
Tax benefit from stock based compensation	—	—	—
Purchase of treasury stock	—	—	—

Net cash provided by (used for) financing activities	—	—	—
Net increase (decrease) in cash	308	(0)	0
Cash, beginning of period	1,192	1,500	1,500

Cash, end of period	$1,500	$1,500	$1,500

Appraisal Rights

        Stockholders are entitled to statutory appraisal rights under Section 262 of the DGCL in connection with the merger. Stockholders are therefore entitled to have the "fair value" of their shares determined by the Delaware Court of Chancery and to receive payment in cash for their shares based on that judicially appraised value if they properly assert and perfect their appraisal rights under Delaware law. Under Delaware law, the ultimate amount a stockholder receives in an appraisal proceeding may be more than, the same as or less than the amount such stockholder would have received under the merger agreement.

        To exercise appraisal rights, a stockholder must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement, and such stockholder must not vote in favor of or consent to the proposal to adopt the merger agreement. A stockholder's failure to follow the exact procedures specified under the DGCL may result in the loss of such stockholders appraisal rights. The procedural requirements for exercising appraisal rights under Section 262 of the DGCL are more fully described in this proxy statement under the caption "APPRAISAL RIGHTS" beginning on page 97. A copy of Section 262, which sets forth appraisal rights under Delaware law and governs the procedures for exercising such rights, is attached as Annex C to this proxy statement. You should read Section 262 carefully and in its entirety, as that statute, and not the summary description in this proxy statement, will govern any rights to appraisal you may have.

Material United States Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger generally expected to be applicable to our stockholders whose shares of Company common stock are converted into cash in the merger, assuming the merger is effected as described in the merger agreement and in this proxy statement. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), applicable Treasury Regulations, judicial authority, and administrative rulings effective as of the date of hereof. These laws and authorities are subject to change, possibly with retroactive effect. The discussion below does not address any federal non-income tax, state, local or foreign tax consequences of the merger, nor does it address any consequences under any tax treaty. The tax treatment of the merger to our stockholders will vary depending upon their particular situations.

        The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and does not purport to be a complete analysis or listing of all of the potential tax considerations relevant to a decision whether to approve the merger agreement. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to each of our stockholders in light of their particular circumstances, such as stockholders who exercise dissenters' rights, who are treated as partnerships or otherwise as pass-through entities for U.S. federal income tax purposes, who are dealers in securities, who are traders in securities who have elected the mark-to-market method of accounting, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who are financial institutions or insurance companies, who are "S corporations", who are "regulated investment companies", who are "real estate investment trusts", who are tax-exempt organizations, who are tax-qualified retirement plans, who are governments or agencies or instrumentalities thereof, who are eligible to treat their shares of Company common stock as "qualified small business stock", who do not hold their Company common stock as a capital asset at the time of the merger, who acquired their Company common stock in connection with common stock option or common stock purchase plans or in other compensatory transactions, who hold Company common stock as part of an integrated investment (including a "straddle") comprised of Company common stock and one or more other positions, who hold our common stock subject to the constructive sale provisions of Section 1259 of the Internal Revenue Code, who are expatriates or certain former long-term residents of the U.S., who are "controlled foreign corporations", who are "passive foreign investment companies", who are corporations that accumulate earnings to avoid U.S. federal income tax, or who have a functional currency other than the U.S. dollar. This summary does not address the tax effects of the merger to holders of Company options or warrants. In addition, the tax treatment described below may not apply to a stockholder who owns, or is treated as owning under certain attribution rules contained in the Internal Revenue Code, an interest in the Company following the merger. Those stockholders are encouraged to consult their own tax advisors.

        The following discussion does not address the tax consequences of transactions effectuated prior to, concurrent with or after the merger (whether or not such transactions are in connection with the merger). For example, this discussion does not address the tax consequences to stockholders who exercise dissenters' rights. Stockholders are encouraged to consult their own tax advisors regarding the tax consequences to them of any transactions undertaken prior to, concurrent with or after the merger.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of shares of Company common stock that is any of the following:

  •
  an individual treated as a U.S. citizen or resident for U.S. federal income tax purposes;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

  •
  a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        A "Non-U.S. Holder" is any beneficial owner of shares of Company common stock (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.

        If a partnership holds shares of Company common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Company common stock should consult their tax advisors.

        Neither Glendon Group nor the Company has requested or will request any ruling from the Internal Revenue Service as to the tax consequences of the merger, nor will counsel to Glendon Group or the Company render a tax opinion in connection with the merger. The Internal Revenue Service may take different positions concerning the tax consequences of the merger than those stated below and such positions could be sustained.

        In light of the foregoing, the Company stockholders are encouraged to consult their own tax advisors regarding the tax consequences to them of the merger, including all applicable U.S. federal, state, local and foreign tax consequences.

  U.S. Holders

        The receipt of cash in exchange for shares of the Company common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received in exchange for the shares of Company common stock surrendered by such U.S. Holder and the U.S. Holder's adjusted tax basis in such shares surrendered. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the shares for more than one year at the time of the merger. Long-term capital gains of non-corporate U.S. Holders are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash in the merger.

        Certain U.S. Holders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Company common stock in the merger. Backup withholding generally will apply only if the U.S. Holder fails to furnish a correct social security number or other taxpayer identification number, when requested or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding.

Backup withholding is not an additional tax. U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the Internal Revenue Service.

  Non-U.S. Holders

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the receipt of cash for shares of Company common stock in the merger unless:

  •
  the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more during the taxable year of the merger and certain other conditions are met;

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S., and, if required by an applicable tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.; or

  •
  the Company is or has been a U.S. real property holding corporation, which is referred to as a "USRPHC", for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the Non-U.S. Holder held the shares of Company common stock disposed of in the merger.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (subject to reduction pursuant to an applicable treaty), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Gain described in the second bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the U.S. Gain described in the second bullet point recognized by Non-U.S. Holders that are foreign corporations also may be subject to a branch profits tax at a 30% rate (or applicable lower rate as prescribed by treaty). With respect to the third bullet point, in general, a corporation is a USRPHC if the fair market value of its "United States real property interests" (as defined in the Internal Revenue Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Since the shares of Company common stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), in the event the Company constitutes a USRPHC, any gain recognized on the receipt of cash for shares of Company common stock in the merger generally will be subject to U.S. federal income tax only if the Non-U.S. Holder held (actually or constructively) more than 5% of the shares of Company common stock during the shorter of the two periods described in the third bullet point. In the case of a Non-U.S. Holder that has held (actually or constructively) more than 5% of the shares of Company common stock during the shorter of the two periods described in the third bullet point, gain described in the third bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a resident of the U.S. In addition, in the case of such a Non-U.S. Holder, the gross proceeds from a disposition of shares of Company common stock, if the Company is a USRPHC, generally will be subject to a 10% withholding tax, which may be claimed by the Non-U.S. Holder as a credit against the Non-U.S. Holder's federal income tax liability. Non-U.S. Holders should consult any income tax treaties applicable to them, as those treaties may provide for different rules.

        Certain Non-U.S. Holders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Company common stock in the merger. Non-U.S. Holders can avoid backup withholding by providing the paying agent with a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the Non-U.S. Holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding is not an additional tax. Non-U.S. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the Internal Revenue Service.

        Information reporting will apply to proceeds of a sale of Company common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Internal Revenue Code), or such owner otherwise establishes an exemption.

        The foregoing is a general discussion of the material U.S. federal income tax consequences of the merger. We recommend that you consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of all applicable foreign, federal, state and local tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

 Regulatory Approvals

        Under the merger agreement, we and the other parties to the merger agreement have agreed to use our commercially reasonable efforts to complete the transactions contemplated by the merger agreement as promptly as practicable, including obtaining all necessary governmental approvals. Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware to effect the merger, there are no material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

Litigation

        Valrick Uechi, Individually and on Behalf of All Others Similarly Situated, vs. BIDZ.com, Inc., David Zinberg, Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, Glendon Group, Inc. and Bidz Acquisition Company, Inc., filed on May 22, 2012 (the "Uechi Action"); and Al Cauchon, Individually and on Behalf of All Others Similarly Situated, vs. BIDZ.com, Inc., David Zinberg, Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, Glendon Group, Inc. and Bidz Acquisition Company, Inc., filed on May 23, 2012 (the "Cauchon Action," and together with the Uechi Action, the "California Actions"). Both actions were filed as class actions in the Superior Court of California, County of Los Angeles on behalf of holders of the common stock of the Company and seek to enjoin the acquisition of all publicly owned shares of the Company's common stock by Glendon Group, Inc. and Bidz Acquisition Company, Inc. for $0.78 per share in cash, or, in the event the proposed transaction is consummated, to recover damages resulting from the individual Defendants' alleged violations of their fiduciary duties. Plaintiffs in both actions also claim that in facilitating the acquisition of the Company by Glendon Group for grossly inadequate consideration and through a flawed process, each of the Defendants breached and/or aided other Defendants' breaches of their fiduciary duties of loyalty, good faith and independence, insofar as they engaged in self-dealing and obtained for themselves personal benefits, including personal financial benefits, not shared equally by Plaintiff and the other Company stockholders. Plaintiff in the Uechi Action filed a First Amended Complaint on July 3, 2012. On July 10, 2012, Plaintiff in the Uechi Action applied ex parte seeking expedited discovery. The Members of the Special Committee, Glendon Group and Merger Subsidiary opposed Plaintiff's ex parte application and simultaneously applied ex parte for an order shortening time on a motion to stay. On July 10, 2012, the Court denied both ex parte applications, but related and consolidated the California Actions and set a briefing schedule for the motion to stay and the motion for expedited discovery. Both motions have been fully briefed and are scheduled to be heard on Monday, July 30, 2012.

        Paul Morrison, On Behalf of Himself and All Others Similarly Situated, v. BIDZ.com, Inc., Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, David Zinberg, Glendon Group, Inc., and Bidz Acquisition Company, Inc., filed on May 23, 2012 (the "Morrison Action"); Gerard Gress, Individually and on Behalf

of All Others Similarly Situated, v. BIDZ.com, Inc., David Zinberg, Peter G. Hanelt, Lawrence Y. Kong, Garry Y. Itkin, Bidz Acquisition Company, Inc. and Glendon Group, Inc., filed on June 5, 2012 (the "Gress Action"); and Lucille Soong, On Behalf of Herself and All Others Similarly Situated, v. BIDZ.com, Inc., Peter G. Hanelt, Garry Y. Itkin, Lawrence Y. Kong, David Zinberg, Glendon Group, Inc., and Bidz Acquisition Company, Inc., filed on June 7, 2012 (the "Soong Action," and together with the Morrison Action and the Gress Action, the "Delaware Actions"). The Delaware Actions were filed as class actions in the Court of Chancery of the State of Delaware on behalf of the public stockholders of the Company against the Company and its Board of Directors to enjoin the proposed transaction, claiming that the merger and related transactions are the product of a flawed, unfair process resulting from the Board's breach of fiduciary duties. Plaintiffs in the Delaware Actions also allege that the Company and Glendon Group, Inc. and, in the case of the Gress Action, Merger Subsidiary, aided and abetted the individual defendants in their breaches of fiduciary duties. On July 5, 2012, Delaware counsel for the Special Committee entered an appearance in each of the Delaware Actions. On July 20, 2012, the Special Committee moved to dismiss each of the Delaware Actions for failure to state a claim upon which relief can be granted and for failure to comply with the demand requirements of Delaware Chancery Court Rule 23.1. The Special Committee also moved, in the alternative, to strike the class action allegations of the verified complaints in the Delaware Actions.

        The Company, the Special Committee, Glendon Group and Merger Subsidiary believe that these actions are without merit and intend to defend them vigorously.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement, but may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. You should read the merger agreement carefully and in its entirety as it, and not the summary in this proxy statement, will govern the merger and your rights relating to the merger.

        The merger agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the merger agreement were made solely for purposes of the merger agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard that is materially different from those generally applicable to stockholders, and may have been used for the purposes of allocating risk among the parties to the merger agreement rather than establishing matters as fact.

 The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Subsidiary will merge with and into the Company. The separate corporate existence of Merger Subsidiary will cease, and the Company will survive the merger as a direct wholly-owned subsidiary of Glendon Group.

Effective Time

        The effective time of the merger will occur at the time that the certificate of merger has been filed with and accepted by the Secretary of State of the State of Delaware on the closing date of the merger or another date and time mutually agreed by us, Glendon Group, and Merger Subsidiary and specified in the certificate of merger. Under the merger agreement, the closing date is to occur no later than the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied on the closing date), or at such other date as the parties may mutually agree.

Treatment of Common Stock, Stock Options and Dissenting Shares

  Common Stock

        At the effective time of the merger, each share of our common stock issued and outstanding prior to effective time of the merger will be automatically converted into the right to receive $0.78 in cash, without interest and less applicable withholding taxes. However, any shares of our common stock:

  •
  owned by Glendon Group (including any shares contributed to Glendon Group by David and Marina Zinberg individually prior to the merger pursuant to the contribution agreement or the share delivery agreement) or any subsidiary of Glendon Group (including Merger Subsidiary) immediately prior to the effective time of the merger will automatically be cancelled without conversion;

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  held in our treasury or by any of our subsidiaries immediately prior to the effective time of the merger will be canceled without conversion; and

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  held by stockholders who have properly demanded and perfected their appraisal rights under Delaware law, if and to the extent appraisal rights are available and properly perfected, will not be converted and the holder of those shares will be entitled only to appraisal rights in accordance with Delaware law. See "APPRAISAL RIGHTS" beginning on page 97 of this proxy statement and Section 262 of the DGCL, which is attached as Annex C.

  Stock Options and Restricted Stock Awards

        The shares of restricted stock of the Company will vest effective as of immediately prior to the effective time of the merger and will be cancelled in exchange for the right to receive an amount in cash equal to the number of shares of Company common stock subject to such restricted stock award multiplied by the per share merger consideration.

        Each option to purchase Company common stock outstanding immediately prior to the effective time will vest at such time. Each holder of such options will receive an amount in cash equal to the number of shares of Company common stock underlying the option multiplied by the amount by which the per share merger consideration exceeds the applicable exercise price of the option. All stock options had an exercise price of $9.90 per share and expired on June 14, 2012. Therefore, we do not expect any amounts will be paid with respect to our stock options in connection with the merger.

Exchange and Payment Procedures

        At or prior to the effective time of the merger, Glendon Group will deposit cash in an amount sufficient to pay the merger consideration with a paying agent reasonably acceptable to us. As soon as reasonably practicable after the effective time of the merger, Glendon Group or the paying agent will mail a letter of transmittal and instructions to you and the other holders of our common stock. You will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the paying agent. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration to which you are entitled. If your shares are held for you in "street name" by a bank, broker or other nominee holder, you will receive instructions from your bank, broker or nominee holder as to how to effect the surrender of your "street name" shares in exchange for the merger consideration to which you are entitled.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a properly completed letter of transmittal.

        No interest will be paid or will accrue on payments of the merger consideration. The paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration to which a holder otherwise would be entitled.

        Any portion of the merger consideration deposited with the paying agent that remains undistributed to the former holders of shares twelve months after the effective time of the merger will be delivered to Glendon Group upon demand. After that time, a stockholder may look only to Glendon Group or the Company for the payment of the merger consideration, subject to abandoned property, escheat and similar laws.

Representations and Warranties

        We make various representation and warranties in the merger agreement with respect to the Company. These include representations and warranties regarding, without limitation:

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  organization, good standing and power to do business of the Company and its subsidiaries;

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  the corporate power and authority of the Company to enter into the merger agreement and consummate the merger, subject to obtaining stockholder approval adopting the merger agreement;

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  the approval and recommendation of the merger agreement and the merger by our Board of Directors;

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  the required consents, filings and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the absence of violations of or conflicts as a result of entering into the merger agreement and consummating the merger with the Company's governing documents, applicable laws and contracts;

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  the capitalization of the Company and its subsidiaries, including the number of shares of our common stock, stock options, and restricted stock awards;

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  accuracy and sufficiency of our SEC filings since January 1, 2011;

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  the financial statements of the Company and its subsidiaries and our internal controls over financial reporting;

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  compliance of this proxy statement with the applicable requirements of the Securities Exchange Act of 1934, which is referred to as the Exchange Act;

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  absence of a material adverse effect (as described below) and other specified changes and the conduct of business in the ordinary course of business since March 31, 2011;

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  absence of undisclosed material liabilities;

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  legal proceedings;

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  compliance with applicable laws;

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  material contracts;

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  tax matters;

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  employee compensation and benefits matters;

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  labor and employment matters;

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  insurance;

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  environmental matters;

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  intellectual property and information technology;

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  real property and inventory;

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  interested party transactions;

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  compliance with the U.S. Foreign Corrupt Practices Act and other applicable anti-corruption laws;

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  financial advisory and other transaction expenses;

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  the inapplicability of antitakeover statutes or laws; and

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  the absence of any rights plan, "poison-pill" or other comparable agreements or arrangements.

        Certain representations, warranties and conditions in the merger agreement are qualified, or relate to, a material adverse effect (as defined in the merger agreement). Generally, a material adverse effect means any event, change, circumstance, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. However, the events, changes, circumstances, occurrences or states of facts resulting or arising from the following will be excluded from determination of a material adverse effect:

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  the announcement, pendency or anticipated consummation of the merger or any of the other transactions contemplated by the merger agreement (including any loss or adverse change in the Company's relationship with its employees, customers, partners, suppliers or third parties);

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  changes in general economic conditions or credit, financial or capital markets, including changes in interest or exchange rates or commodity prices;

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  changes in the Company's stock price or trading volume or in the Company's listing status;

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  any natural or man-made disaster, pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof, to the extent that such matters do not disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the same territories and industry as the Company and its subsidiaries operate;

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  general conditions or changes in the industry in which the Company or any of its subsidiaries participate or operates, to the extent that such conditions or changes are not disproportionately adverse to the Company and its subsidiaries, taken as a whole, compared to other companies operating in the same territories and industry as the Company and its subsidiaries operate;

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  any changes after the date of the merger agreement in GAAP or applicable law or in general legal, accounting, regulatory or political conditions;

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  any event, occurrence, development, circumstance or state of facts disclosed in the Company disclosure schedules or the Company's SEC filings through the date of the merger agreement;

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  any failure to take action expressly prohibited by the merger agreement or under applicable law, or the taking of specific action (or the failure to take action) at the written direction or with the consent of Glendon Group or as expressly required or permitted by the merger agreement;

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  any proceeding brought by any third party or any holder of shares of Company common stock (on the holder's own behalf or on behalf of the Company) arising out of or related to the merger agreement or any of the transactions contemplated by the merger agreement; or

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  any failure by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics or performance, it being understood that in the case of this exception the actual cause of any such failure (but not the failure in and of itself) may be taken into consideration when determining whether a material adverse effect has occurred, unless it is otherwise excepted from the material adverse effect definition.

        Glendon Group and Merger Subsidiary make various representations and warranties in the merger agreement with respect to Glendon Group and Merger Subsidiary. These include representations and warranties regarding, without limitation:

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  organization, good standing and power to do business;

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  the corporate or other power and authority to enter into the merger agreement and consummate the merger;

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  the execution and delivery of the merger agreement and the consummation of the merger being duly and validly authorized by each of Glendon Group and Merger Subsidiary;

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  the absence of violations of or conflicts as a result of entering into the merger agreement and consummating the merger with Glendon Group's or Merger Subsidiary's governing documents, laws or contracts;

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  accuracy of information supplied by Glendon Group or Merger Subsidiary for inclusion or incorporation by reference in this proxy statement;

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  accuracy of the information contained in the Schedule 13E-3 and compliance with the requirements of the Exchange Act;

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  legal proceedings;

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  sufficiency of funds to pay the merger consideration;

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  no ownership by Glendon Group or Merger Subsidiary or their affiliates of Company common stock;

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  capitalization of Glendon Group and Merger Subsidiary;

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  solvency of Glendon Group and the surviving corporation upon the consummation of the merger;

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  review and analysis of the business, assets, condition and operations of the Company and its subsidiaries and disclaimer of representations or warranties of the Company;

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  absence of broker, finder or similar fees or commissions; and

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  absence of specified agreements relating to the merger between Glendon Group or any of its subsidiaries and affiliates, on the one hand, and any Company stockholder, director or employee, on the other hand.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger. You should be aware that these representations and warranties made by the Company to Glendon Group and Merger Subsidiary and by Glendon Group and Merger Subsidiary to the Company, as the case may be, are subject to important limitations and qualifications agreed to by the parties to the merger agreement, are subject to certain exceptions and disclosures made in confidential disclosure schedules, and may or may not be accurate as of the date they were made and are not guaranteed to be accurate as of the date of this proxy statement or the Annual Meeting.

Conduct of Our Business Pending the Merger

        Except as required or permitted under the merger agreement, required by law, set forth in the Company disclosure schedules or consented to in writing by Glendon Group (not to be unreasonably conditioned, delayed or withheld), the Company has agreed that, during the period from the date of the merger agreement and continuing until the earlier of the termination of the merger agreement and the effective time of the merger, the Company and each of its subsidiaries will:

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  conduct its business in the ordinary course, consistent with past practice;

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  use its reasonable efforts to preserve its company registered intellectual property, business organization and material assets;

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  use its reasonable efforts to keep available the services of its current executive officers;

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  use its reasonable efforts to maintain its material governmental authorizations; and

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  use its reasonable efforts to maintain satisfactory relationships with its key suppliers, distributors and others having material business relationships with the Company.

        In addition, during the same period and subject to the prior written consent of Glendon Group (not to be unreasonably conditioned, delayed or withheld) and the other above described exceptions and other specified exceptions, the Company has agreed it will not, and it will not permit our subsidiaries to, do any of the following:

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  amend the Company's or any of its subsidiaries' certificate of incorporation, bylaws or comparable organizational documents, other than to effect a reverse stock split;

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  declare, set aside or pay any dividends on or make any other distributions, purchase or redeem any securities (except in connection with the Company's equity options or restricted stock awards or under agreements in effect as of the date of the merger agreement) or enter into any agreement with respect to the voting of any capital stock of the Company or its subsidiaries;

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  split, combine or reclassify any capital stock (other than to effect the reverse stock split) or issue or authorize the issuance of any other securities in respect of or in substitution of capital stock

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  issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise encumber or dispose of any securities (other than the through the exercise of the Company options, restricted stock awards or under agreements in effect as of the date of the merger agreement) or amend any term of any security in any material respect;

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  adopt a plan or agreement of, or resolutions for, a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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  make capital expenditures or incur obligations or liabilities in excess of $50,000 in the aggregate in any fiscal quarter, other than purchases of inventory or the manufacture or purchase of products;

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  acquire any business, assets or capital stock of any person or division or any other material assets (other than the acquisition of assets and inventory in the ordinary course of business consistent with past practice);

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  sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any Company registered intellectual property, material assets or material properties (except pursuant to existing contracts or commitments; sales of used, obsolete or non-essential equipment; and sales of inventory and products in the ordinary course of business);

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  generally subject to ordinary course of business and other specified exceptions: (i) hire or engage any employees, consultants or contractors; (ii) induce or encourage any employees, consultants or contractors to resign from Company or any of its subsidiaries; (iii) promote any employees, or transfer any employees, or change the employment status or titles or terms of employment of any employees; (iv) materially increase the salary or other compensation payable to employees, consultants, contractors, or advisors; (v) create, adopt or issue any new, or modify or waive any terms, conditions or criteria of, any salary, bonus, commission, severance, equity compensation or other equity or compensatory arrangement with any such person; (vi) reprice rights to acquire securities of the Company or its subsidiaries or amend or accelerate or waive vesting terms; or (vii) declare, pay, approve, or undertake any obligation of any other kind of a bonus, commission or other additional salary, compensation or employee benefits;

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  write-down any of its material assets unless required or permitted by GAAP or based upon the advice of Company's independent auditor, or make any material change in any method of financial accounting principles, method or practices, except as required or permitted by GAAP or applicable law;

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  subject to exceptions with financing trade or account payable in the ordinary course of business: (i) repurchase, prepay or incur any material indebtedness outside of the ordinary course of business, including by way of a guarantee or an issuance or sale of debt securities; (ii) issue or sell options, warrants, calls or other rights to acquire debt securities; or (iii) enter into any "keep well" or other contract to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

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  make any material loans, advances or capital contributions to, or investments in, any other person (other than purchase orders, accounts receivable and extensions of credit and advances or reimbursements of expenses to employees in the ordinary course of business);

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  agree to any exclusivity, non-competition, most favored nation, or similar provision or covenant materially and adversely restricting Company, any of its subsidiaries from competing in any line of business against any person or in any territory, other than renewals or extensions of such provisions or covenants under currently existing arrangements or to the extent required as a condition of purchasing or selling specific Company products;

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  enter into any contract, or relinquish or terminate any contract or other right, in any individual case with an annual value in excess of $50,000 or with a value over the life of the contract in excess of $150,000, other than entering into non-exclusive distribution, marketing or other agreements in the ordinary course of business consistent with past practice and that are terminable without material penalty within twelve months;

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  take various actions with respect to taxes, including making or changing any material tax election, adopting or changing any material method of tax accounting, amending any material tax return, settling any material tax claim or audit or surrendering any claim for a material tax refund;

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  (i) institute, pay, discharge, compromise, settle or satisfy any claims, liabilities or obligations in excess of $50,000 individually, except as required by contracts or agreements in principle in effect on the date of the merger agreement, to the extent reserved against on the Company balance sheet or obligations incurred since March 31, 2011 in the ordinary course of business and in each case does not require any material obligation (other than the payment of money) to be performed by the Company following the effective time of the merger; (ii) waive, relinquish, release, grant, transfer or assign any right with an individual value of more than $50,000, other than relating to collection activities or commercial accommodations, settlements or compromises with suppliers of Company products resulting from arm's-length commercial negotiations; or (iii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter under, any material confidentiality, standstill or similar contract to which a third party and the Company or any of its subsidiaries is a party;

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  other than in connection with ordinary course promotional activities, engage in extraordinary collection practices intended to materially accelerate collections of receivables that would otherwise be expected to be collected following the effective time of the merger or any practice intended to postpone to after the effective time of the merger any material payments by Company or any of its subsidiaries that would otherwise become due and payable prior to the effective time of the merger; or

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  authorize, commit or agree to take any of the foregoing actions.

Go Shop; No Solicitation

  Go Shop

        The merger agreement contains detailed provisions allowing the Company to actively solicit acquisition proposals during a specified go-shop period. Under these "go-shop" provisions, the Company and its representatives had the right during the 38 day period from May 17, 2012 (the date the merger agreement was signed and announced) until 11:59 p.m. New York City time on June 24, 2012 (this period of time is called the "go-shop period"), directly or indirectly, to:

  •
  initiate, solicit and encourage, whether publicly or otherwise, acquisition proposals, including by way of providing access to non-public information (but only pursuant to) a confidentiality agreement no materially less favorable to the Company that those contained in its confidentiality agreement with Glendon Group, but which confidentiality agreement need not contain standstill provisions (however, any non-public information not previously delivered or made available to Glendon Group or its representatives will be provided to Glendon Group promptly following the time it is provided to the other parties);

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  enter into, engage in and maintain discussions or negotiations with respect to acquisition proposals, or inquiries, proposals or offers or other efforts or attempts that could to an acquisition proposal, including through the waiver or release by the Company of any preexisting standstill or similar agreements to permit a person to make or amend an acquisition proposal; and

  •
  otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations.

        In addition, for an additional 15 days (i.e., until 11:59 p.m. New York City time on July 9, 2012 (or the "cut-off date")), the Company was entitled to continue to engage in the go-shop activities described above with any person or group of persons from whom the Company or its directors, officers, employees, financial advisors, attorneys and other representatives (which are collectively referred to as Company Representatives) received a bona fide written acquisition proposal by the no-shop period start date described below (or any group in which 50% of the equity or other financing includes such person or persons), including with respect to an amended acquisition proposal. These persons are also called "exempted persons."

        No written alternative acquisition proposals were submitted by the expiration of the "go shop" period. Therefore, there are no "exempted persons", and the Company may no longer actively solicit alternative acquisition proposals. However, the Company may continue to respond to bona fide written acquisition proposals that are or could reasonably result in a superior proposal, as described in "No Solicitation" below.

        The Company retained Innovus Advisors, LLC to assist and advise the Special Committee in conducting the go-shop process authorized under the merger agreement. The Company actively solicited alternative acquisition proposals from both strategic and financial buyers during the go-shop period, as permitted by the merger agreement.

  No Solicitation

        From 12:00 a.m. New York City time on June 25, 2012 (or the "no-shop period start date"), until the earlier of the effective time of the merger or the termination of the merger agreement, the Company will not, and will not authorize or knowingly permit its subsidiaries or the Company Representatives to, indirectly or directly:

  •
  solicit, initiate or knowingly encourage or assist (including by way of providing access to non-public information) the submission by any third party of an acquisition proposal, or any inquiry, proposal or offer that is reasonably likely to lead to an acquisition proposal; or

  •
  engage in, continue or otherwise participate in any negotiations or discussions regarding an acquisition proposals, or provide any information or data to any person relating to the Company or its subsidiaries, in any such case with the intent to induct the making, submission or announcement of, or to encourage, facilitate or assist, an acquisition proposal.

        Under the merger agreement, at 12:00 a.m. on June 25, 2012, the Company was obligated to and did, and caused its subsidiaries and representatives (including Innovus Advisors) to, immediately cease and cause to be terminated all existing discussions and negotiations with any person previously conducted with respect to any acquisition proposal.

        In addition, notwithstanding the non-solicitation provisions described above, from the no-shop period start date until the earlier of the receipt of the requisite stockholder approval of the merger or termination of the merger agreement, the Company and the Company representatives may:

  •
  provide information in response to a request by a person who has made a bona fide written acquisition proposal, if that person executes a confidentiality agreement that satisfies the requirements described above in the go-shop provisions, including the obligation to deliver information to Glendon Group promptly;

  •
  engage in negotiations or discussions with any person who has made a bona fide written acquisition proposal, if in each case, the acquisition proposal did not result from a breach of the non-solicitation or go-shop provisions of the merger agreement and the Special Committee or the Board of Directors determines in good faith after consultation with outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the Company directors' fiduciary duties under applicable law and the acquisition proposal constitutes a superior proposal or could reasonably result in a superior proposal; and

  •
  until the cut-off date, continue to engage in negotiations and discussions with exempted persons as described above.

        For purposes of the merger agreement, an acquisition proposal is any offer, proposal or indication of interest from any third party relating to any transaction or series of related transactions involving:

  •
  any acquisition or purchase by any person, directly or indirectly, of 25% or more of any class of outstanding voting or equity securities of Company, or any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 25% or more of any class of outstanding voting or equity securities of Company,

  •
  any acquisition or purchase by any person, directly or indirectly, of a majority of any class of outstanding voting or equity securities of one or more subsidiaries of Company the business of which contributes 25% or more of the consolidated revenues, net income or assets (based on fair market value) of Company and its subsidiaries taken as a whole (for or as of, as applicable, 12-month period ended December 31, 2011),

  •
  any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Company or any of its subsidiaries whose business contributes 25% or more of the consolidated net revenues, net income or assets (based on fair market value) of the Company and its subsidiaries taken as a whole (for or as of, as applicable, the 12-month period ended December 31, 2011),

  •
  any sale, exchange, transfer or disposition of 25% or more of the consolidated assets of Company and its subsidiaries (based on the fair market value thereof as of December 31, 2011), but excluding in all cases any sales of inventory to retail or wholesale customers, or

  •
  any liquidation, dissolution, recapitalization, or similar transaction involving Company.

        For purposes of the merger agreement, a superior proposal is a bona fide written acquisition proposal that the Special Committee or Board of Directors determines in its reasonable judgment is more favorable to the Company's stockholders from a financial point of view than the terms of the merger (including any adjustment to the terms proposed by Glendon Group in response to such proposal), except that the references to "25%" in the definition of acquisition proposal are deemed to be references to "50%."

        From and after the no-shop period start date (or, with respect to any exempted person, from and after the cut-off date), the Company must promptly (and within 24 hours of receipt) advise Glendon Group if the Company or any of its subsidiaries or, to its knowledge, Company representatives receives any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to any acquisition proposal or any proposal or offer that is reasonably likely to lead to an acquisition proposal. The Company's notice must include the material terms of, and the identity of the person making, the inquiry, request, proposal or offer and a copy of any written proposal, proposal offer or draft agreement provided by the person. The Company will keep Glendon Group informed orally and in writing in all material respects on a timely basis of the status and details (including within 24 hours the occurrence of any material amendment or modification) of any such acquisition proposal, request, inquiry, proposal or offer, including furnishing copies of any material written inquiries, correspondence and draft documentation.

        Except as described below, neither the Board of Directors, the Special Committee or any committee of the Board of Directors may:

  •
  withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify) in any manner adverse to Glendon Group, the recommendation of the Company with respect to the merger, or fail to include the Company recommendation in the merger agreement proxy statement, or adopt, approve or recommend to propose to adopt, approve or recommend (publicly or otherwise) an acquisition proposal;

  •
  take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer involving the Company made by a third party, other than a recommendation against such offer or a "stop, look and listen" communication (it being understood that the Special Committee and Board of Directors may refrain from taking a position with respect to an acquisition proposal until the close of business as of the 10th business day after commencement of a tender offer or exchange offer in connection with such acquisition proposal without such action being considered an adverse modification of the Company recommendation) (each action in this bullet point and the prior bullet point is an "adverse recommendation change");

  •
  cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement or a letter of intent or agreement in principle relating to any acquisition proposal (each, an "alternative acquisition agreement"); or

  •
  prior to adoption of the merger agreement by the stockholders, approve the execution by the Company of an alternative acquisition agreement as described under the eighth bullet point in the section entitled "THE MERGER AGREEMENT—Termination."

        Nothing in the merger agreement will prevent the Special Committee of the Board of Directors from complying with Rule 14d-9 and Rule 14e-2(a) or Item 1012 of Regulation M-A under the Exchange Act with regard to an acquisition proposal or from making any legally required disclosures to stockholders (including "stop, look and listen" communications).

  Adverse Recommendation Change; Termination for Superior Proposal

        As required under the merger agreement, the Special Committee and the Board of Directors have recommended adoption of the merger agreement by the stockholders.

        Notwithstanding anything to the contrary in the merger agreement, prior to the time the stockholder approval of the merger is obtained, the Special Committee or the Board of Directors may,

if either determines in good faith (after consultation with outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable law:

  •
  effect an adverse recommendation change in response to a superior proposal or a material event or circumstance that was not known to the Special Committee or the Board of Directors prior to the execution of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Special Committee or the Board of Directors prior to the adoption of the merger agreement by the stockholders; or

  •
  solely in response to a superior proposal received after the date of the merger agreement that did not result from a material breach of the go shop and non-solicitation provisions of the merger agreement, terminate the merger agreement to enter into an alternative acquisition agreement as described under the eighth bullet point in the section entitled "THE MERGER AGREEMENT—Termination" beginning on page 94.

        However, prior to effect an adverse recommendation change or terminating the merger agreement to enter into an alternative acquisition agreement, the following conditions must be satisfied:

  •
  the Company must provide prior written notice to Glendon Group at least 72 hours in advance of its intention to effect an adverse recommendation change or to terminate the merger agreement, which notice will, if applicable, specify the identity of the party making a superior proposal and the material terms (including copies of all proposed transaction documents);

  •
  after providing notice and prior to effecting the adverse recommendation change or terminating the merger agreement, the Company will, and will cause the Company representatives to, negotiate with Glendon Group in good faith (to the extent Glendon Group desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement as would permit the Company not to effect such actions; and

  •
  the Special Committee and the Board of Directors will have considered in good faith any changes to the merger agreement offered in writing by Glendon Group and determined that the failure to make an adverse recommendation change or terminate the merger agreement, as applicable, would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, even if the proposed changes were to be given effect and, in the case of a superior proposal, the superior proposal would continue to constitute a superior proposal even if Glendon Group's proposed changes were to be given effect.

        If Glendon Group proposes changes to the merger agreement under these procedures so that the Special Committee and the Board of Directors no longer consider the third party acquisition proposal to be a superior proposal, and material revisions are then made to the third party acquisition proposal such that the Special Committee or the Board of Directors again determines in good faith that failure to make such an adverse recommendation change or terminate the merger agreement, as applicable, would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, the Company will be required to deliver a new written notice to Glendon Group at least 72 hours in advance before making an adverse recommendation change or terminating the merger agreement and otherwise comply with the above described provisions.

Stockholders Meeting

        The merger agreement requires us to duly call, hold and convene a meeting of our stockholders for the purpose of considering adoption of the merger agreement as promptly as reasonably practicable after the clearance of this proxy statement and the Schedule 13E-3 by the SEC. Under the merger agreement, we may adjourn or postpone the meeting:

  •
  if the Company in good faith believes it is necessary to facilitate compliance with applicable law or compliance by the Special Committee or the Company Board with applicable fiduciary duties; or

  •
  to enable the Company to solicit additional proxies to adopt the merger agreement.

        The Company's obligation to hold the stockholder meeting will not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any acquisition proposal under the process described under the section entitled "Go Shop; No Solicitation—Adverse Recommendation Change; Termination for Superior Proposal."

        However, the Company will not be obligated to prepare or file a proxy statement, solicit proxies or hold the stockholders meeting to adopt the merger agreement from and after the date of any adverse recommendation change or any action by the Company to terminate the merger agreement to enter into an alternative acquisition agreement as described in as described under the eighth bullet point in the section entitled "THE MERGER AGREEMENT—Termination."

Indemnification of Directors and Officers; Insurance

        From and after the effective time of the merger, the surviving corporation and Glendon Group have jointly and severally agreed to fulfill in all material respects the obligations of Company or its subsidiaries (including any obligations to advance costs of defense) under specified indemnification agreements with its directors or officers and the indemnification, advancement and any exculpation provisions set forth in the certificate of incorporation or bylaws of the Company or its applicable subsidiaries as in effect as of the date of the merger agreement, subject to applicable law. During the period from the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, these provisions will not be amended, repealed or otherwise modified in any manner that could adversely affect the rights of the indemnified director and officers.

        During the period commencing at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, Glendon Group and the surviving corporation will jointly and severally indemnify and hold harmless to the fullest extent permitted by law, each indemnified director and officer against any liabilities to the extent arising out of any action or omission in the indemnified party's capacity as a director or officer of Company or its subsidiary, or the merger or the other transactions contemplated by the merger agreement. Glendon Group and the surviving corporation have also agreed to cost advancement in connection with these claims.

        In addition, for at least six years after the effective time of the merger, Glendon Group and the surviving corporation have agreed to maintain in effect directors' and officers' liability insurance coverage with respect to claims arising from acts, omissions, facts or circumstances in existence as of or prior to the effective time of the merger, on terms and with the scope and amount of coverage no less favorable than the Company's insurance policies in effect as of the date of the merger agreement. However, Glendon Group and the surviving corporation will not be obligated to pay annual premiums in excess of 175% of the aggregate annual premiums. The obligation to maintain directors' and officer's liability insurance coverage can also be satisfied through the purchase of a qualified "tail" policy.

Regulatory Matters; Third Party Consents

        Under the terms of the merger agreement, Glendon Group and the Company agreed to use their commercially reasonable efforts to take all actions and to assist and cooperate with each other in doing all things necessary under applicable law to complete the merger as soon as practicable, including obtaining waivers and consents from governmental authorities and making necessary filings and delivering notice and obtaining required third party consents.

        The parties to the merger agreement have also agreed to use prompt commercially reasonable efforts:

  •
  to avoid the entry of any permanent, preliminary or temporary injunction or order that reasonably could restrain, prevent, enjoin or otherwise prohibit consummation of the merger, including Glendon Group offering to sell or hold separate assets or businesses to avoid litigation by a governmental authority or issuance of an order;

  •
  if any injunction or order is issued or becomes reasonably foreseeable or threatened to be issued, to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove the injunction or order to permit the completion of the merger on the schedule contemplated by the merger agreement.

        However, Glendon Group will not be required to take any action that would reasonably be expected to result (after giving effect to any reasonably expected proceeds of any divesture or sale of assets), individually or in the aggregate, in a material adverse effect to the business, assets, financial or other condition or results of operations of Glendon Group, the Company or their respective subsidiaries, taken as a whole, following the merger.

Additional Covenants

        The merger agreement also contains covenants relating to cooperation in the preparation of this proxy statement and additional agreements relating to, among other things, access to information, notice of specified matters and public announcements.

Employee Matters

        Under the merger agreement, Glendon Group agreed to use reasonable efforts to cause the service of continuing employees of the Company or its subsidiaries to be recognized for purposes of eligibility to participate, levels of benefits and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of Glendon Group, the Company or specified affiliated parties (excluding sabbatical or equity compensation plans) in which the employee is eligible to participate. However, this service credit is limited to the extent service was credited to the employee under a comparable benefit plan of the Company prior to closing date.

        Subject to various exceptions, Glendon Group has also agreed to use reasonable efforts to cause its benefit plans to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions for continuing employees and their eligible dependents with respect to participation and coverage requirements to the extent they are not applicable or would have waived under the corresponding Company employee benefit plan; and (ii) provide continuing employees and their dependents with credit under the Glendon Group plans for any co-payments or deductibles paid in the applicable calendar year under the comparable Company plan.

Financing Matters

        Pursuant to the terms of the merger agreement, Glendon Group and Merger Subsidiary must use their best efforts to obtain the financing on the terms and conditions described in the equity commitment letter with Weston Capital and to satisfy the financing conditions in the equity commitment letter, including to:

  •
  to maintain in effect the equity commitment letter,

  •
  to satisfy on a timely basis all conditions to receipt of the financing and, upon satisfaction of the conditions, to complete the financing at or prior to the closing, including using their best efforts (including through litigation pursued in good faith) to cause the financing under the equity commitment letter to be funded,

  •
  to enforce their rights (including through litigation pursued in good faith) under the equity commitment letter, and

  •
  to comply with their obligations under the equity commitment letter.

        Glendon Group and Merger Subsidiary will not permit any termination, amendment, waiver or modification to be made to the equity commitment letter and Weston Capital's guarantee that could (i) have the effect of reducing the aggregate amount of the financing or (ii) could impose any new conditions or change existing conditions in a manner that would delay or make less likely the funding of the financing or satisfaction of the financing conditions or adversely impact the ability of Glendon Group, Merger Subsidiary or the Company to enforce its rights against other parties to these financing agreements.

        If any necessary portion of the financing becomes or may become unavailable, Glendon Group and Merger Subsidiary also must use their respective best efforts to obtain alternative financing as promptly as reasonably practicable from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement.

Conditions to the Merger

        The parties' respective obligations to effect the merger are subject to satisfaction of the following conditions at or prior to the closing date of the merger:

  •
  adoption of the merger agreement by the affirmative vote of (i) holders of a majority of the outstanding shares of the Company's common stock and (ii) holders of a majority of the outstanding shares of the Company's common stock held by unaffiliated stockholders (as described under the section entitled "THE ANNUAL MEETING—Required Votes" beginning on page 26); and

  •
  no governmental authority shall have issued any order restraining, enjoining or otherwise prohibiting consummation of the merger, and no applicable law shall be in effect that makes consummation of the merger illegal or otherwise prohibited.

        In addition, Glendon Group's and Merger Subsidiary's obligations to effect the merger are subject to the satisfaction or valid waiver of conditions, including:

  •
  the representations and warranties of the Company must be true and correct without regard to materiality qualifiers at and as of the date of the merger agreement and at and as of the date of the closing of the merger (except for representations and warranties made as of a specified date, which must be true and correct as of such specified date), so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (however specified representations and warranties relating to existence, authority, non-contravention, capitalization and antitakeover provisions must be true in all material respects);

  •
  Company must have performed in all material respects its obligations under the merger agreement required to be performed by it on or prior to the closing date; and

  •
  there shall not have occurred since the date of the merger agreement a company material adverse effect (as described under the section entitled "THE MERGER AGREEMENT—Representations and Warranties").

        The Company's obligation to effect the merger is further subject to the satisfaction or valid waiver of conditions, including:

  •
  the representations and warranties of Glendon Group and Merger Subsidiary in the merger agreement must be true and correct in all material respects on the closing date (except for representations and warranties made as of a specified date, which must be true and correct as of such specified date);

  •
  Glendon Group and Merger Subsidiary must have performed in all material respects all obligations required by the merger agreement to be performed or complied with by them on or prior to the date the merger is completed, and the Company must have received a certificate signed on behalf of Glendon Group by an authorized officer of Glendon Group to the foregoing effect.

Termination

        The merger agreement may be terminated at any time prior to the Closing:

  •
  by mutual written agreement of Company and Glendon Group.

        The merger agreement may be terminated by either Company or Glendon Group, if:

  •
  the merger has not been consummated on or before October 30, 2012 (however, this termination right is not available to any party whose failure to perform its obligations under the merger agreement resulted in the failure of this condition);

  •
  a governmental authority has issued a final, non-appealable order restraining or prohibiting the consummation of the merger or any law makes consummation of the merger illegal (however, this termination right will not be available to any party whose failure to perform its obligations under the merger agreement resulted in the failure of this condition); or

  •
  the stockholders do not adopt the merger agreement at the stockholders meeting or at any adjournment or postponement of the meeting at which a vote on the adoption of the merger agreement is taken.

        The merger agreement may be terminated by Glendon Group:

  •
  if an adverse recommendation change has been made (however the receipt of a notice of a proposed adverse recommendation will not, in and of itself, give rise to this termination right);

  •
  if the Company enters into an alternative acquisition agreement (however the delivery of a notice of a proposed adverse recommendation change or the Company's proposal to terminate the merger agreement to enter into an alternative acquisition agreement or certain other notices or communications described under the section entitled "THE MERGER AGREEMENT—Adverse Recommendation Change; Termination for Superior Proposal" will not, in and of itself, give rise to this termination right); or

  •
  in the event of the Company's breach of its representations or warranties or material breach of its covenants under the merger agreement so that the corresponding closing conditions of Glendon Group would not reasonably be expected to satisfied, subject to a 20-day cure period (but not beyond October 30, 2012).

        The merger agreement may be terminated by the Company:

  •
  if prior to the stockholders' adoption of the merger agreement, the Board of Directors approves the execution by the Company of an alternative acquisition agreement so long as the Company will timely pay the termination fee described below prior to or substantially concurrently with the termination and the Company substantially concurrently enters into the alternative acquisition agreement; or

  •
  in the event of Glendon Group's or Merger Subsidiary's breach of their respective representations or warranties or material breach of their respective covenants or agreements in the merger agreement so that the corresponding closing conditions of the Company would not reasonably be satisfied, subject to a 20-day cure period (but not beyond October 30, 2012).

Termination Fee and Expense Reimbursement

        Generally, except as otherwise described below, each party bears their own transaction expenses in connection with or related to the merger agreement. However:

  •
  If the merger agreement is terminated because the stockholders do not adopt the merger agreement and the Company is not otherwise entitled to terminate the merger agreement under circumstances where no termination fee is required, then the Company must pay to Glendon Group within three business days of submission of invoices or reasonable documentation its reasonably documented out-of-pocket fees and expenses actually incurred by Glendon Group or its affiliates in connection with the transaction, up to a maximum of $175,000.

  •
  The Company must pay Glendon Group a termination fee within five business days of the consummation of a below described acquisition proposal if the following conditions are satisfied:

  •
  the merger agreement is terminated because the stockholders do not adopt the merger agreement or by Glendon Group because of the Company's breach of representations, warranties or covenants,

  •
  an acquisition proposal has been submitted to the Company or publicly announced and not withdrawn prior to the termination of the merger agreement or, with respect to a termination for the failure to obtain stockholder approval of the merger, prior to the date of the stockholders meeting, and

  •
  the Company (i) completes the transaction contemplated by such acquisition proposal within 12 months of the termination date of the agreement or (ii) enters into a definitive agreement with respect to such acquisition proposal within 12 months of such termination date and consummates such acquisition proposal 12 months thereafter (provided that for purposes of this bullet point, the references to "25%" in the definition of acquisition proposal will be deemed to be references to "50%").

  •
  If the Agreement is terminated by the Company to enter into an alternative acquisition agreement, the Company must pay Glendon Group a termination fee prior to or substantially concurrently with such termination.

  •
  If the Agreement is terminated by Glendon Group because of an adverse recommendation change or because the Company enters into an alternative acquisition agreement as described under the eighth bullet point in the section entitled "THE MERGER AGREEMENT—Termination," the Company must pay Glendon Group a termination fee within two business days of termination.

        The termination fee is $500,000 unless the Company terminates the merger agreement to enter into an alternative acquisition agreement prior to the cut-off date, in which case the termination fee is reduced to $250,000. If a termination fee becomes payable after the Glendon Group's expense reimbursement has been paid, the amount of the expense reimbursement is credited against the termination fee.

 Remedies

        In the event of breach of the merger agreement by either party, the other party may seek damages, specific performance or an injunction restraining such breach or threatened breach. No party is entitled to special, consequential or other damages resulting from any breach, but punitive damages are available in the event of fraud or willful and intentional breach of the merger agreement.

Amendment

        The merger agreement may be amended or waived prior to the effective time of the merger in writing signed by each party to the merger agreement (or, in the case of a waiver, the party against whom the waiver is to be effective). However, after the stockholders have adopted the merger agreement, no amendment or waiver will be made that requires stockholder approval under Delaware law unless the required further stockholder approval is obtained.

 APPRAISAL RIGHTS

        Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your common stock as determined by the Delaware Court of Chancery (the "Delaware Court"), together with interest, if any, as determined by the Delaware Court, in lieu of the consideration you otherwise would be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Company stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to properly assert and perfect their rights.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement and is incorporated herein by reference. You should read Section 262 carefully and in its entirety, as that statute and not the summary description in this proxy statement, will govern any rights to appraisal you may have.

        Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights.

        As described below, a record holder of common stock must make a demand for appraisal. All references in this summary of appraisal rights to a "stockholder" are to record holders of common stock, unless otherwise specified. Section 262 requires that stockholders of record as of the record date for notice of the meeting be notified that appraisal rights will be available not less than 20 days before the stockholders' meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to its stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. Stockholders who wish to consider exercising their appraisal rights should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of appraisal rights under the DGCL.

        Stockholders who elect to demand appraisal of their shares must satisfy each of the following conditions:

  •
  A stockholder must deliver to the Company a written demand for appraisal of his, her or its shares before the vote on the adoption of the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  A stockholder must not vote in favor of or consent to the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights and will nullify any previously filed written demands for appraisal.

  •
  A stockholder must continuously have record ownership of the shares from the date of the making of the demand through the effective time of the merger.

  •
  If a stockholder fails to comply with these conditions or otherwise loses or fails to perfect appraisal rights and the merger is completed, such stockholder will be entitled to receive only the cash payment for any shares of common stock such stockholder holds at the time of the merger as provided for in the merger agreement.

        All demands for appraisal should be addressed to BIDZ.com, Inc., 3562 Eastham Drive, Culver City, California, 90232, and must be delivered before the vote on the adoption of the merger agreement (Proposal No. 1) is taken at the Annual Meeting and must be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform the Company of the identity of the record holder and the intention of such holder to demand appraisal of his, her or its shares.

        Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, act promptly to have the registered owner, such as a bank, broker or other nominee holder, submit the required demand in respect of those shares in a timely manner. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her appraisal rights with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the central securities depository nominee and must identify such nominee as the record holder.

        If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should promptly contact and consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by your nominee.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Company stockholder who has complied with Section 262 and who did not vote in favor of or consent to the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock. Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition must be made upon the surviving corporation. The surviving corporation has no obligation or present intent to file such a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previously written demand for appraisal. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request the written statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice, if so ordered by the Delaware Court of Chancery, to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares owned by such stockholders, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest, if any, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. Accordingly, the determination could be based upon considerations other than, or in addition to, the market value of the common stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. The Weinberger Court also noted that, under Section 262, fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Since any such judicial determination of the fair value of the common stock could be based upon considerations other than or in addition to the price paid in the merger and the market value of the common stock, stockholders should recognize that the value so determined could be higher or lower than or the same as the price per share of common stock paid pursuant to the merger. Holders of common stock should note that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262. Moreover, the Company does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and the Company may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the common stock is less than the price paid in the merger. You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as it deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder has not commenced an appraisal proceeding and delivers to the surviving corporation a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. In addition, no appraisal proceeding may be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger.

        In view of the complexity of Section 262, Company stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their own independent legal advisors experienced in such matters.

PROPOSAL NO. 3—ADVISORY VOTE ON GOLDEN PARACHUTE COMPENSATION

        In accordance with Section 14A of the Exchange Act and related SEC rules and regulations, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to our named executive officers in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable. As required by those rules, we ask our stockholders to vote on the adoption of the following resolution:

  "RESOLVED, that the compensation that may be paid or become payable to BIDZ.com, Inc.'s named executive officers in connection with the merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed in the tables in the section of the proxy statement entitled "Quantification of Golden Parachute Payments and Benefits to Our Named Executive Officers," including the associated narrative discussion, are hereby APPROVED."

        The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. The vote required for the approval of the proposal is the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. Accordingly, you may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation paid or that may become payable in connection with the merger is advisory only, it will not be binding on either the Company or Glendon Group.

        See "SPECIAL FACTORS—Quantification of Golden Parachute Payments and Benefits to Our Named Executive Officers" beginning on page 68.

        The members of the Company's Board of Directors unanimously recommend that the Company's stockholders vote "FOR" Proposal No. 3.

 PROPOSAL NO. 4—PROPOSAL TO AUTHORIZE AMENDMENT TO CERTIFICATE OF
INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

        Proposal No. 4 for the Annual Meeting is a proposal to authorize an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock if the proposal to adopt the merger agreement (Proposal No. 1) is not approved and the Board of Directors determines such reverse stock split will enable the Company to regain or maintain its listing on the Nasdaq Capital Market.

        Our Board of Directors has unanimously adopted resolutions approving a proposal to amend the Certificate of Incorporation to effect a reverse stock split of all our outstanding shares of common stock at a ratio to be determined by the Board of Directors in its sole discretion and publicly announced by the Company at least ten days prior to the effectiveness of the amendment. If this proposal is approved, the Board of Directors may decide not to effect the reverse stock split. The Board of Directors does not currently intend to seek reapproval of the reverse stock split for any delay in implementing the reverse stock split unless twelve months has passed from the date of the Annual Meeting. If the Board of Directors determines to implement the reverse stock split, it will become effective upon filing the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware or at such later date specified therein. The Board's determination of when, if at all, or at what ratio to effect the split will be based upon many factors, including existing and expected marketability and liquidity of our common stock, prevailing market trends and conditions and the likely effect of the reverse stock split on the market price of our common stock. If the reverse split is implemented, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio selected by Board of Directors. The total number of authorized shares of our common stock would not, however, be reduced from the current total of 100,000,000.

        If the proposed going private transaction contemplated by Proposal No. 1 of this proxy statement is completed or another transaction is completed and as a result thereof our stock ceases to be publicly traded, it is expected that our Board of Directors would determine not to implement the reverse stock split contemplated by Proposal No. 4. However, our Board of Directors is seeking stockholder approval of the reverse stock split so we have the flexibility, if the Board so decides, to maintain our Nasdaq listing in the event the proposed merger is not completed for any reason or is not completed in a timely manner.

        The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the reverse stock split, is set forth in paragraph 1 of Annex D to this proxy statement.

        Our Board of Directors believes that approval of the authorization of the amendment to the Certificate of Incorporation to permit the reverse stock split is in the best interests of the Company and our stockholders and unanimously recommends that the stockholders vote "FOR" Proposal No. 4.

Purpose of the Reverse Stock Split

        The purpose for seeking authorization to effect the reverse stock split is to increase the market price per share of our common stock. Our common stock is traded on the Nasdaq Capital Market. One of the requirements for continued listing on the Nasdaq Capital Market is that shares maintain a $1.00 minimum closing bid price. On August 12, 2011, we received a notice from Nasdaq advising us that for the previous 30 consecutive business days, the bid price of our publicly held shares had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq Capital Market. We currently have until August 6, 2012 to regain compliance with the minimum closing bid price requirement. Accordingly, if we do not regain compliance with the minimum bid closing price requirement, then we expect that Nasdaq will notify us that our securities will be delisted. In that event and at that time, we may and would expect to appeal Nasdaq's delisting determination to the Nasdaq

Listing Qualifications Panel. We expect that if implemented the reverse stock split will enable shares of our common stock to trade above the $1.00 minimum closing bid price requirement.

        We believe that maintaining the listing of our common stock on the Nasdaq Capital Market is in the best interests of the Company and our stockholders. Listing on the Nasdaq Capital Market increases the liquidity of our common stock and may minimize the spread between the "bid" and "ask" prices quoted by market makers. Further, if the proposed merger is not completed, maintaining our Nasdaq Capital Market listing may enhance our access to capital necessary to continue to fund our operations. A delisting from the Nasdaq Capital Market would also make us ineligible to use Securities and Exchange Commission Form S-3 to register the sale of shares of our common stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital.

        We also believe that if the proposed merger is not completed the increased market price of our common stock expected as a result of implementing the reverse stock split would improve the marketability and liquidity of our common stock and would encourage interest and trading in our common stock. Because of the trading volatility and low or sporadic trading volume often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that if the proposed merger is not completed and we do effect the reverse stock split, the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. In addition, we would continue to incur substantial costs to comply with public reporting requirements.

        The purpose of seeking stockholder approval of an amendment that allows the Board of Directors to pick the ratio of the reverse stock split is to provide us with the flexibility to achieve the desired results of the reverse stock split. If the stockholders approve this proposal, the Board of Directors would implement a reverse stock split only upon its determination that a reverse stock split would be in our best interests at that time. If the Board of Directors were to effect a reverse stock split, the Board of Directors would set the timing for the reverse stock split and select the specific ratio and publicly announce the chosen ratio at least ten days prior to the effectiveness of the reverse stock split. No further action on the part of stockholders would be required to either implement or abandon the reverse stock split. If the Board of Directors does not implement the reverse stock split within twelve months from the Annual Meeting, the Board of Directors would not effect a reverse stock split without seeking additional stockholder approval. The Board of Directors reserves its right to elect not to proceed with the reverse stock split if the merger agreement is adopted by our stockholders or if it otherwise determines, in its sole discretion, that this proposal is no longer in our best interests. For example, the Board may determine that the cost of remaining a publicly reporting company outweighs the benefits of maintaining a Nasdaq listing.

        For the above reasons, we believe that having the ability to effect the reverse stock split will help us regain and maintain compliance with the Nasdaq minimum closing bid price listing requirements, could improve the marketability and liquidity of our common stock, and allow us to continue to use Form S-3 for the registration of the sale of our shares, and is therefore in the best interests of the Company and our stockholders.

        However, we cannot assure you that the reverse stock split will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. Under applicable Nasdaq rules, in order to regain compliance with the $1.00 minimum closing bid price requirement and maintain our listing on the Nasdaq Capital Market, the $1.00 closing bid price must be maintained for a minimum of ten consecutive business days. However, under Nasdaq rules, Nasdaq may, in its discretion, require us to maintain a closing bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement. In determining whether to monitor our bid price beyond ten business days, Nasdaq will consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above $1.00 and the size of their quotes); and (iv) the trend of the stock price. Accordingly, even if we implement the reverse stock split, we cannot assure you that we will be able to maintain our Nasdaq listing after the reverse stock split is effected or that the market price per share after the reverse stock split will exceed or remain above the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance. We also cannot assure you that our common stock will not be delisted due to a failure to meet other continued listing requirements even if after the reverse stock split the market price per share of our common stock remains above $1.00.

Principal Effects of the Reverse Stock Split

        A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if the reverse stock split is approved by our stockholders and the Board of Directors elects a 1-for-10 reverse stock split, a stockholder holding 10,000 shares of our common stock before the reverse stock split would hold 1,000 shares of our common stock immediately after the reverse stock split. The Board of Directors also may determine not to implement any reverse stock split, in its discretion, even if Proposal No. 4 is approved by the stockholders.

        Common Stock Holdings.    If the amendment to the Certificate of Incorporation to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, a certificate of amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware. Each issued share of common stock immediately prior to the effective time of the reverse stock split will automatically be changed, as of the effective time of the reverse stock split, into a fraction of a share of common stock based on the exchange ratio determined by the Board of Directors. In addition, proportional adjustments will be made to the maximum number of shares issuable under, and other terms of, our stock plans, as well as to the number of shares issuable under, and the exercise price of, our outstanding options and warrants. However, the total number of authorized shares of our common stock would not be reduced from the current total of 100,000,000.

        Because the reverse stock split would apply to all issued shares of our common stock, the proposed reverse stock split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder's proportionate equity interest in the Company, except for stockholders that would otherwise receive fractional shares as described below.

        If Proposal No. 4 is approved by our stockholders, the Board of Directors will be authorized to implement a reverse stock split at any ratio chosen by the Board of Directors in its sole discretion and publicly announced by the Company at least ten days prior to the effectiveness of the amendment. The following table sets forth the approximate percentage reduction in the outstanding shares of our common stock and the approximate number of shares of our common stock that would be outstanding as a result of the reverse stock split at various ratios that the Board of Directors may determine in its discretion, based on the [                  ] shares of our common stock issued and outstanding as of [            ], 2012:

Proposed Reverse Stock Split Ratio	Percentage Reduction In Outstanding Shares	Shares Outstanding After Reverse Stock Split*
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

        The foregoing table reflects the effect of hypothetical reverse stock split ratios. However, this table does not reflect either minimum or maximum reverse stock split ratios that the Board of Directors may choose to implement in its discretion, and is for illustrative purposes only. As set forth above, pursuant to the text of the amendment set forth in paragraph 1 of Annex D, there are no limits on the Board's discretion to select a ratio that it determines in its sole discretion is appropriate to maintain the Company's Nasdaq listing, as long as the ratio is publicly announced by the Company at least ten days prior to the effectiveness of the amendment. Thus, the exact ratio chosen by the Board of Directors may be a ratio other than one of the ratios presented in the table. It is possible that based upon the trading price of the stock and the anticipated effect on the stock price of specific reverse stock split ratios, the Board of Directors may determine to implement a reverse stock split at a larger or smaller ratio than those hypothetical examples reflected above. Stockholders should consider that possibility, as well as the fact that the Board of Directors also will have the discretion to determine not to approve or implement a reverse stock split at all, even if Proposal No. 4 is approved. Stockholders should note that it is not possible to accurately predict the effect of the reverse stock split on the market prices for the common stock, and the history of reverse stock splits is varied. In particular, there is no assurance that the price per share of the common stock after the reverse stock split will increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or will increase at all. In addition, there can be no assurance that any increase in the market price of our common stock immediately after the reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve some or all of the other desired results summarized above. Further, because some investors may view the reverse stock split negatively, there can be no assurance that approval of Proposal No. 4 or the actual implementation of the reverse stock split will not adversely affect the market price of the common stock.

        "Public Company" Status.    Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the "public company" periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect our status as a public company or this registration under the Exchange Act. The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, although the implementation of the merger would, as described elsewhere in this proxy statement.

        Odd Lot Transactions.    It is likely that some of our stockholders will own "odd-lots" of fewer than 100 shares following a reverse stock split. A purchase or sale of less than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers, and generally may be more difficult than a "round lot" sale (i.e., sales denominated in units of 100 shares). Therefore, those stockholders who own less than 100 shares following a reverse stock split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of common stock. The Board of Directors believes, however, that these potential effects are outweighed by the potential benefits of the reverse stock split.

        Authorized but Unissued Shares; Potential Anti-Takeover Effects.    Our Certificate of Incorporation presently authorizes 100,000,000 shares of common stock and 4,000,000 shares of preferred stock. The reverse stock split would not change the number of authorized shares of the common stock or preferred stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance by us in the future would increase.

        These additional shares would be available for issuance from time to time for corporate purposes such as capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of common stock to raise equity capital, to make acquisitions using stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board of Directors determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware corporation law and the Nasdaq rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine these potential favorable opportunities as they arise, we have no current plans or arrangements to issue any additional shares of common stock, except for potential issuances in connection with equity compensation matters in the ordinary course.

        The additional shares of our common stock that would become available for issuance upon an effective reverse stock split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in order to respond to a hostile takeover attempt or to any attempt to obtain control of the Company.

Criteria to be Used for Decision to Apply the Reverse Stock Split

        If the stockholders approve the reverse stock split, the Board of Directors will be authorized to proceed with the reverse split in their discretion. In determining whether to proceed with the reverse split and setting the exact amount of split, if any, the Board of Directors will consider a number of factors, including market conditions, existing and expected trading prices of our common stock, the applicable listing requirements of the Nasdaq Capital Market, our additional funding requirements, the amount of our authorized but unissued common stock and the costs of remaining a publicly reporting company. As described above, the Board of Directors will also consider whether the proposed going private merger transaction contemplated by Proposal No. 1 or another alternative acquisition transaction is expected to be completed and, if so, when.

Fractional Shares

        No fractional shares of common stock will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment equal to the fraction multiplied by the average of the closing sales prices of our common stock as reported on the Nasdaq Capital Market for the 10 trading days immediately preceding the effective date of the reverse stock split. No transaction costs will be assessed to stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for fractional shares. After the reverse stock split, then current stockholders will have no further interest in the Company with respect to fractional shares. Such stockholders will only be entitled to receive the cash payment described above.

No Appraisal Rights

        Under Delaware law, our stockholders would not be entitled to appraisal rights in connection with the implementation of the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

        The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split, if implemented. The summary is based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), applicable Treasury Regulations, judicial authority, and administrative rulings effective as of the date of hereof. These laws and authorities are subject to change, possibly on a retroactive basis. The discussion below does not address any state, local or foreign tax consequences of the reverse stock split, nor does it address any consequences under non-income tax laws or under any tax treaty. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split.

        The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the reverse stock split and does not purport to be a complete analysis or listing of all of the potential tax. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to each of our stockholders in light of their particular circumstances, such as stockholders who exercise dissenters' rights, who are treated as partnerships or otherwise as pass-through entities for U.S. federal income tax purposes, who are dealers in securities, who are traders in securities who have elected the mark-to-market method of accounting, who are subject to the alternative minimum tax provisions of the Internal Revenue Code, who are financial institutions or insurance companies, who are "S corporations", who are "regulated investment companies", who are "real estate investment trusts", who are tax-exempt organizations, who are tax-qualified retirement plans, who are governments or agencies or instrumentalities thereof, who are eligible to treat their shares of Company common stock as "qualified small business stock", who do not hold their Company common stock as a capital asset at the time of the reverse stock split, who acquired their Company common stock in connection with common stock option or common stock purchase plans or in other compensatory transactions, who hold Company common stock as part of an integrated investment (including a "straddle") comprised of Company common stock and one or more other positions, who hold our common stock subject to the constructive sale provisions of Section 1259 of the Internal Revenue Code, who are expatriates or certain former long-term residents of the U.S., who are "controlled foreign corporations", who are "passive foreign investment companies", who are corporations that accumulate earnings to avoid U.S. federal income tax, or who have a functional currency other than the U.S. dollar. This summary does not address the tax effects of the reverse stock split to holders of Company options or warrants. Those stockholders, if any, are encouraged to consult their own tax advisors.

        The following discussion does not address the tax consequences of transactions effectuated prior to, concurrent with or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split). For example, this discussion does not address the tax consequences to stockholders who exercise dissenters' rights. Stockholders are encouraged to consult their own tax advisors regarding the tax consequences to them of any transactions undertaken prior to, concurrent with or after the reverse stock split.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of shares of Company common stock that is any of the following:

  •
  an individual treated as a U.S. citizen or resident for U.S. federal income tax purposes;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

  •
  a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If a partnership holds shares of Company common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Company common stock should consult their tax advisors.

        PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

  Tax Consequences to U.S. Holders of Common Stock.

        We believe that the reverse stock split will qualify as a "reorganization" under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

  •
  A U.S. Holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

  •
  A U.S. Holder's aggregate tax basis in his, her or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

  •
  A U.S. Holder's holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

        A U.S. Holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by us. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. Holder's adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

        The receipt of cash is "not essentially equivalent to a dividend" if the reduction in a U.S. Holder's proportionate interest in the Company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a "meaningful reduction" given such U.S. Holder's particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. Holder's ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. Holder's adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

        Cash payments received by a U.S. Holder of our capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States federal income tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the Internal Revenue Service.

        Tax Consequences to the Company.    We do not expect to recognize any taxable gain or loss as a result of the reverse stock split.

Accounting Consequences

        Following the effective date of the reverse stock split, if it is ultimately effected, the net income or loss and net book value per share of common stock will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Effective Date

        If the proposed amendment to the Certificate of Incorporation to give effect to the reverse stock split is approved at the Annual Meeting and the Board of Directors determines to effect the reverse stock split, the reverse stock split will become effective upon the filing of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, or at such later time as specified therein. We refer to this time and date as the "Split Effective Date." On the Split Effective Date, each share of our common stock issued and outstanding immediately prior thereto, automatically and without any action on the part of the stockholders, will be combined, converted and changed into a fraction of a share of our common stock as determined by the ratio chosen by the Board of Directors.

 Exchange of Stock Certificates

        As of the Split Effective Date, each certificate representing shares of our common stock outstanding before the reverse stock split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of whole shares of our common stock resulting from the reverse stock split plus the right to receive cash in lieu of any fractional shares. All shares underlying options, warrants and other securities exchangeable or exercisable for or convertible into common stock also automatically will be adjusted on the Split Effective Date.

        Our transfer agent, American Stock Transfer and Trust Company, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the reverse stock split. Shortly after the Split Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of common stock issued in connection with the reverse stock split will continue to bear the same restrictive legends that were borne by the surrendered certificates representing the shares of common stock outstanding prior to the reverse stock split. No new stock certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of common stock outstanding before the reverse stock split would continue to be valid and would represent the adjusted number of whole shares, based on the ratio of the reverse stock split plus the right to receive cash in lieu of any fractional shares.

        Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

        Upon the effectiveness of the reverse stock split, we intend to treat stockholders who hold shares of our common stock in "street name", through a bank, broker or other nominee holder, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name." However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares in "street name" with a bank, broker or other nominee holder, and if you have any questions in this regard, we encourage you to contact your bank, broker or other nominee holder.

        YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

        If any certificates for shares of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Vote Required and Recommendation

        The laws of Delaware and our Certificate of Incorporation require that, in order for us to amend the Certificate of Incorporation to give effect to the reverse stock split, such amendment must be approved by our Board of Directors and approved by the holders of a majority of the outstanding shares of stock entitled to vote on such an amendment.

        Our Board of Directors adopted resolutions on [            ], 2012, declaring that an amendment to the Certificate of Incorporation to effect the reverse stock split may be advisable and in our best interests and in the best interests of our stockholders and recommended that our stockholders vote "FOR" the approval of the proposed amendment to the Certificate of Incorporation to allow the Board of Directors to give effect to the reverse stock split if Proposal No. 1 is not approved or the merger is otherwise not consummated, and the Board of Directors determines such amendment and reverse stock split to be advisable.

        The Board of Directors unanimously recommends that stockholders vote "FOR" Proposal No. 4 to authorize an amendment to our Certificate of Incorporation to effect a reverse stock split in the discretion of the Board of Directors if Proposal No. 1 is not approved or the merger is otherwise not consummated.

PROPOSAL NO. 5—ELECTION OF DIRECTORS

Classified Board and Nominees

        Our Certificate of Incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our authorized number of directors is five. We currently have one vacancy on the Board, and our Governance and Nominating Committee is currently considering possible candidates to fill the vacancy. Our Certificate of Incorporation and bylaws provide for a board of directors consisting of three classes, with one class standing for election each year for a three-year staggered term. Messrs. David Zinberg and Peter G. Hanelt currently serve as our Class I directors whose terms of office will expire at the 2013 Annual Meeting. Lawrence Y. Kong currently serves as our Class II director whose term of office will expire at the 2014 Annual Meeting. Garry Y. Itkin currently serves as our Class III director and his term will expire at the 2012 Annual Meeting. Our Board of Directors has nominated Garry Y. Itkin for election as our Class III director for a new three-year term expiring in 2015. In the event that Mr. Itkin is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee or nominees designated by our current Board of Directors to fill the vacancy. It is not expected that this individual will be unable or will decline to serve as a director.

        Our directors serve in such capacity until the Annual Meeting of the stockholders corresponding to the end of their respective terms or until their successors are duly elected and qualified, unless they have earlier resigned or been removed. Our officers hold their offices until their successors are chosen and qualify or until their earlier resignation or removal, and serve at the pleasure of the Board of Directors.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the election of Garry Y. Itkin as a Class III Director.

        The following table sets forth certain information regarding our directors. For biographical information regarding the executive officers and directors of the Company see "IDENTITY AND BACKGROUND OF FILING PERSONS—BIDZ.com, Inc." beginning on page 21. The address for each person listed below is care of the Company at 3562 Eastham Drive, Culver City, California, 90232.

Name	Age	Position
David Zinberg	54	Chief Executive Officer and Director
Lawrence Y. Kong	51	Chief Financial Officer, Secretary, Treasurer, and Director
Peter G. Hanelt(1)(2)(3)	67	Chairman of the Board
Garry Y. Itkin(1)(2)(3)	52	Director

(1)
Member of our Governance and Nominating Committee.

(2)
Member of our Audit Committee.

(3)
Member of our Compensation Committee.

Information Relating to Corporate Governance and the Board of Directors

        The Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Hanelt and Itkin are independent directors, as "independence" is defined by applicable Nasdaq and SEC regulations, because they have no relationship with us that would interfere with their exercise of independent judgment.

        The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. The Board of Directors has established an

Audit Committee, a Compensation Committee, and a Governance and Nominating Committee, each consisting entirely of independent directors.

        The Board of Directors has adopted charters for the Audit, Compensation, and Governance and Nominating Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. The Board of Directors has also adopted Corporate Governance Principles, and a Code of Conduct for our CEO, CFO and all our directors, officers and employees. We post on our website at www.bidz.com, the charters of our Audit, Compensation, and Governance and Nominating Committees; our Corporate Governance Principles, and Code of Conduct for the CEO, CFO and directors, officers and employees, and any amendments or waivers thereto; and any other corporate governance materials contemplated by applicable Nasdaq or SEC regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

        Interested parties may communicate with the Board of Directors or specific members of the Board of Directors, including our independent directors and the members of our various Board committees (including the Special Committee), by submitting a letter addressed to the Board of Directors of BIDZ.com, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

  The Audit Committee

        The purpose of the Audit Committee is to oversee the financial and reporting processes of the Company and the audits of the financial statements of the Company and to provide assistance to the Board of Directors with respect to the oversight of the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory matters, the independent auditor's qualifications and independence, and the performance of the Company's independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of the Company; reviews the proposed scope of such audit; reviews accounting and financial controls of the Company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and the Company's directors, officers, and their affiliates. The Audit Committee currently consists of Messrs. Hanelt and Itkin, each of whom is an independent director of the Company under the Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Hanelt serves as the Chairman of the Audit Committee. The Board of Directors has determined that Mr. Hanelt (whose background is detailed above) qualifies as an "audit committee financial expert" in accordance with applicable rules and regulations of the SEC.

  The Governance and Nominating Committee

        The purposes of the Governance and Nominating Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to the Company. The Governance and Nominating Committee currently consists of Messrs. Hanelt and Itkin, with Mr. Hanelt serving as Chairman. As described above, the Governance and Nominating Committee is currently considering possible candidates to fill the current on the Board. The members of the Governance and Nominating Committee are independent, as that term is defined by Nasdaq.

        The Governance and Nominating Committee identifies and evaluates nominees for the Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on the Board of Directors. The Governance and Nominating Committee seeks to achieve a diversity of knowledge, experience, backgrounds, viewpoints, characteristics and capability on the Board. To this end, the Governance and Nominating Committee seeks nominees with high professional and personal ethics and values, an understanding of the Company's business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically, without regard to their race, gender, national origin or sexual orientation. In addition, the Governance and Nominating Committee considers the level of the candidate's commitment to active participation as a director, both at Board of Directors and committee meetings and otherwise. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees.

        The Governance and Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to the Company's secretary at its address listed herein. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by the Company's stockholders.

  The Compensation Committee

        The purpose of the Compensation Committee includes determining, or recommending to the Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of the Company and discharging the responsibilities of the Board of Directors relating to compensation programs of the Company. The Compensation Committee currently consists of Messrs. Hanelt and Itkin, with Mr. Hanelt serving as Chairman.

  Board Leadership Structure

        The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interests of the Company and its stockholders. Mr. Hanelt, a non-employee independent director, serves as the Chairman of the Board and presides over meetings of the Board of Directors and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of the Board. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

  Risk Management

        The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through the Audit Committee, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks and discussions with those officers and other personnel.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2011, the Compensation Committee consisted of Messrs. Hanelt and Itkin, all non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act). None of these committee members had any contractual or other relationships with the

Company during such fiscal year, other than their relationships as directors and Committee members and reasonable compensation relating thereto.

Board and Committee Meetings

        The Board of Directors held a total of twelve meetings during the fiscal year ended December 31, 2011. During the fiscal year ended December 31, 2011, the Audit Committee held five meetings, the Compensation Committee held one meeting, and the Governance and Nominating Committee held three meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member.

        The Company encourages each of the directors to attend the Annual Meeting of stockholders. Accordingly, and to the extent reasonably practicable, the Company regularly schedules a meeting of the Board of Directors on the same day as the Annual Meeting of stockholders.

 EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

        The following table sets forth information concerning the Company's executive officers and key employees, each of whom serves at the discretion of the Company's Board of Directors. For biographical information regarding the executive officers and directors of the Company see "IDENTITY AND BACKGROUND OF FILING PERSONS—BIDZ.com, Inc." beginning on page 21. The address for each person listed below is care of the Company at 3562 Eastham Drive, Culver City, California, 90232.

Name	Age	Position
David Zinberg	54	Chief Executive Officer and Director
Leon Kuperman	39	President and Chief Technology Officer
Claudia Y. Liu	52	Chief Operating Officer
Lawrence Y. Kong	51	Chief Financial Officer, Secretary, Treasurer, and Director
Jessica Kao	35	Controller

        The Company considers Messrs. Zinberg, Kong and Kuperman as executive officers; and Ms. Kao as a key employee. Ms. Liu was considered an executive officer prior to her termination.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        The executive compensation program of the Company seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The goals of the Company's executive officer compensation program are to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with the Company's performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to be competitive within our industry and to align management's incentives with the long-term interests of the Company's stockholders.

Setting Executive Compensation

        Our compensation setting process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among base salary and incentive compensation. At the executive level, we design the incentive compensation to reward company-wide performance through tying awards primarily to specific operational and financial performance. The Compensation Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.

        The committee obtains the comparative data used to assess competitiveness from a variety of resources. The committee engaged Towers Perrin (now named Towers Watson), an outside human resources consulting firm, in 2006 and 2009 to provide relevant market data, including base salary and incentive compensation, for similar sized online retail companies in terms of market capitalization and revenue. The committee has also utilized other industry compensation surveys and public company proxy statements filed with the United States Securities and Exchange Commission for similar sized companies in the online retail industry to benchmark cash compensation and stock option and other equity-based awards. We compete with other online retail companies for top executive-level talent.

Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term performance of the Company, as well as individual performance. The committee uses its discretion to determine or recommend executive compensation when, in its judgment, external, internal, or an individual's circumstances warrant.

        The responsibilities of the Compensation Committee include determining, or recommending to the Board of Directors for determination, the compensation of the executive officers and discharging the responsibilities of the Board of Directors relating to compensation programs of the Company. The Compensation Committee held 6 meetings during fiscal 2007. The committee reviews base salary levels for executive officers of the Company at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon the Company and individual performance.

Compensation Program

        The primary components of the executive compensation program of the Company consist of base salary, annual incentive bonuses, stock option and other equity-based grants, and executive health benefit and perquisite programs.

  Base Salary

        Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. The granting of such awards is based upon the achievement of the Company's performance objectives and pre-defined individual performance objectives. Company performance objectives are based upon achieving key financial and operational metrics that are established early in each fiscal year. Individual performance objectives are developed for senior level managers and key employees early in each fiscal year. Upon the close of each fiscal year, executive management and the committee conducts an assessment of individual performance achieved versus individual performance objectives. This assessment includes individual responsibility, performance, and compensation level. Simultaneously, the Board conducts an assessment of the Company's overall performance, which includes the achievement of operating results and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

  Management Bonus Program

        Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. The granting of such awards is based upon the achievement of the Company's performance objectives and pre-defined individual performance objectives. Company performance objectives are based upon achieving key financial and operational metrics that are established early in each fiscal year. Individual performance objectives are developed for senior level managers and key employees early in each fiscal year. Upon the close of each fiscal year, executive management and the committee conducts an assessment of individual performance achieved versus individual performance objectives. This assessment includes individual responsibility, performance, and compensation level. Simultaneously, the Board conducts an assessment of the Company's overall performance, which includes the achievement of operating results and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

  Stock Option and Restricted Stock Grants

        We grant stock options and restricted stock awards periodically to certain of our key employees to provide additional incentive to work to maximize long-term total return to stockholders. Award levels are determined based on market data and vary among participants based on their positions within the Company. Under the Company's 2006 Stock Award Plan, or 2006 Plan, the Board of Directors or a committee appointed by the Board is specified to act as the plan administrator. The Board of Directors has, pursuant to the 2006 Plan, authorized the Compensation Committee to administer the Plan, including the grant of awards and determination of their terms. In general, stock options and awards of restricted stock are granted to employees at the onset of employment. In establishing award levels, the committee bases the number of stock option and restricted stock awards to be granted on the target percentage of ownership of the recipient, assuming full dilution of outstanding stock option awards. For executive officers, the committee considers the target percentage of ownership of executive officers in our peer group in setting award levels for our executive officers. If, in the opinion of the committee, the outstanding service of an existing employee merits an increase in the number of options and awards held, the committee may elect to issue additional stock options and restricted stock awards to that employee. We do not have any program or plan to time option grants to our executives in coordination with the release of material non-public information.

        Stock options are granted at 100% of fair market value on the date of grant. A stock option becomes valuable only if the market price of the Company's common stock increases above the option exercise price and the holder remains employed during the period of time that the option vests. The committee has not granted options with an exercise price that is less than 100% of the fair market value of the Company's common stock on the grant date since 2004, nor has it granted options which are priced on a date other than the grant date. Restricted stock is granted at 100% of fair market value of our common stock on the date of grant and normally vests over a 4 year period with 25% vesting at the end of each year.

  Benefits

        We provide various employee benefit programs to our executive officers, including medical and dental insurance benefits. These benefits are generally available to all full-time salaried employees of the Company. We had sponsored a tax-qualified 401(k) retirement savings plan pursuant to which our employees, including our named executive officers are able to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service. In addition, we had made a matching contribution of 25% of employee 401(K) contributions. Effective January 1, 2011, we have terminated the matching contribution and effective January 25, 2012 we have terminated the 401(k) plan.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of the statutorily prescribed limit paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We currently intend to continue to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
The Compensation Committee
        Peter G. Hanelt
        Garry Y. Itkin

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of our executive officers for the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
David Zinberg,	2011	483,333	—	—	—	—	—	6,755	490,088
Chief Executive Officer	2010	500,000	—	—	—	—	—	6,340	506,340
and Director	2009	444,503	—	800,000	—	—	—	9,260	1,256,763
Leon Kuperman,	2011	295,000	—	—	—	—	—	6,755	301,755
President and Chief	2010	300,000	—	—	—	—	—	6,990	306,990
Technology Officer	2009	300,000	—	600,000	—	—	—	9,503	909,503
Claudia Liu	2011	190,000	—	—	—	—	—	8,648	198,648
Former Chief	2010	200,000	—	—	—	—	—	11,836	211,836
Operating Officer	2009	200,000	—	600,000	—	—	—	21,079	821,079
Lawrence Kong	2011	223,250	—	—	—	—	—	28,690	251,940
Chief Financial Officer	2010	235,000	—	—	—	—	—	23,518	258,518
and Director	2009	235,000	—	600,000	—	—	—	28,279	863,279

(1)
The amounts in these columns reflect the aggregate grant date fair value of the stock and option awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 718, Stock-based Compensation, previously discussed under Statement of Financial Accounting Standard (SFAS) 123R. On December 16, 2009, the Securities and Exchange Commission (SEC) adopted new rules that require the Company to report the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC No. 718 in the Summary Compensation Table and Director Compensation Table, rather than the dollar amount recognized for financial statement purposes.

(2)
Amounts under "All Other Compensation" consist of $18,698, $18,698, $8,342 and $8,342 in health insurance premiums for Mr. Zinberg, Mr. Kuperman, Ms. Liu, and Mr. Kong, respectively, $3,657, $28,679 and $67,775 in automobile expense reimbursement for Mr. Zinberg, Ms. Liu and Mr. Kong, respectively, and $4,550, $4,542 and $4,370 in 401(k) matching contributions for Mr. Kuperman, Ms. Liu and Mr. Kong, respectively.

Grants of Plan-Based Awards

        We made no grants of option or stock awards to our executive officers in the fiscal year ended December 31, 2011. We estimate the fair value of stock and option awards consistent with the provisions of FASB ASC No. 718, "Stock-based Compensation", previously referred to as SFAS No. 123(R). The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model and the calculated method to determine expected volatility. For a detailed discussion about the computation please refer to Note 10 to our audited financial statements for the fiscal year ended

December 31, 2011, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2012.

Outstanding Equity Awards

        The following table sets forth information with respect to outstanding awards granted to the officers listed as of the year ended December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Zinberg,	—	—	—	—	—	100,000	45,000	—	—
Chief Executive
Officer and Director
Leon Kuperman,	58,000	—	—	6.50	3/8/2012	75,000	33,750	—	—
President and Chief
Technology Officer
Claudia Liu,	37,500	—	—	9.90	6/14/2012	75,000	33,750	—	—
Former Chief	37,500	—	—	6.50	3/8/2012	—	—	—	—
Operating Officer
Lawrence Kong,	90,000	—	—	9.90	6/14/2012	75,000	33,750	—	—
Chief Financial
Officer and Director

(1)
The market value represents the market price of the shares of our common stock underlying that stock awards as of December 31, 2011, which is based on the closing price reported on the Nasdaq Capital Market on that date ($0.45 per share). As of June 14, 2012, all of these options have expired.

 Option Exercises and Stock Vested

        The following table sets forth information with respect to option exercises and stock vested by the officers listed during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Zinberg, Chief Executive Officer and Director	—	—	50,000	72,000
Leon Kuperman, President and Chief Technology Officer	—	—	37,500	54,000
Claudia Liu, Former Chief Operating Officer	—	—	37,500	54,000
Lawrence Kong, Chief Financial Officer and Director	—	—	37,500	54,000

(1)
The value realized on vesting represents the market price of the shares of our common stock underlying the stock award on the vesting date.

Pension Benefits; Deferred Compensation

        The Company currently has no pension benefits plan or nonqualified defined contribution plan or other nonqualified deferred compensation plan.

Employment Agreements with Executive Officers

        We entered into employment agreements with our Chief Executive Officer, David Zinberg, and our Chief Financial Officer, Lawrence Y. Kong in June 2006. In February 2007, we entered into an employment agreement with our Chief Operating Officer, Claudia Y. Liu, and in March 2007, we entered into an employment agreement with our Chief Technology Officer, Leon Kuperman.

        Each agreement provides for an employment term of three years and for year to year extensions thereafter unless either party gives 90 days notice not to extend. The employment agreement with Mr. Zinberg was amended, effective April 1, 2009, to provide for an increase in his minimum base salary from $290,000 per annum to $500,000 per annum and effective September 1, 2011, Mr. Zinberg took a voluntary decrease in the base salary to $450,000 per annum. The employment agreement with Mr. Kuperman provides for a minimum base salary of $300,000 per annum and effective September 1, 2011, Mr. Kuperman took a voluntary decrease in the base salary to $285,000 per annum. The employment agreement with Ms. Liu provides for a minimum base salary of $200,000 per annum, and effective September 1, 2011, Ms. Liu took a voluntary decrease in the base salary to $170,000 per annum. The employment agreement with Mr. Kong provides for a minimum base salary of $235,000 per annum and effective September 1, 2011, Mr. Kong took a voluntary decrease in the base salary to $199,750 per annum. Each employment agreement also provides that the executive will be eligible to participate in all stock option, stock bonus, executive compensation, retirement savings, fringe benefit, disability insurance, group health and group life, vacation, and similar health and benefit plans maintained by us for our executive personnel. Each employment agreement contains a covenant by the executive not to solicit employees or customers of the Company for a period of one year immediately following termination of employment.

        We may terminate any executive's employment for cause, as defined in his or her employment agreement. If we terminate the employment of an executive without cause, or one of them terminates his or her employment with us for good reason or upon a change in control of the Company, in each case as defined in the agreement, the terminated executive will receive in a lump sum an amount equal to one and one-half times his or her base salary, in the case of Messrs. Zinberg and Kong, and Ms. Liu, and an amount equal to his base salary, in the case of Mr. Kuperman; any stock options and restricted stock held by the executive will vest immediately if the executive is terminated after a change in control; and the benefits and insurance benefits for the executive and the executive's dependents will continue for a specified period after termination. None of the executives will receive any severance compensation or benefits following a termination of employment for cause or resulting from death or disability.

        The following table quantifies the dollar value of payments and benefits to each of the above named executive officers according to their respective agreements upon a voluntary termination (other than for good reason) or for cause, or due to death or disability, assuming that such termination took place on December 31, 2011.

Name	Accrued Salary	Accrued Vacation
David Zinberg	18,750	22,718
Leon Kuperman	11,875	17,234
Claudia Y. Liu	7,083	13,182
Lawrence Y. Kong	8,323	19,206

        The following table quantifies the dollar value payments and benefits to each of the above named executive officers according to their respective agreements upon a termination without cause, or for good reason, assuming that such termination took place on December 31, 2011.

Name	Cash Severance
David Zinberg	675,000
Leon Kuperman	285,000
Claudia Y. Liu	255,000
Lawrence Y. Kong	299,625

        As described in the section entitled "IDENTITY AND BACKGROUND OF FILING PERSONS—BIDZ.com, Inc." beginning on page 21, Ms. Liu was terminated effective as of July 26, 2012. The severance and benefits she is receiving under her employment agreement as a result of the termination are described in such section.

Quantification of Golden Parachute Payments and Benefits to Our Named Executive Officers

        See section entitled "SPECIAL FACTORS—Quantification of Golden Parachute Payments and Benefits to Our Named Executive Officers" beginning on page 68.

DIRECTOR COMPENSATION

        We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties as a director, including committee assignments. We grant annually to each non-employee director options to purchase 10,000 shares of our common stock. In addition, non-employee directors will receive additional options for committee service per year over the standard non-employee director compensation options to purchase an additional 5,000 shares of common stock to the Chairman of the Audit Committee, and options to purchase an additional 2,500 shares of common stock to each member of our Audit Committee (other than the Chairman), Compensation Committee and Governance and Nominating Committee. In lieu of receiving the foregoing stock options, non-employee directors may elect to receive one share of common stock for each option to purchase two shares of common stock. We provide $36,000 per member in cash consideration annually for serving on our Board of Directors and an additional $1,000 per member per Board meeting, $500 per member per Committee meeting and an additional $10,000 annually to the Chairman of the Board, $20,000 annually to the Chair of the Audit Committee, $6,000 annually to members of the Audit Committee, and $11,000 annually to the Chair of the Compensation Committee. If attending meetings by telephone, cash compensation is at the rate of $500 per Board meeting and $300 per committee meeting. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board and committee meetings.

        The following table sets forth information with respect to compensation for the directors listed during the fiscal year ended December 31, 2011.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Hanelt	75,804	57,600	—	—	—	—	133,404
Man Jit Singh	23,190	—	—	—	—	—	23,190
Garry Itkin	49,800	50,400	—	—	—	—	100,200

(1)
Mr. Singh did not stand for re-election as director at the Annual Meeting held on May 17, 2011.

(2)
Mr. Hanelt and Mr. Itkin were issued 40,000 and 35,000 stock awards, respectively that vest over a 4 year period from the date of grant with 25% vesting at the end of each year.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2011, the Compensation Committee consisted of Messrs. Hanelt and Itkin, all non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act). None of these committee members had any contractual or other relationships with the Company during such fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

        As of December 31, 2011, we maintained our 2002 Special Stock Option Plan and 2006 Stock Award Plan. The following table gives information about equity awards under these plans and options as of December 31, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2006 Stock Award Plan	223,000	$8.44	589,133
2002 Special Stock Option Plan	—	$—	—
Total	223,000	$8.44	589,133

(1)
The total number of shares of common stock to be issued upon exercise of all outstanding stock options is 223,000 as of December 31, 2011. As of June 14, 2012, all of these options have expired.

  2002 Special Stock Option Plan

        During December 2002, the Board of Directors adopted the Bidz.com, Inc. 2002 Special Stock Option Plan, or the 2002 Plan. The 2002 Plan provides for the grant of options to acquire our common stock to directors, executive officers, employees, consultants, and others providing valuable services to the Company. The purpose of the 2002 Plan is to strengthen the mutuality of interests of those persons and our stockholders by providing such individuals with a proprietary interest in pursuing our long-term growth and financial success. We believe that the 2002 Plan has represented an important factor in attracting, retaining, and rewarding qualified personnel.

        Awards or portions of awards that terminate, expire, or are otherwise forfeited will again be available for further awards under the 2002 Plan. We have reserved for issuance 1,500,000 shares of common stock pursuant to the 2002 Plan. As of December 31, 2011, no options to purchase shares of common stock were outstanding under the 2002 Plan, and there were no shares of common stock remaining available for grant.

        The power to administer the 2002 Plan rests with a committee appointed by the Board of Directors consisting of members of the Compensation Committee and any other members as determined by the Board of Directors. The committee has the power to determine the timing and recipients of awards, the form and amount of each award, and the terms and conditions for the grant or exercise. The committee may delegate its authority under the 2002 Plan to persons other than members of the committee to grant options to executive officers. The exercise price per share of common stock underlying options granted under the 2002 Plan, the vesting requirements, and the other terms of options granted under the 2002 Plan will be determined by the committee in its sole discretion, subject to approval by the Board of Directors.

        In the event of any change in the capitalization of the Company, by way of stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification, the committee may make appropriate adjustments for the aggregate number of shares of common stock issuable under the 2002 Plan, and appropriate provision for the protection of the outstanding options.

        The 2002 Plan will remain in effect until December 2012, or will terminate earlier if all shares subject to it are distributed, or until all awards have expired or lapsed, or until otherwise terminated by the Board of Directors. The 2002 Plan is not intended to be the exclusive means by which we may issue options to acquire our common stock. To the extent permitted by applicable law and Nasdaq requirements, we may issue options other than pursuant to the 2002 Plan with or without stockholder approval.

  2006 Stock Award Plan

        During 2006, the Board of Directors adopted, and our stockholders approved, our 2006 Stock Award Plan, or 2006 Plan.

  Background and Purpose of the 2006 Plan

        The terms of the 2006 Plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property. The purpose of the 2006 Plan is to assist us in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

  General Terms of the 2006 Plan; Shares Available for Issuance

        The 2006 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to the Company. The total number of shares of our common stock that may be subject to awards under the 2006 Plan is equal to 1,500,000 shares, plus (i) the number of shares with respect to which awards previously granted under the 2001 Plan and the 2002 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (ii) any shares available for grant in the share reserve of the 2001 Plan and the 2002 Plan as of the date the 2006 Plan was approved by the stockholders; (iii) with respect to awards granted under the plans, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the existing plans. If any award previously granted under the 2006 Plan is forfeited, terminated, canceled, surrendered, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for grant for purposes of the 2006 Plan. If any change is made in the stock subject to the 2006 Plan, or subject to any award granted under the 2006 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2006 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price, grant price or purchase price relating to any award, and any other aspect of any award that the Board of Directors or Compensation Committee determines appropriate.

        The 2006 Plan provides that it is not intended to be the exclusive means by which we may issue options to acquire our common stock or any other type of award. To the extent permitted by applicable law, we may issue other options, warrants, or awards other than pursuant to the 2006 Plan without stockholder approval.

  Limitations on Awards

        In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the plan administrator is authorized to substitute, exchange, or adjust any or all of (1) the number and kind of shares that may be delivered under the plan, (2) the per person limitations described in the plan, and (3) all outstanding awards, including adjustments to exercise prices of options and other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

  Eligibility

        The persons eligible to receive awards under the plan consist of directors, officers, employees, and independent contractors of the Company and those of our affiliates. However, incentive stock options may be granted under the plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the plan.

  Administration

        The Board of Directors administers the plan, unless the Board delegates administration to a committee. The Board has delegated administration of the plan to the Compensation Committee. Together, the Board of Directors and the Compensation Committee are referred to as the plan administrator. The Compensation Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Securities Exchange Act, "outside directors" for purposes of Section 162(m), and independent as defined by Nasdaq or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.

  Stock Options and Stock Appreciation Rights

        The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of a stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and the per share grant price of a stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date and the per share exercise price of an ISO must not be less than 100% of the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights on or following termination of employment or service, except that no stock option or stock appreciation right may have a term exceeding 10 years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the plan administrator otherwise determines will not cause us a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price, as the plan administrator may determine from time to time. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights. Stock appreciation rights under the plan may include "limited stock appreciation rights" exercisable for a stated period of time after we experience a change in control or upon the occurrence of some other event specified by the plan administrator, as discussed below.

  Restricted and Deferred Stock

        The plan administrator is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

  Bonus Stock and Awards in Lieu of Cash Obligations

        The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for us or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

  Other Stock-Based Awards

        The plan administrator is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

  Performance Awards

        The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as "performance based" compensation not subject to the limitation on tax deductibility by us under Section 162(m) of the Internal Revenue Code, or the Code. For purposes of Section 162(m), the term "covered employee" means our Chief Executive Officer and our four most highly compensated officers as of the end of a taxable year as disclosed in our filings with the SEC. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by the Compensation Committee, it will not be exercised by the Board of Directors.

        Subject to the requirements of the plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our financial statements, or those of our affiliates, or those of our business units or affiliates (except with respect to the total stockholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for such performance awards (including for awards designed to comply with the performance-based compensation exception to Section 162(m)): (i) total stockholder return, (ii) total stockholder return compared to total return (on a comparable basis) of a publicly available index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation, and amortization; (vi) pretax operating earnings after interest expense but before bonuses and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) cash flow from operations; and (xiv) ratio of debt to stockholders' equity. In granting performance awards, the plan administrator may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of the business criteria described in the plan. During the first 90 days of a performance period, the plan administrator will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

        After the end of each performance period, the plan administrator (which will be the Compensation Committee for awards intended to qualify as performance-based for purposes of Section 162(m)) will determine (a) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (b) the amount of any other potential performance awards payable to participants in the plan. The plan administrator may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

  Other Terms of Awards

        Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution or to a designated beneficiary upon the participant's death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 under the Securities Exchange Act of 1934.

        The plan administrator may grant awards in exchange for other awards under the plan or under other of our compensation plans, or other rights to payment from us, and may grant awards in addition to or in tandem with such other awards or rights. In addition, the plan administrator may cancel awards granted under the plan in exchange for a payment of cash or other property. The terms of any exchange of or purchase of an award will be determined by the plan administrator in its sole discretion.

  Acceleration of Vesting; Change in Control

        The plan administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration or deferral of any award, including if we undergo a "change in control," as defined in the plan. In addition, the plan administrator may provide in an award agreement or employment agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any "change in control." The plan administrator may, in its discretion and without the consent of the participant, either (i) accelerate the vesting of all awards in full or as to some percentage of the award to a date prior to the effective date of the "change in control;" or (ii) provide for a cash payment in exchange for the termination of an award or any portion of an award where such cash payment is equal to the fair market value of the shares that the participant would receive if the award were fully vested and exercised as of such date, less any applicable exercise price. The plan administrator will determine whether each award is assumed, continued, substituted, or terminated. In connection with a "change in control," we may assign to the acquiring or successor company any repurchase rights associated with any awards, and the plan administrator may provide that any repurchase rights held by us associated with such awards will lapse in whole or in part contingent upon the "change in control."

        In the event of a "corporate transaction" (as defined in the plan), the acquiror may assume or substitute for each outstanding stock award. If the acquiror does not assume or substitute for an outstanding stock option, such stock option will terminate immediately prior to the close of such corporate transaction to the extent the option is not exercised.

        The vesting of all then unvested restricted stock awards will accelerate effective as of immediately prior to the effective time of the merger, and each outstanding restricted stock award will be cancelled as of the effective time of the merger. The holders of such awards will be entitled to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company common stock subject to such restricted stock award and (ii) $0.78.

        For a discussion regarding the treatment of Company stock options, see "SPECIAL FACTORS—Interests of Our Directors and Executive Officers in the Merger" beginning on page 66.

  Amendment and Termination

        Our Board of Directors may amend, alter, suspend, discontinue, or terminate the plan or the plan administrator's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the plan will terminate on the later of (i) 10 years after its adoption by our Board of Directors, and (ii) the date an increase in the number of shares reserved for issuance under the plan is approved by the Board (so long as such increase is also approved by the stockholders). In addition, the plan will terminate at such time as no shares of our common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan. Amendments to the plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

  Federal Income Tax Consequences of Awards

        The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules, and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient's tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

  Nonqualified Stock Options

        Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

  Incentive Stock Options

        The plan provides for the grant of stock options that qualify as "incentive stock options," which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition will be included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

  Stock Awards

        Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

  Stock Appreciation Rights

        We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options, which we refer to as tandem stock appreciation rights, under the plan.

        With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

        With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the stand-alone stock appreciation rights. If the recipient elects to exercise the underlying option, the recipient will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above).

        Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

  Section 162 Limitations

        Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term "covered employee" means our Chief Executive Officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.

        Certain kinds of compensation, including qualified "performance-based" compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of "outside directors" and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered "performance-based" compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

        The regulations under Section 162(m) require that the directors who serve as members of the committee must be "outside directors." The plan provides that directors serving on the committee must be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who receive compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

  Section 409A of the Code

        Awards of stock options, restricted stock, performance awards, and stock appreciation rights may, in some cases, result in deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet the requirements of Section 409A, these awards may be subject to immediate taxation and penalties. All Awards granted under the 2006 Plan will be designed and administered in such manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock on July 23, 2012, except as indicated, by (i) each director and each named executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each person known by us to own more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this proxy statement are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based upon 18,313,747 shares of common stock outstanding as of July 23, 2012.

        Except as otherwise indicated and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent Beneficially Owned
Directors and Executive Officers:
David Zinberg	2,898,134	(2)(3)	15.8%
Lawrence Y. Kong	112,500	(4)	*
Claudia Y. Liu	37,500	(5)	*
Leon Kuperman	37,500	(6)	*
Peter G. Hanelt	127,355	(7)	*
Garry Itkin	450,000	(8)	2.5
Directors and executive officers as a group	3,662,989		20.0
5% Stockholders:
Glendon Group	6,763,738	(3)	36.9
Marina Zinberg	3,365,604	(3)(9)	18.4
Saied Aframian	1,480,000	(10)	8.1
Lacuna Hedge Fund LLLP, Lacuna Hedge GP LLLP, Lacuna LLC	1,132,480	(11)	6.2

(1)
Except as otherwise indicated, each officer, director, or 5% stockholder may be reached at the Company's address at Bidz.com, Inc., 3562 Eastham Drive, Culver City, California 90232.

(2)
Includes 50,000 shares underlying restricted stock awards which have not yet vested.

(3)
As reported on the Schedule 13D filed by Glendon Group and other parties on May 30, 2012, by virtue of the voting agreement and contribution agreement, each of David Zinberg, Marina Zinberg, Glendon Group and Kia Jam are deemed to be a "group" within the meaning of Section 13(d) of the Securities Exchange Act, as amended. Accordingly, each of them may be deemed to beneficially own 6,763,738 shares, which is comprised of 500,000 shares owned by Glendon Group, 2,898,134 shares owned by David Zinberg and 3,365,604 shares owned by Marina Zinberg.

(4)
Includes 75,000 shares held by Mr. Kong and 37,500 shares underlying restricted stock awards which have not yet vested.

(5)
Includes 37,500 shares underlying restricted stock awards which have not yet vested. Ms. Liu is the Company's former Chief Operating Officer.

(6)
Includes 37,500 shares underlying restricted stock awards which have not yet vested.

(7)
Mr. Hanelt held 127,355 shares, including 30,000 shares underlying restricted stock awards which have not yet vested.

(8)
Mr. Itkin held 450,000 shares, including 26,250 shares underlying restricted stock awards which have not yet vested.

(9)
Marina Zinberg is the sister of David Zinberg.

(10)
Mr. Aframian is a manager of LA Jewelers Inc., one of our principal suppliers. The address for Mr. Aframian is c/o LA Jewelers Inc., 640 S. Hill St. Suite #354, Los Angeles, California 90014.

(11)
As reported on the Amendment No. 1 to the Schedule 13G filed with the SEC on February 9, 2012 by Lacuna Hedge Fund LLLP ("Lacuna Hedge"), Lacuna Hedge GP LLLP ("Lacuna Hedge GP"), and Lacuna LLC ("Lacuna LLC" and collectively, the "Lacuna Entities"), these shares are held directly by Lacuna Hedge, Lacuna LLC serves as the sole general partner of Lacuna Hedge GP, which serves as the sole general partner of Lacuna Hedge. In such filing, the Lacuna Entities expressly disclaim status as a "group" for purposes of such filing.

*
less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us, we believe that, during the year ended December 31, 2011, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Mr. Zinberg's Daughter

        During the twelve months ended December 31, 2010 and 2011, we recorded $4.8 million and $4.0 million, respectively, in wholesale merchandise sales to a customer that is owned by Daniella Zinberg, the daughter of our Chief Executive Officer, David Zinberg. There was no accounts receivable due from this customer as of December 31, 2010 and 2011.

        During the three month periods ended March 31, 2011 and 2012, we recorded $1.0 million and $882,000, respectively, in wholesale merchandise sales to this customer. There were $15,000 and $5,000 in store credit due to this customer as of December 31, 2011 and March 31, 2012.

Transactions with Mr. Zinberg's Sister

        During the three month period ended March 31, 2012, we purchased approximately $505,000, or 6.9%, of our merchandise from Mac & Tosh Remarketing Corp, owned by Marina Zinberg, the sister of our Chief Executive Officer, David Zinberg, and 18% stockholder of the Company. No accounts payable balance was due to Mac & Tosh Remarketing Corp as of March 31, 2012.

Transactions with Mr. Zinberg and Mr. Zinberg's Sister

        As discussed above, Mr. Zinberg (along with his sister, Marina Zinberg) has entered into the voting agreement, the contribution agreement and the share delivery agreement with Glendon Group. See "SPECIAL FACTORS—Voting Agreement" beginning on page 65, "SPECIAL FACTORS—Contribution Agreement" beginning on page 65 and "SPECIAL FACTORS—Share Delivery Agreement" beginning on page 66.

Relationship with LA Jewelers

        LA Jewelers, Inc. was one of the first suppliers to extend us payment terms to purchase our inventory. We purchased approximately 6.2%, 11.7%, and 6.8% of our merchandise in 2009, 2010, and 2011, respectively, from LA Jewelers, where one of its managers is a stockholder who beneficially owns approximately 8.1% of our outstanding common stock as of April 16, 2012. The accounts payable balances due to LA Jewelers were $3.1 million and $2.9 million as of December 31, 2010 and 2011, respectively.

        During the three month periods ended March 31, 2011 and 2012, we purchased approximately $3.1 million and $265,000, or 13.6% and 3.6%, respectively, of our merchandise from LA Jewelers, Inc. The accounts payable balance due to LA Jewelers was $1.8 million as of March 31, 2012.

Family Relationships

        Claudia Y. Liu, our former Chief Operating Officer, is the wife of Lawrence Y. Kong, our Chief Financial Officer. Ms. Liu and Mr. Kong were not in a reporting position to each other and Ms. Liu reported to, and Mr. Kong reports to, the Chief Executive Officer.

        Marina Zinberg, who is a former Vice President of the Company and beneficially owns 21.1% of our outstanding shares of common stock, is the sister of David Zinberg, our Chief Executive Officer.

Review, Approval or Ratification of Transactions with Related Persons

        Our Corporate Governance Principles and Code of Conduct require that every employee avoid situations where loyalties may be divided between our interests and the employee's own interests. Employees and directors must avoid conflicts of interests that interfere with the performance of their duties or are not in our best interests.

        Pursuant to its written charter, the Audit Committee reviews and approves all related-party transactions as such term is used by SFAS No. 57 Related Party Disclosures, or as otherwise required to be disclosed in our financial statements or periodic filings with the SEC, other than compensation, including the grant of stock options and restricted stock awards authorized by the Board or any committee thereof. Related party transactions include transactions between us, our executive officers and directors, beneficial owners of five percent or greater of our securities, and all other related persons specified under Item 404 of Regulation S-K promulgated by the SEC. We have adopted written policies and procedures regarding the identification of related parties and transactions, and the approval process. The Audit Committee considers each proposed transaction in light of the specific facts and circumstances presented, including but not limited to the risks, costs and benefits to us and the availability from other sources of comparable services or products.

 AUDIT COMMITTEE REPORT

        The purpose of our Audit Committee is to assist the oversight of our Board of Directors in monitoring and confirming the integrity of the financial statements of the Company, the Company's compliance with legal and regulatory matters, and the qualifications, independence, and performance of Marcum LLP, the Company's independent registered public accounting firm and independent auditor. This report of our Audit Committee is required by the Securities and Exchange Commission and, in accordance with the Commission's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

        The primary responsibilities of the committee include overseeing the Company's accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, during fiscal year 2011, the committee met and held discussions with management and our independent auditor. Management has represented to the committee that the Company's financial statements were prepared in accordance with U.S. generally accepted accounting principles and the committee has reviewed and discussed the financial statements with management and our independent auditor. The committee has discussed management's assessment of internal control over financial reporting. The committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), The Auditor's Communication With Those Charged With Governance, as adopted by the PCAOB in Rule 3200T. The committee has also received the written disclosures and the letter from our independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and has discussed with our independent auditor the independent auditor's independence.

        Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Respectfully submitted,
The Audit Committee
        Peter G. Hanelt, Chairman
        Garry Y. Itkin

 PROPOSAL NO. 6—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The firm of Marcum LLP, an independent registered public accounting firm, has audited the financial statements of the Company for the fiscal years ended December 31, 2010 and December 31, 2011. The firm of Stonefield Josephson, Inc., which merged with Marcum LLP in 2010, audited our financial statements for the fiscal years ended December 31, 2008, and 2009. We have appointed Marcum LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2012 and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Marcum LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" Proposal No. 6, the ratification of the appointment of Marcum LLP as independent auditor. Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon.

 Audit Fees, Audit-Related Fees, Tax Fees and Other Fees

        Aggregate fees billed to the Company for the fiscal years ended December 31, 2010 and 2011 by Marcum LLP are as follows:

  Audit Fees

        The aggregate fees for professional services rendered by Marcum LLP for the fiscal year ended December 31, 2011 were $465,000 for the audit of our annual financial statements contained in our annual report on Form 10-K for 2011, and for the review of our financial statements included in our Form 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. The aggregate fees for professional services rendered by Marcum LLP, for the fiscal year ended December 31, 2010 were $610,000 for the audit of our annual financial statements contained in our annual report on Form 10-K for 2010, and for the review of our financial statements included in our Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010.

  Audit-Related Fees

        The aggregate fees billed during the fiscal years ended December 31, 2010 and December 31, 2011, for audit and related services by Marcum LLP were $610,000 and $520,000 respectively.

  Tax Fees

        The aggregate fees billed during the fiscal years ended December 31, 2010, and December 31, 2011, respectively, for tax compliance, tax advice and tax planning by Marcum LLP were $0.

  All Other Fees

        For our fiscal years ended December 31, 2010 and 2011, there were no additional fees paid to Marcum LLP.

Audit Committee Pre-Approval Policies

        The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the approval in advance of any significant audit or non-audit engagement or relationship with the independent auditor, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. All of the services provided by Marcum LLP described above under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees" were approved by our Audit Committee pursuant to our Audit Committee's pre-approval policies.

 MARKET PRICE OF COMMON STOCK AND DIVIDENDS

Market Price of Our Common Stock and Dividends

        Our common stock is quoted on The Nasdaq Stock Market LLC under the symbol "BIDZ." The following table sets forth the high, low and closing market prices of our common stock for the fiscal quarters indicated:

FISCAL YEAR 2010 For the quarter ended:	High	Low	Close
March 31, 2010	$2.38	$1.88	$2.03
June 30, 2010	$2.37	$1.55	$1.55
September 30, 2010	$1.77	$1.24	$1.66
December 31, 2010	$1.65	$1.10	$1.21

FISCAL YEAR 2011 For the quarter ended:	High	Low	Close
March 31, 2011	$2.50	$1.14	$1.47
June 30, 2011	$1.78	$0.75	$0.99
September 30, 2011	$1.03	$0.39	$0.50
December 31, 2011	$0.52	$0.25	$0.45

FISCAL YEAR 2012 For the quarter ended:	High	Low	Close
March 31, 2012	$0.89	$0.37	$0.53
June 30, 2012	$0.80	$0.42	$0.76

Dividends

        We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Payments of any cash dividends in the future will be within the discretion of our Board of Directors and will depend on our financial condition, results of operations, and capital requirements as well as other factors deemed relevant by our Board of Directors.

PERFORMANCE GRAPH

        The following line graph compares cumulative total stockholder returns for the period from May 1, 2007 through December 31, 2011 for (1) our common stock; (2) the Nasdaq Composite (U.S.) Index; and (3) the Nasdaq Internet Index.

Company/index	5/1/2007	6/30/2007	9/30/2007	12/31/2007
BIDZ	N/A	3%	70%	14%
NASDAQ	N/A	3%	7%	5%
NASDAQ—Internet (QNET)	N/A	N/A	N/A	(3)%

Company/index	3/31/2008	6/30/2008	9/30/2008	12/31/2008
BIDZ	6%	10%	10%	(42)%
NASDAQ	(10)%	(9)%	(17)%	(38)%
NASDAQ—Internet (QNET)	(15)%	(14)%	(27)%	(48)%

Company/index	3/31/2009	6/30/2009	9/30/2009	12/31/2009
BIDZ	(49)%	(64)%	(56)%	(75)%
NASDAQ	(40)%	(28)%	(16)%	(10)%
NASDAQ—Internet (QNET)	(43)%	(27)%	(10)%	(1)%

Company/index	3/31/2010	6/30/2010	9/30/2010	12/31/2010
BIDZ	(74)%	(80)%	(79)%	(85)%
NASDAQ	(5)%	(17)%	(6)%	5%
NASDAQ—Internet (QNET)	6%	(4)%	24%	33%

Company/index	3/31/2011	6/30/2011	9/30/2011	12/31/2011
BIDZ	(81)%	(87)%	(94)%	(94)%
NASDAQ	3%	(5)%	10%	10%
NASDAQ—Internet (QNET)	51%	50%	23%	34%

 Cumulative Stockholder Returns, Bidz.com, Inc.

05/01/2007 - 12/31/2011

Bidz.com began trading on 5/1/07.

QNET. the NASDAQ Internet Index is a modified market capitalization-weighted index for companies engaged in internet-related businesses that are listed on one of the three major U.S. stock exchanges. QNET began with a base of 150.00 on 11/27/07.

FINANCIAL INFORMATION

Financial Statements

        Our audited financial statements as of, and for the years ended, December 31, 2010 and December 31, 2011 are contained in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this proxy statement. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, is also incorporated by reference into this proxy statement and, among other information, contains our unaudited financial statements for the quarterly period ended March 31, 2012. See the section entitled "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 145 of this proxy statement.

Summary Financial Information

        The following summary consolidated financial information for each of the past two years is derived from the Company's audited consolidated financial statements. The following summary consolidated financial information for the three month period ended March 31, 2012 is derived from the Company's unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the operating results for the periods. You should read the summary financial information presented below along with the consolidated financial statements and unaudited consolidated financial statements and related notes thereto that are in contained our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which are incorporated by reference in this proxy statement.

	Fiscal Year Ended December 31
			Three Months Ended March 31, 2012
	2010	2011
			(unaudited)
	(in thousands, except per-share amounts)
Consolidated Statement of Operations Information:
Total revenues	$104,772	$86,367	$18,140
Total operating expenses	27,750	28,719	6,837
Loss from Operations	(1,637)	(6,027)	(1,475)
Income tax expense	(10)	—	(3)
Net loss	(1,363)	(7,049)	(1,478)
Net loss per share attributable to common stockholders
Basic	(0.07)	(0.36)	(0.08)
Diluted	(0.07)	(0.36)	(0.08)

	December 31,
			March 31, 2012
	2010	2011
			(unaudited)
	(in thousands)
Consolidated Balance Sheet Information:
Total current assets	$45,905	$36,935	$33,915
Property, improvements and equipment, net depreciation and amortization	637	369	262
Total assets	47,596	37,623	34,493
Total current liabilities	18,203	14,743	12,911
Long-term debt, less current portion	—	—	—
Total liabilities	18,203	14,743	12,911
Shareholders' equity	29,393	22,880	21,582

Ratio of Earnings to Fixed Charges

Ratio of Earnings to Fixed Charges
(dollars in thousands)

	For the Years Ended September 30,
			For the Three Months Ended March 31, 2012
	2010	2011
Earnings available for fixed charges	$—	$—	$—
Fixed Charges:
Interest Expense	11	—	—
Premiums, discounts and capitalized expenses related to indebtedness	—	—	—
Portion of rentals deemed to be interest	—	—	—

Total Fixed Charges:	$11	$—	$—

Ratio of earnings to fixed charges	N/A	N/A	N/A

Amount by which Earnings are Insufficient to Cover Fixed Charges	$11	—	—

Book Value Per Share

        The book value per share of our common stock as of March 31, 2012 was $1.18.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        In accordance with Rule 14a-3(e)(1) under the Exchange Act, we are sending only one copy of this proxy statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

        If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary, at our principal executive offices located at 3562 Eastham Drive, Culver City, California, 90232 or by telephone at (310) 280-7373. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Any stockholder that wishes to present any proposal for stockholder action at our Annual Meeting of stockholders to be held in 2013 must notify us at our offices at 3562 Eastham Drive, Culver City, California 90232, no later than [                ], 2013. Under our bylaws, as to notice of stockholder business (other than stockholder nominees) stockholders must set forth (i) a description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of common stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. A stockholder's notice to the corporation of nominations for a regular or special meeting shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) such person's name, age, business address and residence address and principal occupation or employment, (2) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (3) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (B) as to the stockholder giving the notice: (1) the name and address, as they appear on the corporation's books, of such stockholder, (2) the class or series (if any) and number of shares of the corporation that are beneficially owned by such stockholder and (3) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder's notice of nomination that pertains to a nominee.

PROVISIONS FOR UNAFFILIATED SECURITY HOLDERS

        No provision has been made to grant the stockholders who are not participating in the merger or any other party to the proposed merger or any of their respective affiliates access to the corporate files of the Company, or to obtain counsel or appraisal services for any other such party or affiliate at the expense of the Company.

OTHER MATTERS

        Our Board of Directors currently knows of no other business that will be presented for consideration at the 2012 Annual Meeting. Nevertheless, should any business other than that set forth in the notice of 2012 Annual Meeting of stockholders properly come before the Annual Meeting, the enclosed proxy confers discretionary authority to vote with respect to such matters, including any matters that our Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the Annual Meeting. If any of these matters are presented at the Annual Meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information we file in the SEC's public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of these documents may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

        The SEC allows us to incorporate by reference information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. These documents contains important information about us and our financial condition. Because there is no safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995, or the PSLRA, in connection with a going private transaction such as the proposed merger, the documents incorporated by reference herein are incorporated exclusive of any language claiming the safe harbor for forward looking statements under the PSLRA.

        If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from BIDZ.com, Inc. at 3562 Eastham Drive, Culver City, California, 90232, Telephone: (310) 280-7373. If you would like to request documents from us, please do so by [        ], 2012 to allow sufficient time to receive them before the Annual Meeting.

        You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [        ], 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than [        ], 2012, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        We have supplied all information in this proxy statement relating to us and our subsidiaries. Each of Glendon Group, Merger Subsidiary and Kia Jam has supplied all information in this proxy statement relating to Glendon Group, Merger Subsidiary and Kia Jam, respectively.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction.

ANNEX A

        EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

dated as of

May 17, 2012

By and among

BIDZ.COM, INC.,

GLENDON GROUP, INC.,

and

BIDZ ACQUISITION COMPANY INC.

A-i

A-ii

A-iii

Page
Section 9.06.	Jurisdiction	A-61
Section 9.07.	Waiver of Jury Trial	A-62
Section 9.08.	Counterparts; Effectiveness	A-62
Section 9.09.	Entire Agreement	A-62
Section 9.10.	Severability	A-62
Section 9.11.	Specific Performance; Remedies	A-62
Section 9.12.	Disclosure Schedules	A-63
Section 9.13.	Rules of Construction	A-63
EXHIBITS
Exhibit A Voting Agreements
Exhibit B Contribution Agreements
Exhibit C Commitment Letter
Exhibit D Guarantee

A-iv

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 17, 2012, is being entered into by and among BIDZ.com, Inc., a Delaware corporation (the "Company"), Glendon Group, Inc., a Delaware corporation ("Parent"), and Bidz Acquisition Company Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

        WHEREAS, the parties intend that Merger Subsidiary be merged with and into the Company, with the Company surviving the merger on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee of the Board of Directors (the "Special Committee"), has (i) determined that it is in the best interests of the Company and the Company stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by Company of its obligations under this Agreement and the consummation by Company of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend adoption of this Agreement by the Company stockholders;

        WHEREAS, the Board of Directors of Merger Subsidiary and the Board of Directors of Parent have each unanimously approved this Agreement and declared it advisable for Merger Subsidiary and Parent, respectively, to enter into this Agreement;

        WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Subsidiary's willingness to enter into this Agreement, certain stockholders of Company who in the aggregate beneficially own approximately 36.6% of the outstanding Company Common Stock are entering into Voting Agreements substantially in the form attached as Exhibit A hereto (the "Voting Agreements"), pursuant to which those stockholders have agreed to vote all shares of Company Common Stock beneficially owned by them in favor of the adoption of this Agreement, subject to the terms and conditions of such Voting Agreements;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Subsidiary's willingness to enter into this Agreement, the stockholders party to the Voting Agreements are entering into Contribution Agreements substantially in the form of Exhibit B hereto (the "Contribution Agreements"), pursuant to which such stockholders have agreed to contribute immediately prior to (but subject to) the Effective Time, all shares of Company Common Stock beneficially owned by them to Parent in exchange for equity securities of Parent, subject to the terms and conditions of such Contribution Agreements; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, (i) Parent has delivered to the Company an executed Equity Commitment Letter in the form of Exhibit C hereto (the "Commitment Letter"), and an executed Guarantee (the "Guarantee") in the form of Exhibit D hereto, pursuant to which the Investors (as defined in the Commitment Letter) have agreed to provide equity funding to Parent to fund the obligations of Parent, Merger Subsidiary and the Surviving Corporation hereunder, and to guarantee the performance of the payment and other obligations of Parent and Merger Subsidiary under this Agreement, including any liabilities or obligations of Parent or Merger Subsidiary resulting from a breach of this Agreement by Parent or Merger Subsidiary.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

        Section 1.01.    Definitions.

        (a)   As used herein, the following terms have the following meanings:

        "Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are not materially less favorable to Company than those contained in the Confidentiality Agreement, except that an Acceptable Confidentiality Agreement need not prohibit the submission of Acquisition Proposals or amendments thereto or contain "standstill" provisions.

        "Acquisition Proposal" means any offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 25% or more of any class of outstanding voting or equity securities of Company, or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 25% or more of any class of outstanding voting or equity securities of Company, (ii) any acquisition or purchase by any Person, directly or indirectly, of a majority of any class of outstanding voting or equity securities of one or more Subsidiaries of Company the business of which contributes 25% or more of the consolidated revenues, net income or assets (based on fair market value) of Company and its Subsidiaries taken as a whole (for or as of, as applicable, the twelve (12) month period ended December 31, 2011, (iii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Company or any of its Subsidiaries whose business contributes 25% or more of the consolidated net revenues, net income or assets (based on fair market value) of Company and its Subsidiaries taken as a whole (for or as of, as applicable, the twelve (12) month period ended December 31, 2011), (iv) any sale, exchange, transfer or disposition of 25% or more of the consolidated assets of Company and its Subsidiaries (based on the fair market value thereof as of December 31, 2011), but excluding in all cases any sales of inventory to retail or wholesale customers, or (v) any liquidation, dissolution, recapitalization, or similar transaction involving Company.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with such specified Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Law" means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is legally binding upon such Person, as amended unless expressly specified otherwise.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by Applicable Law to close.

        "Buyer Material Adverse Effect" means any event, change, circumstance, occurrence or state of facts that reasonably could be expected to prevent, materially delay or materially impair Parent's or Merger Subsidiary's ability to timely and fully perform its respective obligations hereunder.

        "Closing Date" means the date of the Closing.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Balance Sheet" means the unaudited consolidated balance sheet of Company and its Subsidiaries as of March 31, 2011.

        "Company Balance Sheet Date" means March 31, 2011.

        "Company Board" means the Board of Directors of Company as of the time in question.

        "Company Disclosure Schedule" shall mean the Disclosure Schedule to this Agreement delivered by Company to Parent and Merger Subsidiary in connection with the execution hereof.

        "Company IP" means any and all Intellectual Property that is used or is held for use in conducting the business of Company or any of its Subsidiaries.

        "Company Material Adverse Effect" means any event, change, circumstance, occurrence or state of facts that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Company and its Subsidiaries taken as a whole; provided, that the determination of a Company Material Adverse Effect shall exclude any event, change, circumstance, occurrence or state of facts resulting or arising from (A) the announcement, pendency or anticipated consummation of the Merger or any of the other transactions contemplated by this Agreement (including any loss of or adverse change in the relationship of Company or its Subsidiaries with their respective employees, customers, partners, suppliers or any Third Party), (B) changes in general economic conditions or the credit, financial or capital markets, including changes in interest or exchange rates or commodity prices, (C) changes in Company's stock price or trading volume or in Company's listing status, (D) any natural or man-made disaster, pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof, to the extent that such matters do not disproportionately affect Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the same territories and industry as Company and its Subsidiaries operate, (E) general conditions or changes in the industry in which Company or any of its Subsidiaries participate or operate, to the extent that such conditions or changes are not disproportionately adverse to Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the same territories and industry as Company and its Subsidiaries operate, (F) any changes (after the date hereof) in GAAP or Applicable Law or in general legal, accounting, regulatory or political conditions, (G) any event, occurrence, development, circumstance or state of facts disclosed in the Company Disclosure Schedule or the Company SEC Filings, (H) any failure to take any action expressly prohibited by this Agreement or under Applicable Law, or the taking of any specific action or the failure to take any action at the written direction or with the consent of Parent or as expressly required or permitted by this Agreement, (I) any Proceeding made or brought by any Third Party or any holder of shares of Company Common Stock (on the holder's own behalf or on behalf of Company) arising out of or related to this Agreement or any of the transactions contemplated hereby (including the Merger), or (J) any failure by Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics or performance (whether or not provided to Parent, Merger Subsidiary or their Representatives) , it being understood that in the case of this clause (J) the actual cause of any such failure (but not the failure in and of itself) may be taken into consideration when determining whether a Company Material Adverse Effect has occurred, unless such cause is otherwise excepted from this definition.

        "Company Products" means the products or services sold by Company or its Subsidiaries in the ordinary course of business.

        "Company Registered IP" means all of the Registered IP owned by or filed in the name of Company or any of its Subsidiaries.

        "Company Restricted Stock Award" means each award, if any, of share(s) of restricted Company Common Stock (regardless of whether such restrictions are time-based or performance-based) outstanding under the Company Stock Plan or otherwise.

        "Company Return" means any Tax Return of, with respect to, or that includes, Company or any of its Subsidiaries.

        "Company RSU" means each award, if any, of restricted stock units (regardless of whether such restrictions are time-based or performance-based) of Company outstanding under the Company Stock Plan or otherwise.

        "Company SEC Filings" means any report, statement, schedule, form, or other filing furnished to or filed with the SEC by Company on or prior to the date hereof (including all information incorporated by reference therein in accordance with applicable SEC regulations), to the extent accessible from the SEC's website at www.sec.gov as of the date hereof.

        "Company Stock Option" means each compensatory option, if any, to purchase Company Common Stock outstanding under the Company Stock Plan or otherwise.

        "Company Stock Plan" means Company's 2006 Stock Award Plan.

        "Confidentiality Agreement" means the Confidentiality and Non-Disclosure Agreement dated March 14, 2012 by and between Company and Parent.

        "Contract" means any legally binding written or oral contract or agreement.

        "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 or 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code.

        "Delaware Law" means the General Corporation Law of the State of Delaware.

        "Environmental Law" means any Applicable Law or any Contract with any Governmental Authority relating to human health and safety, the environment, or the manufacture, possession, use or disposal of any Hazardous Substance.

        "Environmental Permits" means, with respect to any Person, all Governmental Authorizations required by Environmental Law for the conduct of the business of such Person or any of its Subsidiaries.

        "Equity Interest" means any shares, capital stock, partnership, member or similar ownership interest in a specified entity, and any option, warrant, right or security convertible into or exchangeable or exercisable for such an ownership interest in such specified entity.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to Company or any of its Subsidiaries, any entity that is (or at the relevant time was) treated as a single employer with Company or such Subsidiary or under common control with Company or such Subsidiary within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Excluded Holders" means Parent, Merger Subsidiary, each Affiliate of Parent or Merger Subsidiary, each beneficial owner of securities of Parent or Merger Subsidiary or their respective Affiliates, David Zinberg and Marina Zinberg, and each director or officer of the Company.

        "Executive Officer" shall have the meaning set forth in Rule 3b-7 of the Exchange Act.

        "Exempted Person" means any Person or group of Persons from whom Company or any of its Representatives has received, after the execution of this Agreement and prior to the No-Shop Period Start Date, a bona fide written Acquisition Proposal, or any group in which at least 50% of the equity or other financing of such group includes such Persons or Persons that were a part of any such group.

        "GAAP" means generally accepted accounting principles in the United States, as in effect as of the time in question.

        "Governmental Authority" means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Governmental Authorizations" means, with respect to any Person, all material licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

        "Hazardous Substance" means any substance classified under any Environmental Law as a pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" means as to any specified Person, any (i) indebtedness for borrowed money of such Person, (ii) indebtedness of such Person evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (iii) amounts owing by such person as deferred purchase price for the purchase of any property, (iv) obligations of such Person under capital leases, and (v) guarantees of such Person with respect to any indebtedness or obligation of a type described in clauses (i) through (iv) above of any other Person.

        "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer Software (in both source code and object code form), business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all web addresses, sites and domain names and numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

        "Internal Revenue Service" means the United States Internal Revenue Service.

        "International Plan" means any compensation or benefit plan that is entered into, maintained, administered or contributed to by Company or any of its Subsidiaries under the law or applicable custom or rule of the relevant jurisdiction outside the United States, for which Company or any of its Subsidiaries may have any liability (actual or contingent).

        "Intervening Event" means a material event or circumstance that was not known to the Special Committee or the Company Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Special Committee or the Company Board prior to the receipt of the Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequent thereof constitute an Intervening Event.

        "IT Assets" means all hardware, Software, networks and connecting media and related infrastructure used by Company or any of its Subsidiaries in support of their respective business operations.

        "Knowledge of Company" means the knowledge of each of the individuals identified in Schedule 1.01(a) of the Company Disclosure Schedule, after reasonable inquiry or investigation.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, infringement, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset.

        "made available" and "delivered" means that the information or item in question (A) was provided or made available by or on behalf of Company or its Affiliates or Representatives to the specified Person or their Affiliates or Representatives, or (B) was posted to the Company virtual data room hosted by Merrill Datasite for a continuous period of at least 48 (forty-eight) hours prior to the date of this Agreement and was accessible to the specified Person or its designated Representatives for whom such access was requested from Company and who properly registered to access such virtual data room, regardless of whether such specified Person or its Representatives actually accessed such information or item, or (C) was disclosed in the Company Disclosure Schedule or in any Company SEC Filings furnished to or filed with the SEC prior to the date of this Agreement.

        "Nasdaq" means the Nasdaq Capital Market.

        "Order" means, with respect to any Person, any order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator and that is binding upon or applicable to such Person or its property.

        "Other Company Representations" means the representations and warranties of Company contained in Article 4, other than the Specified Company Representations.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Liens" means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet, to the extent required by GAAP), and (iii) mechanics', carriers', workmen's, repairmen's, landlord's or other like Liens or other similar encumbrances arising or incurred in the ordinary course of business that, in the aggregate, do not materially impair the value or the present or intended use and operation of the assets to which they relate.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Proceeding" means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

        "Registered IP" means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and internet number assignments; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

        "Representatives" means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, and the SEC rules and regulations promulgated thereunder.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Software" means any computer program, operating system, applications system, firmware or other code of any nature, whether operational, under development or inactive, including all object code, source code, data files, rules, data collections, diagrams, protocols, specifications, interfaces, definitions or methodology derived from the foregoing and any derivations, updates, enhancements and customization of any of the foregoing, processes, operating procedures, technical manuals, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

        "Solvent," when used with respect to any Person, means that, as of any specified date of determination (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed the sum of (A) the value of all "liabilities of such Person, including a reasonable estimate of the amount of all contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with Applicable Law governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the liabilities of such Person on its existing debts (including a reasonable estimate of the amount of all contingent and other liabilities) as such debts become absolute and mature, and (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person has or will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        "Specified Company Representations" means the representations and warranties of Company contained in Sections 4.01, 4.02, 4.04(i), 4.05, and 4.27.

        "Stockholder Approval" means the adoption of this Agreement by (a) the holders of a majority of the shares of Company Common Stock outstanding as of the record date established for the Company stockholder vote on such matters and (b) the holders of a majority of the shares of Company Common Stock outstanding as of such record date that are beneficially owned by those Company stockholders who are not Excluded Holders.

        "Subsidiary" means, with respect to any specified Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or equivalent governing body of such entity are directly or indirectly owned by such Person.

        "Superior Proposal" means a bona fide written Acquisition Proposal that the Special Committee or the Company Board determines in its reasonable judgment is more favorable to the Company's stockholders from a financial point of view than the terms of the Merger (including any adjustment to the terms proposed by Parent in response to such proposal); provided, that for purposes of the definition of "Superior Proposal," the references to "25%" in the definition of Acquisition Proposal shall be deemed to be references to "50%."

        "Tax" means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not.

        "Tax Return" means any report, return, document, declaration or other information relating to Taxes filed or required to be filed with a Taxing Authority, including information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        "Taxing Authority" means any Governmental Authority responsible for the imposition of any Tax.

        "Third Party" means any Person or "group" (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

        "Third Party Consents" means those consents, approvals or authorizations set forth on Schedule 1.01(b) of the Company Disclosure Schedule.

        "Third Party Software" means any Software (including object code, binary code, source code, libraries, routines, subroutines or other code, and including commercial, open-source and freeware Software) and any documentation or other material related to such Software, and any derivative of any of the foregoing, that is (i) not solely owned by Company and (ii) incorporated in, distributed with, or required, necessary or depended upon for the development, use or commercialization of, any Company Product, but excluding any commercially available Software licensed by Company for a one-time fee of $50,000 or less or for which Company is obligated to pay $50,000 or less annually.

        "Treasury Regulations" means the regulations promulgated under the Code by the United States Department of Treasury.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	Section 6.02(f)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.02(f)(iii)

Term	Section
Certificate of Merger	Section 2.02(a)
Certificates	Section 2.04(a)
Closing	Section 2.01
Commitment Letter	Recitals
Company	Preamble
Company Common Stock	Section 4.05(a)
Company Compensatory Award	Section 2.06(a)
Company Employee Plan	Section 4.16(a)
Company Preferred Stock	Section 4.05(a)
Company Recommendation	Section 6.03(c)
Company Related Parties	Section 8.03(b)
Company Securities	Section 4.05(c)
Company Subsidiary Securities	Section 4.06(c)
Company Termination Fee	Section 8.03(a)
Compensatory Award Payments	Section 2.06(b)
Continuing Employees	Section 6.18(a)
Contribution Agreements	Recitals
Current Premium	Section 6.10(a)
Cut-Off Date	Section 6.02(d)
Dissenting Shares	Section 2.05
Effective Time	Section 2.02(b)
End Date	Section 8.01(b)(i)
Financing	Section 5.07
Financing Documents	Section 5.07
Guarantee	Recitals
Indemnified Parties	Section 6.10(b)
Insurance Policies	Section 4.18
Lease Agreement	Section 4.21(b)
Leased Real Property	Section 4.21(b)
Major Customers	Section 4.14(a)(i)
Major Suppliers	Section 4.14(a)(iii)
Material Contract	Section 4.14(b)
Merger	Recitals

Term	Section
Merger Consideration	Section 2.03(a)
Merger Subsidiary	Preamble
Necessary IP	Section 4.20(a)
No-Shop Period Start Date	Section 6.02(b)
Parent	Preamble
Parent Benefit Plans	Section 6.18(a)
Parent Expense Reimbursement	Section 8.03(a)(i)
Paying Agent	Section 2.04(a)
Payment Fund	Section 2.04(a)
Per Share Amount	Section 2.03(a)
Proxy Statement	Section 4.09(a)
Schedule 13E-3	Section 5.05
Special Committee	Recitals
Stockholders Meeting	Section 6.03(a)
Surviving Corporation	Section 2.02(c)
Uncertificated Shares	Section 2.04(a)
Voting Agreements	Recitals

        Section 1.02.    Other Definitional and Interpretative Provisions.     The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to "$" and "dollars" are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including such date, respectively.

 ARTICLE 2

THE MERGER

        Section 2.01.    The Closing.     Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at or as of the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Aaron A. Grunfeld & Associates, 1100 Glendon Avenue, Suite 850, Los Angeles, California 90024, unless another place is agreed to by the parties hereto.

        Section 2.02.    The Merger.

        (a)   Upon the terms and subject to the conditions set forth herein, on the Closing Date, the parties shall file or cause to be filed with the Delaware Secretary of State a certificate of merger (the "Certificate of Merger") in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware Law.

        (b)   The Merger shall become effective on such date and at such time (the "Effective Time") as the Certificate of Merger has been duly filed with and accepted by the Delaware Secretary of State (or at such later time as may be agreed by the parties and specified in the Certificate of Merger).

        (c)   At the Effective Time, Merger Subsidiary shall be merged with and into Company in accordance with the applicable provisions of Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and Company shall be the corporation surviving the Merger (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions and disabilities, of Company and Merger Subsidiary, all as provided under Delaware Law.

        Section 2.03.    Conversion of Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

        (a)   except as otherwise provided in Section 2.03(b), Section 2.03(c), Section 2.05 or Section 2.07, each share of Company Common Stock outstanding immediately prior to the Effective Time automatically shall be converted into the right to receive $0.78 in cash, without interest (such amount the "Per Share Amount" and the aggregate amount payable to former stockholders of Company as a result of the Merger, the "Merger Consideration");

        (b)   each share of Company Common Stock owned by Parent or any Subsidiary thereof (including Merger Subsidiary) immediately prior to the Effective Time automatically shall be canceled and cease to exist, and no payment shall be made with respect thereto;

        (c)   each share of Company Common Stock held by Company as treasury stock or by any Subsidiary of Company immediately prior to the Effective Time shall be canceled and cease to exist, and no payment shall be made with respect thereto; and

        (d)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be canceled and converted into and become one share of common stock, par value $0.001 per share, of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation upon the Effective Time.

        Section 2.04.    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to Company to act as the paying agent (the "Paying Agent") for the Merger. At or prior to the Effective Time, Parent shall deposit with the Paying Agent sufficient funds (the "Payment Fund") to pay the aggregate Merger Consideration payable to former holders of shares of Company Common Stock pursuant to the Merger and any Compensatory Award Payments payable to holders of Company Compensatory Awards that will not be paid through the Surviving Corporation's ordinary payroll mechanisms pursuant to Section 2.06(b). Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock as of immediately prior to the Effective Time a letter of transmittal and instructions in customary form (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of such shares to the Paying Agent) for use in surrendering (i) shares of Company Common Stock outstanding immediately prior to the Effective Time that are represented by stock certificates (the "Certificates") and (ii) shares of Company Common Stock outstanding immediately prior to the Effective Time that are not represented by stock certificates (the "Uncertificated Shares"), in exchange for the Per Share Amount per share of Company Common Stock evidenced by the surrendered Certificates or the surrendered Uncertificated Shares, as the case may be.

        (b)   The Paying Agent shall invest all cash included in the Payment Fund as reasonably directed by Parent; provided, however, that any investment of the Payment Fund shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Parent and the Surviving Corporation shall promptly replace any funds deposited with the Paying Agent that are lost through any investment made pursuant to this Section 2.04(b). Nothing contained herein and no investment losses resulting from investment of the Payment Fund shall diminish the rights of any holder of Certificates and/or Uncertificated Shares to receive its allocable portion of the Merger Consideration.

        (c)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Per Share Amount pursuant to the Merger shall be entitled to receive the same, upon (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, or (ii) receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive the Per Share Amount for each share of Company Common Stock represented thereby or included therein. No interest shall be paid or accrue on the cash payable upon the surrender, transfer or cancellation of any such Certificate or Uncertificated Share.

        (d)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer, or such Uncertificated Share shall be properly transferred by book-entry on Company's stock ledger, and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other similar Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

        (e)   The portion of the Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Uncertificated Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Per Share Amounts as provided for, and in accordance with the procedures set forth, in this Article 2.

        (f)    Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned by the Paying Agent to Parent, upon demand, and any former holder of shares of Company Common Stock that were outstanding immediately prior to the Effective Time who has not surrendered its Certificates or Uncertificated Shares in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent or the Surviving Corporation for payment of the Per Share Amount for the shares formerly represented thereby or included therein. Notwithstanding the foregoing, Parent shall not be liable to any former holder of shares of Company Common Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Payment Fund remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or if earlier, the date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        (g)   Any portion of the Payment Fund made available to the Paying Agent in respect of any Dissenting Shares shall be returned by the Paying Agent to Parent, upon demand.

        Section 2.05.    Dissenting Shares.     Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled as of the Effective Time without payment in accordance with Section 2.03) that are held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights in accordance with Section 262 of Delaware Law (such shares being referred to collectively as "Dissenting Shares" until such time as such holder fails to perfect, withdraws or otherwise loses such holder's right to appraisal under Delaware Law with respect to such shares) shall not be converted into a right to receive the Per Share Amount, but instead any such holder shall be entitled to only such rights as are granted to holders of Dissenting Shares under applicable Delaware Law; provided, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal under Delaware Law or if a court of competent jurisdiction shall determine that such holder is not entitled to appraisal rights under Section 262 of Delaware Law, such shares of Company Common Stock shall be treated as if they had been canceled and converted as of the Effective Time into only the right to receive the Per Share Amount for each share thereof in accordance with Section 2.03(a), without interest thereon, payable upon the delivery of a validly executed letter of transmittal and the surrender of any Certificate representing such shares or transfer of such Uncertificated Share as provided above, as the case may be. Company shall provide Parent prompt written notice of any appraisal demands received by Company prior to the Effective Time and any withdrawal of any such demand and any other demand, notice or instrument delivered to Company prior to the Effective Time pursuant to Delaware Law that relates to any such appraisal demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands, to the extent permitted by Applicable Law. Except with the prior written consent of Parent, Company shall not make any payment with respect to, or offer to settle or settle, any such appraisal demands.

        Section 2.06.    Company Stock Options; Company RSUs; Company Restricted Stock Awards.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, Company, Merger Subsidiary or Parent, the vesting of the unvested portion of each Company Stock Option and Company Restricted Stock Award (each such Company Stock Option and Company Restricted Stock Award, a "Company Compensatory Award") that is outstanding immediately prior to the Effective Time shall accelerate as of immediately prior to the Effective Time.

        (b)   (i) The vested portion of each Company Compensatory Award that is outstanding as of immediately prior to the Effective Time (including any portion thereof that pursuant to its terms becomes vested as a result of or in connection with this Agreement or the transactions contemplated hereby), shall be cancelled and extinguished as of the Effective Time and, in exchange therefor, each former holder of any such vested Company Compensatory Award shall be entitled to receive an amount in cash equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such vested Company Compensatory Award (including any portion that vests as a result of or in connection with this Agreement or the transactions contemplated hereby) and (y) the Per Share Amount less any per share exercise or purchase price of the shares of Company Common Stock subject thereto (such amounts payable hereunder being referred to as the "Compensatory Award Payments"). To the extent the per share exercise or purchase price with respect to shares subject to a Company Compensatory Award exceeds the Per Share Amount, such Company Compensatory Award shall terminate without payment and shall be void and of no effect as of the Effective Time. In either case, any such Company Compensatory Awards shall no longer be exercisable by the former holder thereof, and the holder thereof shall only be entitled to receive the Compensatory Award Payment to which such holder is entitled, if any. The Compensatory Award Payments shall be paid by Parent or the Surviving Corporation as soon as practicable following the Effective Time (and in any event within five (5) Business Days thereafter), without interest and less any required withholding for Tax, and to the extent payable to a Company employee may in the Surviving Corporation's discretion be paid through the Surviving Corporation's ordinary payroll mechanisms or in any case by the Paying Agent on behalf of Parent and the Surviving Corporation.

        (c)   As soon as reasonably practicable after the Effective Time, Parent or the Surviving Corporation shall deliver to each holder of any Company Compensatory Award an appropriate notice setting forth such holder's rights as reflected in this Section 2.06, including any accelerated vesting or forfeiture applicable to such Company Compensatory Award, the amount of any Compensatory Award Payments to which such holder is entitled hereunder, and the timing and mechanism by which such payments will be made.

        (d)   As soon as reasonably practicable following the date of this Agreement, Company shall take any and all commercially reasonable actions as are permitted under Applicable Law and the terms of then outstanding Company Compensatory Awards (and the Company Stock Plan under which they were granted) to effect the foregoing provisions of this Section 2.06, including by amending the Company Stock Plan to the extent so permitted.

        Section 2.07.    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Company shall occur (other than an increase in the number of shares outstanding as a result of the exercise or vesting of any Company Compensatory Award in accordance with its terms), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Per Share Amount and any other amounts payable pursuant to this Agreement automatically shall be deemed appropriately adjusted without any required action of the parties hereto.

        Section 2.08.    Withholding Rights.     Each of Parent, Merger Subsidiary, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld by Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent, as the case may be, and are timely paid to the applicable Taxing Authority when due, then such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Parent, Merger Subsidiary, the Surviving Corporation or the Paying Agent, as the case may be, made such deduction, withholding and payment.

        Section 2.09.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay the Per Share Amount to be paid in respect of the shares of Company Common Stock formerly represented by such lost, stolen or destroyed, Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

        Section 3.01.    Certificate of Incorporation.     The certificate of incorporation of Company as in effect as of the date hereof shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.02.    Bylaws.     The bylaws of Company as in effect as of the date hereof shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.03.    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

 ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except (a) as disclosed in the Company SEC Filings (other than as set forth in the forward looking statements or as set forth in the risk factors contained therein), or (b) as reflected in documents or information made available or delivered to Parent or Merger Subsidiary or their respective Representatives on or prior to the date hereof or (c) as set forth in the Company Disclosure Schedule (it being understood that any information set forth on any Schedule of the Company Disclosure Schedule shall be deemed to apply to and qualify the numbered section or subsection of this Agreement to which it corresponds and each other section or subsection of this Agreement and each other Schedule in the Company Disclosure Schedule, to the extent that it is reasonably apparent that the information in such first Schedule is relevant to any such other section or subsection of this Agreement or another Schedule in the Company Disclosure Schedule), Company hereby represents and warrants to Parent and Merger Subsidiary as of the date hereof as follows:

        Section 4.01.    Corporate Existence and Power.     Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary (to the extent that the laws of the applicable jurisdictions recognize such concepts), except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of Company as currently in effect. Company has heretofore made available to Parent complete and correct copies of the minutes of all meetings of the Company Board and each committee thereof (other than the Special Committee) held from February 3, 2009 through February 10, 2012.

        Section 4.02.    Corporate Authorization.

        (a)   Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Stockholder Approval and any necessary Third Party Consents, to perform its obligations hereunder. The execution, delivery and performance by Company of its obligations under this Agreement and the consummation by Company of the Merger and the other transactions contemplated to be consummated by Company hereby, have been duly authorized by all necessary corporate action on the part of Company, subject to obtaining the Stockholder Approval and any necessary Third Party Consents. Assuming the due authorization and execution of this Agreement by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of Company enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity.

        (b)   At a meeting duly called and held, prior to the execution of this Agreement, at which a quorum was present, the Company Board duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby, (ii) providing that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the Delaware Law will not apply with respect to or as a result of the Merger, this Agreement, or the Voting Agreements, assuming the accuracy of the representation and warranty made in Section 5.08 hereof, (iii) directing that the adoption of this Agreement be submitted to a vote of the stockholders of Company at the Stockholder Meeting, and (v) approving the Company Recommendation.

        Section 4.03.    Governmental Authorization.     The execution, delivery and performance by Company of this Agreement and the consummation by Company of the Merger require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or Nasdaq, and (iii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04.    Non-contravention.     The execution, delivery and performance by Company of its obligations under this Agreement and the consummation by Company of the Merger and the other transactions contemplated to be consummated by Company hereby do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Company, (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) assuming any Third Party Consents are obtained, and other than as set forth on Schedule 4.04 of the Company Disclosure Schedule, require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, any Contract to which Company or any Subsidiary of Company is a party, or by which they or any of their respective properties or assets are bound or affected, or under any Governmental Authorization necessary for the conduct of the business of Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05.    Capitalization.

        (a)   The authorized capital stock of Company consists of (i) 100,000,000 shares of Common Stock of Company, par value $0.001 per share (the "Company Common Stock"), and (ii) 4,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock"). The rights and privileges of Company Common Stock and Company Preferred Stock are as set forth in Company's certificate of incorporation. As of the close of business on April 30, 2012, 18,314,122 shares of Company Common Stock were issued and outstanding (of which an aggregate of 224,700 shares of Company Common Stock are subject to unvested Company Restricted Stock Awards); no shares of Company Common Stock were held by Company as treasury shares or by any Subsidiary of Company; no shares of Company Preferred Stock were issued and outstanding; no warrants to purchase shares of capital stock of Company were issued and outstanding; Company Stock Options to purchase an aggregate of 127,500 shares of Company Common Stock were issued and outstanding (all of which have a per share exercise price of $9.90 per share); no Company RSUs were issued or outstanding; and no shares of Company Common Stock were reserved for settlement of Company Compensatory Awards other than Company Stock Options. All outstanding shares of capital stock of Company have been, and any shares issued upon exercise of currently outstanding Company Stock Options will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights, other than restrictions applicable to shares subject to Company Restricted Stock Awards.

        (b)   Schedule 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on April 30, 2012, a complete and correct list of all outstanding Company Compensatory Awards under the Company Stock Plan, including with respect to each such award, (i) the number of shares currently subject to such award, (ii) the name of the holder, (iii) the grant date, (iv) the exercise or purchase price per share, (v) the vested status of each such award as of the date hereof, and (vi) the expiration date of each such award. The Company Stock Plan is the only such plan or program Company or any of its Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards are outstanding.

        (c)   Except as set forth in this Section 4.05 or on Schedule 4.05(b) of the Company Disclosure Schedule, except for changes contemplated or permitted hereunder and except for any changes since March 31, 2012 resulting from the exercise, vesting or forfeiture of Company Compensatory Awards outstanding on such date, as of the date hereof there are no outstanding (i) shares of capital stock or voting securities or other Equity Interests of Company, (ii) securities of Company convertible into or exchangeable for shares of capital stock or voting securities or other Equity Interests of Company, (iii) options, warrants or other rights or arrangements to acquire from Company, or other obligations or commitments of Company to issue, any capital stock or other voting securities, ownership interests or Equity Interests in, or any securities convertible into or exchangeable for capital stock or other voting securities, ownership interests or Equity Interests in, Company, (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities, ownership interests or Equity Interests in, Company (the items in clauses (i) through (iv) being referred to collectively as "Company Securities"), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character to which Company or its Subsidiary are parties restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of Company or any of its Subsidiaries, other than with respect to any Company Compensatory Awards. There are no outstanding obligations or commitments of any character of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

        Section 4.06.    Subsidiaries.

        (a)   Modnique, Inc., a Delaware corporation, is wholly-owned by Company and is Company's sole Subsidiary. Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of Modnique, Inc. as currently in effect.

        (b)   Modnique, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power necessary to carry on its business as now conducted. Modnique, Inc. is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   Schedule 4.06(c) of the Company Disclosure Schedule sets forth, for each Subsidiary of Company, as applicable: (i) its authorized capital stock, voting securities or ownership interests; (ii) the number and type of any capital stock, voting securities or ownership interests, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, outstanding; and (iii) the record owner(s) thereof. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Company, is owned by Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (x) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Company, (y) options, warrants or other rights or arrangements to acquire from Company or any of its Subsidiaries, or other obligations or commitments of Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Company, or (z) restricted shares, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of Company (the items set forth in Schedule 4.06(c) of the Company Disclosure Schedule being referred to collectively as "Company Subsidiary Securities"). There are no outstanding obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Subsidiary Securities. All currently outstanding Company Subsidiary Securities are duly authorized, validly issued, fully paid and nonassessable.

        (d)   Except for Company Subsidiary Securities, neither Company nor any of its Subsidiaries directly or indirectly owns any capital stock of, or other equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for any equity, ownership, profit, voting or similar interest in, any Person.

        Section 4.07.    SEC Filings and the Sarbanes-Oxley Act.

        (a)   Since January 1, 2011, Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by Company at or prior to the time so required. No Subsidiary of Company is independently required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

        (b)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of and taking into account such amending or superseding filing), each Company SEC Filings filed since January 1, 2011 complied as to form in all material respects with the then-applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

        (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of and taking into account such amending or superseding filing), no Company SEC Filing filed since January 1, 2011 contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d)   As of the date hereof, there are no outstanding or unresolved comments with respect to any Company SEC Filings received by Company from the SEC. Except as set forth on Schedule 4.07(d) of the Company Disclosure Schedule, to the Knowledge of Company, no Company SEC Filings are the subject of any ongoing review by the SEC.

        (e)   Each certification of the Company's principal executive officer and principal financial officer that was required pursuant to the Sarbanes-Oxley Act to be submitted with any Company SEC Filing filed since January 1, 2011 was, at the time of filing or submission of each such certification, true and accurate in all material respects and complied as to form with the then-applicable requirements of the Sarbanes-Oxley Act. None of Company, any current Executive Officer of Company or, to the Knowledge of Company, any former Executive Officer of Company, has received written notice from any Governmental Authority questioning the accuracy or completeness of any such officer certifications.

        Section 4.08.    Financial Statements; Internal Controls.

        (a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of Company included in Company SEC Filings filed since January 1, 2011 (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods presented (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or as otherwise indicated in the notes thereto, and except that unaudited financial statements may not contain footnotes and are subject to normal year-end adjustments), and fairly presented in all material respects the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or as otherwise indicated in the notes thereto, and except that unaudited financial statements may not contain footnotes and are subject to normal year-end adjustments).

        (b)   Company has established and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurances (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management, and (iii) of the prevention or timely detection of any unauthorized use, acquisition or disposition of Company's assets that would materially affect Company's financial statements. Except as set forth on Schedule 4.08(b) of the Company Disclosure Schedule, there were no significant deficiencies or material weaknesses identified in management's assessment of internal controls as of and for the year-ended December 31, 2011 (nor to the Knowledge of Company has any such deficiency or weakness been identified since such date).

        (c)   Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are designed to ensure that (i) information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) such information is accumulated and communicated to Company's management as appropriate to allow timely decisions regarding required SEC disclosure.

        Section 4.09.    Disclosure Documents and Other Filings.

        (a)   The proxy or information statement of Company to be filed by Company with the SEC in connection with seeking the Stockholder Approval at the Stockholders Meeting (the "Proxy Statement") will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, that notwithstanding the foregoing, none of the representations and warranties contained in this Section 4.09 will be deemed to apply to statements or omissions included in the Proxy Statement based upon information furnished to Company by or on behalf of Parent, Merger Subsidiary or any Third Party.

        (b)   Set forth on Schedule 4.09(b) of the Company Disclosure Schedule is (i) a list of each country in which, to the Knowledge of Company, Company and any of its Subsidiaries generated material sales in the fiscal year ended December 31, 2011, and, to the Knowledge of Company, the total sales Company and any of its Subsidiaries generated in each such country in the fiscal year ended December 31, 2011; and (ii) a schedule of each country in which Company maintains one or more Subsidiaries, offices, or personnel.

        Section 4.10.    Absence of Certain Changes.     Since the Company Balance Sheet Date, (i) the business of Company and each of its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice, except for actions required or contemplated or permitted to be taken pursuant to this Agreement and (ii) there has not been any Company Material Adverse Effect, and (iii) subject to the foregoing, neither Company nor any of its Subsidiaries has taken or omitted any action which if taken or omitted after the date hereof would be prohibited by or require the consent of Parent pursuant to Section 6.01.

        Section 4.11.    No Undisclosed Material Liabilities.     As of the date hereof, to the Knowledge of Company, there are no material liabilities or obligations of Company or any of its Subsidiaries of a type that would be required to be recorded on a consolidated balance sheet of the Company and its Subsidiaries under GAAP, other than:

        (a)   liabilities or obligations disclosed or provided for or reserved against (to the extent required by GAAP) in the Company Balance Sheet or disclosed in the notes thereto;

        (b)   liabilities or obligations (i) incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice or (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

        (c)   liabilities or obligations incurred pursuant to or as required or permitted by this Agreement; and

        (d)   other liabilities for the performance of obligations of Company and its Subsidiaries under Contracts delivered or made available to Parent or its Representatives, to the extent such liabilities are reasonably ascertainable based on the terms of such Contracts.

        Section 4.12.    Litigation.

        (a)   There is no Proceeding pending against or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries that (i) if determined adversely to Company or its Subsidiary would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) challenges or seeks to prevent the Merger.

        (b)   Neither Company nor any of its Subsidiaries is currently subject to any Order that (i) materially restricts Company or any of its Subsidiaries from engaging in or otherwise conducting its business substantially as presently conducted or (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   Section 4.12(c) of the Company Disclosure Schedule sets forth each claim, Proceeding or Order currently pending against or, to the Knowledge of Company, currently threatened against Company that would reasonably be expected to result in a liability to Company or any of its Subsidiaries in excess of $50,000.

        Section 4.13.    Compliance with Applicable Law.

        (a)   To the Knowledge of Company, Company and each of its Subsidiaries is and, since January 1, 2011 has been, in compliance in all material respects with all Applicable Laws and Orders and, to the Knowledge of Company, no condition or state of facts exists that is reasonably likely to give rise to any material violation of any Applicable Law or Order. Except as set forth on Schedule 4.13(a) of the Company Disclosure Schedule, neither Company nor any of its Subsidiaries has received any written notice since January 1, 2011 (i) of any material administrative, civil or criminal investigation or audit by any Governmental Authority relating to Company or any of its Subsidiaries that remains pending or, to the Knowledge of the Company, threatened as of the date hereof, or (ii) from any Governmental Authority alleging that Company or any of its Subsidiaries is not in compliance with any Applicable Law or Order in any material respect.

        (b)   To the Knowledge of Company, each of Company and its Subsidiaries has in effect all material Governmental Authorizations required for it to carry on its businesses and operations as now conducted. To the Knowledge of Company, as of the date hereof, there are no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancellation of, any such material Governmental Authorizations.

        Section 4.14.    Material Contracts.

        (a)   Schedule 4.14(a) of the Company Disclosure Schedule contains a complete and correct list of each of the following Contracts to which Company or any of its Subsidiaries is a party or has material continuing obligations or liabilities thereunder (whether or not of an executory nature) as of the date of this Agreement:

            (i)  each Contract between Company or any of its Subsidiaries and any of the fifty (50) largest customers of Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by Company and its Subsidiaries over the four (4) consecutive fiscal quarter periods ended March 31, 2012) ("Major Customers");

           (ii)  except for the Contracts described in clause (i) above, each Contract that involves performance of services or delivery of goods, products or services by Company or any of its Subsidiaries, providing for either (A) recurring annual payments to Company or any of its Subsidiaries after the date hereof of $25,000 or more or (B) aggregate payments to Company or any of its Subsidiaries after the date hereof of $100,000 or more;

          (iii)  each Contract between Company or any of its Subsidiaries and any of (A) the five (5) largest licensors of Intellectual Property to Company or any of its Subsidiaries (determined on the basis of aggregate payments made or owed by Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended March 31, 2012, but excluding licensors of off-the-shelf software or other generally commercially available software), (B) the twenty (20) largest suppliers (other than licensors), including any supplier of manufacturing or outsourcing services, to Company or any of its Subsidiaries (determined on the basis of aggregate payments made or owed by Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended March 31, 2012) ("Major Suppliers"), and (C) the twenty (20) largest distributors or resellers (including OEMs and value-added resellers) of any Company Products (determined on the basis of aggregate revenues recognized from the sales of Company Products made through such distributors or resellers over the four (4) consecutive fiscal quarter period ended March 31, 2012);

          (iv)  except for the Contracts described in clause (iii) above, each Contract that involves performance of services or delivery of goods, materials, supplies or equipment or developmental, consulting or other services to Company or any of its Subsidiaries, providing for either (A) recurring annual payments by Company or its Subsidiaries after the date hereof of $25,000 or more or (B) aggregate payments by Company or any of its Subsidiaries after the date hereof of $100,000 or more, but excluding any Contracts to provide gas, water, electric or other utility services or representing similar recurring business expenses;

           (v)  each Contract that contains any provisions materially prohibiting or restricting Company or any of its Affiliates or their successors (including the Surviving Corporation) from (A) competing in any line of business or commerce against any Person or in any territory or pursuant to which any benefit or right is required to be given or lost as a result of so competing or (B) hiring or soliciting for hire the employees or contractors of any Third Party;

          (vi)  each Contract that (A) grants any material exclusive rights to any Third Party, including any material exclusive license or supply or distribution rights, (B) grants any material rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or Company IP, (C) contains any provision that requires the purchase of all or any material portion of Company's or any of its Subsidiaries' material requirements from any Third Party, (D) grants "most favored nation" rights with respect to matters material to Company or its Subsidiaries, or (E) contains material pricing commitments with respect to future purchases by any Third Party of Company Products;

         (vii)  each lease or sublease (whether of real or personal property) to which Company or any of its Subsidiaries is party as either lessor or lessee, providing for either (A) annual payments after the date hereof of $25,000 or more or (B) aggregate payments after the date hereof of $100,000 or more;

        (viii)  each Contract pursuant to which Company or any of its Subsidiaries has granted or has been granted any license to any material Intellectual Property, other than nonexclusive licenses granted in the ordinary course of business of Company and its Subsidiaries and excluding any "shrink wrap" or other standard licenses relating to off-the-shelf or other generally commercially available software;

          (ix)  each Contract relating to Indebtedness of Company or its Subsidiary (in any case, whether incurred, assumed, guaranteed or secured by any asset), except any such Contract with an aggregate outstanding principal amount not exceeding $25,000 and which may be prepaid on not more than thirty (30) days' notice without the payment of any material penalty, and excluding any Contracts evidencing or relating to ordinary course trade or accounts payables;

           (x)  each Contract to which Company or any of its Subsidiaries is a party that creates or grants a Lien on any material assets (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), other than Permitted Liens;

          (xi)  each Contract under which Company or any of its Subsidiaries has, directly or indirectly, made any material capital contribution to or other material investment in, any Person (other than Company or any of its Subsidiaries and other than (A) extensions of credit in the ordinary course of business and (B) investments in marketable securities in the ordinary course of business);

         (xii)  each Contract under which Company or any of its Subsidiaries has obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) to the extent such obligations reasonably would require the expenditure by Company or its Subsidiaries of $50,000 or more in any twelve (12) month period;

        (xiii)  each joint venture or other similar Contract or arrangement (including any equity-based partnership or partnership involving the sharing of profits) material to Company and its Subsidiaries, taken as a whole;

        (xiv)  each Contract for the development for the benefit of Company or any of its Subsidiaries by any party other than Company or its Subsidiaries, of Intellectual Property that is material to Company and its Subsidiaries, taken as a whole;

          (xv)  each employee collective bargaining agreement or other Contract with any labor union, and each employment Contract (other than for employment at-will or similar arrangements) that is not terminable by Company on less than ninety (90) days prior notice or that would require the Company to make material severance or termination payments as a result of such termination;

        (xvi)  each Contract entered into in connection with the settlement or other resolution of any Proceeding that contains any material continuing obligations, liabilities or restrictions that are binding upon Company or any of its Subsidiaries;

       (xvii)  each Contract providing for indemnification by Company or its Subsidiary of any Person (A) with respect to liabilities relating to any current or former business of Company, any of its Subsidiaries or any predecessor Person, other than indemnification obligations in favor of current or former directors of officers of Company or any of its Subsidiaries or pursuant to the provisions of a Contract entered into by Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, or (B) with respect to claims involving infringement or misappropriation of any Intellectual Property rights of any Third Party, which Contract does not provide Company or its Subsidiaries with the right to (1) assume control of the defense and settlement of any such claim (with or without the consent of the indemnified Person), (2) require the indemnified Person to implement a non-infringing substitute provided by Company or its Subsidiaries for any Company Product that is the subject of any such claim or otherwise exclude from Company's and its Subsidiaries' indemnification obligations any losses that would not have occurred if such non-infringing substitute had been implemented by the indemnified Person at Company's request and (3) terminate the indemnified Person's right to use any Company Product that is the subject of any such claim if Company or its Subsidiaries is unable to provide a non-infringing substitute or otherwise abate the infringement or alleged infringement.

        (b)   Each Contract disclosed (or required to be disclosed) in Schedule 4.14(a) of the Company Disclosure Schedule (each, a "Material Contract") is in full force and effect in accordance with its terms and, assuming the valid execution and delivery by the applicable counter-parties thereto, is a legal, valid and binding agreement of Company or its Subsidiary, as the case may be, enforceable against Company or such Subsidiary, as the case may be, and, to the Knowledge of Company, against the other party or parties thereto, in each case, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity. Neither Company nor any of its Subsidiaries has received any written notice to terminate or materially amend any Material Contract in effect as of the date of this Agreement. None of Company, any of its Subsidiaries or, to the Knowledge of Company, any other party thereto is in default or breach in any material respect under the terms of any Material Contract.

        (c)   Complete, correct and unredacted copies of each Material Contract, as amended and supplemented, have been made available or delivered by Company to Parent.

        Section 4.15.    Taxes.

        (a)   (i) All income, franchise and other material Company Returns required by Applicable Law to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws, (ii) all Company Returns that have been filed were true and complete in all material respects when so filed, (iii) Company and each of its Subsidiaries have paid (or have had paid on their behalf) all material Taxes due and owing (whether or not shown on any Tax Return) to the extent required and due prior to the date hereof, (iv) all material Taxes that Company or any of its Subsidiaries is or was required to withhold or collect in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person have been duly withheld or collected and have been timely paid, to the extent required and due prior to the date hereof, to the proper Taxing Authority, (v) any material unpaid Taxes of Company and its Subsidiaries have been reserved for on the Company Balance Sheet, to the extent required to be so reserved in unaudited interim financial statements under GAAP, and (vi) since the Company Balance Sheet Date, neither Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and past practice.

        (b)   (i) The federal Company Returns through the taxable year ended December 31, 2006, and material state income and franchise Company Returns through the taxable year ended December 31, 2006, have been examined and closed or are Company Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; and (ii) neither Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any federal or material state income or franchise Company Return, which period (after giving effect to such extension or waiver) has not yet expired.

        (c)   (i) No material deficiencies for Taxes with respect to Company or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority in writing, except for deficiencies that have been paid or otherwise resolved or currently are being contested, (ii) there is no Proceeding pending or threatened in writing against or with respect to Company or any of its Subsidiaries in respect of any material Tax or Tax asset, and (iii) no claim has been made by a Taxing Authority in writing in a jurisdiction where Company or any of its Subsidiaries does not file income or franchise Tax Returns that it is or may be subject to taxation by that jurisdiction.

        (d)   There are no Liens for Taxes on any assets of Company or any of its Subsidiaries, other than Permitted Liens.

        (e)   During the three-year period ending on the date hereof, neither Company nor any of its Subsidiaries was a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code.

        (f)    Neither Company nor any of its Subsidiaries has participated in any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4.

        (g)   (i) Neither Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which Company is or was the common parent); and (ii) neither Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

        (h)   There are no material Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving Company or any of its Subsidiaries, other than customary commercial or financial arrangements not primarily related to Taxes entered into in the ordinary course of business consistent with past practice.

        Section 4.16.    Employee Benefit Plans.

        (a)   Schedule 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Employee Plan that to the Knowledge of Company is applicable to its employees. "Company Employee Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA, each employment, individual consulting, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance or termination benefits or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Company or any Subsidiary and covers any current or former employee, consultant or director of Company or any of its Subsidiaries (or any dependent or beneficiary thereof), or under which Company or any Subsidiary, has any material obligation or liability.

        (b)   Neither Company nor any ERISA Affiliate sponsors, maintains or contributes or is obligated to contribute to, or has in the past five years sponsored, maintained or contributed or been obligated to contribute to, any Company Employee Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, any defined benefit plan, any "multiemployer plan" within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or any "multiple employer plan" within the meaning of Section 413(c) of the Code.

        (c)   To the Knowledge of Company, each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is permitted to rely on a favorable opinion letter, in either case, that has not been revoked, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service. To the Knowledge of Company, each trust established in connection with any Company Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, to the Knowledge of Company, no fact or event has occurred that could reasonably be expected to adversely affect the exempt status of any such trust.

        (d)   To the Knowledge of Company, each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all Applicable Laws, including ERISA and the Code. To the Knowledge of Company, Company has performed all material obligations required to be performed by it under all Company Employee Plans.

        (e)   To the Knowledge of Company, no Company Employee Plan is under audit or is subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Authority.

        (f)    Except as set forth on Schedule 4.16(f) of the Company Disclosure Schedule, to the Knowledge of Company, the consummation of the Merger will not (either alone or together with any other event) (i) entitle any employee, director or independent contractor of Company or any of its Subsidiaries to any extraordinary pay or benefits under any Company Employee Plan; (ii) accelerate the time of payment or vesting of any compensation or equity-based award; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or (iv) trigger any payment, increase the amount payable or trigger any other material obligation pursuant to any Company Employee Plan.

        (g)   There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of Company or any of its Subsidiaries that, individually or collectively, (i) would entitle any employee or former employee to any severance or other payment as a result of the transactions contemplated hereby (either alone or together with any other event), or (ii) could give rise to the payment of any amount that to the Knowledge of Company would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

        (h)   Neither Company nor any of its Subsidiaries has any obligation to provide post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of Company or its Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law provision.

        (i)    To the Knowledge of Company, there is no material action, suit, investigation, audit or other Proceeding pending or threatened against or involving any Company Employee Plan before any arbitrator or any Governmental Authority.

        (j)    Each Company Stock Option was granted with a per share exercise price that was not less than the fair market value of a share of Company Common Stock on the date of its grant and is exempt from the additional tax and interest described in Section 409A(a)(1)(B) of the Code. To the Knowledge of Company, each Company Stock Option characterized by Company as an "incentive stock option" within the meaning of Section 422 of the Code complies with all of the applicable requirements of Section 422 of the Code.

        (k)   Company does not have any International Plans.

        (l)    To the Knowledge of Company, there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability (contingent or otherwise) of Company at or following the Effective Time.

        Section 4.17.    Labor and Employment Matters.

        (a)   Schedule 4.17(a) of the Company Disclosure Schedule lists the current annual salary rates or current hourly wages, hire date, principal work location and to the Knowledge of Company the leave status (with leaves indicated by "L.O.A.") of all present employees (including temporary and leased employees) of Company and each of its Subsidiaries.

        (b)   Neither Company nor any of its Subsidiaries is a party to, or is currently negotiating, any collective bargaining agreement with a labor union or other labor organization. To the Company's Knowledge, none of the employees of Company or any of its Subsidiaries is currently represented by any union with respect to his or her employment by Company or any Subsidiary and there is no activity or proceeding by a labor union or representative thereof to organize any employees of Company or any of its Subsidiaries. For the past three (3) years, there have been no (i) unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Authority or (ii) lockouts, strikes, slowdowns, picketings, or work stoppages by or with respect to any employees of the Company or any of its Subsidiaries, or to the Knowledge of Company, threatened against Company or any of its Subsidiaries.

        (c)   Since January 1, 2011, (i) there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act of 1998 or similar Applicable Law in respect of Company or any of its Subsidiaries.

        (d)   Schedule 4.17(d) of the Company Disclosure Schedule contains a list of all individual (non-entity) independent contractors and consultants currently engaged by Company and each of its Subsidiaries and the date of retention and rate of remuneration for each such individual.

        (e)   To the Knowledge of Company, Company is in compliance in all material respects with all Applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and of employees as exempt or non-exempt, in each case, under the Fair Labor Standards Act of 1938, as amended, and any similar Applicable Law), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.18.    Insurance Policies.     Schedule 4.18(a) of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of Company and its Subsidiaries (collectively, the "Insurance Policies") and the coverage limitations and deductibles applicable to each such policy. All of the Insurance Policies or renewals thereof are in full force and effect. There is no material claim by Company or any of its Subsidiaries pending under any of such policies or bonds as to which Company has been notified in writing that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of Company, there is no threatened termination of, or material premium increase (other than with respect to customary annual or renewal-related premium increases) with respect to, any Insurance Policy. Schedule 4.18(b) of the Company Disclosure Schedule identifies each material insurance claim made by Company or any of its Subsidiaries between the Company Balance Sheet Date and the date of this Agreement.

        Section 4.19.    Environmental Matters.

        (a)   As of the date hereof, no notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding is pending and, to the Knowledge of Company, none of the foregoing is threatened by any Governmental Authority or other Person relating to or arising out of any failure of Company or any of its Subsidiaries to comply with any Environmental Law.

        (b)   As of the date hereof, Company and its Subsidiaries are, and to the Knowledge of Company have been at all times since their formation, in compliance with all Environmental Laws and all Environmental Permits of Company.

        (c)   There has been no release by Company or any of its Subsidiaries, or to the Knowledge of Company by any other Person, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by Company or any of its Subsidiaries, in each case for which Company or any of its Subsidiaries would reasonably be expected to be liable by Contract or by operation of Applicable Law.

        (d)   To the Knowledge of Company, there are no material liabilities or obligations of Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of Company, there is no condition, situation or set of circumstances as of the date hereof that would reasonably be expected to result in or be the basis for any such material liability or obligation.

        Section 4.20.    Intellectual Property and Information Technology.

        (a)   Company and its Subsidiaries own or otherwise have the right to use all Company IP necessary for the conduct of the business of Company and its Subsidiaries as currently conducted (the "Necessary IP"), free and clear of any Liens other than Permitted Liens.

        (b)   Schedule 4.20(b) of the Company Disclosure Schedule lists each Proceeding or, to the Knowledge of Company, threatened Proceeding (i) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by Company or any of its Subsidiaries or by any Company Products, or (ii) challenging the scope, ownership, validity, or enforceability of any Company IP owned by Company or any of its Subsidiaries or of Company and its Subsidiaries' rights under the Necessary IP, regardless of whether such Proceeding or threatened Proceeding has been settled, withdrawn or otherwise resolved. Except as set forth on Schedule 4.20(b) of the Company Disclosure Schedule, to the Knowledge of Company, neither Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person.

        (c)   Schedule 4.20(c) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of all Company Registered IP. Company and its Subsidiaries have taken all actions reasonably necessary to maintain and protect all material Company Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and recording all assignments (and licenses where required) of the Company Registered IP with the appropriate Governmental Authorities. None of the Company Registered IP has been adjudged invalid or unenforceable in whole or part and, to the Knowledge of Company, none of the Company Registered IP is invalid or unenforceable.

        (d)   Company and its Subsidiaries have taken reasonable steps to protect their rights in any Company IP owned by Company and its Subsidiaries and to protect any confidential information provided to them by any other Person under obligation of confidentiality. Without limitation of the foregoing, to the Knowledge of Company, Company and its Subsidiaries have not made available to any other Person any of their material trade secrets or other material confidential or proprietary information that they intended to maintain as confidential, except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials.

        (e)   Company and its Subsidiaries have obtained from all parties (including employees and current or former consultants and subcontractors) who to the Knowledge of Company have created any portion of, or otherwise who would have any rights in or to, any Necessary IP owned by Company and its Subsidiaries, valid and enforceable written assignments of any such work, invention, improvement or other rights to Company and its Subsidiaries. To the Knowledge of Company, no employee, consultant or former consultant of Company or any of its Subsidiaries has ever excluded any Intellectual Property from any written assignment executed by any such Person in connection with work performed for or on behalf of Company or any of its Subsidiaries. To the Knowledge of Company, all amounts payable by Company or any of its Subsidiaries to consultants and former consultants have been paid in full, other than current accounts payable that are not delinquent or are subject to a bona fide dispute.

        (f)    Schedule 4.20(f) of the Company Disclosure Schedule contains a complete and accurate list of (i) all third-party Intellectual Property (other than Third Party Software) sold with, incorporated into, distributed in connection with or used in the development of any Company Product that is currently sold, offered or made available by Company or its Subsidiaries (including any Company Product currently under development) and (ii) all other third-party Intellectual Property (other than Third Party Software) used or held for use for any purpose by Company or any of its Subsidiaries that is material to the business of Company and its Subsidiaries taken as a whole, but excluding any commercially available Software licensed by Company for a one-time fee of $50,000 or less or for which Company is obligated to pay $50,000 or less annually.

        (g)   Schedule 4.20(g) of the Company Disclosure Schedule contains a complete and accurate list of all Third Party Software, setting forth for each such item (i) the name and version of such item, (ii) the name of the owner and/or licensor of such item, (iii) all licenses and other agreements pursuant to which Company or any of its Subsidiaries holds rights to such item, and (iv) whether such item has been modified by or on behalf of Company or any of its Subsidiaries. Since January 1, 2011, neither Company nor any of its Subsidiaries has been subjected to an audit of any kind in connection with any license or other agreement pursuant to which Company or any of its Subsidiaries hold rights to any Third Party Software, nor received any notice of intent to conduct any such audit. To the Knowledge of Company, neither Company nor any Subsidiary has incorporated into any Company Product or otherwise accessed, used, modified or distributed any Third Party Software, in whole or in part, in a manner that may (A) require any Company IP owned by Company or its Subsidiaries to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (B) grant, or require Company or any of its Subsidiaries to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company IP owned by Company or its Subsidiaries, or (C) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company IP owned by Company or its Subsidiaries.

        (h)   Neither Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Necessary IP owned or purported to be owned by Company or any of its Subsidiaries to any other Person.

        (i)    None of Company's or any of its Subsidiaries' agreements that are in force as of the date of this Agreement (including any agreement for the performance of professional services by or on the behalf of Company or any of its Subsidiaries) confers upon any Person other than Company or any of its Subsidiaries any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property developed or delivered in connection with such agreement.

        (j)    To the Knowledge of Company, the IT Assets operate and perform in all material respects in a manner that is reasonably expected to permit Company and each of its Subsidiaries to conduct their respective businesses as currently conducted and, to the Knowledge of Company, no Person has gained unauthorized access to or otherwise interfered with the operation of any IT Asset in a manner which has had a material adverse effect on Company or its Subsidiary. To the Knowledge of Company, in all matters related to the business of Company and its Subsidiaries, Company and each of its Subsidiaries has implemented and followed reasonable security, backup and disaster recovery processes consistent with applicable industry practices.

        Section 4.21.    Properties.

        (a)   (i) Company and each of its Subsidiaries has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all material real properties and material tangible assets necessary for the conduct of their respective businesses and (ii) all such material assets and real properties, other than assets and real properties in which Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

        (b)   Neither Company nor its Subsidiary owns any real property. Schedule 4.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by Company or any of its Subsidiaries in respect of which Company or any of its Subsidiaries has annual rental obligations of $25,000 or more (each, a "Leased Real Property"), (ii) the address for each Leased Real Property, and (iii) current rent amounts payable by Company or its Subsidiaries related to such Leased Real Property. To the Knowledge of Company, all of the leases, subleases and other agreements (each, a "Lease Agreement") governing the Leased Real Property are valid, binding and in full force and effect, and neither Company nor its Subsidiary is in material default under any such Lease Agreement. True and correct copies of such Lease Agreements as currently in effect have been delivered or made available to Parent or its Representatives.

        Section 4.22.    Inventory.     Neither Company nor any of its Subsidiaries is in possession of any material inventory not owned by Company or one of its Subsidiaries, other than goods or products sold to Company or its Subsidiaries on credit terms or provided to Company or its Subsidiaries for sale on a consignment or similar basis.

        Section 4.23.    Interested Party Transactions.     (i) Neither Company nor any of its Subsidiaries is a party to any transaction or agreement with any Affiliate or Company stockholder that to the Knowledge of Company beneficially owns 5% or more of the outstanding Company Common Stock, or any director or Executive Officer of Company or, to the Knowledge of Company, any Affiliate of any such owner, Executive Officer or director, other than as disclosed in the Company SEC Filings or in Schedule 4.23 of the Company Disclosure Schedule, and (ii) to the Knowledge of Company, and except as set forth on Schedule 4.23 of the Company Disclosure Schedule, no event has occurred since the Company Balance Sheet Date that as of the date hereof would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.24.    Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws.

        (a)   To the Knowledge of Company, Company and its Subsidiaries are in compliance in all material respects with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

        (b)   To the Knowledge of Company, neither Company nor any of its Subsidiaries nor any director, officer, agent or employee of Company or any of its Subsidiaries has, at the direction of or on behalf of Company or any of its Subsidiaries, offered or given anything of value in violation of applicable anti-corruption laws to: (i) any official, employee or representative of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (ii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official, employee or representative of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) improperly influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) improperly inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist in obtaining or retaining business or to secure an improper business advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Company or any of its Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage.

        (c)   To the Knowledge of Company, (i) there have been no false or fictitious entries made in the books or records of Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and (ii) neither Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

        Section 4.25.    Fees and Expenses.

        (a)   Except for the financial or other advisors and legal counsel to the Company or its Representatives (including the Special Committee) who will be paid customary fees for their advice and work (in amounts anticipated to be reasonably consistent with the amounts estimated in Schedule 4.25(b) of the Company Disclosure Schedule), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who is entitled to any banking, broker's, finder's or similar fee or commission from Company or its Subsidiary in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        (b)   Company does not anticipate that the fees and expenses of its accountants, brokers, financial or other advisors, consultants, legal counsel and other Persons retained by Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, incurred or to be incurred in connection with this Agreement and the transactions contemplated by this Agreement will materially exceed the aggregate anticipated fees and expenses set forth in Schedule 4.25(b) of the Company Disclosure Schedule.

        Section 4.26.    Opinion of Financial Advisor.     The Special Committee and the Company Board has received from the Special Committee's advisor, Imperial Capital, LLC, a written opinion (or an oral opinion to be confirmed in writing), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the matters and limitations set forth therein, the Per Share Amount to be received in the Merger by the holders of Company Common Stock (other than the Excluded Holders) is fair, from a financial point of view, to such holders.

        Section 4.27.    Antitakeover Statute; No Rights Plan.

        (a)   Assuming the accuracy of the representation and warranty set forth in Section 5.08 hereof, Company and Company Board have taken or will take all action necessary to exempt the Merger, this Agreement, the Voting Agreements and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of Delaware Law. To the Knowledge of Company, no other "control share acquisition," "fair price," "moratorium" or other antitakeover Applicable Law applies to the Merger, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby.

        (b)   As of the date hereof, Company has no rights plan, "poison-pill" or other comparable agreement or arrangement in effect designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        Parent and Merger Subsidiary hereby jointly and severally represent and warrant to Company that:

        Section 5.01.    Corporate Existence and Power.     Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned subsidiary of Parent. Each of Parent and Merger Subsidiary has all corporate powers required to own its properties and carry on its business as now conducted. Each of Parent and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Parent has heretofore delivered to Company complete and correct copies of the certificate of incorporation and bylaws of Parent and Merger Subsidiary as currently in effect. Parent owns of record and beneficially 100% of the equity or other ownership interests in Merger Subsidiary. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

        Section 5.02.    Corporate Authorization.     Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to and to perform its respective obligations hereunder. The board of directors of Parent has: (a) determined that this Agreement and the transactions contemplated by this Agreement are fair to and in the best interests of Parent and its stockholders; and (b) authorized and approved the execution, delivery and performance of this Agreement by Parent. The board of directors of Merger Subsidiary has: (i) approved and declared advisable this Agreement and the transactions contemplated hereby; (ii) determined that this Agreement and the transactions contemplated by this Agreement (including the Merger) are fair to and in the best interests of Merger Subsidiary and of Parent as its sole stockholder; and (iii) resolved to recommend that Parent as the sole stockholder of Merger Subsidiary adopt this Agreement. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the performance by Parent and Merger Subsidiary of their respective obligations hereunder have been duly authorized by all necessary corporate and shareholder action on the part of Parent and Merger Subsidiary, other than, with respect to the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Subsidiary (which Parent hereby covenants shall occur immediately following the execution and delivery hereof) and the filing of the Certificate of Merger as required by the Delaware Law. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity.

        Section 5.03.    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iii) any actions or filings the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect.

        Section 5.04.    Non-contravention.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of their respective obligations hereunder do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational or governing documents of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent, Merger Subsidiary or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, with such exceptions, in the case of each of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to result in a Buyer Material Adverse Effect.

        Section 5.05.    Disclosure Documents.     None of the information provided to Company or its Representatives by or on behalf of Parent specifically for inclusion in the Proxy Statement or any amendment or supplement thereto will, at the time so provided or at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Company or at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Schedule 13E-3 Transaction Statement (together with any amendments thereof or supplements thereto, the "Schedule 13E-3") to be prepared and filed by Parent and the other applicable Excluded Holders pursuant to Section 6.03 will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Schedule 13E-3 or any amendment or supplement thereto is first distributed to stockholders of Company, and at the time such stockholders vote on adoption of this Agreement, the Schedule 13E-3, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, that notwithstanding the foregoing, none of the representations and warranties contained in this Section 5.05 will be deemed to apply to statements or omissions included in Schedule 13E-3 based upon information furnished to Parent by or on behalf of Company expressly for inclusion therein.

        Section 5.06.    Litigation.     As of the date hereof, there is no Proceeding pending against or to the Knowledge of Parent, threatened against, Parent or any Subsidiary or any of their respective Affiliates, owners, principals or financing sources, that would reasonably be expected to result in any Buyer Material Adverse Effect. Neither Parent nor Merger Subsidiary nor any of their respective Affiliates, owners, principals or financing sources (including the Investors, as defined in the Commitment Letter), is subject to any Order that would, individually or in the aggregate, reasonably be expected to result in any Buyer Material Adverse Effect.

        Section 5.07.    Financing.     As of the date hereof and at the Closing, Parent has and will have sufficient cash to pay the aggregate Merger Consideration and to timely and fully perform its obligations under this Agreement, and Parent will cause and direct Merger Subsidiary to (and will timely provide Merger Subsidiary all necessary financing to permit Merger Subsidiary to) timely and fully perform its obligations under this Agreement. There are no liabilities or obligations of Parent or Merger Subsidiary nor any of their respective Affiliates, owners, principals or financing sources (including the Investors, as defined in the Commitment Letter), of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, which reasonably could result in a Buyer Material Adverse Effect. Parent has delivered to Company true, correct and complete copies of (a) the executed Commitment Letter, in which the Investors (as defined therein) commit to invest, subject to the terms and conditions therein, cash in the aggregate amounts set forth therein (the "Financing"), for the purposes of financing the transactions contemplated by this Agreement and to pay related fees and expenses, and (b) the executed Guarantee, pursuant to which the Investors (as defined in the Commitment Letter) agree to guarantee the obligations of Parent, Merger Subsidiary and the Surviving Corporation under the Merger Agreement, subject to the terms and conditions set forth therein (the documents described in clauses (a) and (b), the "Financing Documents"). None of the Financing Documents has been amended or modified prior to the date of this Agreement, and as of the date of this Agreement, no such amendment or modification is pending or contemplated. As of the date of this Agreement, the respective obligations and commitments contained in the Financing Documents have not been challenged, withdrawn or rescinded in any respect and are enforceable in accordance with their respective terms against the parties thereto (including by the Company as a third party beneficiary thereof). There are no side letters or other agreements (whether written or oral) to which Parent, Merger Sub or any of their Affiliates is a party that relate to the funding or investing, as applicable, of the Financing or to the Guarantee that could affect the availability of the Financing or the validity or availability of the Guarantee, or which include conditions precedent to the obligations of the parties thereunder. Parent has fully paid or caused to be fully paid any and all payable in connection with the Financing Documents, if any, the Financing Documents are and at all times will remain in full force and effect in accordance with their terms, and the Financing Documents are the legal, valid, binding and enforceable obligations of each of the parties thereto, enforceable by such parties and by the Company as a third party beneficiary thereof. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing or the timely and full performance of the Guarantee as and when required, other than as expressly set forth in the Commitment Letter and Guarantee, respectively. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a default or breach on the part of any party thereto under any of the Financing Documents. As of the date hereof, Parent has no reason to believe that, and no facts or circumstances exist that suggest, any of the conditions to the Financing will not be satisfied or any party to any Financing Document will not timely and fully perform its obligations thereunder.

        Section 5.08.    No Ownership.     Neither Parent nor Merger Subsidiary nor any of their respective Affiliates beneficially owns any shares of Company Common Stock. Neither Parent nor any of its Affiliates is an "interested stockholder" (as such term is defined in Section 203 of the Delaware Law) of Company.

        Section 5.09.    Parent and Merger Subsidiary Capitalization.     As of the date hereof, and as of the Closing Date (including, after giving effect to any contribution of Company Common Stock to Parent pursuant to the Contribution Agreements), the capitalization of Parent and Merger Subsidiary (and the identities and ownership percentages of the beneficial owners of all equity, voting or other ownership or other interests in or to Parent and Merger Subsidiary) are and will be as set forth on Schedule 5.09 attached.

        Section 5.10.    Solvency.     Assuming (a) satisfaction or valid waiver (to the extent permitted hereunder) of the conditions to Parent's and Merger Subsidiary's obligation to consummate the Merger, (b) payment of all amounts required to be paid by the respective parties in connection with or as a result of the consummation of the transactions contemplated by this Agreement, and (c) payment of all related fees and expenses of the respective parties relating to the transactions contemplated by this Agreement (including any fees, if any, relating to the financing contemplated by the Commitment Letter), each of Parent and the Surviving Corporation and its Subsidiaries, individually and taken as a whole, will be Solvent both as of the Effective Time and immediately after (and after giving effect to) the consummation of the transactions contemplated by this Agreement and the payment of all amounts described in clauses (b) and (c) above.

        Section 5.11.    Independent Review; Non-Reliance.     Parent and Merger Subsidiary acknowledge and agree that they have conducted their own independent review and analysis of the business, assets, condition and operations of the Company and its Subsidiaries. In connection with entering into this Agreement, Parent and Merger Subsidiary have relied solely and exclusively upon its own investigation and analysis of the Company and its Subsidiaries. and the representations and warranties, covenants and agreements of the Company contained in this Agreement.

        Section 5.12.    No Other Company Representations and Warranties.     Except for the representations and warranties of Company set forth in Article 4 hereof, Parent and Merger Subsidiary hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective Representatives, nor any other Person, has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or operations, including with respect to any information delivered or made available to Parent or Merger Subsidiary or their respective Representatives.

        Section 5.13.    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Subsidiary or their respective Affiliates or Representatives.

        Section 5.14.    Full Access.     Parent and Merger Subsidiary acknowledge that, to their knowledge, Company or its Representatives have delivered or made available to Parent, Merger Subsidiary or their Representatives substantially all of the books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries that they have requested to review, and Parent, Merger Subsidiary or their Representatives have had full opportunity to meet with the management of the Company and its Subsidiary to discuss and to receive answers to all of their questions regarding the businesses, assets and potential prospects of the Company and its Subsidiaries.

        Section 5.15.    Absence of Certain Agreements.     As of the date of this Agreement, there are no Contracts to which any of Parent, Merger Subsidiary, or any of their respective Affiliates is party (a) pursuant to which any stockholder of Company (other than the parties to the Contribution Agreements) would be entitled to receive consideration of a different amount or nature than the Per Share Amount or pursuant to which (other than pursuant to the Voting Agreements) any stockholder of the Company agrees to vote to adopt or approve or otherwise to support this Agreement or the Merger or agrees to vote against any Acquisition Proposal or (b) pursuant to which any member of the Company's board of directors or any current employee of the Company or any of its Subsidiaries (i) has agreed to (x) remain as an employee of the Company or any of its Subsidiaries following the Effective Time (other than pursuant to any currently existing employment contracts with Company or any of its Subsidiaries), (y) contribute, transfer, roll over or purchase any shares of Company Common Stock or Company Options to Company or any of its Subsidiaries or Parent or any of its Affiliates (other than the parties to the Contribution Agreements) or (z) receive any capital stock of the Company or any of its Subsidiaries (other than pursuant to any existing employment contracts with the Company or any of its Subsidiaries) or Parent, or (ii) otherwise is entitled to any material benefits in connection with or as a result of this Agreement or the Merger.

ARTICLE 6

COVENANTS

        Section 6.01.    Conduct of Company.     Except (w) for matters expressly permitted or contemplated by this Agreement , (x) as set forth in Schedule 6.01 of the Company Disclosure Schedule, (y) as required by Applicable Law or (z) with the prior written consent of Parent (not to be unreasonably conditioned, delayed or withheld), from the date of this Agreement until the Effective Time, Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and shall use its commercially reasonable efforts to (i) preserve its Company Registered IP, business organization and material assets (but not precluding any sales of Company Products in the ordinary course), (ii) keep available the services of its current Executive Officers, (iii) maintain in effect its material Governmental Authorizations and (iv) maintain satisfactory relationships with its key suppliers, distributors and others having material business relationships with Company. Without limiting the generality of the foregoing, but subject to the exceptions in clauses (w) through (z) above, Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (not to be unreasonably conditioned, delayed or withheld):

          (a)   amend Company's or any of its Subsidiaries' certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise), other than to effect a reverse stock split;

          (b)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of Company to its parent and except for distributions resulting from the vesting or exercise of Company Compensatory Awards, (ii) split, combine or reclassify any capital stock of Company or any of its Subsidiaries (it being acknowledged that Company is contemplating a reverse stock split and any actions in preparation therefor or the consummation thereof shall not require any consent of Parent or be deemed a violation of this Agreement), (iii) except as otherwise provided in Section 6.01(c) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Company or any of its Subsidiaries, (iv) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of Company Common Stock by Company in satisfaction of the applicable exercise price and/or withholding taxes with respect to the exercise of Company Compensatory Awards, deemed acquisitions resulting from the forfeiture of Company Options or Company Restricted Stock Awards, or as permitted or required pursuant to any Contracts in effect as of the date hereof, or (v) amend, modify or change any term of any Indebtedness of Company or any of its Subsidiaries outstanding as of the date hereof in any material respect, other than changes in the terms of trade or accounts payable or other changes that are economically favorable to Company or its Subsidiary;

          (c)   (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Compensation Awards or pursuant to Contracts that are outstanding on the date of this Agreement in accordance with their terms as in effect on the date of this Agreement, or (ii) amend any term of any Company Security or any Company Subsidiary Security in any material respect, other than as required or permitted hereunder;

          (d)   adopt a plan or agreement of, or resolutions providing for or authorizing, a complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization involving Company or any of its Subsidiaries;

          (e)   make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $50,000 in the aggregate in any fiscal quarter, other than purchases of inventory or the manufacture or purchase of Company Products;

          (f)    acquire (i) any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or (ii) any other material assets (other than assets and inventory acquired in the ordinary course of business consistent with past practice or as otherwise excepted hereunder);

          (g)   sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any Company Registered IP, material assets or material properties, except (i) pursuant to existing Contracts or commitments, (ii) sales of used, obsolete or non-essential equipment, (iii) Permitted Liens, and (iv) sales of inventory and Company Products in the ordinary course of business;

          (h)   (i) hire or engage any employees, consultants or contractors, other than hiring replacement employees, consultants or contractors in the ordinary course following the termination or resignation of current employees, consultants or contractors and other than the addition of directors to the Board of Directors of Company or its Subsidiaries; (ii) induce or encourage any employees, consultants or contractors to resign from Company or any of its Subsidiaries, other than for performance-based reasons or as part of a planned reduction in force measure; (iii) promote any employees, or transfer any employees, or change the employment status or titles or terms of employment of any employees other than in the ordinary course or as contemplated above; (iv) materially increase the salary or other compensation (of any type or form) payable or to become payable by Company or any of its Subsidiaries to any of their employees, consultants, contractors, or advisors, other than ordinary course cost of living or similar increases or increases required under the terms of employment in effect as of the date hereof; (v) form, create, adopt or issue any new, or modify any existing, salary, bonus, commission, severance, equity compensation or other equity arrangement or any other compensatory arrangement with any such Person (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan) or modify or waive any of the terms or conditions thereof or the performance or other criteria or conditions to payment or earning thereof, other than ordinary course cost of living adjustments or as required under the terms of employment in effect as of the date hereof; (vi) reprice any right to acquire Company Securities or Company Subsidiary Securities or amend or accelerate or waive any vesting terms related to any award of, or award with respect to, any Company Securities or Company Subsidiary Securities held by any such Person, other than as required or permitted under the terms applicable to such Company Securities or Company Subsidiary Securities as of the date hereof, or (v) declare, pay, commit to, approve, or undertake any obligation of any other kind for the payment by Company or any of its Subsidiaries of a bonus, commission or other additional salary, compensation or employee benefits to any employee, consultant or contractor, (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan), except to the extent required by Contracts outstanding as of the date hereof;

          (i)    (i) write-down any of its material assets, including any Company IP, unless required or permitted by GAAP or based upon the advice of Company's independent auditor, or (ii) make any material change in any method of financial accounting principles, method or practices, in each case except for any such change required or permitted by GAAP or Applicable Law, including Regulation S-X under the Exchange Act;

          (j)    (i) repurchase, prepay or incur any material Indebtedness outside of the ordinary course of business, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of Company or any of its Subsidiaries, enter into any "keep well" or other Contract to maintain the financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (in each case other than (A) in connection with the financing of ordinary course trade or accounts payables or (B) Indebtedness relating to trade or accounts payables in the ordinary course of business consistent with past practice), or (ii) make any material loans, advances or capital contributions to, or investments in, any other Person (other than (A) Company or any of its Subsidiaries or (B) purchase orders, accounts receivable and extensions of credit in the ordinary course of business, and advances or reimbursements of expenses to employees, in each case in the ordinary course of business);

          (k)   agree to any exclusivity, non-competition, most favored nation, or similar provision or covenant materially and adversely restricting Company, any of its Subsidiaries or the Surviving Corporation from competing in any line of business against any Person or in any territory, other than renewals or extensions of such provisions or covenants under currently existing arrangements or to the extent required as a condition of purchasing or selling specific Company Products;

          (l)    enter into any Contract, or relinquish or terminate any Contract or other right, in any individual case with an annual value in excess of $50,000 or with a value over the life of the Contract in excess of $150,000, other than entering into non-exclusive distribution, marketing or other agreements in the ordinary course of business consistent with past practice and that are terminable without material penalty within twelve months;

          (m)  make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file any material claim for Tax refunds, enter into any closing agreement with respect to material Taxes, settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund or material reduction in Tax liability, except as required by Applicable Law or based on the advice of the Company's independent auditor;

          (n)   (i) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $50,000 in any individual case, other than (A) as described in the Company Disclosure Schedule or as required by Contracts or agreements in principle in effect on the date of this Agreement, (B) claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (C) claims, liabilities or obligations incurred since the Company Balance Sheet Date in the ordinary course of business, provided that, in the case of each of clause (A), (B) or (C), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Surviving Corporation following the Effective Time, (ii) waive, relinquish, release, grant, transfer or assign any right with a value of more than $50,000 in any individual case, except as required by Applicable Law or Order or in the ordinary course of business, and excluding in any case any assignments or transfers relating to collection activities or any commercial accommodations, settlements or compromises with suppliers of Company Products resulting from arm's-length commercial negotiations, or (iii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any material confidentiality, standstill or similar Contract to which a Third Party and the Company or any of its Subsidiaries is a party;

          (o)   other than in connection with ordinary course promotional activities, engage in (i) extraordinary collection practices intended to materially accelerate collections of receivables that would otherwise be expected (based on past practice and the payment terms thereof) to be collected following the Effective Time or (ii) any practice intended to postpone to after the Effective Time any material payments by Company or any of its Subsidiaries that would otherwise become due and payable (based on past practice and the applicable payment terms) prior to the Effective Time, in each case in a manner that is materially inconsistent with past practices; or

          (p)   authorize, commit or agree to take any of the foregoing actions.

        Section 6.02.    Go Shop; No Solicitation.

        (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on or before the fifth Business Day following the execution of this Agreement and continuing until 11:59 p.m. (New York City time) on June 24, 2012, Company and its Representatives shall have the right to, directly or indirectly, (i) initiate, solicit and encourage, whether publicly or otherwise, Acquisition Proposals, or inquiries, proposals or offers or other efforts or attempts that could lead to an Acquisition Proposal, including, by way of providing access to non-public information to any Person pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement (provided that any non-public information provided to such Persons not previously delivered or made available to Parent or its Representatives shall be provided to Parent promptly following the time it is provided to such Persons); and (ii) enter into, engage in and maintain discussions or negotiations with respect to Acquisition Proposals, or inquiries, proposals or offers or other efforts or attempts that could lead to an Acquisition Proposal, including through the waiver or release by the Company, at its sole discretion, of any preexisting standstill or similar agreements with any Person to permit such Person to make or amend an Acquisition Proposal, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, attempts, discussions or negotiations.

        (b)   Except as permitted by Sections 6.02(c) and 6.02(d), from 12:00 a.m. (New York City time) on June 25, 2012 (the "No-Shop Period Start Date"), until the Effective Time or, if earlier, the termination of this Agreement, Company shall not, nor shall it authorize or knowingly permit its Subsidiaries or Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage or assist (including by way of furnishing information) the submission by any third party of an Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to an Acquisition Proposal, or (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding an Acquisition Proposal, or provide any information or data to any Person relating to the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal. At 12:00 a.m. on the No-Shop Period Start Date, except as permitted by Sections 6.02(c) and 6.02(d), Company shall, and shall cause each of its Subsidiaries and the Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted prior thereto with respect to any Acquisition Proposal.

        (c)   Notwithstanding anything to the contrary set forth in Section 6.02(b), during the period commencing on the No-Shop Period Start Date and continuing until the earlier of the termination of this Agreement and the receipt of the Stockholder Approval, the Company and its Representatives may (i) provide information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal, if the Person so requesting such information executes an Acceptable Confidentiality Agreement (provided, that any non-public information provided to such Person not previously delivered or made available to Parent or its Representatives shall be provided to Parent promptly following the time it is provided to such Person), and (ii) engage in negotiations or discussions with any Person who has made a bona fide written Acquisition Proposal, if in each such case, such Acquisition Proposal did not result from a material breach of this Section 6.02 and the Special Committee or the Company Board determines in good faith (A) after consultation with outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the Company directors' fiduciary duties under Applicable Law, and (B) such Acquisition Proposal constitutes a Superior Proposal or could reasonably result in a Superior Proposal.

        (d)   Notwithstanding anything to the contrary set forth in Section 6.02(b) or 6.02(c), following the No-Shop Period Start Date and until 11:59 p.m. (New York City time) on July 9, 2012 (the "Cut-Off Date"), the Company and its Representatives may continue to engage in the activities described in Section 6.02(a) with respect to each Exempted Person, including with respect to any amended Acquisition Proposal submitted by an Exempted Person.

        (e)   From and after the No-Shop Period Start Date (and, with respect to any Exempted Person, from and after the Cut-Off Date), Company shall promptly (and in any event within 24 hours of receipt) advise Parent in writing if the Company or any of its Subsidiaries or, to its Knowledge, its Representatives receives (i) any inquiry or request for information, discussion or negotiation that is reasonably likely to lead to an Acquisition Proposal, or (ii) any proposal or offer that is or is reasonably likely to lead to an Acquisition Proposal, in each case together with the material terms and conditions of such inquiry, request, proposal or offer, the identity of the Person making any such inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person. Company shall keep Parent informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within 24 hours after the occurrence of any material amendment or modification) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any material written inquiries, correspondence and draft documentation.

        (f)    Except as set forth in Section 6.02(g), neither the Company Board nor any committee thereof (including the Special Committee) shall:

          (i)    withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger or fail to include the Company Recommendation in the Proxy Statement, or adopt, approve or recommend to propose to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal;

          (ii)   take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer involving Company made by a Third Party, other than a recommendation against such offer or a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act (it being understood that the Special Committee and the Company Board may refrain from taking a position with respect to an Acquisition Proposal until the close of business as of the tenth (10th) Business Day after the commencement of a tender offer or exchange offer in connection with such Acquisition Proposal pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse modification of the Company Recommendation) (each action set forth in paragraph 6.02(f)(i) above and any public recommendation that the Company stockholders accept a tender offer or exchange offer by a Third Party described in this paragraph (ii), an "Adverse Recommendation Change");

          (iii)  cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement or a letter of intent or agreement in principle with respect thereto (other than an Acceptable Confidentiality Agreement) (an "Alternative Acquisition Agreement") relating to any Acquisition Proposal; or

          (iv)  take action pursuant to Section 8.01(d)(i).

        (g)   Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, but not after, the Special Committee or the Company Board may, if the Special Committee or the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under Applicable Law, (I) effect an Adverse Recommendation Change in response to a Superior Proposal or an Intervening Event or (II) solely in response to a Superior Proposal received after the date hereof and that did not result from a material breach of this Section 6.02, take action pursuant to Section 8.01(d)(i); provided, that: (A) the Company shall have provided prior written notice to Parent, at least seventy-two hours in advance, of its intention to effect an Adverse Recommendation Change or to take action pursuant to Section 8.01(d)(i), which notice shall, if applicable, specify the identity of the party making a Superior Proposal and the material terms thereof (including copies of all proposed transaction documents); (B) after providing such notice and prior to effecting such Change of Recommendation or taking such action pursuant to Section 8.01(d)(i) , Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company not to effect an Adverse Recommendation Change or take the proposed action pursuant to Section 8.01(d)(i) , and (C) the Special Committee and the Company Board shall have considered in good faith any changes to this Agreement offered in writing by Parent in a manner that would form a binding contract if accepted by the Company and shall have determined that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, even if Parent's proposed changes were to be given effect and, in the case of a Superior Proposal, that such Superior Proposal would continue to constitute a Superior Proposal even if Parent's proposed changes were to be given effect. If Parent proposes changes to this Agreement pursuant to this Section 6.02(g) and as a result thereof the Special Committee and the Company Board no longer consider the Superior Proposal to be a Superior Proposal, and thereafter material revisions are proposed to the Superior Proposal such that the Special Committee or the Company Board again determines in good faith that the failure to make an Adverse Recommendation Change or terminate this Agreement, as applicable, would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law, Company shall be required to deliver a new written notice to Parent at least seventy-two hours in advance before Company may make the Adverse Recommendation Change or take action pursuant to Section 8.01(d)(i); otherwise comply with the applicable requirements of this Section 6.02(g).

        (h)   Nothing contained in this Section 6.02 or elsewhere in this Agreement shall prevent the Special Committee or the Company Board from complying with Rule 14d-9 and Rule 14e-2(a) or Item 1012 of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal or from making any legally required disclosures to stockholders (including, without limitation, any "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act).

        Section 6.03.    Stockholder Meeting.

        (a)   As promptly as reasonably practicable following the date of this Agreement (but no later than the twenty-fifth (25th) Business Day following the date hereof), (i) Company shall prepare and file with the SEC the Proxy Statement with respect to a meeting of holders of Company Common Stock to vote to adopt this Agreement (the "Stockholders Meeting"); in consultation with Parent, set a record date for the Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith; and (ii) Parent and the other Excluded Persons will prepare and file with the SEC concurrently with the filing of the Proxy Statement, the Schedule 13E-3. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement, and the Company and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 13E-3 prior to the filing thereof with the SEC and each party shall consider in good faith any comments reasonably proposed by the other. Parent shall furnish to Company all information regarding Parent and its Affiliates that may be required (pursuant to the Exchange Act and other Applicable Law) to be set forth in the Proxy Statement and the Company shall furnish to Parent all information regarding Company and its affairs that is required to be included in the Schedule 13E-3. Company shall (to the extent required by Applicable Law): (i) promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC. Parent shall (to the extent required by Applicable Law): (A) promptly correct any information provided by it or any applicable Excluded Person for inclusion in the Proxy Statement or included by it in the Schedule 13E-3, to the extent that such information shall have become false or misleading in any material respect (and cooperate with Parent in connection with any amendment thereto required as a result of such corrected information), and (B) take all steps necessary to cause the Schedule 13E-3 as so corrected to be filed with the SEC and distributed to the Company stockholders if required by Applicable Law. Company shall promptly provide Parent and its counsel with a copy of any comments received by Company from the SEC with respect to the Proxy Statement and Parent shall promptly provide Company and its counsel with a copy of any comments received by Parent or any Excluded Person from the SEC with respect to the Schedule 13E-3. Parent and its counsel and the Company and its counsel shall be given a reasonable opportunity to review and comment upon the response to any comment letter and any amendment or supplement to the Proxy Statement and Schedule 13E-3, as applicable, prior to the filing thereof with the SEC, and the Company shall consider in good faith any comments reasonably proposed by Parent and vice versa.

        (b)   As promptly as reasonably practicable following the clearance of the Proxy Statement and Schedule 13E-3 by the SEC, Company shall (subject to Applicable Law and the requirements of its certificate of incorporation and bylaws and allowing for a reasonable period to solicit proxies with respect to the Stockholder Approval) take all action reasonably necessary to call and convene the Stockholders Meeting and to cause the Proxy Statement to be mailed to Company stockholders; provided, that notwithstanding anything to the contrary herein, Company shall not be obligated to mail the Proxy Statement to Company stockholders prior to the No-Shop Period Start Date (or, if Company is in discussions with an Exempted Person after the No-Shop Period Start Date, prior to the Cut-Off Date). Notwithstanding anything to the contrary contained in this Agreement, the Company may delay convening, postpone or adjourn the Stockholders Meeting if Company determines in good faith that the delay, postponement or adjournment of the Stockholders Meeting is necessary or appropriate in order to facilitate compliance with Applicable Law or compliance by the Special Committee or the Company Board with applicable fiduciary duties, or to enable Company to obtain the Stockholder Approval. Without limiting the generality of the foregoing, Company agrees that its obligations pursuant to the first sentence of this subparagraph (b) shall not be affected by the commencement, public proposal, public disclosure or communication to Company or any other Person of any Acquisition Proposal, unless the process described in Section 6.02(g) results therefrom, in which case Company's obligations shall be suspended until the resolution of such process unless an Adverse Recommendation Change or a termination of this Agreement results therefrom.

        (c)   Except as expressly contemplated or permitted by Sections 6.02 or 6.03, and subject to Section 6.03(d) below, the Special Committee and the Company Board shall recommend adoption of this Agreement by the Company stockholders (the "Company Recommendation"), and include such Company Recommendation in the Proxy Statement, and Company shall take all lawful action to solicit such adoption and approval.

        (d)   Notwithstanding the foregoing or anything to the contrary herein, Company shall not be obligated to prepare or file the Proxy Statement or any amendments thereto, nor to distribute the Proxy Statement or solicit votes from Company stockholders pursuant to the Proxy Statement, nor convene and hold the Stockholder Meeting, from and after the date of any Adverse Recommendation Change or any action taken pursuant to Section 8.01(d)(i).

        Section 6.04.    Access to Information.     From the date hereof until the Effective Time, Company shall (i) give to Parent and its Representatives reasonable access to the offices, properties, books, records, Contracts, Governmental Authorizations, documents, and Executive Officers of Company and its Subsidiaries during normal business hours, (ii) furnish to Parent and its Representatives such financial, Tax and operating data and other information as such Persons may reasonably request, and (iii) instruct its Representatives to reasonably cooperate with Parent and its Representatives in connection with such matters; provided, however, that Company may restrict the foregoing access to the extent that (A) any Applicable Law requires Company to restrict or prohibit access to any such properties or information, (B) the information is subject to confidentiality obligations or duties owed to any Third Party, (C) such disclosure would result in disclosure of any proprietary information or trade secrets of any Third Party, or (D) such disclosure reasonably could, based on the advice of Company's counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Company.

        Section 6.05.    Notice of Certain Events.

        (a)   Between the date of this Agreement and the Effective Time, subject to any restrictions under Applicable Law or Contract, the Executive Officers of the Company, including but not limited to the Chief Executive Officer of Company, shall keep Parent reasonably informed as to the status of the Company and its Subsidiaries, the results of their operations and other matters reasonably requested by Parent; provided, no such information shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        (b)   Company shall promptly notify Parent of:

          (i)    any written notice from any Person alleging that the consent of such Person is required to consummate the Merger;

          (ii)   any material notice or other material written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

          (iii)  any material Proceeding commenced against or, to the Knowledge of Company, threatened against Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed by Company pursuant to Sections 4.12, 4.13, 4.15, or 4.16, as the case may be, or that reasonably would prevent or materially delay the consummation of the Merger;

          (iv)  any notice or other communication from any Major Customer or Major Supplier that such Major Customer or Major Supplier is terminating its relationship with Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement; and

          (v)   any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that is reasonably likely to cause the conditions set forth in Section 7.01 or 7.02 not to be satisfied.

        (c)   Between the date of this Agreement and the Effective Time, Parent shall promptly notify Company of:

          (i)    any written notice from any Person alleging that the consent of such Person is required to consummate the Merger;

          (ii)   any material notice or other material written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

          (iii)  any material Proceeding commenced against or, to the Knowledge of Company, threatened against Parent, Merger Subsidiary, any party to the Equity Commitment or Guarantee, or any Affiliate of the foregoing that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement, or that reasonably would prevent or materially delay the consummation of the Merger; and

          (iv)  any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that is reasonably likely to cause the conditions set forth in Section 7.01 or 7.03 not to be satisfied.

        Section 6.06.    401(k) Plans.     Unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, effective as of the day immediately preceding the Effective Time, (i) Company and each Subsidiary thereof shall take all actions necessary to effect the termination of any and all Company Employee Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, and (ii) no Company employee shall have any right thereafter to contribute any amounts to any Company Employee Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code. Company shall provide Parent with evidence that each such Company Employee Plan has been terminated, upon request.

        Section 6.07.    State Takeover Laws.     For so long as this Agreement is in effect and provided a Superior Proposal has not then been submitted to the Company and not withdrawn, if any "control share acquisition," "fair price," "moratorium" or other anti-takeover Applicable Law becomes or is deemed to be applicable to Company, Parent, Merger Subsidiary, the Merger, the Voting Agreements or any other transaction contemplated by this Agreement, then each of Company, Parent, Merger Subsidiary, and their respective boards of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

        Section 6.08.    Obligations of Merger Subsidiary.     Parent shall ensure that Merger Subsidiary and (from and after the Effective Time) the Surviving Corporation duly performs, satisfies and discharges on a timely basis its covenants, obligations and liabilities under this Agreement, and Parent shall be jointly and severally liable with Merger Subsidiary and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities and for any remedies resulting from any breach or non-compliance with the same. Without limiting the foregoing, Parent and Merger Subsidiary shall diligently and specifically enforce the terms of the Commitment Letter in accordance with its terms to ensure all funds required to complete the Merger and the other transactions contemplated hereby are available at or prior to the Effective Time.

        Section 6.09.    Voting of Shares.     Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries, if any, in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted all of the shares of Merger Subsidiary in favor of adoption of this Agreement immediately following the date hereof, and shall not thereafter rescind or revoke such approval.

        Section 6.10.    Director and Officer Liability.

        (a)   For at least six (6) years after the Effective Time, Parent and the Surviving Corporation shall cause to be maintained and in effect for the benefit of the Indemnified Parties (as defined below), directors' and officers' liability insurance coverage for each such person, with respect to claims arising from acts, omissions, facts or circumstances in existence as of or prior to the Effective Time (including, in respect of the Merger and the other transactions contemplated by this Agreement), and on terms and with the scope and amount of coverage no less favorable to such Indemnified Parties than those in the Company's and its Subsidiaries' directors and officers' insurance policies in effect on the date hereof; provided that in satisfying its obligation under this Section 6.10(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 175% of the aggregate annual premiums payable for Company's and its Subsidiaries' current policies in effect as of the date of this Agreement (the "Current Premium"), which amount is set forth in Schedule 6.10(a) of the Company Disclosure Schedule, and if such premiums for such insurance would at any time exceed 175% of the Current Premium, then Parent and the Surviving Corporation shall cause to be maintained policies of insurance that provide the maximum coverage available at an annual premium equal to 175% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid "tail" or "runoff" policies are obtained prior to the Effective Time (and which Company may obtain prior to the Effective Time notwithstanding any restrictions otherwise set forth in this Agreement, other than the restrictions set forth in the proviso at the end of this sentence), if such policies provide such Indemnified Parties with coverage for an aggregate period of at least six (6) years after the Effective Time on terms and with the scope and amount of coverage no less favorable to such Indemnified Parties than those in the Company's and its Subsidiaries' directors and officers' insurance policies in effect on the date hereof, with respect to claims arising from acts, omissions, facts or circumstances in existence as of or prior to the Effective Time, including, in respect of the Merger and the other transactions contemplated by this Agreement; provided, however, that neither Company nor any Subsidiary of Company shall pay more than 200% of the Current Premium for such prepaid "tail" or "runoff" policies without the prior written consent of Parent, not to be unreasonably conditioned, delayed or withheld. If such prepaid policies are obtained prior to the Effective Time, Parent and the Surviving Corporation shall maintain such policies in full force and effect for their full six (6) year term, and continue to honor all obligations thereunder necessary to maintain such policies in full force and effect, and if such prepaid policies are terminated prior to the sixth anniversary of the Effective Time for any reason, Parent and the Surviving Company shall jointly and severally be responsible for obtaining replacement insurance coverage that satisfies all requirements of this Section 6.10(a).

        (b)   The Surviving Corporation and Parent jointly and severally agree to from and after the Effective Time, fulfill and honor in all material respects any and all obligations of Company or its Subsidiaries (including any obligations to advance costs of defense) pursuant to: (i) each indemnification agreement set forth on Schedule 6.10(b) of the Company Disclosure Schedule between Company or any of its Subsidiaries and any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Company or any of its Subsidiaries (such current or former directors or officers, the "Indemnified Parties"); and (ii) any indemnification provision, advancement and any exculpation provision set forth in the certificate of incorporation or bylaws of Company or its applicable Subsidiaries as in effect as of the date of this Agreement; provided that such obligations shall be subject to any mandatory limitation imposed from time to time under Applicable Law. Without limiting the foregoing, the certificate of incorporation and bylaws of the Surviving Corporation and equivalent organizational documents of the Surviving Corporation's Subsidiaries shall contain equivalent provisions with respect to indemnification, advancement and exculpation from liability as are set forth in Company's certificate of incorporation and bylaws and equivalent organizational and governing documents of the Company's Subsidiaries on the date of this Agreement (with such changes as are necessary to make clear that those provisions shall apply equally to the Indemnified Parties as former directors and officers of the Surviving Corporation as they applied to Company and its Subsidiaries prior to the Effective Time), and, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, such provisions shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnified Party. If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to Company, the Surviving Corporation or Parent, as applicable, a written notice asserting a bona fide claim for indemnification pursuant to this Section 6.10(b) or 6.10(c) below, then the claim asserted in such notice and all indemnification, advancement and exculpation obligations with respect thereto, shall survive the sixth anniversary of the Effective Time and continue until such time as such claim is fully and finally resolved.

        (c)   Without limiting the provisions of Section 6.10(b), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent and the Surviving Corporation shall jointly and severally indemnify and hold harmless, to the fullest extent permitted by Applicable Law, each Indemnified Party from and against any costs, fees and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim or Proceeding, whether civil, criminal, administrative or investigative, to the extent such claim or Proceeding, arises out of or pertains to: (i) any action or omission or alleged action or omission in such Indemnified Party's capacity as a director or officer of Company or its Subsidiary (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or (ii) the Merger or any of the other transactions contemplated by this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable law, Parent and the Surviving Corporation jointly and severally agree to advance, prior to the final disposition of any claim, proceeding, investigation or inquiry for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Party therefor, all reasonable costs, fees and expenses (including reasonable attorneys' fees and investigation expenses) incurred by such Indemnified Party in connection with any such claim or Proceeding subject only to receipt of a written undertaking by such Indemnified Party, in form and substance reasonably acceptable to Parent, to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Party is not entitled to indemnification. In the event of any such claim or Proceeding: (A) the Surviving Corporation shall have the right to control the defense thereof from and after the Effective Time with counsel reasonably satisfactory to the applicable Indemnified Parties (it being understood that, by electing to control such defense, Parent and the Surviving Corporation shall be deemed to have waived any right to object to the Indemnified Party's entitlement to indemnification hereunder with respect thereto, and that in such event the Indemnified Party shall still be entitled to retain its own counsel at its own expense and participate in (but not control) such defense) and (B) if the Surviving Corporation decides not to assume such defense, Parent and the Surviving Corporation shall jointly and severally promptly pay or advance to the Indemnified Parties the fees, costs and expenses (including attorney's fees and costs) incurred in connection with such defense); provided, however, that no Indemnified Party shall be liable for any settlement effected without such Indemnified Party's consent, not to be unreasonably conditioned, delayed or withheld. Notwithstanding anything to the contrary contained in this Section 6.10(c) or elsewhere in this Agreement, Parent and the Surviving Corporation each agrees that it shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim or Proceeding for which indemnification may be sought under this Agreement, unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from all liability to others arising out of such claim or Proceeding.

        (d)   The obligations of Parent and the Surviving Corporation under this Section 6.10 shall not be terminated, amended, or modified in any manner so as to adversely affect any Indemnified Party or their respective successors, heirs and legal representatives without the express written consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.10 applies (including their successors, heirs and legal representatives) shall be intended and express third party beneficiaries of this Section 6.10, and this Section 6.10 shall be enforceable by such Indemnified Parties and their respective successors, heirs, and legal representatives and shall be binding on and enforceable against all successors and assigns of Parent and the Surviving Corporation).

        (e)   If Parent, the Surviving Corporation or any of their respective successors or assigns (i) is acquired by or consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such acquisition, consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, and as an express condition precedent to any such transaction, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations to the Indemnified Parties and their respective successors, heirs and legal representatives as set forth in this Section 6.10.

        Section 6.11.    Commercially Reasonable Efforts.

        (a)   Subject to the terms and conditions of this Agreement, Company and Parent shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement in accordance with its terms and conditions as soon as practicable after the date hereof, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all commercially reasonable steps as may be necessary to obtain any necessary Governmental Authorizations, or to avoid an action or other Proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of any required consents or waivers from, any Third Parties entitled to notice or required to consent to the transactions contemplated hereby, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger as soon as practicable after the date hereof and to fully carry out the purposes and intent of this Agreement.

        (b)   Without limiting the generality of anything contained in the other provisions of this Section 6.11, each party hereto shall take or cause to be taken the following actions: (i) the prompt use of commercially reasonable efforts to avoid the entry of any permanent, preliminary or temporary injunction or other Order that reasonably could restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, including the proffer (and agreement) by Parent of its willingness to (which may be conditioned on the occurrence of the Closing) sell or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, disposal and holding separate of, such assets, categories of assets or business or other segments of Company or its Subsidiaries if such action should be necessary to avoid, prevent, eliminate or remove the actual, anticipated or threatened (A) commencement of any Proceeding in any forum by any Governmental Authority or (B) issuance of any Order, in each case that would restrain, prevent, enjoin or otherwise prohibit consummation of the Merger; and (ii) the prompt use of commercially reasonable efforts, in the event that any permanent, preliminary or temporary Order is entered or issued, or becomes reasonably foreseeable or threatened to be entered or issued, in any Proceeding that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement, to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened Order so as to permit such consummation on the schedule contemplated by this Agreement; provided, that notwithstanding the foregoing, nothing contained in this Agreement shall be construed to require Parent to undertake any efforts or to take any action if the taking of such efforts or action is or would reasonably be expected to result (after giving effect to any reasonably expected proceeds of any divesture or sale of assets), individually or in the aggregate, in a material adverse effect to the business, assets, condition (financial or otherwise) or results of operations of Parent, the Surviving Corporation and their respective Subsidiaries, taken as a whole, following the consummation of the Merger.

        (c)   Subject to Applicable Law, Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, any Governmental Authority and (iii) promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. Neither Parent nor Company shall commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act, if applicable, without the prior written consent of the other. Notwithstanding anything to the contrary in this Section 6.11, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of Company and its Subsidiaries.

        (d)   Each of Parent and Merger Subsidiary agrees that, between the date of this Agreement and the Closing Date, each of Parent and Merger Subsidiary shall not, and shall ensure that none of their respective Subsidiaries or other Affiliates shall, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the consummation of the Merger or any other transaction contemplated hereby.

        Section 6.12.    Certain Filings.     Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement or the Schedule 13E-3 and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 6.13.    Public Announcements.     Parent and Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except no such consent shall be required for (i) any such release or announcement required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of Company or Parent, as applicable, are listed, or (ii) any such release or announcement by Company regarding an Adverse Recommendation Change or a termination of this Agreement pursuant to Section 8.01(d)(i).

        Section 6.14.    Further Assurances.     At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 6.15.    Section 16 Matters.     Prior to the Effective Time, Company may take such steps, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, with respect to any dispositions of equity securities of Company (including derivative securities with respect to equity securities of Company) as may be necessary or advisable to cause the dispositions of Company Common Stock or other Company Securities resulting from the transactions contemplated by this Agreement by officers or directors of Company to be exempt under Rule Section 16b-3 under the Exchange Act.

        Section 6.16.    Confidentiality.     Parent and Company hereby acknowledge and agree to continue to be bound by the Confidentiality Agreement, which agreement shall continue in full force and effect in accordance with its terms, notwithstanding the execution and delivery hereof.

        Section 6.17.    Litigation.     Company shall give Parent the opportunity to participate in (but not control) the defense of any Proceeding against Company and/or its directors and officers seeking to prevent or restrain the transactions contemplated by this Agreement (subject to any limitations under Applicable Law or necessary to preserve attorney-client or other legally recognized privileges) and will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding (not to be unreasonably withheld).

        Section 6.18.    Employee Matters.

        (a)   From and after the Closing Date, with respect to employees of Company or its Subsidiaries immediately before the Effective Time who continue employment with the Surviving Corporation or any Subsidiary of the Surviving Corporation following the Effective Time ("Continuing Employees"), Parent shall use reasonable efforts to cause the service of each such Continuing Employee with Company and its Subsidiaries prior to the Closing Date to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plans, if any) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their ERISA Affiliates, but not including any sabbatical or equity compensation plans, programs, agreements or arrangements (collectively, the "Parent Benefit Plans") in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

        (b)   From and after the Closing Date, with respect to each Parent Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) in which any Continuing Employee is or becomes eligible to participate, Parent shall use reasonable efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to such Continuing Employee's commencement of participation in such Parent Benefit Plan but, with respect to long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Parent's applicable insurance contracts in effect as of the Closing Date; provided, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.18(a) shall control; and (ii) provide each Continuing Employee and his or her eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

        (c)   Parent, Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.18 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any employees, former employees, any participant in any Company Employee Plan or any beneficiary thereof, or any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.18 shall be deemed to amend any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

        Section 6.19.    Financing Matters.

        (a)   Subject to the terms and conditions of this Agreement, each of Parent and Merger Subsidiary shall use its best efforts to obtain the Financing on the terms and conditions described in the Commitment Letter and to satisfy any conditions to the Financing as described in the Commitment Letter, and shall not permit any termination, amendment or modification to be made to, or any waiver of any provision under, or any replacement of, any Financing Documents if such termination, amendment, modification, waiver or replacement (A) reduces (or could have the effect of reducing) the aggregate amount of the Financing (B) imposes or could impose new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing, or otherwise expands, amends or modifies any other provision of the Financing Documents, in any manner that could (x) delay or prevent or reduce or make less likely the funding of the Financing (or satisfaction of any conditions to the Financing) on the Closing Date or (y) adversely impact the ability of Parent, Merger Subsidiary or the Company (as a third party beneficiary thereof), as applicable, to enforce its rights against any other parties to the Financing Documents.

        (b)   Each of Parent and Merger Subsidiary shall use its best efforts (i) to maintain in effect the Commitment Letter, (ii) to satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions to receipt of the Financing at the Closing set forth therein and, upon satisfaction of the conditions set forth in the Commitment Letter, to consummate the Financing at or prior to the Closing, including using its best efforts (including through litigation pursued in good faith) to cause the Persons committing to fund the Financing under the Commitment Letter to fund the Financing at the Closing, (iii) to enforce its rights (including through litigation pursued in good faith) under the Commitment Letter and (iv) to comply with its obligations under the Commitment Letter. Without limiting the generality of the foregoing, Parent and Merger Subsidiary shall give the Company prompt notice (A) of any breach or default by any party to any of the Financing Documents of which Parent or Merger Subsidiary becomes aware, (B) of the receipt of any written notice or other written communication from any Person committing to fund the Financing pursuant to the Equity Commitment with respect to any (x) actual or threatened breach, default, termination or repudiation by any party to any of the Financing Documents of any provision of the Financing Documents or (y) material dispute or disagreement relating to the Financing with respect to the obligation to fund the Financing or the amount of the Financing to be funded at Closing, and (C) if at any time for any reason Parent or Merger Subsidiary believes in good faith that it will not be able to obtain all or any portion of the Financing. As soon as reasonably practicable, after the occurrence of any of the matters described in clause (A), (B) or (C), Parent and Merger Subsidiary shall provide to Company all information reasonably requested by the Company relating to the same.

        (c)   If any portion of the Financing becomes or may become unavailable for any reason, and such portion is reasonably required to fund the amounts required to be paid by Parent, Merger Subsidiary or the Surviving Corporation pursuant to this Agreement, then Parent and Merger Subsidiary shall use their respective best efforts to arrange and obtain in replacement thereof, as promptly as reasonably practicable, alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement. Parent shall promptly deliver to the Company true and complete copies of all proposals or Contracts pursuant to which any such alternative source shall have committed to provide any funds in replacement of any portion of the Financing.

        (d)   Notwithstanding the foregoing or anything to the contrary in this Agreement or any Financing Document, Parent and Merger Subsidiary acknowledge and agree that obtaining or the receipt of any funds from the Financing, or any alternative financing, is not a condition to Closing, and the unavailability or inadequacy of the Financing (or the inability to arrange any alternative financing) in an amount sufficient to allow Parent, Merger Subsidiary or the Surviving Corporation to timely and fully satisfy its obligations hereunder as and when due shall not in any circumstance excuse or permit any breach hereof.

ARTICLE 7

CONDITIONS TO THE MERGER

        Section 7.01.    Conditions to the Obligations of Each Party.     The obligation of each party hereto to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions, neither of which may be waived by the parties:

          (a)   the Stockholder Approval shall have been obtained at the Stockholder Meeting (including any adjournment thereof); and

          (b)   no Governmental Authority of competent jurisdiction shall have issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no Applicable Law shall be in effect that makes consummation of the Merger illegal or otherwise prohibited under Applicable Law.

        Section 7.02.    Conditions to the Obligations of Parent and Merger Subsidiary.     The obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

          (a)   (i) each of the Specified Company Representations, to the extent not qualified as to materiality or "Company Material Adverse Effect," shall be true in all material respects, and to the extent so qualified shall be true in accordance with their terms, as of the Closing Date as if made on and as of the Closing Date (other than any Specified Company Representation that is made only as of a specified date, which need only be true, to the extent not qualified as to materiality or "Company Material Adverse Effect," in all material respects, and to the extent so qualified, in all respects, in each case as of such specified date), (ii) the Other Company Representations, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, shall be true as of the Closing Date as if made on and as of the Closing Date (other than any Other Company Representations that are made only as of a specified date, which need only to be true as of such specified date); provided, that any inaccuracies in any Other Company Representations shall be disregarded for purposes of this Section 7.02(a)(i) if such inaccuracies (considered collectively) do not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect as of the Closing Date; and (iii) Parent shall have received a certificate signed on behalf of Company by a senior Executive Officer of Company to the foregoing effect;

          (b)   Company shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of Company by an Executive Officer of Company to the foregoing effect;

          (c)   there shall not have occurred since the date hereof a Company Material Adverse Effect.

        Section 7.03.    Conditions to the Obligations of Company.     The obligation of Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

          (a)   the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), and Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to the foregoing effect; and

          (b)   Parent and Merger Subsidiary shall have performed in all material respects their respective obligations under this Agreement required to be performed by them on or prior to the Closing Date, and Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to the foregoing effect.

        Section 7.04.    Frustration of Closing Conditions.     No party hereto may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such party's failure to perform any of its obligations under this Agreement as and when required.

 ARTICLE 8

TERMINATION

        Section 8.01.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of Company):

          (a)   by mutual written agreement of Company and Parent, duly authorized by each of their respective boards of directors;

          (b)   by either Company or Parent, if:

            (i)    the Merger has not been consummated on or before October 30, 2012 (the "End Date"); provided, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by the End Date;

            (ii)   any Governmental Authority of competent jurisdiction shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and nonappealable, or if there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise legally prohibited; provided, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any party whose failure to perform its obligations under this Agreement caused or resulted in the imposition or continuance of such Order, including by not complying with its obligations under Section 6.11 hereof; or

            (iii)  the Stockholder Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

          (c)   by Parent:

            (i)    if an Adverse Recommendation Change shall have occurred (it being understood that the receipt by Parent of notice of a proposed Adverse Recommendation Change shall not, in and of itself, entitle Parent to terminate this Agreement pursuant to this Section 8.01(c)(i));

            (ii)   if Company shall have entered into an Alternative Acquisition Agreement; provided, that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(ii) based solely on the delivery of a notice of a proposed Adverse Recommendation Change or Company's proposal to terminate this Agreement and enter into an Alternative Acquisition Agreement pursuant to the terms of Section 8.01(d)(i) or any notice or other communications during the process described in Section 6.02(g));

            (iii)  in the event of (A) a breach or inaccuracy in the representations or warranties of Company or (B) a material breach of any covenant or agreement on the part of Company set forth in this Agreement, in either case, such that the conditions to the obligations of Parent and Merger Subsidiary set forth in Section 7.02(a) or Section 7.02(b), respectively, would not reasonably be expected to be satisfied; provided, that prior to such termination Parent shall have delivered written notice of such breach or inaccuracy to Company and at least twenty (20) days shall have elapsed (but not beyond the End Date) since the delivery of such notice without such alleged breach or inaccuracy being cured in all material respects; or

          (d)   by Company:

            (i)    if prior to obtaining the Stockholder Approval, the Company Board approves the execution by the Company of an Alternative Acquisition Agreement; provided, that Company shall in connection with such termination timely pay the Company Termination Fee in accordance with Section 8.03(a) prior to or substantially concurrently with such termination; provided, further, that in the event of such termination, Company substantially concurrently enters into the associated Alternative Acquisition Agreement; or

            (ii)   in the event of (A) a breach or inaccuracy in the representations or warranties of Parent or Merger Subsidiary or (B) a material breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement, in either case, such that the conditions to the obligations of Company set forth in Section 7.03(a) or Section 7.03(b), respectively, would not reasonably be expected to be satisfied; provided, that prior to such termination Company shall have delivered written notice of such breach or inaccuracy to Parent and at least twenty (20) days shall have elapsed (but not beyond the End Date) since the delivery of such notice without such alleged breach or inaccuracy being cured in all material respects;

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to each other party hereto.

        Section 8.02.    Effect of Termination.     If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or other Representative of such party) to each other party hereto, except as may be otherwise set forth herein; provided, that no such termination shall relieve any party hereto of any liability for damages resulting from fraud or any willful or intentional breach of this Agreement prior to such termination. The provisions of this Section 8.02, Section 6.08, Section 8.03, Article 9 hereof and the Confidentiality Agreement shall survive any termination hereof pursuant to Section 8.01.

        Section 8.03.    Termination Fee.     Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, Parent shall pay all filing fees payable pursuant to the HSR Act, if any. Notwithstanding the foregoing:

          (a)   In the event that:

            (i)    This Agreement is terminated pursuant to Section 8.01(b)(iii), at a time when Company is not otherwise entitled to terminate this Agreement under circumstances in which no payment to Parent would be required, Company shall as promptly as reasonably practicable (and in any event within three Business Days following submission of invoices or other reasonable documentation of the nature and amount of Parent's expenses), pay to Parent by wire transfer the amount of reasonably documented out-of pocket fees and expenses actually incurred by Parent or its Affiliates in connection with the transactions contemplated by this Agreement (but not any fees or expenses relating to any other or prior proposed transactions), up to a maximum of $175,000 (the "Parent Expense Reimbursement"):

            (ii)   (A) this Agreement is terminated by Parent or Company pursuant to Section 8.01(b)(iii) or by Parent pursuant to Section 8.01(c)(iii), and (B) an Acquisition Proposal has been submitted to Company or publicly announced by any Person (other than by Parent, Merger Subsidiary or their respective Affiliates) and, in either case, is not withdrawn after the date of this Agreement but prior to its termination or, with respect to a termination pursuant to Section 8.01(b)(iii), prior to the date of the Stockholders Meeting, and (C) Company (I) completes such Acquisition Proposal within 12 months of the date this Agreement is terminated or (II) enters into a definitive agreement with respect to such Acquisition Proposal within 12 months of the date this Agreement is terminated and such Acquisition Proposal is consummated within 12 months thereafter (provided, that for purposes of clause (C), the references to "25%" in the definition of Acquisition Proposal shall be deemed to be references to "50%"), then within five Business Days of such consummation, Company shall pay to Parent by wire transfer the Company Termination Fee;

            (iii)  this Agreement is terminated by Company pursuant to Section 8.01(d)(i), then prior to or substantially concurrently with such termination the Company shall pay to Parent the Company Termination Fee by wire transfer; or

            (iv)  this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) or 8.01(c)(ii), then within two Business Days of such termination, Company shall pay to Parent the Company Termination Fee by wire transfer;

it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, and if in any circumstance the Company Termination Fee becomes payable after the Parent Expense Reimbursement has been paid, the amount of the Parent Expense Reimbursement shall be credited towards and reduce the Company Termination Fee otherwise payable. As used herein, "Company Termination Fee" shall mean a cash amount in immediately available funds equal to $500,000; provided, that if the Company terminates this Agreement pursuant to Section 8.01(d)(i) on or prior to the Cut-Off Date, then the Company Termination Fee shall instead be $250,000.

          (b)   None of Company's or its Subsidiaries' respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates, other than the Company and its Subsidiaries (collectively, the "Company Related Parties"), will have any liability to Parent, Merger Subsidiary or any of their principals, investors, or Affiliates relating to or arising out of the Merger or any of the other transactions contemplated by this Agreement, including to the extent such transactions are not consummated for any reason.

          (c)   Notwithstanding anything to the contrary in this Agreement:

            (i)    Parent's right to terminate this Agreement and receive the Parent Expense Reimbursement or the Company Termination Fee pursuant to this Section 8.03, as applicable shall, except for the right to obtain specific performance in accordance with Section 9.11, be the sole and exclusive remedy of Parent, Merger Subsidiary or any of their respective Affiliates against Company for any claim, loss, costs, damages or expenses allegedly suffered as a result of any breach of this Agreement or the failure of the Merger to be consummated (including because the Stockholder Approval is not obtained for any reason), in each case, in any circumstance in which Parent would be permitted to terminate this Agreement and receive the Parent Expense Reimbursement or the Company Termination Fee; and upon payment of such amounts, as applicable, neither Company nor any Subsidiary or Affiliate thereof shall have any further liability or obligation relating to or arising out of this Agreement, the Merger, the other transactions contemplated by this Agreement or in respect of any other agreement, document or theory at law or in equity; and

            (ii)   without limiting the rights of Parent or Merger Subsidiary against Company itself, in no event shall Parent, Merger Subsidiary or any of their respective Affiliates (and Parent and Merger Subsidiary hereby agree not to and not to cause or permit their respective Affiliates to), seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Company Related Party.

ARTICLE 9

MISCELLANEOUS

        Section 9.01.    Notices.     Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

  if to Parent and Merger Subsidiary, to:

  Glendon Group, Inc.
  2425 Colorado Blvd.
  Suite B-205
  Santa Monica, California 90404
  Attention: Kia Jam
  Facsimile No.: (310) 828-4141
  Email: kjam@kjammedia.com

  with a copy (which shall not constitute notice) to:

  Law Offices of Aaron A. Grunfeld & Associates
  1100 Glendon Avenue, Suite 850
  Los Angeles, California 90024
  Attention: Aaron A. Grunfeld
  Facsimile No.: (310) 295-2055
  Email: agrunfeld@grunfeldlaw.com

  if to Company, to:

  BIDZ.com, Inc.
  3562 Eastham Drive
  Culver City, California 90232
  Attention: Peter G. Hanelt, Chairman of the Special Committee
  Facsimile No.: (310) 280-7385
  Email: mahanelt@pacbell.com

  with copies (which shall not constitute notice) to:

  Petillon Hiraide & Loomis LLP
  1260 Del Amo Financial Center
  21515 Hawthorne Boulevard
  Torrance, California 90503
  Attention: Mark Hiraide
  Facsimile No.: (310) 543-0550
  Email: mhiraide@phlcorplaw.com

  and:

  Bingham McCutchen LLP
  Suite 4400
  355 South Grand Avenue
  Los Angeles, California 90071-3106
  Attention: John Filippone
  Facsimile No.: (213) 830-8626
  Email: john.filippone@bingham.com

        Section 9.02.    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall terminate as of and shall not survive the Effective Time.

        Section 9.03.    Amendments and Waivers.

        (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, that without the further approval of Company's stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of Company under Delaware Law unless the required further approval is obtained.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by Applicable Law.

        Section 9.04.    Binding Effect; No Third Party Beneficiaries; No Assignment.

        (a)   The provisions of this Agreement shall be binding upon and, except as provided in Section 6.10 and Section 8.03(b) and Section 8.03(c)(ii) (each of which shall be for the benefit of and enforceable by the Indemnified Parties and Company Related Parties referred to in such specified sections), shall inure only to the benefit of the parties hereto and their respective successors and assigns. Except as provided in such sections, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

        (b)   No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the consent of each other party hereto.

        Section 9.05.    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts or choice of law rules of such State.

        Section 9.06.    Jurisdiction.     The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by such court. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.

        Section 9.07.    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.08.    Counterparts; Effectiveness.     This Agreement may be signed by original, electronic, facsimile or PDF signature and in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have executed the same signature page or executed and exchanged counterpart signature pages hereto. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

        Section 9.09.    Entire Agreement.     This Agreement (including its exhibits and schedules), together with the Confidentiality Agreement, constitutes the entire agreement between the parties to such agreements with respect to the collective subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

        Section 9.10.    Severability.     Each term and provision in this Agreement is severable, and if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto agree to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.11.    Specific Performance; Remedies.     In the event of any breach or threatened breach of this Agreement by any party hereto, each other party shall be entitled to seek, in addition to any monetary remedy or damages: (a) an Order requiring specific performance of the party in breach or threatening breach of this Agreement; and (b) an injunction restraining such breach or threatened breach. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The right of specific enforcement is an integral part of the transactions contemplated by this Agreement and each party hereto hereby waives any objections to the grant of the equitable remedy of specific performance (i) to prevent or restrain breaches of this Agreement by such party (including, without limitation, any objection on the basis that there is an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity), and (ii) to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 9.11. Any party hereto seeking an Order to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to prove damages (or the unavailability or inadequacy of monetary damages) or to provide any bond or other security in connection with such Order. No Party hereto shall be entitled to seek or obtain special or consequential damages resulting from any breach of this Agreement by any other party hereto (including any damages based on alleged lost profits, diminution of value or other alleged proximate results of any purported breach of this Agreement by any other party hereto), nor shall any party be liable to any other party for punitive damages, except that punitive damages shall be available and may be sought from any party who has engaged in fraud or has willfully and intentionally breached this Agreement.

        Section 9.12.    Disclosure Schedules.     Any information in a particular section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of Company that are contained in this Agreement, but only if the relevance of the information in the particular section of the Company Disclosure Schedule as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants would be reasonably apparent from the information disclosed in the particular section.

        Section 9.13.    Rules of Construction.     Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement or any document referred to herein against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement or any document referred to herein shall be decided without regards to events of drafting or preparation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

GLENDON GROUP, INC.,
By:	/s/ KIA JAM
Name:	Kia Jam
Title:	Chief Executive Officer
BIDZ ACQUISTION COMPANY INC.,
By:	/s/ KIA JAM
Name:	Kia Jam
Title:	Chief Executive Officer
BIDZ.COM, INC.,
By:	/s/ LAWRENCE Y. KONG
Name:	Lawrence Y. Kong
Title:	Chief Financial Officer

Signature Page to Agreement and Plan of Merger

ANNEX B

CONFIDENTIAL

May 17, 2012

The Special Committee of the Board of Directors
Bidz.com, Inc.
3562 Eastham Drive
Culver City, California 90232

Members of the Special Committee:

        We understand that Bidz.com, Inc., a Delaware corporation (the "Company"), is considering a transaction whereby Glendon Group, Inc., a Delaware corporation ("Parent"), will acquire the Company. Under the terms of an Agreement and Plan of Merger, draft dated as of May 15, 2012 (the "Merger Agreement"), by and among the Company, Parent and Bidz Acquisition Company Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), Parent shall cause Merger Subsidiary to merge (the "Transaction") with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Parent, and all of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (the "Company Common Stock") (excluding (i) shares owned by Parent or any subsidiary thereof (including Merger Subsidiary), (ii) shares held by the Company as treasury stock or by any subsidiary of the Company and (iii) the Dissenting Shares (as defined in the Merger Agreement)), will be converted into the right to receive $0.78 in cash per share, without interest (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have requested that we provide our opinion to the Special Committee as to the fairness, from a financial point of view, of the Consideration to the holders of the Company Common Stock (other than Parent, Merger Subsidiary, each affiliate of Parent or Merger Subsidiary, each beneficial owner of securities of Parent or Merger Subsidiary or their respective affiliates, David Zinberg and Marina Zinberg and each director or officer of the Company (collectively, the "Excluded Holders")) in connection with the Transaction. We are not opining on, and this opinion does not constitute an opinion with respect to, the Company's underlying business decision to effect the Transaction, any legal, tax or accounting issues concerning the Transaction, or any terms of the Transaction (other than the Consideration).

        In connection with this opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. We have, among other things:

  (i)
  Analyzed certain publicly available information of the Company that we deemed to be relevant to our analysis, including the Company's annual report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly report on Form 10-Q for the quarter ended March 31, 2012;

  (ii)
  Reviewed certain internal financial forecasts and budgets for the Company prepared and provided by the Company's management;

  (iii)
  Held discussions with certain members of the Company's management to discuss the Company's operations and future prospects;

  (iv)
  Reviewed equity research reports and publications;

  (v)
  Reviewed public information with respect to certain other public companies with business lines and financial profiles which we deemed to be relevant;

  (vi)
  Reviewed the premiums paid in merger and acquisition transactions which we deemed to be relevant;

  (vii)
  Reviewed current and historical market prices of the Company Common Stock, as well as the trading volume and public float of the Company Common Stock;

  (viii)
  Reviewed the draft Merger Agreement dated as of May 15, 2012; and

  (ix)
  Conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed necessary, including our assessment of general economic and monetary conditions.

        In giving our opinion, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted or have been furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, we have assumed, with your consent that we have assumed, and on the advice of the Company's management, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We have also relied upon the assurances of management of the Company that it is unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based.

        Our opinion is based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof and does not address the fairness of the Consideration as of any other date. These conditions have been and remain subject to volatility and uncertainty, and we express no view as to the impact of such volatility and uncertainty after the date hereof on the Company or the contemplated benefits of the Transaction. In rendering this opinion, we have assumed, with your consent that (i) the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, (ii) the parties to the Merger Agreement will comply with all the material terms of the Merger Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

        Our opinion expressed herein has been prepared at your request for the use and benefit of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction. Our opinion does not constitute a recommendation as to how holders of the Company Common Stock should vote or act in connection with the Transaction or any aspect thereof. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of any alternative transactions discussed by the Special Committee of the Board of Directors and the Board of Directors of the Company. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction or any class of such persons. This opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent, except that a copy of the opinion may be reproduced in full and otherwise referred to in the Company's proxy statement and related filings in connection with the Transaction.

        Pursuant to the terms of the engagement letter between Imperial Capital, LLC ("Imperial Capital") and the Company, no portion of Imperial Capital's fee for the delivery of this fairness opinion is contingent upon the consummation of the Transaction or the conclusions reached in this opinion. Additionally, pursuant to the terms of the engagement letter between Imperial Capital and the Company, the Company has agreed to indemnify Imperial Capital from certain liabilities arising from this engagement and the delivery of this fairness opinion.

        In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of Imperial Capital.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (other than the Excluded Holders) in connection with the Transaction.

Very truly yours,

IMPERIAL CAPITAL, LLC

ANNEX C

Section 262 of the General Corporation Law of the State of Delaware—Appraisal Rights

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a consti tuent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF BIDZ.COM, INC.

        BIDZ.com, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

  1.
  The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article 4 thereof in its entirety and inserting the following in lieu thereof:

    "The Corporation shall have the authority to issue an aggregate of 100,000,000 shares of common stock, each with a par value of $0.001 per share (the "Common Stock") and an aggregate of 4,000,000 shares of preferred stock, each with a par value of $0.001 per share, undesignated as to terms and preferences ("Preferred Stock"). Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically reclassified and converted into that fraction of a share of Common Stock of the Corporation as has been determined by the board of directors in its sole discretion and publicly announced by the Corporation at least 10 days prior to effectiveness of this amendment (the "Fraction"). Notwithstanding the immediately preceding sentence, no fractional shares of Common Stock shall be issued in connection with the foregoing reclassification of shares of Common Stock. A stockholder who would otherwise be entitled to receive a fractional share interest of Common Stock shall instead receive a cash payment equal to the fractional interest multiplied by the average of the closing sales prices of the Corporation's Common Stock as reported on the NASDAQ Capital Market for the 10 trading days preceding the day on which this amendment becomes effective. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the whole number of shares of Common Stock (plus the right to receive cash in lieu of any fractional shares) as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by the Fraction."

  2.
  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

D-1

        IN WITNESS WHEREOF, BIDZ.com, Inc. has caused this Certificate to be executed by its duly authorized officer on this                        day of                        , 2012.

BIDZ.COM, INC.
By:
Name:
Title:

D-2

Preliminary Copy

Subject to Completion

BIDZ.COM, INC.

PROXY FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

[          ], 2012

[         a.m.] (local time)

BIDZ.com, Inc.
3562 Eastham Drive
Culver City, California 90232

The undersigned stockholder of BIDZ.com, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of BIDZ.com, Inc. and the Proxy Statement dated [      ], 2012, revokes any proxy or proxies previously granted, and hereby nominates, constitutes and appoints [            ], or any of them, as proxies, each with full power of substitution and re-substitution, to vote and represent all shares of common stock of BIDZ.com, Inc., which the undersigned would be entitled to vote at the 2012 Annual Meeting of BIDZ.com, Inc. Stockholders to be held on [      ], 2012, with the same effect as if the undersigned were present, and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of BIDZ.com, Inc. for use at the Annual Meeting of BIDZ.com, Inc. Stockholders to be held on [        ], 2012 and at any adjournments or postponements thereof.  This proxy will be voted in accordance with the specifications made on the reverse side.  If a choice is not indicated, this proxy will be voted “FOR” Proposals 1 through 6.  If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, this proxy confers authority to and shall be voted in accordance with the recommendations of the proxies above.

(See Reverse Side for Voting Instructions)

Address Change (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

This Board of Directors (other than Director David Zinberg who is making no recommendation in his capacity as director, due to his interest in the merger) of BIDZ.com, Inc. unanimously recommends you vote “FOR” Proposals 1 and 2. The entire Board of Directors unanimously recommends you vote “FOR” Proposals 3, 4, 5 and 6.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED BELOW OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6, and the proxies cannot vote your shares unless you sign and return this card using the enclosed postage-paid envelope or submit a proxy electronically over the Internet or via telephone.

1.

Proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2012, by and among BIDZ.com, Inc., Glendon Group, Inc. and Bidz Acquisition Company, Inc. and the transactions contemplated thereby as may be amended from time to time.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

Proposal to approve the adjournment of the Annual Meeting, if the Board of Directors based upon the recommendation of the Special Committee of the Board of Directors deems it necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement pursuant to Proposal No. 1.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

Advisory (nonbinding) vote on proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

Proposal to authorize an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock if Proposal No. 1 is not approved or the merger is not otherwise consummated.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Election of Director
	Nominee: Garry Y. Itkin, Class III Director	FOR THE NOMINEE ☐	WITHHOLD AUTHORITY FOR THE NOMINEE ☐

6.	Proposal to approve ratification of the appointment of Marcum LLP as the Company’s independent registered pubic accounting firm for fiscal year 2012	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name appears hereon.  If your shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors, attorneys and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, signing such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign.  When signing as trustee, guardian, executor, attorney or administrator, please give full title as such.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE,
YOU MAY DO SO 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting.

Submitting a proxy by Internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

[http://www.proxyvote.com]

Use the Internet to submit your proxy.

Have your proxy card in hand when you access the web site.

Follow the simple instructions that appear on your computer screen.

OR	TELEPHONE [ ] Use any touch-tone telephone to submit your proxy. Have your proxy card in hand when you call. Follow the simple recorded instructions.

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit your proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you need assistance having your shares voted, please contact Okapi Partners LLC, BIDZ.com, Inc.’s proxy solicitor at:

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